TRANSAMERICA ASSET MANAGEMENT GROUP
Transamerica Funds
Transamerica Series Trust
Transamerica Investors, Inc.
Transamerica Partners Funds Group
Transamerica Partners Funds Group II (each, a “fund”)
Supplement dated August 4, 2009 to the Prospectuses and Statements of Additional Information
     The following supplements the Prospectus and Statement of Additional Information as applicable for each fund listed below on Schedules I, II and III:
     Rationalization. The fund’s Board has approved a number of initiatives designed to achieve a more cohesive, focused and streamlined fund complex, and has authorized seeking shareholder approval for those initiatives where shareholder approval is required.
     The following supplements the Prospectus and Statement of Additional Information for each fund listed as a “Target Fund” on Schedule I to this Supplement:
     Reorganization. The fund’s Board has approved a reorganization pursuant to which the fund’s assets would be acquired, and its liabilities would be assumed, by the fund (the “Destination Fund”) listed opposite the fund on Schedule I in exchange for shares of the Destination Fund. The fund would then be liquidated, and shares of the Destination Fund would be distributed to fund shareholders.
     Under the reorganization, fund shareholders would receive shares of the Destination Fund with the same aggregate net asset value as their shares of the fund. It is anticipated that no gain or loss for Federal income tax purposes would be recognized by fund shareholders as a result of the reorganization.
     The reorganization is subject to the satisfaction of certain conditions, including approval by fund shareholders (if so indicated on Schedule I). Materials describing the reorganization are expected to be mailed later in 2009 (early 2010 for Transamerica Series Trust funds). If the closing conditions are satisfied, the reorganization is expected to occur during the fourth quarter of 2009 (second quarter of 2010 for Transamerica Series Trust funds). Prior to the reorganization, shareholders can continue to purchase, redeem and exchange shares subject to the limitations described in the fund’s Prospectus.
     The following supplements the Prospectus and Statement of Additional Information for each fund listed on Schedule II to this Supplement:
     Liquidation. The fund’s Board has approved the termination and liquidation of the fund. Effective September 1, 2009, the fund will no longer be accepting purchase orders for its shares. The fund will be liquidated on or about September 30, 2009.
     In order to achieve an orderly liquidation, a portion of the fund’s assets may be converted into cash and/or money market securities prior to September 30, 2009. Should a fund convert its assets to cash and/or money market securities, the fund would no longer be pursuing its stated investment objective.
     The following supplements the Prospectus and Statement of Additional Information for each fund listed on Schedule III to this Supplement:
     New subadviser. The fund’s Board has approved a new subadviser for the fund, as indicated for the fund on Schedule III. In each case the new subadviser is an affiliate of Transamerica. Under the Investment Company Act of 1940, shareholder approval of the agreement with the new subadviser must be obtained, and the Board has authorized seeking such approval. Proxy materials describing the new subadviser are expected to be mailed later in 2009. If shareholder approval is obtained, the new agreement could take effect in the fourth quarter of 2009.

* * *

Date of Prospectus
Fund	and Statement of Additional Information
Transamerica Funds	Prospectus — March 1, 2009
Transamerica American Century Large Company Value	Statement of Additional Information — July 1, 2009
Transamerica Balanced
Transamerica Convertible Securities
Transamerica Diversified Equity
Transamerica Equity
Transamerica Evergreen Health Care
Transamerica Evergreen International Small Cap
Transamerica Flexible Income
Transamerica Growth Opportunities
Transamerica High Yield Bond
Transamerica Legg Mason Partners All Cap
Transamerica Marsico Growth
Transamerica Marsico International Growth
Transamerica Money Market
Transamerica Science & Technology
Transamerica Templeton Global
Transamerica Value Balanced

Transamerica Series Trust	May 1, 2009
Transamerica American Century Large Company Value VP
Transamerica Balanced VP
Transamerica BlackRock Large Cap Value VP
Transamerica Diversified Equity VP
Transamerica Jennison Growth VP
Transamerica Legg Mason Partners All Cap VP
Transamerica Marsico Growth VP
Transamerica Munder Net 50 VP
Transamerica Science & Technology VP
Transamerica T. Rowe Price Equity Income VP
Transamerica T. Rowe Price Growth Stock VP
Transamerica Templeton Global VP
Transamerica Value Balanced VP

Transamerica Investors, Inc.	May 1, 2009
Transamerica Premier Balanced Fund
Transamerica Premier Cash Reserve Fund
Transamerica Premier Diversified Equity Fund
Transamerica Premier Equity Fund
Transamerica Premier Focus Fund
Transamerica Premier Growth Opportunities Fund
Transamerica Premier High Yield Bond Fund
Transamerica Premier Institutional Bond Fund
Transamerica Premier Institutional Diversified Equity Fund
Transamerica Premier Institutional Equity Fund
Transamerica Premier Institutional Small Cap Value Fund

Date of Prospectus
Fund	and Statement of Additional Information
Transamerica Partners Funds Group	May 1, 2009
Transamerica Partners Core Bond
Transamerica Partners Growth
Transamerica Partners Large Growth
Transamerica Partners Large Value
Transamerica Partners Total Return Bond
Transamerica Partners Value

Transamerica Partners Funds Group II	May 1, 2009
Transamerica Partners Institutional Core Bond
Transamerica Partners Institutional Growth
Transamerica Partners Institutional Large Growth
Transamerica Partners Institutional Large Value
Transamerica Partners Institutional Total Return Bond
Transamerica Partners Institutional Value

Schedule I

Target Fund(s)	Destination Fund

Transamerica Premier Balanced Fund	Transamerica Balanced
Transamerica Value Balanced

Transamerica Premier Cash Reserve Fund*	Transamerica Money Market

Transamerica Premier Diversified Equity Fund	Transamerica Diversified Equity
Transamerica Premier Institutional Diversified Equity Fund
Transamerica Science & Technology
Transamerica Templeton Global

Transamerica Premier Equity Fund	Transamerica Equity
Transamerica Premier Institutional Equity Fund

Transamerica Premier Focus Fund	Transamerica Legg Mason Partners All Cap

Transamerica Premier Growth Opportunities Fund	Transamerica Growth Opportunities

Transamerica Premier High Yield Bond Fund*	Transamerica High Yield Bond

Transamerica Convertible Securities	Transamerica Flexible Income

Transamerica Partners Value	Transamerica Partners Large Value

Transamerica Partners Growth	Transamerica Partners Large Growth

Transamerica Partners Total Return Bond	Transamerica Partners Core Bond

Transamerica Partners Institutional Value	Transamerica Partners Institutional Large Value

Transamerica Partners Institutional Growth	Transamerica Partners Institutional Large Growth

Transamerica Partners Total Institutional Return Bond	Transamerica Partners Institutional Core Bond

*	Requires shareholder approval.

Target Fund(s)	Destination Fund

Transamerica Templeton Global VP	Transamerica Diversified Equity VP
Transamerica Science & Technology VP
Transamerica Munder Net 50 VP*

Transamerica Value Balanced VP	Transamerica Balanced VP

Transamerica American Century Large Company Value VP*	Transamerica BlackRock Large Cap Value VP
Transamerica T. Rowe Price Equity Income VP*

Transamerica Marsico Growth VP	Transamerica Jennison Growth VP
Transamerica T. Rowe Price Growth Stock VP

*	Requires shareholder approval.

Schedule II

Fund

Transamerica American Century Large Company Value

Transamerica Evergreen Health Care

Transamerica Evergreen International Small Cap

Transamerica Marsico Growth

Transamerica Marsico International Growth

Transamerica Premier Institutional Bond Fund

Transamerica Premier Institutional Small Cap Value Fund

Schedule III

Fund	Proposed New Subadviser

Transamerica Legg Mason Partners All Cap	Transamerica Investment Management, LLC

Transamerica Legg Mason Partners All Cap VP	Transamerica Investment Management, LLC
Investors Should Retain this Supplement for Future Reference

PROSPECTUS
INVESTOR CLASS SHARES
MAY 1, 2009

Transamerica Premier Funds Prospectus – Investor Class Shares

TRANSAMERICA PREMIER FUNDS – INVESTOR CLASS SHARES

Prospectus: May 1, 2009

Equity Funds

Transamerica Premier Focus Fund

Transamerica Premier Equity Fund

Transamerica Premier Growth Opportunities Fund

Transamerica Premier Diversified Equity Fund

Combined Equity & Fixed Income Fund

Transamerica Premier Balanced Fund

Fixed Income Funds

Transamerica Premier High Yield Bond Fund

Transamerica Premier Cash Reserve Fund

Neither the U.S. Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Transamerica Premier Funds Prospectus – Investor Class Shares

TABLE OF CONTENTS

SECTION A — FUND DESCRIPTIONS	4
▪ EQUITY FUNDS	4
Transamerica Premier Focus Fund	4
Transamerica Premier Equity Fund	9
Transamerica Premier Growth Opportunities Fund	14
Transamerica Premier Diversified Equity Fund	19
▪ COMBINED EQUITY & FIXED INCOME FUND	24
Transamerica Premier Balanced Fund	24
▪ FIXED INCOME FUNDS	31
Transamerica Premier High Yield Bond Fund	31
Transamerica Premier Cash Reserve Fund	36
SECTION B — SHAREHOLDER INFORMATION	40
▪ INVESTMENT ADVISER	40
Management Fees	40
Management Fees Paid in 2008	40
▪ SUB-ADVISER	40
Sub-Advisory Fees	41
▪ TO CONTACT TRANSAMERICA PREMIER FUNDS	41
▪ OPENING AN ACCOUNT	41
Minimum Investment	41
By Mail	42
Through an Authorized Dealer	42
Buying Shares	42
By Check	42
By Automatic Investment Plan	42
By Telephone	42
Through an Authorized Dealer	42
By the Internet	42
By Payroll Deduction	42
By Wire Transfer	42
Other Information	42
▪ SELLING SHARES	43
Direct Deposit — ACH	43
Direct Deposit — Wire	43
Check to Address of Record	43
Check to Another Party/Address	43
Systematic Withdrawal Plan (by Direct Deposit ACH or Check)	43
Through an Authorized Dealer	43

1

Transamerica Premier Funds Prospectus – Investor Class Shares

▪ INVOLUNTARY REDEMPTIONS	44
▪ EXCHANGING SHARES	44
▪ FEATURES AND POLICIES	44
Market Timing/Excessive Trading	44
Checkwriting Service (available for Shareholders of Transamerica Premier Cash Reserve Fund only)	45
Customer Service	45
Uncashed Checks Issued on Your Account	45
Minimum Dividend Check Amounts	45
Dividend Payment Schedules	46
Minimum Account Balance	46
Telephone Transactions	46
Retirement and ESA State Street Account Maintenance Fees	46
Professional Fees	46
Signature Guarantee	46
Employer-Sponsored Accounts	47
E-mail Communications	47
Statements and Reports	47
▪ PRICING OF SHARES	47
How Share Price is Determined	47
When Share Price is Determined	47
How NAV is Calculated	47
▪ DISTRIBUTION OF SHARES	48
Distribution Plans	48
▪ UNDERWRITING AGREEMENT	49
▪ DISTRIBUTION AND TAXES	49
Taxes on Distributions in General	49
Taxes on the Sale or Exchange of Shares	49
Withholding Taxes	50
Non-Resident Alien Withholding	50
Other Tax Information	50
▪ INVESTMENT POLICY CHANGES	50
▪ SUMMARY OF BOND RATINGS	50
▪ FINANCIAL HIGHLIGHTS	51
▪ APPENDIX A — MORE ON STRATEGIES AND RISKS	A-1
▪ ADDITIONAL INFORMATION AND ASSISTANCE	Back Cover

2

Transamerica Premier Funds Prospectus – Investor Class Shares

Listed in this prospectus are the investment objectives and principal investment strategies for Transamerica Premier Focus Fund, Transamerica Premier Equity Fund, Transamerica Premier Growth Opportunities Fund, Transamerica Premier Diversified Equity Fund, Transamerica Premier Balanced Fund, Transamerica Premier High Yield Bond Fund and Transamerica Premier Cash Reserve Fund (each a “Fund,” and collectively, the “Funds”). The Funds offer Investor Class shares in this prospectus. The Funds are advised by Transamerica Asset Management, Inc. (“TAM” or the “Investment Adviser”) and sub-advised by Transamerica Investment Management, LLC (“TIM” or the “Sub-Adviser”). The Funds’ investment objectives and strategies are non-fundamental which means that the Board of Directors may change them without shareholder approval.

As with any investment, there can be no guarantee that the Funds will achieve their investment objectives. An investment in the Funds is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency; loss of money is a risk of investing in the Funds.

Please read this prospectus carefully before you invest or send money. It has been written to provide information and assist you in making an informed decision. If you would like additional information, please request a copy of the Statement of Additional Information (“SAI”) (see back cover).

In addition, we suggest you contact your financial professional or a Transamerica Premier Customer Services Representative, who will assist you.

3

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Focus Fund

Objective

The Fund seeks to maximize long-term growth.

Principal Strategies and Policies

The Fund invests primarily in domestic equity securities that, in TIM’s opinion, are trading at a material discount to intrinsic value. TIM assesses intrinsic value primarily through discounted cash flow analysis, though acquisition and comparable company valuation analyses may be used to a lesser extent. The Fund generally invests in domestic equity securities of any size. The Fund may also invest up to 10% of its assets in short sale positions. The Fund is non-diversified.

TIM uses a “bottom-up” approach to investing. It studies industry and economic trends, but focuses on researching individual companies. The portfolio is constructed one company at a time. Each company passes through a research process and stands on its own merits as a viable investment in TIM’s opinion.

TIM’s equity management team selects U.S. companies showing:

•	strong potential for shareholder value creation

•	high barriers to competition

•	solid free cash flow generating ability

•	excellent capital allocation discipline

•	experienced management aligned with shareholder interests

TIM seeks out dominant business franchises where the long-term, value-creating potential has not fully been recognized by the market.

Consistent with the Fund’s objective and other policies, TIM may, but need not, invest in derivatives, including futures, forwards, options and swaps, and also in foreign securities.

In the event TIM is unable to identify sufficient investments that meet the Fund’s criteria, the Fund may maintain a balance in cash and cash equivalents that may range up to 40% of total assets. Since the Fund may hold as much as 40% in cash or cash equivalents from time to time, it may not perform as favorably as a fund which is invested more fully.

The Fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the Fund may do so without limit. Although the Fund would do this only in seeking to avoid losses, the Fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the Fund has any uninvested cash, the Fund would also be subject to risk with respect to the depository institution holding the cash.

A “non-diversified” portfolio has the ability to take larger positions in a smaller number of issuers. To the extent a portfolio invests a greater portion of its assets in the securities of a smaller number of issuers, it may be more susceptible to any single economic, political or regulatory occurrence than a diversified fund and may be subject to greater loss with respect to its portfolio securities. However, to meet federal tax requirements, at the close of each quarter the portfolio generally may not have more than 25% of its total assets invested in any one issuer, with the exception of securities of the U.S. government and its agencies, and, with respect to 50% of its total assets, may not have more than 5% of its total assets invested in any one issuer with the exception of securities of the U.S. government and its agencies.

Please see Appendix A for more information about investment strategies.

Principal Risks

Risk is inherent in all investing. The value of your investment in the Fund, as well as the amount of return you receive on your investment, may fluctuate significantly from day to day and over time. You may lose part or all of your investment in the Fund or your investment may not perform as well as other similar investments. The Fund is subject to the following principal risks, as well as other risks described in Appendix A:

Market

The value of securities owned by the Fund may go up or down, sometimes rapidly or unpredictably. If the market prices of the securities owned by the Fund fall, the value of your investment in the Fund will decline. The value of a security may fall due to factors affecting securities markets generally or a particular sector of the securities markets or factors affecting particular industries or issuers. The equity and debt capital markets in the United States and internationally have experienced unprecedented volatility. This financial crisis has caused a significant decline in the value and liquidity of many securities. This environment could make identifying investment risks and opportunities especially difficult. These market conditions may continue or get worse. Changes in market conditions will not have the same impact on all types of securities.

Stocks

Stocks may be volatile — their prices may go up and down dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries, the securities market as a whole or the overall economy. Because the stocks the Fund holds fluctuate in price, the value of your investment in the Fund will go up and down.

4

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Focus Fund

Value Investing

The value approach to investing carries the risk that the market will not recognize a security’s intrinsic value for a long time or that a stock judged to be undervalued may actually be appropriately priced. The Fund may underperform other equity funds that use different investing styles. The Fund may also underperform other equity funds using the value style.

Small- or Medium-Sized Companies

Investing in small and medium-sized companies involves greater risk than is customarily associated with more established companies. Stocks of such companies, particularly developing companies, generally are subject to more volatility in price than larger company securities. Among the reasons for the greater price volatility are the less certain growth prospects of smaller companies, the lower degree of liquidity in the markets for such securities, and the greater sensitivity of smaller companies to changing economic conditions. Smaller companies often have limited product lines, markets, or financial resources, and their management may lack depth and experience. Such companies usually do not pay significant dividends that could cushion returns in a falling market.

Short Sales

A short sale may be effected by selling a security that the Fund does not own. In order to deliver the security to the purchaser, the Fund borrows the security, typically from a broker-dealer or an institutional investor. The Fund later closes out the position by returning the security to the lender. If the price of the security sold short increases, the Fund would incur a loss; conversely, if the price declines, the Fund will realize a gain. Although the gain is limited by the price at which the security was sold short, the loss is potentially unlimited. The Fund’s use of short sales in an attempt to improve performance or to reduce overall portfolio risk may not be successful and may result in greater losses or lower positive returns than if the Fund held only long positions. The Fund may be unable to close out a short position at an acceptable price, and may have to sell related long positions at disadvantageous times to produce cash to unwind a short position. Short selling involves higher transaction costs than typical long-only investing.

A short sale may also be effected “against the box” if, at all times when the short position is open, the Fund contemporaneously owns or has the right to obtain at no additional cost securities identical to those sold short. In the event that the Fund were to sell securities short “against the box” and the price of such securities were to then increase rather than decrease, the Fund would forego the potential realization of the increased value of the shares sold short.

Derivatives

The use of derivative instruments may involve risks and costs different from, and possibly greater than, the risks and costs associated with investing directly in securities or other traditional investments. The Fund’s use of certain derivatives may in some cases involve forms of financial leverage, which involves risk and may increase the volatility of the Fund’s net asset value. Even a small investment in derivatives can have a disproportionate impact on the Fund. Using derivatives can increase losses and reduce opportunities for gains when market prices, interest rates or currencies, or the derivative instruments themselves, behave in a way not anticipated by the Fund. The other parties to certain derivative contracts present the same types of default or credit risk as issuers of fixed income securities. Certain derivatives may be illiquid, which may reduce the return of the Fund if it cannot sell or terminate the derivative instrument at an advantageous time or price. Some derivatives may be difficult to value, or may be subject to the risk that changes in the value of the instrument may not correlate well with the underlying asset, rate or index. In addition, derivatives may be subject to market risk, interest rate risk and credit risk. The Fund could lose the entire amount of its investment in a derivative and, in some cases, could lose more than the principal amount invested. Also, suitable derivative instruments may not be available in all circumstances or at reasonable prices. The Sub-Adviser may not make use of derivatives for a variety of reasons.

Foreign Securities

Investments in foreign securities including American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”), and European Depositary Receipts (“EDRs”) involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuer markets are subject. These risks include, without limitation:

•	different accounting and reporting practices

•	less information available to the public

•	less (or different) regulation of securities markets

•	more complex business negotiations

•	less liquidity

•	more fluctuations in prices

•	delays in settling foreign securities transactions

•	higher costs for holding shares (custodial fees)

•	higher transaction costs

•	vulnerability to seizure and taxes

•	political or financial instability and small markets

•	different market trading days

5

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Focus Fund

Currency

When the Fund invests in securities denominated in foreign currencies, it is subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time for reasons such as changes in interest rates, government intervention or political developments. As a result, the Fund’s investments in foreign currency denominated securities may reduce the returns of the Fund.

Fixed-Income Securities

The value of fixed-income securities may change daily based on changes in interest rates, and other market conditions and factors. Risks include, without limitation:

•	market risk: fluctuations in market value

•	interest rate risk: the value of a fixed-income security generally decreases as interest rates rise. This may also be the case for dividend paying stocks. Increases in interest rates may cause the value of your investment to go down. The longer the maturity or duration, the more sensitive the value of a fixed-income security is to fluctuations in interest rates

•	prepayment or call risk: declining interest rates may cause issuers of securities held by the Fund to pay principal earlier than scheduled or to exercise a right to call the securities, forcing the Fund to reinvest in lower yielding securities

•	extension risk: rising interest rates may result in slower than expected principal prepayments, which effectively lengthens the maturity of affected securities, making them more sensitive to interest rate changes

•	default or credit risk: issuers (or guarantors) defaulting on their obligations to pay interest or return principal, being perceived as being less creditworthy or having a credit rating downgraded, or the credit quality or value of any underlying asset declines. The Fund may incur expenses to protect the Fund’s interest in securities experiencing these events. If the Fund invests in securities that are subordinated to other securities, or which represent interests in pools of such subordinated securities, those investments may be disproportionately affected by a default or even a perceived decline in creditworthiness of the issuer.

If, after purchase, the credit rating on a security is downgraded or the credit quality deteriorates, or if the maturity is extended, the Fund’s Sub-Adviser will decide whether the security should be held or sold. Upon the occurrence of certain triggering events or defaults on a security held by the Fund, or if an issuer of such a security has difficulty meeting its obligations, the Fund may become the holder of a restructured security or of underlying assets. In that case, the Fund may become the holder of securities or other assets that it could not otherwise purchase at a time when those assets may be difficult to sell or can be sold only at a loss.

Non-Diversification

As a non-diversified investment company, the Fund can invest a larger percentage of assets in a smaller number of individual companies than a diversified investment company. As a result, any single adverse event affecting a company within the portfolio could negatively impact the value of the Fund’s performance more than it would for a diversified investment company.

Focused Investing

To the extent the Fund invests in a limited number of issuers, its performance may be more volatile than funds that hold a greater variety of securities.

Please also see the Fund’s website at www.transamericafunds.com (select Transamerica Premier Funds) for more information about the Fund.

You may lose money if you invest in this Fund.

These and other risks are more fully described in the section entitled “More on Strategies and Risks” in Appendix A of this prospectus.

Disclosure of Portfolio Holdings

A detailed description of the Fund’s policies and procedures with respect to the disclosure of the Fund’s portfolio securities is available in the Fund’s Statement of Additional Information. The Fund publishes its holdings on its website at www.transamericafunds.com (select Transamerica Premier Funds) 25 days after the end of each month. Such information will generally remain online for six months or as otherwise consistent with applicable regulations.

Past Performance

The bar chart and the table below provide some indication of the risks of investing in the Fund by showing you how the Fund’s performance has varied from year to year and how the Fund’s average annual total returns for different periods compare to the returns of a broad measure of market performance. The Fund’s benchmark, the Standard & Poor’s 500 Stock Index (“S&P 500 Index”), is a widely recognized, unmanaged index of market performance. Absent any limitation of the Fund’s expenses, total returns would be lower. As with all mutual funds, past performance (before and after taxes) is not a prediction of future results.

6

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Focus Fund

Year-by-Year Total Return as of 12/31 (%)

 Best calendar quarter: 38.39% for quarter ended 12/31/1999

 Worst calendar quarter: (27.55%) for quarter ended 12/31/2000

Average Annual Total Returns (as of 12/31/08)*
	1 Year		5 Years		10 Years
Return Before Taxes	(41.19%	)	0.06%		(0.41%	)
Return After Taxes on Distributions**	(41.81%	)	(0.16%	)	(1.29%	)
Return After Taxes on Distributions and Sale of Fund Shares**	(26.49%	)	(0.03%	)	(0.36%	)
S&P 500 Index†	(37.00%	)	(2.19%	)	(1.38%	)

 *Actual returns may depend on the investor’s individual tax situation and may differ from those shown. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account, such as a 401(k) plan or an individual retirement account.

 **The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

 †The S&P 500 Index consists of 500 widely held, publicly traded common stocks. The S&P 500 Index does not reflect any commissions, fees or taxes which would be incurred by an investor purchasing the securities it represents.

Fees and Expenses

The table below provides a breakdown of the expenses you may pay if you invest in shares of the Fund. This table sets forth the estimated fees and expenses you may pay if you invest in the Fund’s shares, and, unless otherwise indicated, reflects expenses incurred by the Fund during its fiscal year ended December 31, 2008. Actual expenses may vary significantly.

Shareholder Fees
(fees paid directly from your investment)

Maximum Sales Charge (load) Imposed on Purchases (as a % of offering price)	None
Maximum Deferred Sales Charge (load) (as a % of offering price)	None
Redemption Fee (as a % of amount redeemed)	None

Annual Fund Operating Expenses
(expenses that are deducted from fund assets)

Management Fees[1]	0.85%
Distribution and Service (12b-1) Fees	0.25%
Other Expenses[2]	0.48%

Total Annual Fund Operating Expenses	1.58%
Expense Reduction[3]	0.18%

Net Operating Expenses	1.40%

 1Management fees have been restated to reflect current contractual fees.

 2Other expenses have been restated to reflect expenses the Fund expects to incur during its current fiscal year.

 3Through an expense limitation agreement, TAM has contractually agreed, through April 30, 2010, to waive part of its advisory fee and/or to reimburse any other operating expenses to ensure that annualized expenses for the Fund (other than interest, taxes, brokerage commissions and extraordinary expenses) will not exceed 1.40%. To the extent that TAM waives fees or reduces fees, TIM will reimburse TAM for the total amount of such waiver or reduction. TAM is entitled to reimbursement by the Fund of fees waived or expenses reduced during any of the previous 36 months beginning on the date of the expense limitation agreement on any day the estimated annualized Fund operating expenses are less than 1.40% (other than interest, taxes, brokerage commissions and extraordinary expenses).

A $25 fee is assessed every year against an account that has been open for over 2 years whose balance is less than $1,000.

Example

The table below is to help you compare the cost of investing in this Fund with the cost of investing in other mutual funds.

The example assumes that you make a one-time investment of $10,000 in the Fund, reinvested all distributions and dividends without a sales charge, and held your shares for the time periods shown and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% annual return (this assumption is required by the SEC and is not a prediction of the Fund’s future performance) and that the Fund’s operating expenses remain the same. The example assumes no fees for IRA accounts. Costs are the same whether you redeem at the end of any period or not.

Investment Period

1 Year	3 Years	5 Years	10 Years

$143	$481	$843	$1,863

The actual expenses may be more or less than those shown.

7

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Focus Fund

Additional Information

Management

Investment Adviser:

Transamerica Asset Management, Inc. (“TAM”)
570 Carillon Parkway
St. Petersburg, FL 33716

For additional information about TAM, see the section entitled “Shareholder Information — Investment Adviser” of this prospectus.

Sub-Adviser:

Transamerica Investment Management, LLC (“TIM”)
11111 Santa Monica Blvd., Suite 820
Los Angeles, CA 90025

For additional information about TIM, see the section entitled “Shareholder Information — Sub-Adviser” of this prospectus.

Portfolio Managers

Edward S. Han

Lead Portfolio Manager (co)

Edward S. Han is Principal and Portfolio Manager at TIM. He manages sub-advised funds and institutional separate accounts in the Mid Growth Equity discipline and is a member of the Large Growth team. Prior to joining TIM in 1998, he was a Vice President of Corporate Banking at Bank of America. Mr. Han holds an M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia and received his B.A. in Economics from the University of California at Irvine. Mr. Han has 14 years of investment experience.

Kirk J. Kim

Lead Portfolio Manager (co)

Kirk J. Kim is Principal and Portfolio Manager at TIM. He manages sub-advised funds and institutional separate accounts in TIM’s Convertible Securities discipline and is a member of TIM’s Concentrated All Cap Growth Equity investment team. Prior to joining TIM in 1997, Mr. Kim worked as a securities analyst for The Franklin Templeton Group. He holds a B.S. in Finance from the University of Southern California. Mr. Kim has 13 years of investment experience.

Joshua D. Shaskan, CFA

Lead Portfolio Manager (co)

Joshua D. Shaskan is Principal and Portfolio Manager at TIM. He manages sub-advised funds and institutional separate accounts in the Small and Small/Mid (SMID) Growth Equity disciplines. He joined TIM in 2005 when the firm acquired Westcap Investors, LLC. Prior to Westcap, Mr. Shaskan served as an Investment Specialist for three years at Wells Fargo Securities and was also previously a Financial Advisor at Prudential Securities. He earned a B.A. from University of California, Davis and an M.B.A. from University California, Los Angeles. Mr. Shaskan has earned the right to use the Chartered Financial Analyst designation and has 16 years of investment experience.

TIM, through its parent company, has provided investment advisory services to various clients since 1967.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of securities in the Fund.

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Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Equity Fund

Objective

The Fund seeks to maximize long-term growth.

Principal Strategies and Policies

The Fund’s Sub-Adviser, TIM, uses a “bottom-up” approach to investing and builds the Fund’s portfolio one company at a time by investing Fund assets principally in equity securities. When a sub-adviser uses a “bottom-up” approach, it looks primarily at individual companies against the context of broader market factors.

TIM generally invests at least 80% of the Fund’s net assets in a diversified portfolio of domestic common stocks. TIM believes in long-term investing and does not attempt to time the market.

TIM employs a rigorous research approach and buys securities of companies it believes have the defining features of premier growth companies that are undervalued in the stock market. Premier companies, in the opinion of TIM, have many of all of the following features:

•	shareholder-oriented management

•	dominance in market share

•	cost production advantages

•	leading brands

•	self-financed growth

•	attractive reinvestment opportunities

While TIM invests principally in domestic common stocks, the Fund may, to a lesser extent, invest in other securities or use other investment strategies in pursuit of its investment objective.

Consistent with the Fund’s objective and other policies, TIM may, but need not, invest in derivatives, including futures, forwards, options and swaps, and also in foreign securities.

The Fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the Fund may do so without limit. Although the Fund would do this only in seeking to avoid losses, the Fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the Fund has any uninvested cash, the Fund would also be subject to risk with respect to the depository institution holding the cash.

Please see Appendix A for more information about investment strategies.

Principal Risks

Risk is inherent in all investing. The value of your investment in the Fund, as well as the amount of return you receive on your investment, may fluctuate significantly from day to day and over time. You may lose part or all of your investment in the Fund or your investment may not perform as well as other similar investments. The Fund is subject to the following principal risks, as well as other risks described in Appendix A:

Market

The value of securities owned by the Fund may go up or down, sometimes rapidly or unpredictably. If the market prices of the securities owned by the Fund fall, the value of your investment in the Fund will decline. The value of a security may fall due to factors affecting securities markets generally or a particular sector of the securities markets or factors affecting particular industries or issuers. The equity and debt capital markets in the United States and internationally have experienced unprecedented volatility. This financial crisis has caused a significant decline in the value and liquidity of many securities. This environment could make identifying investment risks and opportunities especially difficult. These market conditions may continue or get worse. Changes in market conditions will not have the same impact on all types of securities.

Stocks

Stocks may be volatile — their prices may go up and down dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries, the securities market as a whole or the overall economy. Because the stocks the Fund holds fluctuate in price, the value of your investment in the Fund will go up and down.

Derivatives

The use of derivative instruments may involve risks and costs different from, and possibly greater than, the risks and costs associated with investing directly in securities or other traditional investments. The Fund’s use of certain derivatives may in some cases involve forms of financial leverage, which involves risk and may increase the volatility of the Fund’s net asset value. Even a small investment in derivatives can have a disproportionate impact on the Fund. Using derivatives can increase losses and reduce opportunities for gains when market prices, interest rates or currencies, or the derivative instruments themselves, behave in a way not anticipated by the Fund. The other parties to certain derivative contracts present the same types of default or credit risk as issuers of fixed income securities. Certain derivatives may be illiquid, which may reduce the return of the Fund if it cannot sell or terminate the derivative instrument at an advantageous time or price. Some derivatives may be

9

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Equity Fund

difficult to value, or may be subject to the risk that changes in the value of the instrument may not correlate well with the underlying asset, rate or index. In addition, derivatives may be subject to market risk, interest rate risk and credit risk. The Fund could lose the entire amount of its investment in a derivative and, in some cases, could lose more than the principal amount invested. Also, suitable derivative instruments may not be available in all circumstances or at reasonable prices. The Sub-Adviser may not make use of derivatives for a variety of reasons.

Growth Stocks

Growth stocks can be volatile for several reasons. Since growth companies usually reinvest a high proportion of their earnings in their own businesses, they may lack the dividends often associated with the value stocks that could cushion their decline in a falling market. Also, since investors buy growth stocks because of their expected superior earnings growth, earnings disappointments often result in sharp price declines. Certain types of growth stocks, particularly technology stocks, can be extremely volatile and subject to greater price swings than the broader market.

Small- or Medium-Sized Companies

Investing in small and medium-sized companies involves greater risk than is customarily associated with more established companies. Stocks of such companies, particularly developing companies, generally are subject to more volatility in price than larger company securities. Among the reasons for the greater price volatility are the less certain growth prospects of smaller companies, the lower degree of liquidity in the markets for such securities, and the greater sensitivity of smaller companies to changing economic conditions. Smaller companies often have limited product lines, markets, or financial resources, and their management may lack depth and experience. Such companies usually do not pay significant dividends that could cushion returns in a falling market.

Foreign Securities

Investments in foreign securities, including American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”), and European Depositary Receipts (“EDRs”) involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuers are subject. These risks include, without limitation:

•	different accounting and reporting practices

•	less information available to the public

•	less (or different) regulation of securities markets

•	more complex business negotiations

•	less liquidity

•	more fluctuations in prices

•	delays in settling foreign securities transactions

•	higher costs for holding shares (custodial fees)

•	higher transaction costs

•	vulnerability to seizure and taxes

•	political or financial instability and small markets

•	different market trading days

Currency

When the Fund invests in securities denominated in foreign currencies, it is subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time for reasons such as changes in interest rates, government intervention or political developments. As a result, the Fund’s investments in foreign currency denominated securities may reduce the return of the Fund.

Fixed-Income Securities

The value of fixed-income securities may change daily based on changes in interest rates, and other market conditions and factors. Risks include, without limitation:

•	market risk: fluctuations in market value

•	interest rate risk: the value of a fixed-income security generally decreases as interest rates rise. This may also be the case for dividend paying stocks. Increases in interest rates may cause the value of your investment to go down. The longer the maturity or duration, the more vulnerable the value of a fixed-income security is to fluctuations in interest rates

•	prepayment or call risk: declining interest rates may cause issuers of securities held by the Fund to pay principal earlier than scheduled or to exercise a right to call the securities, forcing the Fund to reinvest in lower yielding securities

•	extension risk: rising interest rates may result in slower than expected principal prepayments, which effectively lengthens the maturity of affected securities, making them more sensitive to interest rate changes

•	default or credit risk: issuers (or guarantors) defaulting on their obligations to pay interest or return principal, being perceived as being less creditworthy or having a credit rating downgraded, or the credit quality or value of any underlying asset declines. The Fund may incur expenses to protect the Fund’s interest in securities experiencing these events. If the Fund invests in securities that are subordinated to other securities, or which represent interests in

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Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Equity Fund

pools of such subordinated securities, those investments may be disproportionately affected by a default or even a perceived decline in creditworthiness of the issuer.

If, after purchase, the credit rating on a security is downgraded or the credit quality deteriorates, or if the maturity is extended, the Fund’s Sub-Adviser will decide whether the security should be held or sold. Upon the occurrence of certain triggering events or defaults on a security held by the Fund, or if an issuer of such a security has difficulty meeting its obligations, the Fund may become the holder of a restructured security or of underlying assets. In that case, the Fund may become the holder of securities or other assets that it could not otherwise purchase at a time when those assets may be difficult to sell or can be sold only at a loss.

Focused Investing

To the extent the Fund invests in a limited number of issuers, its performance may be more volatile than funds that hold a greater variety of securities.

Please also see the Fund’s website at www.transamericafunds.com (select Transamerica Premier Funds) for more information about the Fund.

You may lose money if you invest in this Fund.

These and other risks are more fully described in the section entitled “More on Strategies and Risks” in Appendix A of this prospectus.

Disclosure of Portfolio Holdings

A detailed description of the Fund’s policies and procedures with respect to the disclosure of the Fund’s portfolio securities is available in the Fund’s Statement of Additional Information. The Fund publishes its holdings on its website at www.transamericafunds.com (select Transamerica Premier Funds) 25 days after the end of each month. Such information will generally remain online for six months or as otherwise consistent with applicable regulations.

Past Performance

The bar chart and the table below provide some indication of the risks of investing in the Fund by showing you how the Fund’s performance has varied from year to year and how the Fund’s average annual total returns for different periods compare to the returns of broad measures of market performance. The Fund’s primary benchmark, the Russell 1000® Growth Index, and the Fund’s secondary benchmark, the Standard & Poor’s 500 Stock Index (“S&P 500 Index”), are widely recognized, unmanaged indexes of market performance. Absent any limitation of the Fund’s expenses, total returns would be lower. As with all mutual funds, past performance (before and after taxes) is not a prediction of future results.

Year-by-Year Total Return as of 12/31 (%)

 Best calendar quarter: 29.80% for quarter ended 12/31/1999

 Worst calendar quarter: (23.94%) for quarter ended 12/31/2008

Average Annual Total Returns (as of 12/31/08)*
	1 Year		5 Years		10 Years
Return Before Taxes	(44.74%	)	(1.78%	)	(1.56%	)
Return After Taxes on Distributions**	(44.88%	)	(2.09%	)	(2.27%	)
Return After Taxes on Distributions and Sale of Fund Shares**	(28.89%	)	(1.38%	)	(1.24%	)
Russell 1000® Growth Index†	(38.44%	)	(3.42%	)	(4.27%	)
S&P 500 Index††	(37.00%	)	(2.19%	)	(1.38%	)

 *Actual returns may depend on the investor’s individual tax situation. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account such as a 401(k) plan or an individual retirement account.

 **The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

 †The Russell 1000® Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. The Russell 1000® Growth Index does not reflect any commissions, fees or taxes which would be incurred by an investor purchasing the securities it represents.

 ††The S&P 500 Index consists of 500 widely held, publicly traded common stocks. The S&P 500 Index does not reflect any commissions, fees or taxes which would be incurred by an investor purchasing the securities it represents.

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Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Equity Fund

Fees and Expenses

The table below provides a breakdown of the expenses you may pay if you invest in shares of the Fund. This table sets forth the estimated fees and expenses you may pay if you invest in the Fund’s shares, and, unless otherwise indicated, reflects expenses incurred by the Fund during its fiscal year ended December 31, 2008. Actual expenses may vary significantly.

Shareholder Fees
(fees paid directly from your investment)

Maximum Sales Charge (load) Imposed on Purchases (as a % of offering prices)	None
Maximum Deferred Sales Charge (load) (as a % of offering prices)	None
Redemption Fee (as a % of amount redeemed)	None

Annual Fund Operating Expenses
(expenses that are deducted from fund assets)1

Management Fees	0.85%
Distribution and Service (12b-1) Fees	0.25%
Other Expenses	0.23%

Total Annual Fund Operating Expenses[2]	1.33%
Expense Reduction	0.18%

Net Operating Expenses	1.15%

 1Annual Fund operating expenses are based upon the Fund’s expenses for the fiscal year ended December 31, 2008, restated to reflect current contractual advisory fees.

 2Through an expense limitation agreement, TAM has contractually agreed, through April 30, 2010, to waive part of its advisory fee and/or to reimburse any other operating expenses to ensure that annualized expenses for the Fund (other than interest, taxes, brokerage commissions and extraordinary expenses) will not exceed 1.15%. To the extent that TAM waives fees or reduces fees, TIM will reimburse TAM for the total amount of such waiver or reduction. TAM is entitled to reimbursement by the Fund of fees waived or expenses reduced during any of the previous 36 months beginning on the date of the expense limitation agreement on any day the estimated annualized Fund operating expenses are less than 1.15% (other than interest, taxes, brokerage commissions and extraordinary expenses).

A $25 fee is assessed every year against an account that has been open for over 2 years whose balance is less than $1,000.

Example

The table below is to help you compare the cost of investing in this Fund with the cost of investing in other mutual funds.

The example assumes that you make a one-time investment of $10,000 in the Fund, reinvested all distributions and dividends without a sales charge, and held your shares for the time periods shown and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% annual return (this assumption is required by the SEC and is not a prediction of the Fund’s future performance) and that the Fund’s operating expenses remain the same. The example assumes no fees for IRA accounts. Costs are the same whether you redeem at the end of any period or not.

Investment Period

1 Year	3 Years	5 Years	10 Years

$117	$404	$712	$1,586

The actual expenses may be more or less than those shown.

Additional Information

Management

Investment Adviser:

Transamerica Asset Management, Inc. (“TAM”)
570 Carillon Parkway
St. Petersburg, FL 33716

For additional information about TAM, see the section entitled “Shareholder Information — Investment Adviser” of this prospectus.

Sub-Adviser:

Transamerica Investment Management, LLC (“TIM”)
11111 Santa Monica Blvd., Suite 820
Los Angeles, CA 90025

For additional information about TIM, see the section entitled “Shareholder Information — Sub-Adviser” of this prospectus.

Portfolio Managers

Gary U. Rollé, CFA

Portfolio Manager (lead)

Gary U. Rollé is Principal, Managing Director, Chief Executive Officer and Chief Investment Officer of TIM. He manages sub-advised funds and institutional separate accounts in the Large Growth Equity discipline. Mr. Rollé joined Transamerica in 1967. From 1980 to 1983 he served as the Chief Investment Officer for SunAmerica then returned to Transamerica as Chief Investment Officer. Throughout his 23 year tenure as CIO, Mr. Rollé has been responsible for creating and guiding the TIM investment philosophy. He holds a B.S. in Chemistry and Economics from the University of California at Riverside and has earned the right to use the Chartered Financial Analyst designation. Mr. Rollé has 41 years of investment experience.

Geoffrey I. Edelstein, CFA, CIC

Portfolio Manager (co)

Geoffrey I. Edelstein is Principal, Managing Director and Portfolio Manager at TIM. He co-manages institutional and TIM’s private separate accounts and sub-advised funds in the Equity discipline.

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Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Equity Fund

Mr. Edelstein’s analytical responsibilities include the Consumer Staples sector. He joined TIM in 2005 when the firm acquired Westcap Investors, LLC. Westcap was co-founded by Mr. Edelstein in 1992. Prior to Westcap, he practiced Corporate and Real Estate Law from 1988-1991. Mr. Edelstein earned a B.A. from University of Michigan and a J.D. from Northwestern University School of Law. He was a member of the AIMR Blue Ribbon Task Force on Soft Dollars, 1997, and has earned the right to use the Chartered Financial Analyst designation. He is also a member of the Board of Governors’ of the Investment Adviser Association and the Board of Directors of EMQ Families First, the largest children’s agency in California. Mr. Edelstein has 17 years of investment experience.

Edward S. Han

Portfolio Manager (co)

Edward S. Han is Principal and Portfolio Manager at TIM. He manages sub-advised funds and institutional separate accounts in the Mid Growth Equity discipline and is a member of the Large Growth team. Prior to joining TIM in 1998, he was a Vice President of Corporate Banking at Bank of America. Mr. Han holds an M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia and received his B.A. in Economics from the University of California at Irvine. Mr. Han has 14 years of investment experience.

John J. Huber, CFA

Portfolio Manager (co)

John J. Huber is Principal and Portfolio Manager at TIM. He manages sub-advised funds and institutional separate accounts in the Large and Mid Growth Equity discipline. Mr. Huber’s analytical responsibilities include covering the Financial Services sector. He joined TIM in 2005 when the firm acquired Westcap Investors, LLC. Prior to Westcap, Mr. Huber was a Senior Associate at Wilshire Associates and an Information Technology Consultant at Arthur Andersen. He earned a B.A. from Columbia University and an M.B.A. from University of California, Los Angeles. Mr. Huber has earned the right to use the Chartered Financial Analyst designation and has 10 years of investment experience.

Peter O. Lopez

Portfolio Manager (co)

Peter O. Lopez is Principal and Director of Research at TIM. He co-manages sub-advised funds and institutional accounts in the Large Growth Equity and Convertible Securities disciplines. Prior to joining TIM in 2003, he was Managing Director at Centre Pacific, LLC. Mr. Lopez also previously served as Senior Fixed Income Analyst for Transamerica Investment Services, Inc. from 1997-2000. He holds an M.B.A. in Finance and Accounting from the University of Michigan and received a B.A. in Economics from Arizona State University. Mr. Lopez has 18 years of investment experience.

Erik U. Rollé

Portfolio Manager (co)

Erik U. Rollé is a Securities Analyst and Co-Portfolio Manager at TIM. He co-manages sub-advised funds and institutional separate accounts in the Growth Equity discipline. Prior to joining TIM in 2005, Mr. Rollé worked as a Research Associate at Bradford & Marzec where his primary responsibilities were within trading and credit research. He received a B.S. in Finance and a B.S. in Journalism from the University of Colorado at Boulder. Mr. Rollé has 6 years of investment experience.

TIM, through its parent company, has provided investment advisory services to various clients since 1967.

The SAI provides additional information about the portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership of securities in the Fund.

13

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Growth Opportunities Fund

Objective

The Fund seeks to maximize long-term growth.

Principal Strategies and Policies

The Fund’s Sub-Adviser, TIM, uses a “bottom-up” approach to investing and builds the Fund’s portfolio one company at a time by investing fund assets principally in:

•	equity securities such as common stocks, preferred stocks, rights, warrants and securities convertible into or exchangeable for common stocks of small and medium capitalization companies

TIM, under normal market conditions, invests at least 65% of the Fund’s assets in a diversified portfolio of equity securities. The companies issuing these securities are companies with small- and medium-sized market capitalization whose market capitalization or annual revenues are no more than $10 billion at the time of purchase.

It is the opinion of TIM that companies with smaller and medium-sized capitalization levels are less actively followed by security analysts, and, therefore, they may be undervalued, providing strong opportunities for a rise in value.

TIM uses a “bottom-up” approach in investing. When a sub-adviser uses a “bottom-up” approach, it looks primarily at individual companies against the context of broader market factors.

TIM selects stocks that are issued by U.S. companies which, in its opinion, show:

•	strong potential for steady growth

•	high barriers to competition

•	experienced management incentivized along shareholder interests

While the Fund invests principally in equity securities, TIM may also, to a lesser extent, invest in debt securities or other securities and investment strategies in pursuit of its investment objective.

The Fund may invest in assets its cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the Fund may do so without limit. Although the Fund would do this only in seeking to avoid losses, the Fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the Fund has any uninvested cash, the Fund would also be subject to risk with respect to the depository institution holding the cash.

Please see Appendix A for more information about investment strategies.

Principal Risks

Risk is inherent in all investing. The value of your investment in the Fund, as well as the amount of return you receive on your investment, may fluctuate significantly from day to day and over time. You may lose part or all of your investment in the Fund or your investment may not perform as well as other similar investments. The Fund is subject to the following principal risks, as well as other risks described in Appendix A:

Market

The value of securities owned by the Fund may go up or down, sometimes rapidly or unpredictably. If the market prices of the securities owned by the Fund fall, the value of your investment in the Fund will decline. The value of a security may fall due to factors affecting securities markets generally or a particular sector of the securities markets or factors affecting particular industries or issuers. The equity and debt capital markets in the United States and internationally have experienced unprecedented volatility. This financial crisis has caused a significant decline in the value and liquidity of many securities. This environment could make identifying investment risks and opportunities especially difficult. These market conditions may continue or get worse. Changes in market conditions will not have the same impact on all types of securities.

Stocks

Stocks may be volatile — their prices may go up and down dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries, the securities market as a whole or the overall economy. Because the stocks the Fund holds fluctuate in price, the value of your investment in the Fund will go up and down.

Growth Stocks

Growth stocks can be volatile for several reasons. Since growth companies usually reinvest a high proportion of their earnings in their own businesses, they may lack the dividends often associated with the value stocks that could cushion their decline in a falling market. Also, since investors buy growth stocks because of their expected superior earnings growth, earnings disappointments often result in sharp price declines. Certain types of growth stocks, particularly technology stocks, can be extremely volatile and subject to greater price swings than the broader market.

Preferred Stocks

Preferred stock represents an interest in a company that generally entitles the holder to receive, in preference to the holders of the company’s common stock, dividends and a fixed share of the proceeds resulting from any liquidation of the company. Preferred stock’s right

14

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Growth Opportunities Fund

to dividends and liquidation proceeds is junior to the rights of a company’s debt securities. Preferred stocks may pay fixed or adjustable rates of return. The value of preferred stock may be subject to factors that affect fixed income and equity securities, including changes in interest rates and in a company’s creditworthiness. Shareholders of preferred stock may suffer a loss of value if dividends are not paid. Preferred stock does not generally carry voting rights.

Warrants and Rights

Warrants and rights may be considered more speculative than certain other types of investments because they do not entitle a holder to the dividends or voting rights for the securities that may be purchased. They do not represent any rights in the assets of the issuing company. Also, the value of a warrant or right does not necessarily change with the value of the underlying securities. A warrant or right ceases to have value if it is not exercised prior to the expiration date.

Convertible Securities

Convertible securities may include corporate notes or preferred stock, but ordinarily are a long-term debt obligation of the issuer convertible at a stated exchange rate into common stock of the issuer. As with most debt securities, the market value of convertible securities tends to decline as interest rates increase. Convertible securities generally offer lower interest or dividend yields than nonconvertible securities of similar quality. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the price of the convertible security tends to reflect the value of the underlying common stock.

Value Investing

The value approach carries the risk that the market will not recognize a security’s intrinsic value for a long time, or that a stock considered to be undervalued may actually be appropriately priced. The Fund may underperform other equity funds that use different investing styles. The Fund may also underperform other equity funds using the value style.

Derivatives

The use of derivative instruments may involve risks and costs different from, and possibly greater than, the risks and costs associated with investing directly in securities or other traditional investments. The Fund’s use of certain derivatives may in some cases involve forms of financial leverage, which involves risk and may increase the volatility of the Fund’s net asset value. Even a small investment in derivatives can have a disproportionate impact on the Fund. Using derivatives can increase losses and reduce opportunities for gains when market prices, interest rates or currencies, or the derivative instruments themselves, behave in a way not anticipated by the Fund. The other parties to certain derivative contracts present the same types of default or credit risk as issuers of fixed income securities. Certain derivatives may be illiquid, which may reduce the return of the Fund if it cannot sell or terminate the derivative instrument at an advantageous time or price. Some derivatives may be difficult to value, may be subject to or may be subject to the risk that changes in the value of the instrument may not correlate well with the underlying asset, rate or index. In addition, derivatives may be subject to market risk, interest rate risk and credit risk. The Fund could lose the entire amount of its investment in a derivative and, in some cases, could lose more than the principal amount invested. Also, suitable derivative instruments may not be available in all circumstances or at reasonable prices. The Sub-Adviser may not make use of derivatives for a variety of reasons.

Foreign Securities

Investments in foreign securities including American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”), and European Depositary Receipts (“EDRs”) involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuer markets are subject. These risks include, without limitation:

•	different accounting and reporting practices

•	less information available to the public

•	less (or different) regulation of securities markets

•	more complex business negotiations

•	less liquidity

•	more fluctuations in prices

•	delays in settling foreign securities transactions

•	higher costs for holding shares (custodial fees)

•	higher transaction costs

•	vulnerability to seizure and taxes

•	political or financial instability and small markets

•	different market trading days

Currency

When the Fund invests in securities denominated in foreign currencies, it is subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time for reasons such as changes in interest rates, government intervention or political developments. As a result, the

15

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Growth Opportunities Fund

Fund’s investments in foreign currency denominated securities may reduce the returns of the Fund.

Small- or Medium-Sized Companies

Investing in small- and medium-sized companies involves greater risk than is customarily associated with more established companies. Stocks of such companies, particularly developing companies, generally are subject to more volatility in price than larger company securities. Among the reasons for the greater price volatility are the less certain growth prospects of smaller companies, the lower degree of liquidity in the markets for such securities, and the greater sensitivity of smaller companies to changing economic conditions. Smaller companies often have limited product lines, markets, or financial resources and their management may lack depth and experience. Such companies usually do not pay significant dividends that could cushion returns in a falling market.

Fixed-Income Securities

The value of fixed-income securities may change daily based on changes in interest rates, and other market conditions and factors. Risks include, without limitation:

•	market risk: fluctuations in market value

•	interest rate risk: the value of a fixed-income security generally decreases as interest rates rise. This may also be the case for dividend paying stocks. Increases in interest rates may cause the value of your investment to go down. The longer the maturity or duration, the more vulnerable the value of a fixed-income security is to fluctuations in interest rates

•	prepayment or call risk: declining interest rates may cause issuers of securities held by the Fund to pay principal earlier than scheduled or to exercise a right to call the securities, forcing the Fund to reinvest in lower yielding securities

•	extension risk: rising interest rates may result in slower than expected principal prepayments, which effectively lengthens the maturity of affected securities, making them more sensitive to interest rate changes

•	default or credit risk: issuers (or guarantors) defaulting on their obligations to pay interest or return principal, being perceived as being less creditworthy or having a credit rating downgraded, or the credit quality or value of any underlying asset declines. The Fund may incur expenses to protect the Fund’s interest in securities experiencing these events. If the Fund invests in securities that are subordinated to other securities, or which represent interests in pools of such subordinated securities, those investments may be disproportionately affected by a default or even a perceived decline in creditworthiness of the issuer.

If, after purchase, the credit rating on a security is downgraded or the credit quality deteriorates, or if the maturity is extended, the Fund’s Sub-Adviser will decide whether the security should be held or sold. Upon the occurrence of certain triggering events or defaults on a security held by the Fund, or if an issuer of such a security has difficulty meeting its obligations, the Fund may become the holder of a restructured security or of underlying assets. In that case, the Fund may become the holder of securities or other assets that it could not otherwise purchase at a time when those assets may be difficult to sell or can be sold only at a loss.

Please also see the Fund’s website at www.transamericafunds.com (select Transamerica Premier Funds) for more information about the Fund.

You may lose money if you invest in this Fund.

These and other risks are more fully described in the section entitled “More on Strategies and Risks” in Appendix A of this prospectus.

Disclosure of Portfolio Holdings

A detailed description of the Fund’s policies and procedures with respect to the disclosure of the Fund’s portfolio securities is available in the Fund’s Statement of Additional Information. The Fund publishes its holdings on its website at www.transamericafunds.com (select Transamerica Premier Funds) 25 days after the end of each month. Such information will generally remain online for six months or as otherwise consistent with applicable regulations.

Past Performance

The bar chart and the table below provide some indication of the risks of investing in the Fund by showing you how the Fund’s performance has varied from year to year and how the Fund’s average annual total returns for different periods compared to the returns of broad measures of market performance. The Fund’s benchmark, the Russell Midcap® Growth Index, is a widely recognized, unmanaged index of market performance. Absent any limitation of the Fund’s expenses, total returns would be lower. As with all mutual funds, past performance (before and after taxes) is not a prediction of future results.

16

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Growth Opportunities Fund

Year-by-Year Total Return as of 12/31 (%)

 Best calendar quarter: 53.56% for quarter ended 12/31/1999

 Worst calendar quarter: (36.17%) for quarter ended 3/31/2001

Average Annual Total Returns (as of 12/31/08)*
	1 Year		5 Years		10 Years
Return Before Taxes	(40.85%	)	0.13%		2.08%
Return After Taxes on Distributions**	(40.85%	)	(0.01%	)	1.10%
Return After Taxes on Distributions and Sale of Fund Shares**	(26.56%	)	0.19%		1.74%
Russell Midcap® Growth Index†	(44.32%	)	(2.33%	)	(0.19%	)
Russell 2500® Growth Index††	(41.50%	)	(2.24%	)	0.75%

 *Actual returns may depend on the investor’s individual tax situation. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account.

 **The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

 †The Russell Midcap® Growth Index measures the performance of mid-cap growth companies (mid-cap companies with high price-to-book ratios and high forecasted growth values). Effective September 18, 2008, the Russell Midcap® Growth Index became the Fund’s primary benchmark to better align the Fund’s benchmark to reflect the universe of securities in the Fund’s portfolio.

 ††The Russell 2500® Growth Index is a widely recognized, unmanaged index of market performance which measures the performance of those Russell 2500 companies with lower price-to-book ratios and lower forecasted growth values. This index served as the Fund’s primary benchmark prior to September 18, 2008, at which time it was replaced with the Russell Midcap® Growth Index.

These indexes do not reflect any commissions, fees or taxes which would be incurred by an investor purchasing the securities represented by such indexes.

Fees and Expenses

The table below provides a breakdown of the expenses you may pay if you invest in shares of the Fund. This table sets forth the estimated fees and expenses you may pay if you invest in the Fund’s shares, and, unless otherwise indicated, reflects expenses incurred by the Fund during its fiscal year ended December 31, 2008. Actual expenses may vary significantly.

Shareholder Fees
(fees paid directly from your investment)

Maximum Sales Charge (load) Imposed on Purchases (as a % of offering price)	None
Maximum Deferred Sales Charge (load) (as a % of offering price)	None
Redemption Fee (as a % of amount redeemed)	None

Annual Fund Operating Expenses
(expenses that are deducted from fund assets)

Management Fees[1]	0.85%
Distribution and Service (12b-1) Fees	0.25%
Other Expenses[2]	0.53%

Total Annual Fund Operating Expenses	1.63%
Expense Reduction[3]	0.23%

Net Operating Expenses	1.40%

 1Management fees have been restated to reflect current contractual fees.

 2Other expenses have been restated to reflect expenses the Fund expects to incur during its current fiscal year.

 3Through an expense limitation agreement, TAM has contractually agreed, through April 30, 2010, to waive part of its advisory fee and/or to reimburse any other operating expenses to ensure that annualized expenses for the Fund (other than interest, taxes, brokerage commissions and extraordinary expenses) will not exceed 1.40%. To the extent that TAM waives fees or reduces fees, TIM will reimburse TAM for the total amount of such waiver or reduction. TAM is entitled to reimbursement by the Fund of fees waived or expenses reduced during any of the previous 36 months beginning on the date of the expense limitation agreement on any day the estimated annualized Fund operating expenses are less than 1.40% (other than interest, taxes, brokerage commissions and extraordinary expenses).

A $25 fee is assessed every year against an account that has been open for over 2 years whose balance is less than $1,000.

Example

The table below is to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

The example assumes that you make a one-time investment of $10,000 in the Fund, reinvested all distributions and dividends without a sales charge, and held your shares for the time periods shown and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% annual return (this assumption is required by the SEC and is not a prediction of the Fund’s future performance) and that the Fund’s operating expenses remain the same. The example assumes no fees

17

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Growth Opportunities Fund

for IRA accounts. Costs are the same whether you redeem at the end of any period or not.

Investment Period

1 Year	3 Years	5 Years	10 Years

$143	$492	$865	$1,913

The actual expenses may be more or less than those shown.

Transamerica Premier Growth Opportunities Fund

Additional Information

Management

Investment Adviser:

Transamerica Asset Management, Inc. (“TAM”)
570 Carillon Parkway
St. Petersburg, FL 33716

For additional information about TAM, see the section entitled “Shareholder Information — Investment Adviser” of this prospectus.

Sub-Adviser:

Transamerica Investment Management, LLC (“TIM”)
11111 Santa Monica Blvd., Suite 820
Los Angeles, CA 90025

For additional information about TIM, see the section entitled “Shareholder Information — Sub-Adviser” of this prospectus.

Portfolio Managers

Edward S. Han

Lead Portfolio Manager (lead)

Edward S. Han is Principal and Portfolio Manager at TIM. He manages sub-advised funds and institutional separate accounts in the Mid Growth Equity discipline and is a member of the Large Growth team. Prior to joining TIM in 1998, he was a Vice President of Corporate Banking at Bank of America. Mr. Han holds an M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia and received his B.A. in Economics from the University of California at Irvine. Mr. Han has 14 years of investment experience.

John J. Huber, CFA

Lead Portfolio Manager (lead)

John J. Huber is Principal and Portfolio Manager at TIM. He manages sub-advised funds and institutional separate accounts in the Large and Mid Growth Equity discipline. Mr. Huber’s analytical responsibilities include covering the Financial Services sector. He joined TIM in 2005 when the firm acquired Westcap Investors, LLC. Prior to Westcap, Mr. Huber was a Senior Associate at Wilshire Associates and an Information Technology Consultant at Arthur Andersen. He earned a B.A. from Columbia University and an M.B.A. from University of California, Los Angeles. Mr. Huber has earned the right to use the Chartered Financial Analyst designation and has 10 years of investment experience.

TIM, through its parent company, has provided investment advisory services to various clients since 1967.

The SAI provides additional information about the portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership of securities in the Fund.

18

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Diversified Equity Fund

Objective

The Fund seeks to maximize capital appreciation.

Principal Strategies and Policies

The Fund’s Sub-Adviser, TIM, generally invests at least 80% of the Fund’s assets in a diversified portfolio of domestic equity securities. TIM, uses an intrinsic valuation discipline in selecting securities, based on strong earnings and cash flows to foster future growth, with the goal of producing a long-term, above-average rate of return. The Fund typically limits its holdings to fewer than 60 companies.

TIM uses a “bottom-up” approach to investing. It studies industry and economic trends, but focuses on researching individual companies. As part of TIM’s strategy, the Fund’s portfolio is constructed one company at a time. Each company passes through a rigorous research process and stands on its own merits as a viable investment in TIM’s opinion.

In projecting cash flows and determining earnings potential, TIM uses multiple factors such as:

•	the quality of the management team

•	the company’s ability to earn returns on capital in excess of the cost of capital

•	competitive barriers to entry

•	the financial condition of the company

To achieve the Fund’s goal, TIM may invest in securities issued by companies of all sizes. Generally, however, TIM will invest in the securities of companies whose market capitalization (total market value of publicly traded securities) is greater than $500 million.

Consistent with the Fund’s objective and other policies, TIM may, but need not, invest in derivatives, including futures, forwards, options and swaps, and also in foreign securities.

The Fund may invest its assets in cash, cash equivalent securities or short-term securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the Fund may do so without limit. Although the Fund would do this only in seeking to avoid losses, the Fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the Fund has any uninvested cash, the Fund would also be subject to risk with respect to the depository institution holding the cash.

Please see Appendix A for more information about investment strategies.

Principal Risks

Risk is inherent in all investing. The value of your investment in the Fund, as well as the amount of return you receive on your investment, may fluctuate significantly from day to day and over time. You may lose part or all of your investment in the Fund or your investment may not perform as well as other similar investments. The Fund is subject to the following principal risks, as well as other risks described in Appendix A:

Market

The value of securities owned by the Fund may go up or down, sometimes rapidly or unpredictably. If the market prices of the securities owned by the Fund fall, the value of your investment in the Fund will decline. The value of a security may fall due to factors affecting securities markets generally or a particular sector of the securities markets or factors affecting particular industries or issuers. The equity and debt capital markets in the United States and internationally have experienced unprecedented volatility. This financial crisis has caused a significant decline in the value and liquidity of many securities. This environment could make identifying investment risks and opportunities especially difficult. These market conditions may continue or get worse. Changes in market conditions will not have the same impact on all types of securities.

Stocks

Stocks may be volatile — their prices may go up and down dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries, the securities market as a whole or the overall economy. Because the stocks the Fund holds fluctuate in price, the value of your investment in the Fund will go up and down.

Focused Investing

To the extent the Fund invests in a limited number of issuers, its performance may be more volatile than funds that hold a greater variety of securities.

Growth Stocks

Growth securities can be volatile for several reasons. Since growth companies usually reinvest a high proportion of their earnings in their own businesses, they may lack the dividends often associated with value stocks that could cushion their decline in a falling market. Also, since investors buy growth stocks because of their expected superior earnings growth, earnings disappointments often result in sharp price declines. Certain types of growth stocks, particularly technology stocks, can be extremely volatile and subject to greater price swings than the broader market.

19

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Diversified Equity Fund

Derivatives

The use of derivative instruments may involve risks and costs different from, and possibly greater than, the risks and costs associated with investing directly in securities or other traditional investments. The Fund’s use of certain derivatives may in some cases involve forms of financial leverage, which involves risk and may increase the volatility of the Fund’s net asset value. Even a small investment in derivatives can have a disproportionate impact on the Fund. Using derivatives can increase losses and reduce opportunities for gains when market prices, interest rates or currencies, or the derivative instruments themselves, behave in a way not anticipated by the Fund. The other parties to certain derivative contracts present the same types of default or credit risk as issuers of fixed income securities. Certain derivatives may be illiquid, which may reduce the return of the Fund if it cannot sell or terminate the derivative instrument at an advantageous time or price. Some derivatives may be difficult to value or may be subject to the risk that changes in the value of the instrument may not correlate well with the underlying asset, rate or index. In addition, derivatives may be subject to market risk, interest rate risk and credit risk. The Fund could lose the entire amount of its investment in a derivative and, in some cases, could lose more than the principal amount invested. Also, suitable derivative instruments may not be available in all circumstances or at reasonable prices. The Sub-Adviser may not make use of derivatives for a variety of reasons.

Small- or Medium-Sized Companies

Investing in small and medium-sized companies involves greater risk than is customarily associated with more established companies. Stocks of such companies, particularly developing companies, generally are subject to more volatility in price than larger company securities. Among the reasons for the greater price volatility are the less certain growth prospects of smaller companies, the lower degree of liquidity in the markets for such securities, and the greater sensitivity of smaller companies to changing economic conditions. Smaller companies often have limited product lines, markets, or financial resources, and their management may lack depth and experience. Such companies usually do not pay significant dividends that could cushion returns in a falling market.

Foreign Securities

Investments in foreign securities including American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”), and European Depositary Receipts (“EDRs”) involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuer markets are subject. These risks include, without limitation:

•	different accounting and reporting practices

•	less information available to the public

•	less (or different) regulation of securities markets

•	more complex business negotiations

•	less liquidity

•	more fluctuations in prices

•	delays in settling foreign securities transactions

•	higher costs for holding shares (custodial fees)

•	higher transaction costs

•	vulnerability to seizure and taxes

•	political or financial instability and small markets

•	different market trading days

Value Investing

The value approach to investing carries the risk that the market will not recognize a security’s intrinsic value for a long time, or that a stock judged to be undervalued may actually be appropriately priced. The Fund may underperform other equity funds that use different investing styles. The Fund may also underperform other equity funds using the value style.

Please also see the Fund’s website at www.transamericafunds.com (select Transamerica Premier Funds) for more information about the Fund.

You may lose money if you invest in this Fund.

These and other risks are more fully described in the section entitled “More on Strategies and Risks” in Appendix A of this prospectus.

Disclosure of Portfolio Holdings

A detailed description of the Fund’s policies and procedures with respect to the disclosure of the Fund’s portfolio securities is available in the Fund’s Statement of Additional Information. The Fund publishes its holdings on its website at www.transamericafunds.com (select Transamerica Premier Funds) 25 days after the end of each month. Such information will generally remain online for six months or as otherwise consistent with applicable regulations.

Past Performance

The bar chart and the table below provide some indication of the risks of investing in the Fund by showing you how the Fund’s performance has varied from year to year and how the Fund’s average annual total returns for different periods compared to the returns of a broad measure of market performance. The Fund’s benchmark, the Standard & Poor’s 500 Stock Index (“S&P 500 Index”), is a widely

20

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Diversified Equity Fund

recognized, unmanaged index of market performance. Absent any limitation of the Fund’s expenses, total returns would be lower. As with all mutual funds, past performance (before and after taxes) is not a prediction of future results.

Year-by-Year Total Return as of 12/31 (%)

 Best calendar quarter: 16.18% for quarter ended 3/31/2000

 Worst calendar quarter: (24.40%) for quarter ended 12/31/2008

Average Annual Total Returns (as of 12/31/08)*
	1 Year		5 Years		10 Years

Return Before Taxes	(40.93%	)	(1.18%	)	0.35%
Return After Taxes on Distributions**	(41.24%	)	(1.40%	)	0.15%
Return After Taxes on Distributions and Sale of Fund Shares**	(26.29%	)	(0.96%	)	0.30%
S&P 500 Index†	(37.00%	)	(2.19%	)	(1.38%	)

 *Actual returns may depend on the investor’s individual tax situation. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account.

 **The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

 †The S&P 500 Index consists of 500 widely held, publicly traded common stocks. The S&P 500 Index does not reflect any commissions, fees or taxes which would be incurred by an investor purchasing the securities it represents.

Fees and Expenses

The table below provides a breakdown of the expenses you may pay if you invest in shares of the Fund. This table sets forth the estimated fees and expenses you may pay if you invest in the Fund’s shares, and, unless otherwise indicated, reflects expenses incurred by the Fund during its fiscal year ended December 31, 2008. Actual expenses may vary significantly.

Shareholder Fees
(fees paid directly from your investment)

Maximum Sales Charge (load) Imposed on Purchases (as a % of offering price)	None
Maximum Deferred Sales Charge (load) (as a % of offering price)	None
Redemption Fee (as a % of amount redeemed)	None

Annual Fund Operating Expenses
(expenses that are deducted from fund assets)1

Management Fees	0.75%
Distribution and Service (12b-1) Fees	0.25%
Other Expenses	0.32%

Total Annual Fund Operating Expenses	1.32%
Expense Reduction[2]	0.17%

Net Operating Expenses	1.15%

 1Annual Fund operating expenses are based upon the Fund’s expenses for the fiscal year ended December 31, 2008, restated to reflect current contractual advisory fees.

 2Through an expense limitation agreement, TAM has contractually agreed, through April 30, 2010, to waive part of its advisory fee and/or to reimburse any other operating expenses to ensure that annualized expenses for the Fund (other than interest, taxes, brokerage commissions and extraordinary expenses) will not exceed 1.15%. To the extent that TAM waives fees or reduces fees, TIM will reimburse TAM for the total amount of such waiver or reduction. TAM is entitled to reimbursement by the Fund of fees waived or expenses reduced during any of the previous 36 months beginning on the date of the expense limitation agreement on any day the estimated annualized Fund operating expenses are less than 1.15% (other than interest, taxes, brokerage commissions and extraordinary expenses).

A $25 fee is assessed every year against an account that has been open for over 2 years whose balance is less than $1,000.

Example

The table below is to help you compare the cost of investing in this Fund with the cost of investing in other mutual funds.

The example assumes that you make a one-time investment of $10,000 in the Fund, reinvested all distributions and dividends without a sales charge, and held your shares for the time periods shown and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% annual return (this assumption is required by the SEC and is not a prediction of the Fund’s future performance) and that the Fund’s operating expenses remain the same. The example assumes no fees for IRA accounts.

21

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Diversified Equity Fund

Costs are the same whether you redeem at the end of any period or not.

Investment Period

1 Year	3 Years	5 Years	10 Years

$117	$402	$707	$1,575

The actual expenses may be more or less than those shown.

Additional Information

Management

Investment Adviser:

Transamerica Asset Management, Inc. (“TAM”)
570 Carillon Parkway
St. Petersburg, FL 33716

For additional information about TAM, see the section entitled “Shareholder Information — Investment Adviser” of this prospectus.

Sub-Adviser

Transamerica Investment Management, LLC (“TIM”)
11111 Santa Monica Blvd., Suite 820
Los Angeles, CA 90025

For additional information about TIM, see the section entitled “Shareholder Information — Sub-Adviser” of this prospectus.

Portfolio Managers

Gary U. Rollé, CFA

Portfolio Manager (lead)

Gary U. Rollé is Principal, Managing Director, Chief Executive Officer and Chief Investment Officer of TIM. He manages sub-advised funds and institutional separate accounts in the Large Growth Equity discipline. Mr. Rollé joined Transamerica in 1967. From 1980 to 1983 he served as the Chief Investment Officer for SunAmerica then returned to Transamerica as Chief Investment Officer. Throughout his 23 year tenure as CIO, Mr. Rollé has been responsible for creating and guiding the TIM investment philosophy. He holds a B.S. in Chemistry and Economics from the University of California at Riverside and has earned the right to use the Chartered Financial Analyst designation. Mr. Rollé has 41 years of investment experience.

Geoffrey I. Edelstein, CFA, CIC

Portfolio Manager (co)

Geoffrey I. Edelstein is Principal, Managing Director and Portfolio Manager at TIM. He co-manages institutional and TIM’s private separate accounts and sub-advised funds in the Equity disciplines. Mr. Edelstein’s analytical responsibilities include the Consumer Staples sector. He joined TIM in 2005 when the firm acquired Westcap Investors, LLC. Westcap was co-founded by Mr. Edelstein in 1992. Prior to Westcap, he practiced Corporate and Real Estate Law from 1988-1991. Mr. Edelstein earned a B.A. from University of Michigan and a J.D. from Northwestern University School of Law. He was a member of the AIMR Blue Ribbon Task Force on Soft Dollars, 1997, and has earned the right to use the Chartered Financial Analyst designation. He is also a member of the Board of Governors’ of the Investment Adviser Association and the Board of Directors of EMQ Families First, the largest children’s agency in California. Mr. Edelstein has 17 years of investment experience.

Kirk R. Feldhus

Portfolio Manager (co)

Kirk R. Feldhus is a Securities Analyst at TIM. He co-manages institutional and retail portfolios for the diversified equity and all-cap value strategies. He joined TIM in 2005 when the firm acquired Westcap Investors, LLC. Prior to Westcap, Mr. Feldhus served as Vice President at Crystal Cove Capital. He has worked as a research associate at Bank of America Securities and as a management consultant at Ernst & Young. He holds an M.B.A. from The Marshall School at the University of Southern California and earned a B.S. from Colorado State University. Mr. Feldhus has 9 years of investment experience.

Thomas E. Larkin, III

Portfolio Manager (co)

Mr. Larkin co-manages institutional and retail portfolios in the diversified equity strategy. In addition, his senior securities analyst responsibilities include covering the producer durables, autos and transportation, and the materials and processing sectors. He joined TIM in 2005 when the firm acquired Westcap Investors, LLC. Prior to Westcap, Mr. Larkin interned with Morgan Stanley in the Private Wealth Management Division and with Trust Company of the West as an analyst with their Worldwide Opportunities Emerging Markets Fund. He earned a B.A. in Economics from Duke University. Mr. Larkin is currently a CFA Level I candidate and has 8 years of investment experience.

John D. Lawrence, CFA

Portfolio Manager (co)

John D. Lawrence is a Portfolio Manager at TIM. He has portfolio management responsibilities on sub-advised funds and institutional separate accounts in the Growth Equity discipline. Mr. Lawrence’s analyst responsibilities include covering the Energy, Consumer Discretionary and the Utilities sectors. He joined TIM in 2005 when

22

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Diversified Equity Fund

the firm acquired Westcap Investors, LLC. Prior to Westcap, Mr. Lawrence was a Research Associate at Credit Suisse First Boston and an Assistant Vice President at Sanders Morris Harris. He holds an M.B.A. from University of California, Los Angeles and a B.A. from Rice University. Mr. Lawrence has earned the right to use the Chartered Financial Analyst designation and has 8 years of investment experience.

Peter O. Lopez

Portfolio Manager (co)

Peter O. Lopez is Principal and Director of Research at TIM. He co-manages sub-advised funds and institutional accounts in the Large Growth Equity and Convertible Securities disciplines. Prior to joining TIM in 2003, he was Managing Director at Centre Pacific, LLC. Mr. Lopez also previously served as a Senior Fixed Income Analyst for Transamerica Investment Services, Inc. from 1997-2000. He holds an M.B.A. in Finance and Accounting from The University of Michigan and received a B.A. in Economics from Arizona State University. Mr. Lopez has 18 years of investment experience.

TIM, through its parent company, has provided investment advisory services to various clients since 1967.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers’ and the portfolio managers’ ownership of securities in the Fund.

23

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Balanced Fund

Objective

The Fund seeks to achieve long-term capital growth and current income with a secondary objective of capital preservation, by balancing investments among stocks, bonds, and cash or cash equivalents.

Principal Strategies and Policies

The Fund’s Sub-Adviser, TIM, seeks to achieve the Fund’s objective by investing primarily in common stocks and bonds with maturities of less than 30 years. TIM may also invest in cash or cash equivalents such as money market funds and other short-term investment instruments. This requires the managers of each portion of the Fund to be flexible in managing the Fund’s assets. At times, TIM may shift portions held in bonds and stocks according to business and investment conditions. However, at all times, the Fund will hold at least 25% of its assets in non-convertible fixed-income securities.

To achieve its goal, TIM invests in a diversified portfolio of common stocks, bonds, money market instruments and other short-term debt securities issued by companies of all sizes. TIM’s equity and fixed-income management teams work together to build a portfolio of growth stocks combined with bonds that TIM considers to be of good credit quality purchased at favorable prices.

When a sub-adviser uses a “bottom-up” approach, it looks primarily at individual companies against the context of broader market factors. TIM uses a “bottom-up” approach to investing. It studies industry and economic trends, but focuses on researching individual issuers. The Fund is constructed one security at a time. Each issuer passes through a research process and stands on its own merits as a viable investment in TIM’s opinion.

Equity Investments — TIM uses an intrinsic value discipline in selecting securities, based on strong earnings and cash flows to foster future growth, with the goal of producing a long-term, above-average rate of return. In projecting cash flows and determining earning potential and valuation, TIM uses multiple factors such as:

•	the quality of the management team

•	the company’s ability to earn returns on capital in excess of the cost of capital

•	competitive barriers to entry

•	the financial condition of the company.

TIM takes a long-term approach to investing and views each investment in a company as owning a piece of the business.

Fixed-Income Investments — TIM’s bond management team seeks out bonds with credit strength of the quality that it believes could warrant higher ratings, which, in turn, could lead to higher valuations. To identify these bonds, the bond research team performs in-depth income and credit analysis on companies issuing bonds under consideration for the Fund. It also compiles bond price information from many different bond markets and evaluates how these bonds can be expected to perform with respect to recent economic developments. TIM analyzes this market information daily, negotiating each trade and buying bonds at the best available prices.

The Fund may invest in mortgage-backed securities and lower-rated bonds. The Fund may also invest in derivative securities, including futures, options and options on futures, swaps and foreign securities.

The Fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the Fund may do so without limit. Although the Fund would do this only in seeking to avoid losses, the Fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the Fund has any uninvested cash, the Fund would also be subject to risk with respect to the depository institution holding the cash.

Please see Appendix A for more information about investment strategies.

Principal Risks

Risk is inherent in all investing. The value of your investment in the Fund, as well as the amount of return you receive on your investment, may fluctuate significantly from day to day and over time. You may lose part or all of your investment in the Fund or your investment may not perform as well as other similar investments. The Fund is subject to the following principal investment risks, as well as other risks described in Appendix A:

Market

The value of securities owned by the Fund may go up or down, sometimes rapidly or unpredictably. If the market prices of the securities owned by the Fund fall, the value of your investment in the Fund will decline. The value of a security may fall due to factors affecting securities markets generally or a particular sector of the securities markets or factors affecting particular industries or issuers. The equity and debt capital markets in the United States and internationally have experienced unprecedented volatility. This financial crisis has caused a significant decline in the value and liquidity of many securities. This environment could make identifying investment risks and opportunities especially difficult. These market conditions may continue or get worse. Changes in market conditions will not have the same impact on all types of securities.

24

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Balanced Fund

Stocks

Stocks may be volatile — their prices may go up and down dramatically over the shorter term. These price movements may result from factors affecting individual companies, industries, the securities market as a whole or the overall economy. Because the stocks the Fund holds fluctuate in price, the value of your investment in the Fund will go up and down.

Growth Stocks

Growth stocks can be volatile for several reasons. Since growth companies usually reinvest a high proportion of their earnings in their own businesses, they may lack the dividends often associated with the value stocks that could cushion their decline in a falling market. Also, since investors buy growth stocks because of their expected superior earnings growth, earnings disappointments often result in sharp price declines. Certain types of growth stocks, particularly technology stocks, can be extremely volatile and subject to greater price swings than the broader market.

Fixed-Income Securities

The value of fixed-income securities may change daily based on changes in interest rates, and other market conditions and factors. Risks include, without limitation:

•	market risk: fluctuations in market value

•	interest rate risk: the value of a fixed-income security generally decreases as interest rates rise. This may also be the case for dividend paying stocks. Increases in interest rates may cause the value of your investment to go down. The longer the maturity or duration, the more sensitive the value of a fixed-income security is to fluctuations in interest rates

•	prepayment or call risk: declining interest rates may cause issuers of securities held by the Fund to pay principal earlier than scheduled or to exercise a right to call the securities, forcing the Fund to reinvest in lower yielding securities

•	extension risk: rising interest rates may result in slower than expected principal prepayments, which effectively lengthens the maturity of affected securities, making them more sensitive to interest rate changes

•	default or credit risk: issuers (or guarantors) defaulting on their obligations to pay interest or return principal, being perceived as being less creditworthy or having a credit rating downgraded, or the credit quality or value of any underlying asset declines. The Fund may incur expenses to protect the Fund’s interest in securities experiencing these events. If the Fund invests in securities that are subordinated to other securities, or which represent interests in pools of such subordinated securities, those investments may be disproportionately affected by a default or even a perceived decline in creditworthiness of the issuer.

If, after purchase, the credit rating on a security is downgraded or the credit quality deteriorates, or if the maturity is extended, the Fund’s Sub-Adviser will decide whether the security should be held or sold. Upon the occurrence of certain triggering events or defaults on a security held by the Fund, or if an issuer of such a security has difficulty meeting its obligations, the Fund may become the holder of a restructured security or of underlying assets. In that case, the Fund may become the holder of securities or other assets that it could not otherwise purchase at a time when those assets may be difficult to sell or can be sold only at a loss.

Derivatives

The use of derivative instruments may involve risks and costs different from, and possibly greater than, the risks and costs associated with investing directly in securities or other traditional investments. The Fund’s use of certain derivatives may in some cases involve forms of financial leverage, which involves risk and may increase the volatility of the Fund’s net asset value. Even a small investment in derivatives can have a disproportionate impact on the Fund. Using derivatives can increase losses and reduce opportunities for gains when market prices, interest rates or currencies, or the derivative instruments themselves, behave in a way not anticipated by the Fund. The other parties to certain derivative contracts present the same types of default or credit risk as issuers of fixed income securities. Certain derivatives may be illiquid, which may reduce the return of the Fund if it cannot sell or terminate the derivative instrument at an advantageous time or price. Some derivatives may be difficult to value, or may be subject to the risk that changes in the value of the instrument may not correlate well with the underlying asset, rate or index. In addition, derivatives may be subject to market risk, interest rate risk and credit risk. The Fund could lose the entire amount of its investment in a derivative and, in some cases, could lose more than the principal amount invested. Also, suitable derivative instruments may not be available in all circumstances or at reasonable prices. The Sub-Adviser may not make use of derivatives for a variety of reasons.

Mortgage-Related Securities

Mortgage-related securities in which the Fund may invest represent pools of mortgage loans assembled for sales to investors by various governmental agencies or government-related fluctuation organizations, as well as by private issuers such as commercial banks, savings and loan institutions, mortgage bankers and private mortgage insurance companies. Unlike mortgage-related securities issued or guaranteed by the U.S. government or its agencies and instrumentalities, mortgage-

25

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Balanced Fund

related securities issued by private issuers do not have a government or government-sponsored entity guarantee (but may have other credit enhancement), and may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics. Real estate markets have been particularly affected by the current financial crisis, which has had an adverse effect on mortgage-related securities. Mortgage-related securities are subject to special risks. The repayment of certain mortgage-related securities depends primarily on the cash collections received from the issuer’s underlying asset portfolio and, in certain cases, the issuer’s ability to issue replacement securities (such as asset-backed commercial paper). As a result, there could be losses to the Fund in the event of credit or market value deterioration in the issuer’s underlying portfolio, mismatches in the timing of the cash flows of the underlying asset interests and the repayment obligations of maturing securities, or the issuer’s inability to issue new or replacement securities. This is also true for other asset-backed securities. Upon the occurrence of certain triggering events or defaults, the investors in a security held by the Fund may become the holders of underlying assets at a time when those assets may be difficult to sell or may be sold only at a loss. The Fund’s investments in mortgage-related securities are also exposed to prepayment or call risk, which is the possibility that mortgage holders will repay their loans early during periods of falling interest rates, requiring the Fund to reinvest in lower-yielding instruments and receive less principal or income than originally was anticipated. Rising interest rates tend to extend the duration of mortgage-related securities, making them more sensitive to changes in interest rates. This is known as extension risk.

Foreign Securities

Investments in foreign securities including American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”), and European Depositary Receipts (“EDRs”) involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuer markets are subject. These risks include, without limitation:

•	different accounting and reporting practices

•	less information available to the public

•	less (or different) regulation of securities markets

•	more complex business negotiations

•	less liquidity

•	more fluctuations in prices

•	delays in settling foreign securities transactions

•	higher costs for holding shares (custodial fees)

•	higher transaction costs

•	vulnerability to seizure and taxes

•	political or financial instability and small markets

•	different market trading days

Currency

When the Fund invests in securities denominated in foreign currencies, it is subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time for reasons such as changes in interest rates, government intervention or political developments. As a result, the Fund’s investments in foreign currency denominated securities may reduce the returns of the Fund.

High-Yield Debt Securities

High-yield debt securities, or junk bonds, are securities which are rated below “investment grade” or, if unrated, are considered by the Sub-Adviser to be of equivalent quality. High-yield debt securities range from those for which the prospect for repayment of principal and interest is predominantly speculative to those which are currently in default on principal or interest payments or in bankruptcy. A fund with high-yield debt securities may be more susceptible to credit risk and market risk than a fund that invests only in higher quality debt securities because these lower-rated debt securities are less secure financially and more sensitive to downturns in the economy. In addition, the secondary market for such securities may not be as liquid as that for more highly rated debt securities. As a result, the Fund’s Sub-Adviser may find it more difficult to sell these securities or may have to sell them at lower prices. High-yield securities are not generally meant for short-term investing.

Small- or Medium-Sized Companies

Investing in small- and medium-sized companies involves greater risk than is customarily associated with more established companies. Stocks of such companies particularly developing companies, generally are subject to more volatility in price than larger company securities. Among the reasons for the greater price volatility are the less certain growth prospects of smaller companies, the lower degree of liquidity in the markets for such securities, and the greater sensitivity of smaller companies to changing economic conditions. Smaller companies often have limited product lines, markets, or financial resources and their management may lack depth and experience. Such companies usually do not pay significant dividends that could cushion returns in a falling market.

26

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Balanced Fund

Please also see the Fund’s website at www.transamericafunds.com (select Transamerica Premier Funds) for more information about the Fund.

You may lose money if you invest in this Fund.

These and other risks are more fully described in the section entitled “Explanation of Strategies and Risks” in Appendix A of this prospectus.

Disclosure of Portfolio Holdings

A detailed description of the Fund’s policies and procedures with respect to the disclosure of the Fund’s portfolio securities is available in the Fund’s Statement of Additional Information. The Fund publishes its holdings on its website at www.transamericafunds.com (select Transamerica Premier Funds) 25 days after the end of each month. Such information will generally remain online for six months or as otherwise consistent with applicable regulations.

Past Performance

The bar chart and the table below provide some indication of the risks of investing in the Fund by showing you how the Fund’s performance has varied from year to year, and how the Fund’s average annual total returns for different periods compared to the returns of broad measures of market performance. The Fund’s primary benchmark, the Standard & Poor’s 500 Stock Index (“S&P 500 Index”), and the Fund’s secondary benchmark, the Barclays Capital U.S. Aggregate Index (formerly, Lehman Brothers U.S. Aggregate Index), are widely recognized, unmanaged indexes of market performance. Absent any limitation of the Fund’s expenses, total returns would be lower. As with all mutual funds, past performance (before and after taxes) is not a prediction of future results.

Year-by-Year Total Return as of 12/31 (%)

 Best calendar quarter: 14.63% for quarter ended 12/31/1999

 Worst calendar quarter: (17.27%) for quarter ended 12/31/2008

Average Annual Total Returns (as of 12/31/08)*
	1 Year		5 Years		10 Years
Return Before Taxes	(33.27%	)	(0.51%	)	2.69%
Return After Taxes on Distributions**	(34.01%	)	(1.03%	)	1.78%
Return After Taxes on Distributions and Sale of Fund Shares**	(20.95%	)	(0.44%	)	2.01%
S&P 500 Index†	(37.00%	)	(2.19%	)	(1.38%	)
Barclays Capital U.S. Aggregate Index††	5.24%		4.65%		5.63%
Barclays U.S. Government/Credit Bond Index†††	5.70%		4.64%		5.64%

 *Actual returns may depend on the investor’s individual tax situation. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account.

 **The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

 †The S&P 500 Index consists of 500 widely held, publicly traded common stocks.

 ††The Barclays Capital U.S. Aggregate Index (formerly, Lehman Brothers U.S. Aggregate Index) is a broad-based market index that covers the U.S. dollar-denominated, investment-grade, fixed-rate, taxable bond market of SEC-registered securities, including U.S. Treasury issues, corporate and government-related debt issues, mortgage-backed securities, asset-backed securities and commercial mortgage-backed securities.

 †††The Barclays Capital U.S. Government/Credit Bond Index (formerly, Lehman Brothers U.S. Government/Credit Bond Index), is a broad-based, unmanaged index of all government and corporate bonds that are investment grade with at least one year to maturity. This Index served as the Fund’s secondary benchmark prior to January 1, 2009.

These indexes do not reflect any commissions, fees or taxes which would be incurred by an investor purchasing the securities represented by such index.

27

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Balanced Fund

Fees and Expenses

The table below provides a breakdown of the expenses you may pay if you invest in shares of the Fund. This table sets forth the estimated fees and expenses you may pay if you invest in the Fund’s shares, and, unless otherwise indicated, reflects expenses incurred by the Fund during its fiscal year ended December 31, 2008. Actual expenses may vary significantly.

Shareholder Fees
(fees paid directly from your investment)

Maximum Sales Charge (load) Imposed on Purchases (as a % of offering price)	None
Maximum Deferred Sales Charge (load) (as a % of offering price)	None
Redemption Fee (as a % of amount redeemed)	None

Annual Fund Operating Expenses
(expenses that are deducted from fund assets)

Management Fees[1]	0.75%
Distribution and Service (12b-1) Fees	0.25%
Other Expenses[2]	0.42%

Total Annual Fund Operating Expenses	1.42%
Expense Reduction[3]	0.32%

Net Operating Expenses	1.10%

 1Management fees have been restated to reflect current contractual fees.

 2Other expenses have been restated to reflect expenses the Fund expects to incur during its current fiscal year.

 3Through an expense limitation agreement, TAM has contractually agreed, through April 30, 2010, to waive part of its advisory fee and/or to reimburse any other operating expenses to ensure that annualized expenses for the Fund (other than interest, taxes, brokerage commissions and extraordinary expenses) will not exceed 1.10%. To the extent that TAM waives fees or reduces fees, TIM will reimburse TAM for the total amount of such waiver or reduction. TAM is entitled to reimbursement by the Fund of fees waived or expenses reduced during any of the previous 36 months beginning on the date of the expense limitation agreement on any day the estimated annualized Fund operating expenses are less than 1.10% (other than interest, taxes, brokerage commissions and extraordinary expenses).

A $25 fee is assessed every year against an account that has been open for over 2 years whose balance is less than $1,000.

Example

The table below is to help you compare the cost of investing in this Fund with the cost of investing in other mutual funds.

The example assumes that you make a one-time investment of $10,000 in the Fund, reinvested all distributions and dividends without a sales charge, and held your shares for the time periods shown and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% annual return (this assumption is required by the SEC and is not a prediction of the Fund’s future performance) and that the Fund’s operating expenses remain the same. The example assumes no fees for IRA accounts. Costs are the same whether you redeem at the end of any period or not.

Investment Period

1 Year	3 Years	5 Years	10 Years

$112	$418	$746	$1,674

The actual expenses may be more or less than those shown.

Additional Information

Management

Investment Adviser:

Transamerica Asset Management, Inc. (“TAM”)
570 Carillon Parkway
St. Petersburg, FL 33716

For additional information about TAM, see the section entitled “Shareholder Information — Investment Adviser” of this prospectus.

Sub-Adviser:

Transamerica Investment Management, LLC (“TIM”)
11111 Santa Monica Blvd., Suite 820
Los Angeles, CA 90025

For additional information about TIM, see the section entitled “Shareholder Information — Sub-Adviser” of this prospectus.

Portfolio Managers:

Gary U. Rollé, CFA

Portfolio Manager (lead-equity)

Gary U. Rollé is Principal, Managing Director, Chief Executive Officer and Chief Investment Officer of TIM. He manages sub-advised funds and institutional separate accounts in the Large Growth Equity discipline. Mr. Rollé joined Transamerica in 1967. From 1980 to 1983 he served as the Chief Investment Officer for SunAmerica then returned to Transamerica as Chief Investment Officer. Throughout his 23 year tenure as CIO, Mr. Rollé has been responsible for creating and guiding the TIM investment philosophy. He holds a B.S. in Chemistry and Economics from the University of California at Riverside and has earned the right to use the Chartered Financial Analyst designation. Mr. Rollé has 41 years of investment experience.

28

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Balanced Fund

Greg D. Haendel, CFA

Portfolio Manager (lead-fixed income)

Greg D. Haendel is a Portfolio Manager at TIM. Prior to joining TIM in 2003, he worked as a High Yield Intern for Metropolitan West Asset Management, as a Fixed Income Intern for Lehman Brothers in London, as a Mortgage-Backed Portfolio Manager for Co-Bank in Colorado, and as a Global Debt Analyst for Merrill Lynch in New York. Mr. Haendel holds an M.B.A. in Finance and Accounting from The Anderson School at UCLA and received a B.A. in Economics from Amherst College. Mr. Haendel has earned the right to use the Chartered Financial Analyst designation and has 11 years of investment experience.

Derek S. Brown, CFA

Portfolio Manager (co-fixed income)

Derek S. Brown is a Portfolio Manager and Director of Fixed Income at TIM. He manages mutual funds, sub-advised funds and institutional accounts in the Fixed Income discipline. Prior to joining TIM in 2005, he served in the portfolio management and fixed income trading departments at Bradford & Marzec, Inc. Mr. Brown also previously worked in the trading departments of Back Bay Advisors and The Boston Company Asset Management. He holds an M.B.A. from Boston College and received a B.A. in Communications Studies from University of Maine. Mr. Brown has earned the right to use the Chartered Financial Analyst designation and has 17 years of investment experience.

Geoffrey I. Edelstein, CFA, CIC

Portfolio Manager (co-equity)

Geoffrey I. Edelstein is Principal, Managing Director and Portfolio Manager at TIM. He co-manages institutional and TIM’s private separate accounts and sub-advised funds in the Equity disciplines. Mr. Edelstein’s analytical responsibilities include the Consumer Staples sector. He joined TIM in 2005 when the firm acquired Westcap Investors, LLC. Westcap was co-founded by Mr. Edelstein in 1992. Prior to Westcap, he practiced Corporate and Real Estate Law from 1988-1991. Mr. Edelstein earned a B.A. from University of Michigan and a J.D. from Northwestern University School of Law. He was a member of the AIMR Blue Ribbon Task Force on Soft Dollars, 1997, and has earned the right to use the Chartered Financial Analyst designation. He is also a member of the Board of Governors’ of the Investment Adviser Association and the Board of Directors of EMQ Families First, the largest children’s agency in California. Mr. Edelstein has 17 years of investment experience.

Edward S. Han

Portfolio Manager (co)

Edward S. Han is Principal and Portfolio Manager at TIM. He manages sub-advised funds and institutional separate accounts in the Mid Growth Equity discipline and is a member of the Large Growth team. Prior to joining TIM in 1998, he was a Vice President of Corporate Banking at Bank of America. Mr. Han holds an M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia and received his B.A. in economics from the University of California at Irvine. Mr. Han has 14 years of investment experience.

John J. Huber, CFA

Portfolio Manager (co-equity)

John J. Huber is Principal and Portfolio Manager at TIM. He manages sub-advised funds and institutional separate accounts in the Large and Mid Growth Equity discipline. Mr. Huber’s analytical responsibilities include covering the Financial Services sector. He joined TIM in 2005 when the firm acquired Westcap Investors, LLC. Prior to Westcap, Mr. Huber was a Senior Associate at Wilshire Associates and an Information Technology Consultant at Arthur Andersen. He earned a B.A. from Columbia University and an M.B.A. from University of California, Los Angeles. Mr. Huber has earned the right to use the Chartered Financial Analyst designation and has 10 years of investment experience.

Peter O. Lopez

Portfolio Manager (co-fixed income)

Peter O. Lopez is Principal and Director of Research at TIM. He co-manages sub-advised funds and institutional accounts in the Large Growth Equity and Convertible Securities disciplines. Prior to joining TIM in 2003, he was Managing Director at Centre Pacific, LLC. Mr. Lopez also previously served as Senior Fixed Income Analyst for Transamerica Investment Services, Inc. from 1997-2000. He holds an M.B.A. in Finance and Accounting from the University of Michigan and received a B.A. in economics from Arizona State University. Mr. Lopez has 17 years of investment experience.

Erik U. Rollé

Portfolio Manager (co-equity)

Erik U. Rollé is a Securities Analyst and Co-Portfolio Manager at TIM. He co-manages sub-advised funds and institutional separate accounts in the Growth Equity discipline. Prior to joining TIM in 2005, Mr. Rollé worked as a Research Associate at Bradford & Marzec where his primary responsibilities were within trading and credit research. He received a B.S. in Finance and a B.S. in Journalism

29

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Balanced Fund

from the University of Colorado at Boulder. Mr. Rollé has 6 years of investment experience.

Brian W. Westhoff, CFA

Portfolio Manager (co-fixed income)

Brian W. Westhoff is a Portfolio Manager at TIM. Prior to joining TIM in 2003, Mr. Westhoff worked as an Equity Research Intern with Credit Suisse Asset Management, as a Fixed Income Investment Analyst at St. Paul Companies, and as an Argentine/Oil and Gas Equity Research Intern with Merrill Lynch in Argentina. He holds an M.B.A. from Thunderbird, the Garvin Graduate School of International Management, and received a B.S. in Business Administration from Drake University. Mr. Westhoff has earned the right to use the Chartered Financial Analyst designation and has 11 years of investment experience.

TIM, through its parent company, has provided investment advisory services to various clients since 1967.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of securities in the Fund.

30

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier High Yield Bond Fund

Objective

The Fund seeks to achieve a high total return (income plus capital appreciation) by investing primarily in debt instruments and convertible securities, with an emphasis on lower-quality securities.

Principal Strategies and Policies

The Fund generally invests at least 80% of its assets in a diversified selection of lower-rated bonds (below investment grade), commonly known as “junk bonds.” These are bonds rated below Baa by Moody’s or below BBB by Standard & Poor’s (see “Summary of Bond Ratings”). The Fund’s Sub-Adviser, TIM, selects bonds that it believes are likely to be upgraded, return high current income, rise in value, and are unlikely to default on payments.

TIM uses a “bottom-up” approach to investing. TIM studies industry and economic trends, but focuses on researching individual issuers. The Fund’s portfolio is constructed one company at a time. Each company passes through a research process and stands on its own merits as a viable investment in TIM’s opinion.

To achieve the Fund’s goal, TIM’s fixed-income management team:

•	Seeks to achieve price appreciation and minimize price volatility by identifying bonds that are likely to be upgraded by qualified rating organizations

•	Employs research and credit analysts who seek to minimize purchasing bonds that default by assessing the likelihood of timely payment of interest and principal

•	Invests Fund assets in convertible and other securities consistent with the objective of high total return

The interest rates on short-term obligations held in the Fund’s portfolio will vary, rising or falling with short-term interest rates generally. The Fund’s yield will tend to lag behind general changes in interest rates.

The ability of the Fund’s yield to reflect current market rates will depend on how quickly the obligations in its portfolio mature and how much money is available for investment at current market rates.

Consistent with the Fund’s objective and other policies, TIM may, but need not, invest in derivatives, including futures, forwards, options and swaps, and also in foreign securities.

The Fund may invest its assets in cash, cash equivalent securities or short term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the Fund may do so without limit. Although the Fund would do this only in seeking to avoid losses, the Fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the Fund has any uninvested cash, the Fund would also be subject to risk with respect to the depository institution holding the cash.

Please see Appendix A for more information about investment strategies.

Principal Risks

Risk is inherent in all investing. The value of your investment in the Fund, as well as the amount of return you receive on your investment, may fluctuate significantly from day to day and over time. You may lose part or all of your investment in the Fund or your investment may not perform as well as other similar investments. The Fund is subject to the following principal risks, as well as other risks described in Appendix A:

Your primary risk in investing in the Fund is you could lose money. The value of the Fund can fall if interest rates go up, or if the issuer fails to pay the principal or interest payments when due. Since the Fund invests in lower-rated bonds, it is subject to a greater risk of loss of principal due to an issuer’s non-payment of principal or interest; and its performance is subject to more variance due to market conditions, than a fund investing in higher-rated bonds. You should carefully assess the risks associated with an investment in this Fund.

Market

The value of securities owned by the Fund may go up or down, sometimes rapidly or unpredictably. If the market prices of the securities owned by the Fund fall, the value of your investment in the Fund will decline. The value of a security may fall due to factors affecting securities markets generally or a particular sector of the securities markets or factors affecting particular industries or issuers. The equity and debt capital markets in the United States and internationally have experienced unprecedented volatility. This financial crisis has caused a significant decline in the value and liquidity of many securities. This environment could make identifying investment risks and opportunities especially difficult. These market conditions may continue or get worse. Changes in market conditions will not have the same impact on all types of securities.

High-Yield Debt Securities

High-yield debt securities, or junk bonds, are securities which are rated below “investment grade” or are not rated, but are of equivalent quality. High-yield debt securities range from those for which the prospect for repayment of principal and interest is predominantly speculative to those which are currently in default on principal or interest payments or in bankruptcy. A fund, like the Fund, with high-yield debt securities may be more susceptible to credit risk and market risk than a fund that invests only in higher quality debt

31

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier High Yield Bond Fund

securities because these lower-rated debt securities are less secure financially and more sensitive to downturns in the economy. In addition, the secondary market for such securities may not be as liquid as that for more highly rated debt securities. As a result, the Fund’s Sub-Adviser may find it more difficult to sell these securities or may have to sell them at lower prices. High-yield securities are not generally meant for short-term investing.

Fixed-Income Securities

The value of fixed-income securities may change daily based on changes in interest rates, and other market conditions and factors. Risks include, without limitation:

• market risk: fluctuations in market value

•	interest rate risk: the value of a fixed-income security generally decreases as interest rates rise. This may also be the case for dividend paying stocks. Increases in interest rates may cause the value of your investment to go down. The longer the maturity or duration, the more sensitive the value of a fixed-income security is to fluctuations in interest rates

•	prepayment or call risk: declining interest rates may cause issuers of securities held by the Fund to pay principal earlier than scheduled or to exercise a right to call the securities, forcing the Fund to reinvest in lower yielding securities

•	extension risk: rising interest rates may result in slower than expected principal prepayments, which effectively lengthens the maturity of affected securities, making them more sensitive to interest rate changes

•	default or credit risk: issuers (or guarantors) defaulting on their obligations to pay interest or return principal, being perceived as being less creditworthy or having a credit rating downgraded, or the credit quality or value of any underlying asset declines. The Fund may incur expenses to protect the Fund’s interest in securities experiencing these events. If the Fund invests in securities that are subordinated to other securities, or which represent interests in pools of such subordinated securities, those investments may be disproportionately affected by a default or even a perceived decline in creditworthiness of the issuer.

If, after purchase, the credit rating on a security is downgraded or the credit quality deteriorates, or if the maturity is extended, the Fund’s Sub-Adviser will decide whether the security should be held or sold. Upon the occurrence of certain triggering events or defaults on a security held by the Fund, or if an issuer of such a security has difficulty meeting its obligations, the Fund may become the holder of a restructured security or of underlying assets. In that case, the Fund may become the holder of securities or other assets that it could not otherwise purchase at a time when those assets may be difficult to sell or can be sold only at a loss.

Derivatives

The use of derivative instruments may involve risks and costs different from, and possibly greater than, the risks and costs associated with investing directly in securities or other traditional investments. The Fund’s use of certain derivatives may in some cases involve forms of financial leverage, which involves risk and may increase the volatility of the Fund’s net asset value. Even a small investment in derivatives can have a disproportionate impact on the Fund. Using derivatives can increase losses and reduce opportunities for gains when market prices, interest rates or currencies, or the derivative instruments themselves, behave in a way not anticipated by the Fund. The other parties to certain derivative contracts present the same types of default or credit risk as issuers of fixed income securities. Certain derivatives may be illiquid, which may reduce the return of the Fund if it cannot sell or terminate the derivative instrument at an advantageous time or price. Some derivatives may be difficult to value or may be subject to the risk that changes in the value of the instrument may not correlate well with the underlying asset, rate or index. In addition, derivatives may be subject to market risk, interest rate risk and credit risk. The Fund could lose the entire amount of its investment in a derivative and, in some cases, could lose more than the principal amount invested. Also, suitable derivative instruments may not be available in all circumstances or at reasonable prices. The Sub-Adviser may not make use of derivatives for a variety of reasons.

Convertible Securities

Convertible securities may include corporate notes or preferred stock, but ordinarily are a long-term debt obligation of the issuer convertible at a stated exchange rate into common stock of the issuer. As with most debt securities, the market value of convertible securities tends to decline as interest rates increase, and conversely, to increase as interest rates decline. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the price of the convertible security tends to reflect the value of the underlying common stock.

Foreign Securities

Investments in foreign securities, including American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”), and European Depositary Receipts (“EDRs”) involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S.

32

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier High Yield Bond Fund

and foreign issuer markets are subject. These risks include, without limitation:

•	different accounting and reporting practices

•	less information available to the public

•	less (or different) regulation of securities markets

•	more complex business negotiations

•	less liquidity

•	more fluctuations in prices

•	delays in settling foreign securities transactions

•	higher costs for holding shares (custodial fees)

•	higher transaction costs

•	vulnerability to seizure and taxes

•	political or financial instability and small markets

•	different market trading days

Currency

When the Fund invests in securities denominated in foreign currencies, it is subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time for reasons such as changes in interest rates, government intervention or political developments. As a result, the Fund’s investments in foreign currency denominated securities may reduce the return of the Fund.

Focused Investing

To the extent the Fund invests in a limited number of issuers, its performance may be more volatile than funds that hold a greater variety of securities.

Please also see the Fund’s website at www.transamericafunds.com (select Transamerica Premier Funds) for more information about the Fund.

You may lose money if you invest in this Fund.

These and other risks are more fully described in the section entitled “More on Strategies and Risks” in Appendix A of this prospectus.

Disclosure of Portfolio Holdings

A detailed description of the Fund’s policies and procedures with respect to the disclosure of the Fund’s portfolio securities is available in the Fund’s Statement of Additional Information. The Fund publishes its holdings on its website at www.transamericafunds.com (select Transamerica Premier Funds) 25 days after the end of each month. Such information will generally remain online for six months or as otherwise consistent with applicable regulations.

Past Performance

The bar chart and the table below provide some indication of the risks of investing in the Fund by showing you how the Fund’s performance has varied from year to year, and how the Fund’s average annual total returns for different periods compare to the returns of broad measures of market performance. The Fund’s primary benchmark, the Merrill Lynch U.S. High Yield, Cash Pay, BB-B Rated Index, and the Fund’s secondary benchmark, the Merrill Lynch U.S. High Yield Cash Pay Index, are widely recognized, unmanaged indexes of market performance. Absent any limitation of the Fund’s expenses, total returns would be lower. As with all mutual funds, past performance (before and after taxes) is not a prediction of future results.

Year-by-Year Total Return as of 12/31 (%)

 Best calendar quarter: 6.49% for quarter ended 6/30/2003

 Worst calendar quarter: (18.18%) for quarter ended 12/31/2008

Average Annual Total Returns (as of 12/31/08)*
	1 Year		5 Years		10 Years
Return Before Taxes	(25.19%	)	(1.40%	)	1.53%
Return After Taxes on Distributions**	(27.51%	)	(3.86%	)	(1.42%	)
Return After Taxes on Distributions and Sale of Fund Shares**	(16.06%	)	(2.34%	)	(0.31%	)
Merrill Lynch U.S. High Yield, Cash Pay, BB-B Rated Index†	(23.63%	)	(0.28%	)	2.47%
Merrill Lynch U.S. High Yield Cash Pay Index††	(26.21%	)	(0.84%	)	2.27%

 *Actual returns may depend on the investor’s individual tax situation. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account.

33

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier High Yield Bond Fund

 **The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

 †Merrill Lynch U.S. High Yield, Cash Pay, BB-B Rated Index is an unmanaged index comprised of the value-weighted measure of approximately 1,500 BB and B rated bonds.

 ††Merrill Lynch U.S. High Yield Cash Pay Index is an unmanaged portfolio constructed to mirror the public high-yield debt market.

These indexes do not reflect any commissions, fees or taxes which would be incurred by an investor purchasing the securities it represents.

Fees and Expenses

The table below provides a breakdown of the expenses you may pay if you invest in shares of the Fund. This table sets forth the estimated fees and expenses you may pay if you invest in the Fund’s shares, and, unless otherwise indicated, reflects expenses incurred by the Fund during its fiscal year ended December 31, 2008. Actual expenses may vary significantly.

Shareholder Fees
(fees paid directly from your investment)

Maximum Sales Charge (load) Imposed on Purchases (as a % of offering price)	None
Maximum Deferred Sales Charge (load) (as a % of offering price)	None
Redemption Fee (as a % of amount redeemed)	None

Annual Fund Operating Expenses
(expenses that are deducted from fund assets)

Management Fees	0.53%
Distribution and Service (12b-1) Fees	0.25%
Other Expenses[1]	0.79%

Total Annual Fund Operating Expenses	1.57%
Expense Reduction[2]	0.67%

Net Operating Expenses	0.90%

 1Other expenses have been restated to reflect expenses the Fund expects to incur during its current fiscal year.

 2Through an expense limitation agreement, TAM has contractually agreed, through April 30, 2010, to waive part of its advisory fee and/or to reimburse any other operating expenses to ensure that annualized expenses for the Fund (other than interest, taxes, brokerage commissions and extraordinary expenses) will not exceed 0.90%. To the extent that TAM waives fees or reduces fees, TIM will reimburse TAM for the total amount of such waiver or reduction. TAM is entitled to reimbursement by the Fund of fees waived or expenses reduced during any of the previous 36 months beginning on the date of the expense limitation agreement on any day the estimated annualized Fund operating expenses are less than 0.90% (other than interest, taxes, brokerage commissions and extraordinary expenses).

A $25 fee is assessed every year against an account that has been open for over 2 years whose balance is less than $1,000.

Example

The table below is to help you compare the cost of investing in this Fund with the cost of investing in other mutual funds.

The example assumes that you make a one-time investment of $10,000 in the Fund, reinvested all distributions and dividends without a sales charge, and held your shares for the time periods shown and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% annual return (this assumption is required by the SEC and is not a prediction of the Fund’s future performance) and that the Fund’s operating expenses remain the same. The example assumes no fees for IRA accounts. Costs are the same whether you redeem at the end of any period or not.

Investment Period

1 Year	3 Years	5 Years	10 Years

$92	$430	$792	$1,811

The actual expenses may be more or less than those shown.

Additional Information

Management

Investment Adviser:

Transamerica Asset Management, Inc. (“TAM”)
570 Carillon Parkway
St. Petersburg, FL 33716

For additional information about TAM, see the section entitled “Shareholder Information—Investment Adviser” of this prospectus.

Sub-Adviser:

Transamerica Investment Management, LLC (“TIM”)
11111 Santa Monica Blvd., Suite 820
Los Angeles, CA 90025

For additional information about TIM, see the section entitled ”Shareholder Information — Sub-Adviser” of this prospectus.

Portfolio Managers:

Brian W. Westhoff, CFA

Portfolio Manager (co-lead)

Brian W. Westhoff is a Portfolio Manager at TIM. Prior to joining TIM in 2003, Mr. Westhoff worked as an Equity Research Intern with Credit Suisse Asset Management, as a Fixed Income Investment Analyst at St. Paul Companies, and as an Argentine/Oil and Gas Equity Research Intern with Merrill Lynch in Argentina. He holds an M.B.A. from Thunderbird, the Garvin Graduate School of International Management, and received a B.S. in business

34

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier High Yield Bond Fund

administration from Drake University. Mr. Westhoff has earned the right to use the Chartered Financial Analyst designation and has 11 years of investment experience.

Kirk J. Kim

Portfolio Manager (co-lead)

Kirk J. Kim is Principal and Portfolio Manager at TIM. He manages sub-advised funds and institutional separate accounts in TIM’s Convertible Securities discipline and is a member of TIM’s Concentrated All Cap Growth Equity investment team. Prior to joining TIM in 1997, Mr. Kim worked as a securities analyst for The Franklin Templeton Group. Mr. Kim holds a B.S. in Finance from the University of Southern California and has 13 years of investment experience.

Peter O. Lopez

Portfolio Manager (co-lead)

Peter O. Lopez is Principal and Director of Research at TIM. He co-manages sub-advised funds and institutional accounts in the Large Growth Equity and Convertible Securities disciplines. Prior to joining TIM in 2003, he was Managing Director at Centre Pacific, LLC. Mr. Lopez also previously served as a Senior Fixed Income Analyst for Transamerica Investment Services, Inc. from 1997 to 2000. He holds an M.B.A. in Finance and Accounting from The University of Michigan and received a B.A. in economics from Arizona State University. Mr. Lopez has 17 years of investment experience.

Derek S. Brown, CFA

Portfolio Manager (co)

Derek S. Brown is a Portfolio Manager and Director of Fixed Income at TIM. He manages mutual funds, sub-advised funds and institutional accounts in TIM’s Fixed Income discipline. Prior to joining TIM in 2005, he served in the portfolio management and fixed income trading departments at Bradford & Marzec, Inc. Mr. Brown also previously worked in the trading departments of Back Bay Advisors and The Boston Company Asset Management. He holds an M.B.A. from Boston College and received a B.A. in Communications Studies from University of Maine. Mr. Brown has earned the right to use the Chartered Financial Analyst designation and has 17 years of investment experience.

Greg D. Haendel, CFA

Portfolio Manager (co)

Greg D. Haendel is a Portfolio Manager at TIM. Prior to joining TIM in 2003, he worked as a High Yield Intern for Metropolitan West Asset Management, as a Fixed Income Intern for Lehman Brothers in London, as a Mortgage-Backed Portfolio Manager for Co-Bank in Colorado, and as a Global Debt Analyst for Merrill Lynch in New York. Mr. Haendel holds an M.B.A. in Finance and Accounting from The Anderson School at UCLA and received a B.A. in economics from Amherst College. Mr. Haendel has earned the right to use the Chartered Financial Analyst designation and has 11 years of investment experience

TIM, through its parent company, has provided investment advisory services to various clients since 1967.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of securities in the Fund.

35

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Cash Reserve Fund

Objective

The Fund seeks to maximize current income from money market securities consistent with liquidity and preservation of principal.

Principal Strategies and Policies

This is a money market fund. It invests primarily in a diversified selection of high-quality U.S. dollar-denominated money market instruments with remaining maturities of 13 months or less. The Sub-Adviser, TIM, looks for securities with minimal credit risk. The Fund maintains an average maturity of 90 days or less.

To achieve its goal, the Fund invests primarily in:

•	Short-term corporate obligations, including commercial paper, notes and bonds

•	Obligations issued or guaranteed by the U.S. and foreign governments and their agencies or instrumentalities

•	Obligations of U.S. and foreign banks or their foreign branches, and U.S. savings banks

•	Repurchase agreements involving any of the securities mentioned above

The Fund seeks to maintain a stable net asset value of $1.00 per share by:

•	Investing in securities which present minimal credit risk

•	Maintaining the average maturity of obligations held in the Fund’s portfolio at 90 days or less

There can be no assurance that the Fund will maintain a net asset value of $1.00 per share.

Bank obligations purchased for the Fund are limited to U.S. or foreign banks with total assets of $1.5 billion or more. Similarly, savings association obligations purchased for the Fund are limited to U.S. savings banks with total assets of $1.5 billion or more. Foreign securities purchased for the Fund must be issued by foreign governments, agencies or instrumentalities, or banks that meet the minimum $1.5 billion capital requirement. These foreign obligations must also meet the same quality requirements as U.S. obligations. The commercial paper and other short-term corporate obligations TIM buys for the Fund are determined by TIM to present minimal credit risks.

To the extent that the portfolio has any uninvested cash, the Fund would also be subject to risk with respect to the depository institution holding the cash.

Please see Appendix A for more information about other investment strategies.

Principal Risks

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, there can be no assurance that this will be the case, and it is possible to lose money by investing in the Fund. The Fund could underperform other short-term debt instruments or money market funds. The Fund is subject to the following principal investment risks, as well as other risks described in Appendix A:

Market

A decline in the market value of a Fund investment, lack of liquidity in the bond markets or other market events, including the ongoing global financial crisis, could cause the value of your investment in the Fund, or its yield, to decline.

Interest Rates

The interest rates on short-term obligations held in the Fund’s portfolio will vary, rising or falling with short-term interest rates generally. The Fund’s yield will tend to lag behind general changes in interest rates.

The Fund could lose money or underperform other short-term debt instruments or money market funds. When interest rates increase, the value of the Fund’s investments will decline. A decrease in interest rates will result in a lower yield and, when interest rates are very low, the Fund’s expenses could absorb all or a significant portion of the Fund’s income.

The ability of the Fund’s yield to reflect current market rates will depend on how quickly the obligations in its portfolio mature and how much money is available for investment at current market rates.

Default or Credit Risk

The Fund is also subject to the risk that the issuer of a security in which it invests (or a guarantor) may fail to pay the principal or interest payments when due. Debt securities also fluctuate in value based on the perceived creditworthiness of issuers. If an obligor for a security held by the Fund fails to pay, otherwise defaults or is perceived to be less creditworthy, the security’s credit rating is downgraded, or the credit quality or value of any underlying assets declines, the value of your investment in the Fund could decline significantly.

The Fund may incur expenses to protect the Fund’s interest in securities experiencing these events. If the Fund invests in securities that are subordinated to other securities, or which represent interests in pools of such subordinated securities, those investments may be

36

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Cash Reserve Fund

disproportionately affected by a default or even a perceived decline in creditworthiness of the issuer.

The credit quality of the Fund’s securities may change rapidly, particularly during periods of market turmoil. If, after purchase, the credit rating on a security is downgraded or the credit quality deteriorates, or if the maturity is extended, the Fund’s Sub-Adviser will decide whether the security should be held or sold. Upon the occurrence of certain triggering events or defaults on a security held by the Fund, or if an issuer of such a security has difficulty meeting its obligations, the Fund may become the holder of a restructured security or of underlying assets. In that case, the Fund may become the holder of securities or other assets that it could not otherwise purchase at a time when those assets may be difficult to sell or can be sold only at a loss. Any of these events may cause the portfolio’s share price to go down.

Bank Obligations

If the Fund concentrates in U.S. bank obligations, the Fund will be particularly sensitive to adverse events affecting U.S. banks. Banks are sensitive to changes in money market and general economic conditions, as well as decisions by regulators that can affect banks’ profitability.

Yield Fluctuation

The Fund invests in short-term money market instruments. As a result, the amount of income paid to you by the Fund will go up or down depending on day-to-day variations in short-term interest rates. Investing in high quality, short-term instruments may result in a lower yield (the income on your investment) than investing in lower quality or longer-term instruments. When interest rates are very low, the Fund’s expenses could absorb all or a significant portion of the Fund’s income, and, if the Fund’s expenses exceed the Fund’s income, the Fund may be unable to maintain its $1.00 net asset value per share.

Redemption

The Fund may experience periods of heavy redemptions that could cause the Fund to liquidate its assets at inopportune times or at a loss or depressed value particularly during periods of declining or illiquid markets. Redemption risk is greater to the extent that the Fund has investors with large shareholdings, short investment horizons, or unpredictable cash flow needs. The redemption by one or more large shareholders of their holdings in the Fund could have an adverse impact on the remaining shareholders in the Fund.

An investment in this Fund is not insured or guaranteed by the FDIC or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in this Fund.

Please also see the Fund’s website at www.transamericafunds.com (select Transamerica Premier Funds) for more information about the Fund.

Disclosure of Portfolio Holdings

A detailed description of the Fund’s policies and procedures with respect to the disclosure of the Fund’s portfolio securities is available in the Fund’s SAI. In addition, investors should note that the Fund publishes its holdings on its website at www.transamericafunds.com (select Transamerica Premier Funds) 25 days after the end of each month. Such information will generally remain online for six months or as otherwise consistent with applicable regulations.

Past Performance

The bar chart and the table below provide some indication of the risks of investing in the Fund by showing you how the Fund’s performance has varied from year to year, and how the Fund’s average annual total returns for different periods. As with all mutual funds, past performance (before and after taxes) is not a prediction of future results. If the Investment Adviser had not waived fees, the aggregate total return of the Fund would have been lower.

Year-by-Year Total Return as of 12/31 (%)

 Best calendar quarter: 1.63% for quarter ended 9/30/2000

 Worst calendar quarter: 0.20% for quarter ended 3/31/2004

Average Annual Total Returns (as of 12/31/2008)*
	1 Year	5 Years	10 Years
Return Before Taxes	2.57%	3.35%	3.47%

 *Actual returns may depend on the investor’s individual tax situation. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account.

37

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Cash Reserve Fund

Note: The current day and seven-day effective yields were 1.73% and 1.63% for the Investor Class, respectively, as of December 31, 2008.

You can get current yield information for Transamerica Premier Cash Reserve Fund by calling 1-800-89-ASK-US.

Fees and Expenses

The table below provides a breakdown of the expenses you may pay if you invest in shares of the Fund. This table sets forth the estimated fees and expenses you may pay if you invest in the Fund’s shares, and, unless otherwise indicated, reflects expenses incurred by the Fund during its fiscal year ended December 31, 2008. Actual expenses may vary significantly.

Shareholder Fees
(fees paid directly from your investment)

Maximum Sales Charge (load) Imposed on Purchases (as a % of offering price)	None
Maximum Deferred Sales Charge (load) (as a % of offering price)	None
Redemption Fee (as a % of amount redeemed)	None

Annual Fund Operating Expenses
(expenses that are deducted from fund assets)1

Management Fees	0.33%
Distribution and Service (12b-1) Fees[2]	0.00%
Other Expenses	0.27%

Total Annual Fund Operating Expenses	0.60%
Expense Reduction[3,4]	0.32%

Net Operating Expenses	0.28%

 1Annual Fund operating expenses are based upon the Fund’s expenses for the fiscal year ended December 31, 2008, restated to include an adjustment of 0.02% as a result of the U.S. Treasury’s Temporary Guarantee Program for Money Market Funds (the “Program”). This adjustment reflects additional costs associated with participating in the Program for the period of January 1, 2009 through September 18, 2009, and are not covered by the contractual expense cap currently in effect.

 2The Fund’s distributor has agreed to waive the distribution fees for the Fund until at least April 30, 2010. This fee waiver may be terminated at any time without notice after April 30, 2010.

 3Through an expense limitation agreement, TAM has contractually agreed, through April 30, 2010, to waive part of its advisory fee and/or to reimburse any other operating expenses to ensure that annualized expenses for the Fund (other than interest, taxes, brokerage commissions and extraordinary expenses) will not exceed 0.25%. To the extent that TAM waives fees or reduces fees, TIM will reimburse TAM for the total amount of such waiver or reduction. TAM is entitled to reimbursement by the Fund of fees waived or expenses reduced during any of the previous 36 months beginning on the date of the expense limitation agreement on any day the estimated annualized Fund operating expenses are less than 0.25% (other than interest, taxes, brokerage commissions and extraordinary expenses).

 4In order to avoid a negative yield, TAM or any of its affiliates may waive fees or reimburse expenses of one or more classes of the Fund. Any such waiver or expense reimbursement would be voluntary, could be discontinued at any time, and is subject in certain circumstances to reimbursement by the Fund to TAM or its affiliates. There is no guarantee that the Fund will be able to avoid a negative yield.

A $25 fee is assessed every year against an account that has been open for over 2 years whose balance is less than $1,000.

Example

The table below is to help you compare the cost of investing in this Fund with the cost of investing in other mutual funds.

The example assumes that you make a one-time investment of $10,000 in the Fund, reinvested all distributions and dividends without a sales charge, and held your shares for the time periods shown and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% annual return (this assumption is required by the SEC and is not a prediction of the Fund’s future performance) and that the Fund’s operating expenses remain the same. The example assumes no fees for IRA accounts. Costs are the same whether you redeem at the end of any period or not.

Investment Period

1 Year	3 Years	5 Years	10 Years

$29	$150	$286	$683

The actual expenses may be more or less than those shown.

Additional Information

Management

Investment Adviser:

Transamerica Asset Management, Inc. (“TAM”)
570 Carillon Parkway
St. Petersburg, FL 33716

For additional information about TAM, see the section entitled “Shareholder Information — Investment Adviser” of this prospectus.

Sub-Adviser:

Transamerica Investment Management, LLC (“TIM”)
11111 Santa Monica Blvd., Suite 820
Los Angeles, CA 90025

For additional information about TIM, see the section entitled “Shareholder Information—Sub-Adviser” of this prospectus.

38

Transamerica Premier Funds Prospectus – Investor Class Shares

Transamerica Premier Cash Reserve Fund

Portfolio Managers

Greg D. Haendel, CFA

Portfolio Manager (lead)

Greg D. Haendel is a Portfolio Manager at TIM. Prior to joining TIM in 2003, he worked as a High Yield Intern for Metropolitan West Asset Management, as a Fixed Income Intern for Lehman Brothers in London, as a Mortgage-Backed Portfolio Manager for Co-Bank in Colorado, and as a Global Debt Analyst for Merrill Lynch in New York. Mr. Haendel holds an M.B.A. in Finance and Accounting from The Anderson School at UCLA and received a B.A. in Economics from Amherst College. Mr. Haendel has earned the right to use the Chartered Financial Analyst designation and has 11 years of investment experience

Patty Arrieta-Morales

Portfolio Manager (co)

Patty Arrieta-Morales is a Money Market Trader at TIM. Ms. Arrieta-Morales is the Co-Manager of the Transamerica Premier Cash Reserve Fund. She joined TIM in 1998. Ms. Arrieta-Morales holds a B.S. in Accounting from California State University at Los Angeles and has 12 years of investment experience.

TIM, through its parent company, has provided investment advisory services to various clients since 1967.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of securities of the Fund.

39

Transamerica Premier Funds Prospectus – Investor Class Shares

Shareholder Information

INVESTMENT ADVISER

Transamerica Premier Funds’ Board of Directors is responsible for managing the business affairs of Transamerica Premier Funds. The Board oversees the operation of Transamerica Premier Funds by its officers. It also reviews the management of each Fund’s assets by TAM and TIM. You can find additional information about Transamerica Premier Funds’ Directors and officers in the SAI.

TAM, located at 570 Carillon Parkway, St. Petersburg, Florida 33716 serves as Investment Adviser for Transamerica Premier Funds. The Investment Adviser hires the Sub-Adviser to furnish investment advice and recommendations and has entered into a sub-advisory agreement with TIM. The Investment Adviser also monitors the Sub-Adviser’s buying and selling of securities and administration of the Funds.

TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) (“Western Reserve”) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.

The Funds may rely on an Order from the SEC (Release IC-23379 dated August 5, 1998) that permits Transamerica Premier Funds and its Investment Adviser, TAM, subject to certain conditions, and without the approval of shareholders to:

(1)	employ a new unaffiliated sub-adviser for a fund pursuant to the terms of a new investment sub-advisory agreement, either as a replacement for an existing sub-adviser or as an additional sub-adviser;

(2)	materially change the terms of any sub-advisory agreement; and

(3)	continue the employment of an existing sub-adviser on sub-advisory contract terms where a contract has been assigned because of a change of control of the sub-adviser.

In such circumstances, shareholders would receive notice and information about the new sub-adviser within ninety (90) days after the hiring of any new sub-adviser.

Transamerica Investment Management, LLC is an affiliate of TAM and Transamerica Premier Funds.

Management Fees

For its service to each of the Funds, the Investment Adviser is entitled to receive an advisory fee based on an annual percentage of the Fund’s average daily net assets. It is accrued daily and paid monthly. The fees may be higher than the average advisory fee paid to the investment advisers of other similar funds. The Investment Adviser may waive some or all of its fees from time to time at its discretion.

Management Fees Paid in 2008

For the fiscal year ended December 31, 2008, each Fund paid the following advisory fee as a percentage of the Fund’s average daily net assets, after reimbursement and/or fee waivers (if applicable).

Fund	Percentage

Transamerica Premier Focus Fund	0.80%

Transamerica Premier Equity Fund	0.67%

Transamerica Premier Growth Opportunities Fund	0.80%

Transamerica Premier Diversified Equity Fund	0.58%

Transamerica Premier Balanced Fund	0.58%

Transamerica Premier High Yield Bond Fund	0.06%

Transamerica Premier Cash Reserve Fund	0.01%

A discussion regarding the basis of the Funds’ Board of Directors approval of the Funds’ advisory arrangements is available in the Funds’ annual report for the fiscal year ended December 31, 2008.

Each Fund pays all the costs of its operations that are not assumed by the Investment Adviser, including:

•	custodian

•	legal

•	audit

•	administration

•	registration fees and expenses

•	fees and expenses of directors unaffiliated with the Investment Adviser

Out of its past profits and other available services, the Investment Adviser (or its affiliates) may pay for distribution and for shareholder services with respect to the Funds provided by broker-dealers and other financial intermediaries. These payments are sometimes referred to as “revenue sharing” arrangements. Revenue sharing is not an expense of the Funds.

SUB-ADVISER

TIM is the Sub-Adviser to the Funds. TIM is located at 11111 Santa Monica Blvd., Suite 820, Los Angeles, CA 90025. TIM is controlled

40

Transamerica Premier Funds Prospectus – Investor Class Shares

Shareholder Information

by Transamerica Investment Services, Inc. (“TISI”). TISI is a subsidiary of Transamerica Corporation, 600 Montgomery Street, San Francisco, California 94111. Transamerica Corporation is a subsidiary of AEGON NV, an international insurance group.

Sub-Advisory Fees

The Sub-Adviser receives compensation, calculated daily and paid monthly, from TAM, at the following annual rates:

As a % of Average
Fund	Daily Net Assets

Transamerica Premier Focus Fund	0.85% for the first $1 billion; 0.82% of the next $1 billion and 0.80% of assets in excess of $2 billion
Transamerica Premier Equity Fund	0.85% for the first $1 billion; 0.82% of the next $1 billion and 0.80% of assets in excess of $2 billion
Transamerica Premier Growth Opportunities Fund	0.85% for the first $1 billion; 0.82% of the next $1 billion and 0.80% of assets in excess of $2 billion
Transamerica Premier Diversified Equity Fund	0.75% for the first $1 billion; 0.72% of the next $1 billion and 0.70% of assets in excess of $2 billion
Transamerica Premier Balanced Fund	0.75% for the first $1 billion; 0.72% of the next $1 billion and 0.70 of assets in excess of $2 billion
Transamerica Premier High Yield Bond Fund	0.53%
Transamerica Premier Cash Reserve Fund	0.33%

TO CONTACT TRANSAMERICA PREMIER FUNDS

• Customer Service:	1-800-892-7587
• Internet:	www.transamericafunds.com
• Fax:	1-866-476-0578
Mailing Address:	Transamerica Premier Funds P.O. Box 219427 Kansas City, MO 64121-9427
Overnight Address:	Transamerica Premier Funds 330 West 9th Street Kansas City, MO 64105

OPENING AN ACCOUNT

Transamerica Premier Funds make opening an account, investing in shares and account management as easy and efficient as possible. For your convenience, the Funds also provide a complete range of services to meet your investment and financial transaction needs.

Fill out the New Account Application which is available on our website.

IRAs and other retirement plan accounts require different applications, which you can request by calling Customer Service or by visiting our website.

Note: To help the U.S. government fight the funding of terrorism and money laundering activities, the USA PATRIOT Act requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account. On your application, be sure to include your name, date of birth (if an individual), residential address and Social Security Number or taxpayer identification number. If there are authorized traders on your account, please provide this information for each trader. If you do not provide this information, your account will not be established. If Transamerica Premier Funds cannot verify your identity within 30 days from the date your account is established, your account may be closed based on the next calculated net asset value (“NAV”) per share.

Minimum Investment

	Minimum	Minimum
	Initial	Subsequent
	Investment	Investment
	(per fund	(per fund
Type of Account	account)	account)
Regular Accounts	$1,000	$50
IRAs (Traditional and Roth) and Coverdell ESAs	$250	$50
Uniform Gift to Minors (“UGMA”) or Transfer to Minors (“UTMA”)	$250	$50
Payroll Deduction and Automatic Investment Plans	$50	$50*

* Minimum per monthly fund account investment.

Note: Transamerica Premier Funds reserves the right to change the amount of these minimums from time to time or to waive them in whole or in part. The minimum initial and minimum subsequent investment requirements have been waived for wrap programs at broker-dealer firms having applicable selling and wrap agreements with Transamerica Premier Funds and certain qualified retirement plans, excluding IRAs.

The minimum initial and minimum subsequent investment requirements, will be waived (to the extent applicable) with respect to transactions in an account in the Transamerica Premier Equity Fund maintained by Fidelity Management Trust Company (“FMTC”) on behalf of one or more 401(k) or other retirement plans. Net purchase and/or redemption orders forwarded on behalf of plan participants by FMTC with respect to the account will not be considered to be

41

Transamerica Premier Funds Prospectus – Investor Class Shares

Shareholder Information

market timing or disruptive trading for purposes of the Fund’s compliance policies, and FMTC’s market timing and disruptive trading policies (and not those of the Fund) will apply to transactions by plan participants.

The Statement of Additional Information contains additional information.

By Mail

•	Send your completed application and check made payable to Transamerica Fund Services, Inc.

Through an Authorized Dealer

•	The dealer is responsible for opening your account and providing Transamerica Premier Funds with your taxpayer identification number.

Buying Shares
Purchase requests initiated through an automated service that exceed $50,000 per day are not permitted and must be submitted in writing.

By Check

•	Make your check payable and mail to Transamerica Fund Services, Inc.

•	If you are opening a new account, send your completed application along with your check.

•	If you are purchasing shares in an existing account(s), please reference your account number(s) and the Transamerica Premier Fund(s) you wish to invest in. If you do not specify the fund(s) in which you wish to invest, and your referenced account is invested in one fund, your check will be deposited into such fund.

•	Redemption proceeds will be withheld for 15 calendar days from the date of purchase for funds to clear. Certain exceptions may apply.

•	Transamerica Premier Funds does not accept money orders, traveler’s checks, starter checks, credit card convenience checks or cash. Cashier’s checks and third-party checks may be accepted, subject to approval by Transamerica Premier Funds.

By Automatic Investment Plan

•	With an Automatic Investment Plan (“AIP”), a level dollar amount is invested monthly and payment is deducted electronically from your bank account. Due to your bank’s requirements, please allow up to 30 days for your AIP to begin. Investments may be made between the 3rd and 28th of each month only, and will occur on the 15th if no selection is made. Call Customer Service for information on how to establish an AIP or visit our website to obtain an AIP request form.

By Telephone

•	You may request an electronic transfer of funds from your bank account to your Transamerica Premier Funds account. The electronic bank link option must be established in advance before Automated Clearing House (“ACH”) purchases will be accepted. Call Customer Service or visit our website for information on how to establish an electronic bank link. Due to your bank’s requirements, please allow up to 30 days to establish this option.

Through an Authorized Dealer

•	If your dealer has already established your account for you, no additional documentation is needed. Call your dealer to place your order. Transamerica Premier Funds must receive your payment within three business days after your order is accepted.

By the Internet

•	You may request an electronic transfer of funds from your bank account to your Transamerica Premier Funds account. The electronic bank link option must be established in advance before ACH purchases will be accepted. Call Customer Service or visit our website for information on how to establish an electronic bank link.

By Payroll Deduction

•	You may have money transferred regularly from your payroll to your Transamerica Premier Funds account. Call Customer Service to establish this deduction.

By Wire Transfer

•	You may request that your bank wire funds to your Transamerica Premier Funds account (note that your bank may charge a fee for such service). You must have an existing account to make a payment by wire transfer. Ask your bank to send your payment to:

Bank of America, NA, Charlotte, NC, ABA# 0260-0959-3, DDA# 5486005475. Provide shareholder name, fund and account numbers.

•	Shares will be purchased at the next determined NAV after receipt of your wire if you have supplied all other required information.

Other Information

If your check, draft or electronic transfer is returned unpaid by your bank, you will be charged a fee of $20 for each item that has been returned.

Transamerica Premier Funds reserves the right to terminate your electronic draft privileges if the drafts are returned unpaid by your bank.

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Transamerica Premier Funds Prospectus – Investor Class Shares

Shareholder Information

Transamerica Premier Funds or its agents may reject a request for purchase of shares at any time, in whole or in part, including any purchase under the exchange privilege.

SELLING SHARES

Selling shares is also referred to as “redeeming” shares. You can redeem your shares on any day the Funds are open for business.

Proceeds from the redemption of your shares will usually be sent within three business days after receipt in good order of your request for redemption (unless you request to receive payment by wire or another option described below). However, Transamerica Premier Funds has the right to take up to seven days to pay your redemption proceeds, and may postpone payment under certain circumstances, as authorized by law. In cases where shares have recently been purchased and the purchase money is not yet available, redemption proceeds will be withheld for 15 calendar days from the date of purchase for funds to clear. Certain exceptions may apply. Shares purchased by wire are immediately available and are not subject to the 15 day holding period.

Please note that redemption requests greater than $50,000 per day must be submitted in writing. In addition, amounts greater than $50,000 cannot be sent via ACH (check or federal funds wire only). Additionally, requests totaling more than $100,000 must be in writing with an original signature guarantee by all shareholders.

The electronic bank link option must be established in advance for payments made electronically to your bank such as ACH or expedited wire redemptions. Call Customer Service to verify this feature is in place on your account or to obtain information on how to establish the electronic bank link.

To Request Your Redemption and Receive Payment By:

Direct Deposit – ACH

•	You may request an “ACH redemption” in writing, by phone or by internet access to your account. Payment should usually be received by your bank account 2-4 banking days after your request is received in good order. Transamerica Premier Funds does not charge for this payment option. Certain IRAs and qualified retirement plans may not be eligible via the internet.

Direct Deposit – Wire

•	You may request an expedited wire redemption in writing or by phone. The electronic bank link option must be established in advance. Otherwise, an original signature guarantee will be required. Wire redemptions have a minimum of $1,000 per wire. Payment should be received by your bank account the next banking day after your request is received in good order. Transamerica Premier Funds charges $10 for this service. Your bank may charge a fee as well.

Check to Address of Record

•	Written Request: Send a letter requesting a withdrawal to Transamerica Premier Funds. Specify the fund, account number and dollar amount or number of shares you wish to redeem. Be sure to include all shareholders’ signatures and any additional documents, as well as an original signature guarantee(s) if required. If you are requesting a distribution from an IRA, federal tax withholding of 10% will apply unless you elect otherwise. If you elect to withhold, the minimum tax withholding rate is 10%.

•	Telephone or Internet Request: You may request your redemption by phone or internet. Certain IRAs and qualified retirement plans may not be eligible.

Check to Another Party/Address

•	This request must be in writing, regardless of amount, signed by all account owners, with an original signature guarantee.

Systematic Withdrawal Plan (by Direct Deposit ACH or Check)

•	You can establish a Systematic Withdrawal Plan (“SWP”) either at the time you open your account or at a later date. Call Customer Service for information on how to establish a SWP or visit our website to obtain the appropriate form to complete.

Through an Authorized Dealer

•	You may redeem your shares through an authorized dealer. (They may impose a service charge.) Contact your Registered Representative or call Customer Service for assistance.

Your Request to Sell Your Shares and Receive Payment May Be Subject To:

•	The type of account you have and if there is more than one shareholder.

•	The dollar amount you are requesting; redemptions over $50,000 must be in writing and those redemptions totaling more than $100,000 require a written request with an original signature guarantee for all shareholders on the account.

•	A written request or an original signature guarantee may be required if there have been recent changes made to your account (such as an address change) or other such circumstances. For your protection, if an address change was made in the last 10 days, Transamerica Premier Funds requires a redemption request in writing, signed by all account owners with an original signature guarantee.

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Transamerica Premier Funds Prospectus – Investor Class Shares

Shareholder Information

•	When redeeming all shares from an account with an active AIP, your AIP will automatically be stopped. Please contact Customer Service if you wish to re-activate your AIP.

•	Each Fund reserves the right to refuse a telephone redemption request if it is believed it is advisable to do so. The telephone redemption option may be suspended or terminated at any time without advance notice.

•	Redemption proceeds will be withheld for 15 calendar days from the date of purchase for funds to clear. Certain exceptions may apply.

•	Shares will normally be redeemed for cash, although each Fund retains the right to redeem its shares in kind. Please see the SAI for more details.

•	If you request that a withdrawal check be delivered overnight, a $20 overnight fee will be charged; for Saturday delivery, a $30 overnight fee will be charged.

Please see additional information relating to signature guarantees later in this prospectus.

INVOLUNTARY REDEMPTIONS

Each Fund reserves the right to close your account if the account value falls below the Fund’s minimum account balance, or you are deemed to engage in activities that are illegal (such as late trading) or otherwise believed to be detrimental to the Fund (such as market timing or frequent small redemptions), to the fullest extent permitted by law.

EXCHANGING SHARES

•	You may request an exchange in writing, by phone or by accessing your account through the internet.

•	You can exchange shares in one fund for shares of another fund offered in this prospectus.

•	The minimum exchange to a new fund account is $1,000, unless your account is a UGMA, UTMA, or IRA, in which event it is $250. If you want to exchange between existing fund accounts, the required minimum will be $50.

•	An exchange is treated as a redemption of a fund’s shares, followed by a purchase of the shares of the fund into which you exchanged. Prior to making exchanges into a fund that you do not own, please read the prospectus carefully.

•	If you exchange all your shares to a new fund, any active systematic plan that you maintain with Transamerica Premier Funds will also carry over to this new fund unless otherwise instructed.

•	Transamerica Premier Funds reserves the right to modify or terminate the exchange privilege at any time upon 60 days written notice.

•	Transamerica Premier Funds reserves the right to deny any request involving transactions between classes of shares.

FEATURES AND POLICIES

Market Timing/Excessive Trading

Some investors try to profit from various short-term or frequent trading strategies known as market timing. Examples of market timing include switching money into funds when their share prices are expected to rise and taking money out when their share prices are expected to fall, and switching from one fund to another and then back again after a short period of time. As money is shifted in and out, a fund incurs expenses for buying and selling securities. Excessive purchases, redemptions or exchanges of fund shares disrupt portfolio management, hurt fund performance and drive fund expenses higher. For example, the fund may be forced to liquidate investments as a result of short-term trading and incur increased brokerage costs or realize taxable capital gains without attaining any investment advantage. These costs are borne by all shareholders, including long-term investors who do not generate the costs.

Transamerica Premier Funds’ Board of Directors has approved policies that are designed to discourage market timing or excessive trading, which include limitations on the number of transactions in fund shares, as described in this prospectus. If you intend to engage in such practices, we request that you do not purchase shares of any of the Funds.

Each Fund reserves the right to reject any request to purchase shares, including purchases in connection with an exchange transaction, which the Fund reasonably believes to be in connection with market timing or excessive trading. The Funds generally will consider four or more exchanges between Funds, or frequent purchases and redemptions having a similar effect, during any rolling 90-day period to be evidence of market timing or excessive trading by a shareholder or by accounts under common control (for example, related shareholders, or a financial adviser with discretionary trading authority over multiple accounts). However, the Funds reserve the right to determine less active trading to be “excessive” or related to market timing.

While the Funds discourage market timing and excessive short-term trading, the Funds cannot always recognize or detect such trading, particularly if it is facilitated by financial intermediaries or done through Omnibus Account arrangements. The Funds’ distributor has entered into agreements with intermediaries requiring the intermediaries to provide certain information to help identify harmful trading activity and to prohibit further purchases or exchanges by a shareholder identified as having engaged in excessive trading. There is

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Transamerica Premier Funds Prospectus – Investor Class Shares

Shareholder Information

no guarantee that the procedures used by financial intermediaries will be able to curtail frequent, short-term trading activity. For example, shareholders who seek to engage in frequent, short-term trading activity may use a variety of strategies to avoid detection, and the financial intermediaries’ ability to deter such activity may be limited by operational and information systems capabilities. Due to the risk that the Funds and financial intermediaries may not detect all harmful trading activity, it is possible that shareholders may bear the risks associated with such activity.

Orders to purchase, redeem or exchange shares forwarded by certain omnibus accounts with Transamerica Premier Funds will not be considered to be market timing or excessive trading for purposes of Transamerica Premier Funds’ policies. However, the market timing and excessive trading policies of these omnibus firms or plans may apply to transactions by the underlying shareholders.

Checkwriting Service (available for shareholders of Transamerica Premier Cash Reserve Fund only)

If you would like to use the checkwriting service, mark the appropriate box on the application or authorization form. Your Transamerica Premier Cash Reserve Fund account must have a minimum balance of $1,000 to establish checkwriting privileges. The Fund will send you checks when it receives these properly completed documents and your check has cleared the 15 day holding period. Checks must be written for at least $250, and investments made by check or ACH must have been in your account for at least 15 calendar days before you can write checks against them. A service fee of $10 applies for those checks written under $250. When the check is presented for payment, the Fund will redeem a sufficient number of full and fractional shares in your account at that day’s net asset value to cover the amount of the check. Checks presented against your account in an amount that exceeds your available balance will be returned for “insufficient funds,” and your account will incur a $20 service fee. Due to dividends accruing on your account, it is not possible to determine your account’s value in advance, so you should not write a check for the entire value of your account or try to close your account by writing a check. A stop payment on a check may be requested for a $20 service fee. The payment of funds is authorized by the signature(s) appearing on the Transamerica Premier Funds application or authorization form. Each signatory guarantees the genuineness of the other signature(s).

The use of checks is subject to the rules of the Transamerica Premier Funds designated bank for its check writing service. Transamerica Premier Funds has chosen UMB Bank, N.A. as its designated bank for this service. UMB Bank, N.A., or its bank affiliate (the “Bank”), is appointed agent by the person(s) signing the Transamerica Premier Funds application or authorization form (the Investor(s)) and, as agent, is authorized and directed upon presentment of checks to the Bank to transmit such checks to Transamerica Premier Funds as requests to redeem shares registered in the name of the Investor(s) in the amounts of such checks.

This checkwriting service is subject to the applicable terms and restrictions, including charges, set forth in this prospectus. The Investor(s) agrees that he/she is subject to the rules, regulations, and laws governing check collection including the Uniform Commercial Code as enacted in the State of Missouri, pertaining to this checkwriting service, as amended from time to time. The Bank and/or Transamerica Premier Funds has the right not to honor checks presented to it and the right to change, modify or terminate this checkwriting service at any time.

The checkwriting service of Transamerica Premier Cash Reserve Fund is not available for IRAs or qualified retirement plans.

Customer Service

Occasionally, Transamerica Premier Funds experiences high call volume due to unusual market activity or other events that may make it difficult for you to reach a Customer Service Representative by telephone. If you are unable to reach Transamerica Premier Funds by telephone, please consider visiting our website at www.transamericafunds.com. You may also send instructions by mail, by fax, or by using the Premier Quote (automated phone system).

Uncashed Checks Issued on Your Account

If any check Transamerica Premier Funds issues is returned by the Post Office as undeliverable, or remains outstanding (uncashed) for six months, we reserve the right to reinvest check proceeds back into your account at the net asset value next calculated after reinvestment. If applicable, we will also change your account distribution option from cash to reinvest. Interest does not accrue on amounts represented by uncashed checks. In cases where we are unable to reinvest check proceeds in the Fund that you held, for example, if the Fund has been liquidated or is closed to new investments, we reserve the right to reinvest the proceeds in another Transamerica Premier Fund, such as the Transamerica Premier Cash Reserve Fund.

Minimum Dividend Check Amounts

To control costs associated with issuing and administering dividend checks, we reserve the right not to issue checks under a specified amount. For accounts with the cash by check dividend distribution option, if the dividend payment total is less than $10, the distribution will be reinvested into the account and no check will be issued.

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Transamerica Premier Funds Prospectus – Investor Class Shares

Shareholder Information

Dividend Payment Schedules:

Fund	When It Pays

Transamerica Premier Focus Fund	Annually

Transamerica Premier Equity Fund	Annually

Transamerica Premier Growth Opportunities Fund	Annually

Transamerica Premier Diversified Equity Fund	Annually

Transamerica Premier Balanced Fund	Annually

Transamerica Premier High Yield Bond Fund	Monthly

Transamerica Premier Cash Reserve Fund	Monthly*

* Accrues daily paid monthly.

Minimum Account Balance

Due to the proportionately higher cost of maintaining customer fund accounts with balances below the stated minimums for each class of shares, Transamerica Premier Funds reserves the right to close such accounts or assess an annual fee on such fund accounts to help offset the costs associated with maintaining the account. Transamerica Premier Funds generally provides a 60-day notification to the address of record prior to assessing a minimum account fee, or closing any account. The following describes the fees assessed against fund accounts with balances below the stated minimum:

Account Balance	Fee Assessment
(per fund account)	(per fund account)

If your balance is below $1,000	$25 fee assessed every year, until balance reaches $1,000

No fees will be charged on:

•	Accounts opened within the preceding 24 months

•	Accounts with an active monthly Automatic Investment Plan or payroll deduction ($50 minimum per fund account)

•	Accounts owned by an individual which, when combined by Social Security Number, have a balance of $5,000 or more

•	Accounts owned by individuals in the same household (by address) that have a combined balance of $5,000 or more

•	UTMA/UGMA accounts (held at Transamerica Premier Funds)

•	State Street Custodial accounts (held at Transamerica Premier Funds)

•	Omnibus and Network Level 3 accounts

•	Accounts for which Transamerica Premier Funds in its discretion has waived the minimum account balance requirement

Telephone Transactions

Transamerica Premier Funds and its transfer agent, Transamerica Fund Services, Inc. (“TFS”) are not liable for complying with telephone instructions that are deemed by them to be genuine. Transamerica Premier Funds and TFS will employ reasonable procedures to help ensure telephone instructions are genuine. In situations where Transamerica Premier Funds or TFS reasonably believe they were acting on genuine telephone instructions, you bear the risk of loss. These procedures may include requiring personal identification, providing written confirmation of transactions and tape recording conversations. Transamerica Premier Funds reserves the right to modify the telephone redemption privilege at any time.

Retirement and ESA State Street Account Maintenance Fees

Retirement plan and Coverdell ESA State Street accounts are subject to an annual custodial fee of $15 per fund account, with a maximum fee of $30 per Social Security Number. For example, an IRA in two fund accounts would normally be subject to a $30 annual custodial fee. The fee is waived if the total of the retirement plan and ESA account(s)’s value per Social Security Number is more than $50,000.

Professional Fees

Your financial professional may charge a fee for his or her services. This fee will be in addition to any fees charged by Transamerica Premier Funds. Your financial professional will answer any questions that you may have regarding such fees.

Signature Guarantee

An original signature guarantee assures that a signature is genuine so that you are protected from unauthorized account transactions. Notarization is not an acceptable substitute. Acceptable guarantors only include participants in the Securities Transfer Agents Medallion Program (“STAMP2000”). Participants in STAMP2000 may include financial institutions such as banks, savings and loan associations, trust companies, credit unions, broker-dealers and member firms of a national securities exchange.

An original signature guarantee is required if any of the following is applicable:

•	You request a redemption or distribution transaction totaling more than $100,000 or, in the case of an IRA with a market value in excess of $100,000, you request a custodian to custodian transfer.

•	You would like a check made payable to anyone other than the shareholder(s) of record.

•	You would like a check mailed to an address which has been changed within 10 days of the redemption request.

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Transamerica Premier Funds Prospectus – Investor Class Shares

Shareholder Information

•	You would like a check mailed to an address other than the address of record.

•	You would like your redemption proceeds wired to a bank account other than a bank account of record.

•	You are adding or removing a shareholder from an account.

•	You are changing ownership of an account.

•	When establishing an electronic bank link, if the Transamerica Premier Funds account holder’s name does not appear on the check.

The Funds reserve the right to require an original signature guarantee under other circumstances or to reject or delay a redemption on certain legal grounds.

An original signature guarantee may be refused if any of the following is applicable:

•	It does not appear valid or in good form.

•	The transaction amount exceeds the surety bond limit of an original signature guarantee.

•	The guarantee stamp has been reported as stolen, missing or counterfeit.

Employer-Sponsored Accounts

If you participate in an employer-sponsored plan and wish to make an allocation change to your current fund selection, you or your financial professional must notify Transamerica Premier Funds by phone or in writing. Please also remember to inform your employer of the change(s) to your fund allocation. Documentation for allocations submitted online or in writing from your employer will be used to allocate your contributions. This documentation will supersede all other prior instructions received from you or your financial professional. (Note: If you perform a partial or complete exchange to a new fund selection, your current fund allocation will remain unchanged for future contributions unless specified otherwise.)

E-mail Communications

As e-mail communications may not be secure, and because we are unable to take reasonable precautions to verify your shareholder and transaction information, we cannot respond to account-specific requests received via email. For your protection, we ask that all transaction requests be submitted only via telephone, mail or through the secure link on our website.

Statements and Reports

Transamerica Premier Funds will send you a confirmation statement after every transaction that affects your account balance or registration, with the exception of systematic transactions or transactions necessary to assess account fees. Systematic transactions and fees will be shown on your next regularly scheduled quarterly statement. Information regarding these fees is disclosed in this prospectus. Please review the confirmation statement carefully and promptly notify Transamerica Premier Funds of any error. Information about the tax status of income dividends and capital gains distributions will be mailed to shareholders early each year.

Please retain your statements. If you require historical statements, Transamerica Premier Funds may charge $10 per statement year up to a maximum of $50 per Social Security Number. Financial reports for the Funds, which include a list of the holdings, will be mailed twice a year to all shareholders.

PRICING OF SHARES

How Share Price Is Determined

The price at which shares are purchased or redeemed is the NAV that is next calculated following receipt and acceptance of a purchase order in good order or receipt of a redemption order in good order by Transamerica Premier Funds or an authorized intermediary.

When Share Price Is Determined

The NAV of the Funds is determined on each day the New York Stock Exchange (“NYSE”) is open for business. The NAV is not determined on days when the NYSE is closed (generally New Year’s Day, Martin Luther King Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas). Foreign securities may trade in their primary markets on weekends or other days when a Fund does not price its shares (therefore, the NAV of a Fund holding foreign securities may change on days when shareholders will not be able to buy or sell shares of the Funds).

Purchase orders received in good order and accepted, and redemption orders received in good order, before the close of business on the NYSE, usually 4:00 p.m. Eastern Time, receive the NAV determined as of the close of the NYSE that day. Purchase and redemption requests received after the NYSE is closed receive the NAV at the close of the NYSE the next day the NYSE is open. Purchase and redemption requests by telephone are deemed received when the telephone call is received.

How NAV is Calculated

The NAV of each Fund is calculated by taking the value of its net assets and dividing by the number of shares of the Fund that are then outstanding.

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Transamerica Premier Funds Prospectus – Investor Class Shares

Shareholder Information

The Board of Directors has approved procedures to be used to value the Funds’ securities for the purposes of determining the Fund’s NAV. The valuation of securities of the Funds is determined in good faith by or under the direction of the Board. The Board has delegated certain valuation functions for the Funds to TAM.

In general, securities and other investments are valued based on market prices at the close of regular trading on the NYSE. Fund securities listed or traded on domestic securities exchanges or the NASDAQ/NMS, including dollar-dominated foreign securities or ADRs, are valued at the closing price on the exchange or system where the security is principally traded. With respect to securities traded on the NASDAQ/NMS, such closing price may be the last reported sale price or the NASDAQ Official Closing Price (“NOCP”). If there have been no sales for that day on the exchange or system where the security is principally traded, then the value should be determined with reference to the last sale price, or the NOCP, if applicable, on any other exchange or system. If there have been no sales for that day on any exchange or system, a security is valued at the closing bid quotes on the exchange or system where the security is principally traded, or at the NOCP, if applicable. Foreign securities traded on U.S. exchanges are generally priced using last sale price regardless of trading activity. Securities traded over-the-counter are valued at the mean of the last bid and asked prices. The market price for debt obligations and certain derivative securities is generally the price supplied by an independent third party pricing service, which may use market prices or quotations or a variety of fair value techniques and methodologies. Short-term debt obligations that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value. The prices that the Fund uses may differ from the amounts that would be realized if the investments were sold and the differences could be significant, particularly for securities that trade in relatively thin markets and/or markets that experience extreme volatility. Foreign securities generally are valued based on quotations from the primary market in which they are traded, and are converted from the local currency into U.S. dollars using current exchange rates. Market quotations for securities prices may be obtained from automated pricing services. Shares of open-end investment companies are generally valued at the net asset value per share reported by that investment company.

When market quotations are not readily available (which may include closing prices deemed to be unreliable because of the occurrence of a subsequent event), a valuation committee appointed by the Board of Directors may, in good faith, establish a value for the security in accordance with fair valuation procedures adopted by the Board of Directors. The types of securities for which such fair value pricing may be required include, but are not limited to: foreign securities, where a significant event occurs after the close of the foreign market on which such security principally trades, but before the close of the NYSE, that is likely to have changed the value of such security; securities for which the closing value is deemed unreliable; securities of an issuer that has entered into a restructuring; securities whose trading has been halted or suspended; fixed-income securities that have gone into default or for which there is no current market value quotation; and securities that are restricted as to transfer or resale. The Funds use a fair value model developed by an independent third party pricing service to price foreign equity securities on days when there is a certain percentage change in the value of a domestic equity security index, as such percentage may be determined by TAM from time to time.

Valuing securities in accordance with fair value procedures involves greater reliance on judgment than valuing securities based on readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Funds could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Funds determine its NAV.

DISTRIBUTION OF SHARES

Distribution Plans

Shares are available on a no-load basis directly to individuals, companies, retirement programs and other investors from Transamerica Capital, Inc. (“TCI”), the Distributor, 4600 Syracuse Street, Suite 1100, Denver, Colorado 80237.

Each Fund makes payments to TCI according to a plan adopted to meet the requirements of Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fees paid by each Fund’s shares are used to pay distribution and service fees for the sale and distribution of the Fund’s shares and to pay for non-distribution activities and services provided to shareholders. These services include compensation to financial intermediaries that sell fund shares and/or service shareholder accounts. The annual 12b-1 fee is 0.25% of the average daily net assets of each Fund, except the Transamerica Premier Cash Reserve Fund. These fees accrue daily and are based on an annual percentage of the daily average net assets.

Because these fees are paid out of each Fund’s assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. In case a Fund is closed to new investors or investments, distribution fees may still be paid under the 12b-1 Plan to compensate for past distribution efforts and ongoing services rendered to shareholders.

From time to time, and for one or more Funds, the Distributor may waive all or any portion of these fees at its discretion. The fee for the Transamerica Premier Cash Reserve Fund is currently being waived

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Transamerica Premier Funds Prospectus – Investor Class Shares

Shareholder Information

until at least April 30, 2010. The Distributor may terminate this waiver at any time after April 30, 2010.

UNDERWRITING AGREEMENT

Transamerica Premier Funds has an Underwriting Agreement with TCI. TCI is an affiliate of Transamerica Investment Management, LLC, TAM and Transamerica Premier Funds. Under this agreement, TCI underwrites and distributes all classes of Fund shares and bears the expenses of offering these shares to the public. The Funds pay TCI, or its agent, fees for its services. Of the distribution and service fees it receives for Investor Class shares, TCI, or its agent, reallows or pays to brokers or dealers who sold them 0.25% of the average daily net assets of those shares.

DISTRIBUTIONS AND TAXES

Taxes on Distributions in General

Each Fund will distribute all or substantially all of its net investment income and net capital gains to its shareholders each year. Although a Fund will not have to pay income tax on amounts it distributes to shareholders, shareholders that are not generally tax-exempt will be taxed on amounts they receive. Shareholders who are not subject to tax on their income, such as qualified retirement accounts and other tax-exempt investors, generally will not be required to pay any tax on distributions. If a Fund declares a dividend in October, November, or December, payable to shareholders of record in such a month, and pays it in January of the following year, shareholders will be taxed on the dividend as if they received it in the year in which it was declared. Transamerica Premier Cash Reserve Fund pays its dividend distributions monthly.

You normally will be taxed on distributions you receive from a Fund, regardless of whether they are paid to you in cash or are reinvested in additional Fund shares.

The following are guidelines for how certain distributions by the Funds are generally taxed to individual taxpayers under current federal income tax law:

•	Distributions of net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) will be taxed at a maximum rate of 15% (5% for individuals in the 10% and 15% federal tax brackets).

•	Distributions designated by a Fund as “qualified dividend income” will also be taxed at a maximum rate of 15% (5% for individuals in the 10% and 15% federal tax brackets). Qualified dividend income generally is income derived from certain dividends from U.S. corporations or certain foreign corporations that are either incorporated in a U.S. possession or eligible for tax benefits under certain U.S. income tax treaties. In addition, certain dividends that a Fund receives in respect of stock of certain foreign corporations will be qualified dividend income if that stock is readily tradable on an established U.S. securities market. Note that a shareholder (and the Fund in which the shareholder invests) will have to satisfy certain holding period requirements in order to obtain the benefit of the lower tax rate applicable to qualified dividend income.

•	Other distributions generally will be taxed at the ordinary income tax rate applicable to the shareholder.

A portion of the dividends received from a Fund (but none of the Fund’s capital gain distributions) may qualify for the dividends-received deduction for corporate shareholders.

Each Fund in which you invest will send you a tax report annually summarizing the amount of and the tax aspects of your distributions.

If you buy shares of any Fund other than Transamerica Premier Cash Reserve Fund shortly before the Fund in which you invest makes a distribution, the distribution may be taxable to you even though it may actually be a return of a portion of your investment. This is known as “buying a dividend.”

Investors who invest through tax-deferred accounts, such as IRAs, 403(b) accounts, and qualified retirement plans, will ordinarily not be subject to tax until a distribution is made from the account, at which time such distribution is generally taxed as ordinary income. These accounts are subject to complex tax rules and all tax-deferred account investors should consult their tax advisers regarding their investments in a tax-deferred account.

You must provide your taxpayer identification number to a Fund along with certifications required by the Internal Revenue Service upon your investment in that Fund’s shares.

Taxes on the Sale or Exchange of Shares

If you sell shares of a Fund or exchange them for shares of another fund, you generally will have a capital gain or loss, which generally will be a long-term capital gain or loss if you held the shares for more than one year; otherwise it will be a short-term capital gain or loss. Any loss recognized on shares held for six months or less will be treated as long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain that were received with respect to the shares.

Any gain or loss on the sale or exchange of shares is computed by subtracting your tax basis in the shares from the redemption proceeds in the case of a sale or the value of the shares received in the case of an exchange. Because your tax basis depends on the original purchase price and on the price at which any dividends may have been reinvested, you should be sure to keep account statements so that you or your tax preparer will be able to determine whether a sale will result in a taxable gain or loss.

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Transamerica Premier Funds Prospectus – Investor Class Shares

Shareholder Information

Note that money market funds typically maintain a stable net asset value of $1.00 per share. Assuming that is the case during the period when you own shares of Transamerica Premier Cash Reserve Fund, then you will typically not recognize gain or loss upon the sale, redemption, or exchange of shares of that Fund.

Withholding Taxes

The Funds may be required to apply backup withholding of U.S. federal income tax at the fourth lowest tax rate applicable to unmarried individuals (currently 28%) on all distributions and (except for Transamerica Premier Cash Reserve Fund) redemption proceeds payable to you if you fail to provide the Fund with your correct taxpayer identification number or to make required certifications, or if you have been notified by the IRS that you are subject to backup withholding. Backup withholding is not an additional tax, but is a method by which the IRS ensures that it will collect taxes otherwise due. Any amounts withheld may be credited against your U.S. federal income tax liability.

Non-Resident Alien Withholding

If you are a non-U.S. investor, you must provide a U.S. mailing address to establish an account unless you have a broker-dealer firm that submits your account through the National Securities Clearing Corporation, in which your broker-dealer will be required to submit a Foreign Certification Form. Investors changing a mailing address to a non-U.S. address will be required to have a Foreign Certification Form completed and returned to us if they have a broker-dealer before future purchases can be accepted. Shareholders that are not U.S. investors under the federal tax laws may be subject to U.S. withholding on certain distributions and are generally subject to U.S. tax certification requirements. Additionally, you will need to provide the appropriate tax form (generally, Form W-8BEN) and documentary evidence if you are not a U.S. resident alien.

Other Tax Information

This tax discussion is for general information only. In addition to federal income taxes, you may be subject to state, local or foreign taxes on payments received from, and investments made in shares of, a Transamerica Premier Fund. More information is provided in the SAI of the Funds. You should also consult your own tax adviser for information regarding all tax consequences applicable to your investments in Transamerica Premier Funds.

INVESTMENT POLICY CHANGES

Transamerica Premier Equity Fund, Transamerica Premier Growth Opportunities Fund, Transamerica Premier Diversified Equity Fund and Transamerica Premier High Yield Bond Fund, as part of each Fund’s investment policy, invest at least 80% of its assets (defined as net assets plus the amount of any borrowings for investment purposes) in certain securities as indicated in this prospectus. Shareholders will be provided with at least 60 days’ prior written notice of any changes in the 80% investment policy. Such notice will comply with the conditions set forth in any applicable SEC rules then in effect.

To the extent authorized by law, Transamerica Premier Funds and each of the Funds reserve the right to discontinue offering shares at any time, to merge a class of shares, or to cease operations entirely.

SUMMARY OF BOND RATINGS

Following is a summary of the grade indicators used by two of the most prominent, independent rating agencies (Moody’s Investors Service, Inc. and Standard & Poor’s Corporation) to rate the quality of bonds. The first four categories are generally considered investment quality bonds. Those below that level are of lower quality, commonly referred to as “junk bonds.”

Standard
Investment Grade	Moody’s	& Poor’s
Highest quality	Aaa	AAA

High quality	Aa	AA

Upper medium	A	A

Medium, speculative features	Baa	BBB

Lower Quality

Moderately speculative	Ba	BB

Speculative	B	B

Very speculative	Caa	CCC

Very high risk	Ca	CC

Highest risk, may not be paying interest	C	C

In arrears or default	C	D

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Transamerica Premier Funds Prospectus – Investor Class Shares

Shareholder Information

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand a Fund’s performance for the past five years. The total returns in the table represent the rate an investor would have earned (or lost) on an investment in a Fund (assuming reinvestment of all distributions). This information through the period ended December 31, 2008 has been derived from financial statements audited by Ernst & Young LLP, an independent registered public accounting firm, whose report, along with the Fund’s financial statements, is included in the Transamerica Premier Funds’ 2008 Annual Report which is available by request by calling 1-800-892-7587.

The following table includes selected data for a share outstanding throughout each period and other performance information derived from the financial statements.

	Transamerica Premier Focus Fund
	Investor Class
	Year Ended	Year Ended	Year Ended		Year Ended		Year Ended
	December 31,	December 31,	December 31,		December 31,		December 31,
	2008	2007	2006		2005		2004
Net Asset Value
Beginning of year	$23.64	$19.65	$18.59		$16.01		$13.87

Operations
Net investment loss(a)	(0.10)	(0.11)	(0.11)		(0.06)		(0.07)
Net realized and unrealized gain (loss) on investments	(9.65)	4.11	1.17		2.64		2.21

Total from investment operations	(9.75)	4.00	1.06		2.58		2.14

Dividends/Distributions and Other to Shareholders
Net realized gains on investments	(0.61)	(0.01)	—		—		—

Total dividends/distributions	(0.61)	(0.01)	—		—		—

Net Asset Value
End of year	$13.28	$23.64	$19.65		$18.59		$16.01

Total Return(c)	(41.19% )	20.35%	5.70%		16.12%		15.43%

Ratio and Supplemental Data
Expenses to average net assets:	1.37%	1.18%	1.20%		1.32%		1.36%
Net investment loss, after reimbursement/fee waiver	(0.52% )	(0.50% )	(0.61%	)	(0.38%	)	(0.48%	)
Portfolio turnover rate	66%	51%	46%		67%		64%
Net assets end of year (in thousands)	$50,834	$95,372	$87,200		$111,705		$92,565

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Transamerica Premier Funds Prospectus – Investor Class Shares

Shareholder Information

FINANCIAL HIGHLIGHTS (Continued)

The following tables includes selected data for a share outstanding throughout each period and other performance information derived from the financial statements.

	Transamerica Premier Equity Fund
	Investor Class
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$25.60	$22.52	$22.05	$19.46	$16.90

Operations
Net investment income (loss)(a)	0.06	(0.03)	(0.07)	(0.08)	(0.02)
Net realized and unrealized gain (loss) on investments	(11.52)	3.45	1.74	3.19	2.58

Total from investment operations	(11.46)	3.42	1.67	3.11	2.56

Dividends/Distributions and Other to Shareholders
Net investment income	(0.05)	—	—	—	—
Net realized gains on investments	(0.19)	(0.34)	(1.20)	(0.52)	—

Total dividends/distributions	(0.24)	(0.34)	(1.20)	(0.52)	—

Net Asset Value
End of year	$13.90	$25.60	$22.52	$22.05	$19.46

Total Return(c)	(44.74% )	15.19%	7.54%	15.96%	15.15%

Ratio and Supplemental Data
Expenses to average net assets:
After reimbursement/fee waiver	1.15%	1.15%	1.15%	1.09%	1.29%
Before reimbursement/fee waiver	1.30%	1.15%	1.15%	1.09%	1.29%
Net investment income (loss), after reimbursement/fee waiver	0.29%	(0.14% )	(0.28% )	(0.38% )	(0.13%	)
Portfolio turnover rate	47%	40%	37%	32%	34%
Net assets end of year (in thousands)	$507,636	$1,046,412	$570,680	$423,181	$179,454

	Transamerica Premier Growth Opportunities Fund
	Investor Class
	Year Ended	Year Ended	Year Ended		Year Ended		Year Ended
	December 31,	December 31,	December 31,		December 31,		December 31,
	2008	2007	2006		2005		2004
Net Asset Value
Beginning of year	$27.61	$23.50	$22.56		$19.73		$16.99

Operations
Net investment loss(a)	(0.11)	(0.14)	(0.10)		(0.05)		(0.08)
Net realized and unrealized (loss) on investments	(11.17)	5.56	1.04		2.88		2.82

Total from investment operations	(11.28)	5.42	0.94		2.83		2.74

Dividends/Distributions and Other to Shareholders
Net realized gains on investments	—	(1.31)	—		—		—

Total dividends/distributions	—	(1.31)	—		—		—

Net Asset Value
End of year	$16.33	$27.61	$23.50		$22.56		$19.73

Total Return(c)	(40.85% )	23.01%	4.17%		14.36%		16.13%

Ratio and Supplemental Data
Expenses to average net assets:	1.38%	1.17%	1.17%		1.31%		1.36%
Net investment loss, after reimbursement/fee waiver	(0.50% )	(0.52% )	(0.43%	)	(0.24%	)	(0.44%	)
Portfolio turnover rate	56%	77%	64%		52%		37%
Net assets end of year (in thousands)	$78,056	$146,851	$131,991		$152,064		$118,442

52

Transamerica Premier Funds Prospectus – Investor Class Shares

Shareholder Information

FINANCIAL HIGHLIGHTS (Continued)

The following tables includes selected data for a share outstanding throughout each period and other performance information derived from the financial statements.

	Transamerica Premier Diversified Equity Fund
	Investor Class
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$17.15	$14.84	$13.69	$12.70	$11.17

Operations
Net investment income(a)	0.05	0.01	0.01	0.02	0.03
Net realized and unrealized gain (loss) on investments	(7.08)	2.77	1.28	0.99	1.51

Total from investment operations	(7.03)	2.78	1.29	1.01	1.54

Dividends/Distributions and Other to Shareholders
Net investment income	(0.02)	— (b)	—	(0.02)	(0.01)
Net realized gains on investments	(0.28)	(0.47)	(0.14)	—	—

Total dividends/distributions	(0.30)	(0.47)	(0.14)	(0.02)	(0.01)

Net Asset Value
End of year	$9.82	$17.15	$14.84	$13.69	$12.70

Total Return(c)	(40.93% )	18.68%	9.42%	7.93%	13.81%

Ratio and Supplemental Data
Expenses to average net assets:
After reimbursement/fee waiver	1.15%	1.15%	1.15%	1.10%	1.20%
Before reimbursement/fee waiver	1.29%	1.15%	1.15%	1.31%	1.47%
Net investment income, after reimbursement/fee waiver	0.35%	0.08%	0.04%	0.13%	0.28%
Portfolio turnover rate	44%	29%	36%	35%	30%
Net assets end of year (in thousands)	$194,445	$305,343	$207,607	$148,927	$71,487

	Transamerica Premier Balanced Fund
	Investor Class
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$27.14	$25.24	$23.63	$22.60	$20.22

Operations
Net investment income (loss)(a)	0.39	0.33	0.25	0.26	(0.22)
Net realized and unrealized gain (loss) on investments	(9.43)	2.97	1.69	1.04	2.83

Total from investment operations	(9.04)	3.30	1.94	1.30	2.61

Dividends/Distributions and Other to Shareholders
Net investment income	(0.39)	(0.38)	(0.19)	(0.27)	(0.23)
Return of capital	(0.03)	—	—	—	—
Net realized gains on investments	(0.67)	(1.02)	(0.14)	—	—

Total dividends/distributions	(1.09)	(1.40)	(0.33)	(0.27)	(0.23)

Net Asset Value
End of year	$17.01	$27.14	$25.24	$23.63	$22.60

Total Return(c)	(33.27% )	13.04%	8.20%	5.81%	12.92%

Ratio and Supplemental Data
Expenses to average net assets:
After reimbursement/fee waiver	1.10%	1.10%	1.10%	1.08%	1.29%
Before reimbursement/fee waiver	1.24%	1.10%	1.10%	1.14%	1.29%
Net investment income (loss), after reimbursement/fee waiver	1.68%	1.21%	1.02%	1.14%	(1.04% )
Portfolio turnover rate	69%	58%	45%	53%	47%
Net assets end of year (in thousands)	$279,515	$475,238	$376,686	$305,892	$245,138

53

Transamerica Premier Funds Prospectus – Investor Class Shares

Shareholder Information

FINANCIAL HIGHLIGHTS (Continued)

The following tables includes selected data for a share outstanding throughout each period and other performance information derived from the financial statements.

	Transamerica Premier High Yield Bond Fund
	Investor Class
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$7.36	$7.86	$7.71	$8.00	$7.76

Operations
Net investment income(a)	0.57	0.55	0.53	0.50	0.52
Net realized and unrealized gain (loss) on investments	(2.32)	(0.50)	0.14	(0.28)	0.25

Total from investment operations	(1.75)	0.05	0.67	0.22	0.77

Dividends / Distributions and Other to Shareholders
Net investment income	(0.58)	(0.55)	(0.52)	(0.51)	(0.53)

Total dividends/distributions	(0.58)	(0.55)	(0.52)	(0.51)	(0.53)

Net Asset Value
End of year	$5.03	$7.36	$7.86	$7.71	$8.00

Total Return(c)	(25.19% )	0.59%	9.01%	2.93%	10.38%

Ratio and Supplemental Data
Expenses to average net assets:
After reimbursement/fee waiver	0.90%	0.90%	0.90%	0.90%	0.90%
Before reimbursement/fee waiver	1.37%	1.32%	1.19%	1.34%	1.43%
Net investment income, after reimbursement/fee waiver	8.36%	7.04%	6.81%	6.46%	6.75%
Portfolio turnover rate	82%	89%	127%	93%	152%
Net assets end of year (in thousands)	$6,087	$8,209	$16,418	$12,062	$8,227

	Transamerica Premier Cash Reserve Fund
	Investor Class
	Year Ended		Year Ended	Year Ended	Year Ended	Year Ended
	December 31,		December 31,	December 31,	December 31,	December 31,
	2008		2007	2006	2005	2004
Net Asset Value
Beginning of year	$1.00		$1.00	$1.00	$1.00	$1.00

Operations
Net investment income(a)	0.03		0.05	0.05	0.03	0.01

Total from investment operations	0.03		0.05	0.05	0.03	0.01

Dividends / Distributions and Other to Shareholders
Net investment income	(0.03)		(0.05)	(0.05)	(0.03)	(0.01)

Total dividends/distributions	(0.03)		(0.05)	(0.05)	(0.03)	(0.01)

Net Asset Value
End of year	$1.00		$1.00	$1.00	$1.00	$1.00

Total Return(c)	2.57%		5.12%	4.91%	3.06%	1.16%

Ratio and Supplemental Data
Expenses to average net assets:
After reimbursement/fee waiver	0.26%	(d)	0.25%	0.25%	0.25%	0.25%
Before reimbursement/fee waiver	0.58%	(d)	0.60%	0.68%	0.74%	0.63%
Net investment income, after reimbursement/fee waiver	2.58%		5.01%	4.87%	3.02%	1.13%
Net assets end of year (in thousands)	$69,585		$89,417	$72,834	$39,405	$37,038

 (a)Calculation based on the average number of shares outstanding during the period.
 (b)Rounds to less than $(0.01) per share.
 (c)Total Return represents aggregate total return for each period.
 (d)Inclusive of Money Market Guarantee Expense. The impact of the Money Market Guarantee Expense is 0.01%.

54

Transamerica Premier Funds Prospectus – Investor Class Shares

Appendix A

More on Strategies and Risks

HOW TO USE THIS SECTION

Descriptions of the principal strategies and risks are provided earlier in this prospectus. Referrals are made to this Appendix for more complete information associated with investing in the Funds. For best understanding, first read the description of the Fund in which you are interested. Then refer to this section to read about the risks particular to that Fund. For additional discussions of strategies and risks, please refer to the SAI, which is available upon request. See the back cover of this prospectus for information on how to order the SAI.

DIVERSIFICATION

The Investment Company Act of 1940 (“1940 Act”) classifies investment companies as either diversified or non-diversified. Diversification is the practice of spreading a fund’s assets over a number of issuers to reduce risk. A non-diversified fund has the ability to take larger positions in fewer issuers. Because the appreciation or depreciation of a single security may have a greater impact on the net asset value of a non-diversified fund, its share price can be expected to fluctuate more than a diversified fund.

All of the Funds, except Transamerica Premier Focus Fund, qualify as diversified funds under the 1940 Act.

WHAT IS A NON-DIVERSIFIED FUND?

A “non-diversified” fund has the ability to take larger positions in a smaller number of issuers. To the extent a fund invests a greater portion of its assets in the securities of a smaller number of issuers, it may be more susceptible to any single economic, political or regulatory occurrence than a diversified fund and may be subject to greater loss with respect to its portfolio securities.

Because a fund may invest a relatively large percentage of its assets in a single issuer, a Fund’s performance may be particularly sensitive to change in the value of securities of these issuers.

WHAT IS “BOTTOM-UP” ANALYSIS?

When the investment adviser uses a “bottom-up” approach, it looks primarily at individual companies against the context of broader market factors. It seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.

INVESTING IN COMMON STOCKS

Stocks may be volatile — their prices may go up and down dramatically over the shorter term. Many factors cause common stocks to go up and down in price. A major factor is the financial performance of the company that issues the stock. Other factors include the overall economy, conditions in a particular industry, and monetary factors like interest rates. Because the stocks a Fund may hold fluctuate in price, the value of a fund’s investment will go up or down.

INVESTING IN PREFERRED STOCKS

Preferred stock represents an interest in a company that generally entitles the holder to receive, in preference to the holders of the company’s common stock, dividends and a fixed share of the proceeds resulting from any liquidation of the company. Preferred stock’s right to dividends and liquidation proceeds is junior to the rights of a company’s debt securities. Preferred stocks may pay fixed or adjustable rates of return. The value of preferred stock may be subject to factors that affect fixed income and equity securities, including changes in interest rates and in a company’s creditworthiness. Shareholders of preferred stock may suffer a loss of value if dividends are not paid. Preferred stock does not generally carry voting rights.

INVESTING IN BONDS

Like common stocks, bonds fluctuate in value, though the factors causing this are different, including:

Changes in Interest Rates. Bond prices tend to move the opposite of interest rates. Why? Because when interest rates on new bond issues go up, rates on existing bonds stay the same and they become less desirable. When rates go down, the reverse happens. This is also true for most preferred stocks and some convertible securities.

Length of Time to Maturity. When a bond matures, the issuer must pay the owner its face value. If the maturity date is a long way off, many things can affect its value, so a bond is more volatile the farther it is from maturity. As that date approaches, fluctuations usually become smaller and the price gets closer to face value.

Defaults. Bond issuers make at least two promises: (1) to pay interest during the bond’s term and (2) to return principal when it matures. If an issuer fails to keep one or both of these promises, the bond will probably drop in price dramatically, and may even become worthless.

Declines in Ratings. At the time of issue, most bonds are rated by professional rating services, such as Moody’s Investors Service (“Moody’s”) and Standard & Poor’s Rating Group (“S&P”). The stronger the financial backing behind the bond, the higher the rating. If this backing is weakened or lost, the rating service may downgrade the bond’s rating. This is virtually certain to cause the bond to drop in price.

Lack of Rating. Some bonds are considered speculative, or for other reasons are not rated. Such bonds must pay a higher interest rate in

Transamerica Premier Funds Prospectus – Investor Class Shares

order to attract investors. They’re considered riskier because of the higher possibility of default or loss of liquidity.

Low Quality. High-yield/high-risk securities (commonly known as “junk bonds”) have greater credit risk, are more sensitive to interest rate movements, are considered more speculative, have a greater vulnerability to economic changes, subject to greater price volatility; and are less liquid than higher quality debt securities because their issuers may be less secure financially and more sensitive to downturns in the economy. In addition, the secondary market for such securities may not be as liquid as that for higher quality debt securities. As a result, a Fund’s Sub-Adviser may find it more difficult to sell these securities or may have to sell them at lower prices. High-yield securities are not generally meant for short-term investing.

Loss of Liquidity. If a bond is downgraded, or for other reasons drops in price, or if the bond is a type of investment that falls out of favor with investors, the market demand for it may “dry up.” In that case, the bond may be hard to sell or “liquidate” (convert to cash). Please see Appendix A of the SAI for a description of corporate bond ratings.

VOLATILITY

The more an investment goes up and down in price, the more volatile it is said to be. Volatility increases the market risk because even though your fund may go up more than the market in good times, it may also go down more than the market in bad times. If you decide to sell when a volatile fund is down, you could lose more. Price changes may be temporary and for extended periods.

GROWTH INVESTING

Securities with different characteristics tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A fund may underperform other funds that employ a different style. Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company’s growth potential. Growth-oriented funds typically will underperform when value investing is in favor.

INVESTING IN SMALL- AND MID-CAPITALIZATION COMPANIES

Investment in small- and mid-capitalization companies, particularly developing companies, involves a substantial risk of loss. Small- and mid-cap companies and the market for their equity securities are more likely to be more sensitive to changes in earnings results and investor expectations. These companies are also likely to have more limited product lines, capital resources and management depth than larger companies.

TEMPORARY DEFENSIVE STRATEGIES

For temporary defensive purposes, a Fund may, at times, choose to hold some portion of its net assets in cash, or to invest that cash in a variety of debt securities. This may be done as a defensive measure at times when desirable risk/reward characteristics are not available in stocks or to earn income from otherwise uninvested cash. When a Fund increases its cash or debt investment position, its income may increase while its ability to participate in stock market advances or declines decreases. Furthermore, when a Fund assumes a temporary defensive position it may not be able to achieve its investment objective.

INVESTMENT STYLE RISK

Different investment styles tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. The Fund may outperform or underperform other funds that employ a different investment style. The Fund may also employ a combination of styles that impact its risk characteristics. Examples of different investment styles include growth and value investing. Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company’s growth of earnings potential. Also, since growth companies usually invest a high portion of earnings in their business, growth stocks may lack the dividends of value stocks that can cushion stock prices in a falling market. Growth oriented funds will typically underperform when value investing is in favor.

INVESTING IN FOREIGN SECURITIES

Foreign securities are investments offered by non-U.S. companies, governments and government agencies. They involve risks in addition to those associated with securities of domestic issuers, including:

Changes In Currency Values. Foreign securities may be sold in currencies other than U.S. dollars. If a currency’s value drops relative to the dollar, the value of your fund shares could drop too. Also, dividend and interest payments may be lower. Factors affecting exchange rates include, without limitation: differing interest rates among countries; balances of trade; amount of a country’s overseas investments; and intervention by banks. Some funds also invest in American Depositary Receipts (“ADRs”) and American Depositary Shares (“ADSs”). They represent securities of foreign companies traded on U.S. exchanges, and their values are expressed in U.S. dollars. Changes in the value of the underlying foreign currency will change the value of the ADR or ADS. The fund may incur costs when it converts other currencies into dollars, and vice-versa.

Currency Speculation. The foreign currency market is largely unregulated and subject to speculation. A fund’s investments in

Transamerica Premier Funds Prospectus – Investor Class Shares

foreign currency-denominated securities may reduce the returns of the fund.

Different Accounting and Reporting Practices. Foreign tax laws are different, as are laws, practices and standards for accounting, auditing and reporting data to investors.

Less Information Available To The Public. Foreign companies usually make far less information available to the public.

Less Regulation. Securities regulations in many foreign countries are more lax than in the U.S. In addition, regulation of banks and capital markets can be weak.

More Complex Negotiations. Because of differing business and legal procedures, a fund might find it hard to enforce obligations or negotiate favorable brokerage commission rates.

Less Liquidity/More Volatility. Some foreign securities are harder to convert to cash than U.S. securities, and their prices may fluctuate more dramatically.

Settlement Delays. “Settlement” is the process of completing payment and delivery of a securities transaction. In many countries, this process takes longer than it does in the U.S.

Higher Custodial Charges. Fees charged by the Fund’s custodian for holding shares are higher for foreign securities than those of domestic securities.

Vulnerability To Seizure And Taxes. Some governments can seize assets. They may also limit movement of assets from the country. Fund interest, dividends and capital gains may be subject to foreign withholding taxes.

Political Instability And Small Markets. Developing countries can be politically unstable. Economies can be dominated by a few industries, and markets may trade a small number of securities.

Different Market Trading Days. Foreign markets may not be open for trading the same days as U.S. markets are open, and asset values can change before your transaction occurs.

Currency Hedging. A Fund may enter into forward currency contracts to hedge against declines in the value of securities denominated in, or whose value is tied to, a currency other than the U.S. dollar or to reduce the impact of currency fluctuation on purchases and sales of such securities. Shifting a Fund’s currency exposure from one currency to another removes the Fund’s opportunity to profit from the original currency and involves a risk of increased losses for the Fund if the sub-adviser’s projection of future exchange rates is inaccurate.

Emerging Markets Risk. Investing in the securities of issuers located in or principally doing business in emerging markets bears foreign exposure risks as discussed above. In addition, the risks associated with investing in emerging markets are often greater than investing in developed foreign markets. Specifically, the economic structures in emerging markets countries typically are less diverse and mature than those in developed countries, and their political systems are less stable. Investments in emerging markets countries may be affected by national policies that restrict foreign investments. Emerging markets countries may have less developed legal structures, and the small size of their securities markets and low trading volumes can make investments illiquid and more volatile than investments in developed countries. In addition, a Fund investing in emerging markets countries may be required to establish special custody or other arrangements before investing.

INVESTING IN DERIVATIVES

Certain of the Funds use derivative instruments as part of their investment strategy. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to stocks, bonds, interest rates, currencies or currency exchange rates, commodities, and related indexes. Examples of derivative instruments include option contracts, futures contracts, options on futures contracts and swap agreements (including, but not limited to, credit default swaps). There is no assurance that the use of any derivatives strategy will succeed. Also, investing in financial contracts such as options involve additional risks and costs, such as inaccurate market predictions which may result in losses instead of gains, and prices may not match so the benefits of the transaction might be diminished and a Fund may incur substantial losses.

A Fund’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other more traditional investments. The following provides a general discussion of important risk factors relating to all derivative instruments that may be used by the Funds:

Management Risk. Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.

Credit Risk. The use of a derivative instrument involves the risk that a loss may be sustained as a result of the failure of another party to the contract (counterparty) to make required payments or otherwise comply with the contract’s terms. Additionally, credit default swaps could result in losses if a Fund does not correctly evaluate the creditworthiness of the company on which the credit default swap is based.

Transamerica Premier Funds Prospectus – Investor Class Shares

Subordination Risk. Some funds may invest in securities, such as certain structured securities or high-yield debt securities, which are subordinated to more senior securities of the issuer, or which represent interests in pools of such subordinated securities. Under the terms of subordinated securities, payments that would otherwise be made to their holders may be required to be made to the holders of more senior securities, and/or the subordinated or junior securities may have junior liens, if they have any rights at all, in any collateral (meaning proceeds of the collateral are required to be paid first to the holders of more senior securities). Subordinated securities will be disproportionately affected by a default or even a perceived decline in creditworthiness of the issuer.

Liquidity Risk. Liquidity risk exists when particular investments are difficult to sell. Although most of a Fund’s securities must be liquid at the time of investment, securities may become illiquid after purchase by the Fund, particularly during periods of market turmoil. When a Fund holds illiquid investments, the portfolio may be harder to value, especially in changing markets, and if the Fund is forced to sell these investments to meet redemptions or for other cash needs, the Fund may suffer a loss. In addition, when there is illiquidity in the market for certain securities, a Fund, due to limitations on investments in illiquid securities, may be unable to achieve its desired level of exposure to a certain sector.

Leverage Risk. When a Fund engages in transactions that have a leveraging effect on the Fund’s portfolio, the value of the Fund will be more volatile and all other risks will tend to be compounded. This is because leverage generally magnifies the effect of any increase or decrease in the value of the Fund’s underlying assets or creates investment risk with respect to a larger pool of assets than the Fund would otherwise have. A Fund may take on leveraging risk by, among other things, engaging in derivative, when-issued, delayed-delivery, forward commitment or forward roll transactions or reverse repurchase agreements. Engaging in such transactions may cause a Fund to liquidate positions when it may not be advantageous to do so to satisfy its obligations or meet segregation requirements.

Lack Of Availability. Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. There is no assurance that a Fund will engage in derivatives transactions at any time or from time to time. A Fund’s ability to use derivatives may be limited by certain regulatory and tax considerations.

Market And Other Risks. Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way that is detrimental to a Fund’s interest. If a fund manager incorrectly forecasts the value of securities, currencies or interest rates or other economic factors in using derivatives for a Fund, the Fund might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. A Fund may also have to buy or sell a security at a disadvantageous time or price because the Fund is legally required to maintain offsetting positions or asset coverage in connection with certain derivative transactions.

Other risks in using derivatives include the risk of mis-pricing or improper valuation of derivatives and the inability of derivatives to correlate perfectly with underlying assets, rates and indexes. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to a Fund. Also, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. In addition, a Fund’s use of derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

INVESTING IN CONVERTIBLE SECURITIES

Since preferred stocks and corporate bonds pay a stated return, their prices usually do not depend on the price of the company’s common stock. But some companies issue preferred stocks and bonds that are convertible into their common stocks. Linked to the common stock in this way, convertible securities typically go up and down in price as the common stock does, adding to their market risk. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the price of the convertible security tends to reflect the value of the underlying common stock.

SHORT SALES

A short sale may be effected by selling a security that the Fund does not own. In order to deliver the security to the purchaser, the Fund borrows the security, typically from a broker-dealer or an institutional investor. The Fund later closes out the position by returning the security to the lender. If the price of the security sold short increases, the Fund would incur a loss; conversely, if the price declines, the Fund will realize a gain. Although the gain is limited by the price at which the security was sold short, the loss is potentially unlimited. The Fund’s use of short sales in an attempt to improve performance or to reduce overall portfolio risk may not be successful and may result in greater losses or lower positive returns than if the Fund held only

Transamerica Premier Funds Prospectus – Investor Class Shares

long positions. The Fund may be unable to close out a short position at an acceptable price, and may have to sell related long positions at disadvantageous times to produce cash to unwind a short position. Short selling involves higher transactions costs than typical long-only investing.

A short sale may also be effected “against the box” if, at all times when the short position is open, the Fund contemporaneously owns or has the right to obtain at no additional cost securities identical to those sold short. In the event that the Fund were to sell securities short “against the box” and the price of such securities were to then increase rather than decrease, the Fund would forego the potential realization of the increased value of the shares sold short.

INVESTING IN FIXED-INCOME INSTRUMENTS

Some Funds invest in “Fixed-Income Instruments,” which include, among others:

•	securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises, including issues by non-government-sponsored entities (like financial institutions) that carry direct guarantees from U.S. government agencies as part of government initiatives in response to the market crisis or otherwise (“U.S. Government Securities”);

•	corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper;

•	mortgage-backed and other asset-back securities;

•	inflation-indexed bonds issued by governments and corporations;

•	structures notes, including hybrid or “indexed” securities, event-linked bonds and loan participations;

•	delayed funding loans and revolving credit facilities;

•	bank certificates of deposit, fixed time deposits and bankers’ acceptances;

•	repurchase agreements and reverse repurchase agreements;

•	debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises;

•	obligations of non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; and

•	obligations of international agencies or supranational entities.

The value of fixed-income securities may change daily based on changes in interest rates, and other market conditions and factors. Risks include, without limitation:

•	market risk; fluctuations in market value

•	interest rate risk: the value of a fixed-income security generally decreases as interest rates rise. This may also be the case for dividend paying stocks. Increases in interest rates may cause the value of your investment to go down. The longer the maturity or duration, the more sensitive the value of a fixed-income security is to fluctuations in interest rates

•	prepayment or call risk: declining interest rates may cause issuers of securities held by the Fund to pay principal earlier than scheduled or to exercise a right to call the securities, forcing the Fund to reinvest in lower yielding securities

•	extension risk: rising interest rates may result in slower than expected principal prepayments, which effectively lengthens the maturity of affected securities, making them more sensitive to interest rate changes

•	default or credit risk: issuers (or guarantors) defaulting on their obligations to pay interest or return principal, being perceived as being less creditworthy or having a credit rating downgraded, or the credit quality or value of any underlying asset declines. A Fund may incur expenses to protect the Fund’s interest in securities experiencing these events. If the Fund invests in securities that are subordinated to other securities, or which represent interests in pools of such subordinated securities, those investments may be disproportionately affected by a default or even a perceived decline in creditworthiness of the issuer.

If, after purchase, the credit rating on a security is downgraded or the credit quality deteriorates, or if the maturity is extended, the Fund’s Sub-Adviser will decide whether the security should be held or sold. Upon the occurrence of certain triggering events or defaults on a security held by the Fund, or if an issuer of such a security has difficulty meeting its obligations, the Fund may become the holder of a restructured security or of underlying assets. In that case, the Fund may become the holder of securities or other assets that it could not otherwise purchase at a time when those assets may be difficult to sell or can be sold only at a loss.

Some Funds also may invest in derivatives based on fixed-income instruments.

PORTFOLIO TURNOVER

A Fund may engage in a significant number of short-term transactions, which may lower fund performance. High turnover rate will not limit a manager’s ability to buy or sell securities for these funds. Increased turnover (100% or more) results in higher brokerage costs or mark-up charges for a Fund. The Funds ultimately pass these charges on to shareholders. Short-term trading may also result in short-term capital gains, which are taxed as ordinary income to shareholders.

NOTICE OF PRIVACY POLICY

At Transamerica Premier Funds, protecting your privacy is very important to us. We want you to understand what information we collect and how we use it. We collect and use “nonpublic personal information” in connection with providing our customers with a broad range of financial products and services as effectively and conveniently as possible. We treat nonpublic personal information in accordance with our Privacy Policy.

What Information We Collect and From Whom We Collect It

We may collect nonpublic personal information about you from the following sources:

•	Information we receive from you on applications or other forms, such as your name, address and account number;

•	Information we receive from you on applications or other forms, such as your account balance and purchase/redemption history; and

•	Information we receive from non-affiliated third parties, including consumer reporting agencies.

What Information We Disclose and To Whom We Disclose It

We do not disclose any nonpublic personal information about current or former customers to anyone without their express consent, except as permitted by law. We may disclose the nonpublic personal information we collect, as described above, to persons or companies that perform services on our behalf and to other financial institutions with which we have joint marketing agreements. We will require these companies to protect the confidentiality of your nonpublic personal information and to use it only to perform the services for which we have hired them.

Our Security Procedures

We restrict access to your nonpublic personal information and only allow disclosures to persons and companies as permitted by law to assist in providing products or services to you. We maintain written, electronic and procedural safeguards to protect your nonpublic personal information and to safeguard the disposal of certain consumer information.

If you have any questions about our privacy policy, please call 1-800-892-7587, Monday through Friday from 8 a.m. to 7 p.m. Eastern time.

Note: This privacy policy applies only to customers that have a direct relationship with us or our affiliates. If you own shares of Transamerica Premier Funds in the name of a third party such as a bank or broker-dealer, its privacy policy may apply to you instead of ours.

THIS PAGE IS NOT PART OF THIS PROSPECTUS

ADDITIONAL INFORMATION AND ASSISTANCE

Transamerica Premier Funds
P.O. Box 219427, Kansas City,
MO 64121-9427
Customer Service: 1-800-89-ASK-US (1-800-892-7587)
www.transamericafunds.com

ADDITIONAL INFORMATION about Transamerica Premier Funds is contained in the annual and semi-annual reports to shareholders and in the Statement of Additional Information (“SAI”) dated May 1, 2009, which is incorporated by reference into this prospectus. In the Transamerica Premier Funds’ annual report, you will find a discussion of the market conditions and investment strategies that significantly affected Transamerica Premier Funds’ performance during the last fiscal year.

You may also call 1-800-89-ASK-US (1-800-892-7587) or visit the Transamerica Premier Funds’ website at www.transamericafunds.com (select Transamerica Premier Funds) to request this additional information about the Transamerica Premier Funds without charge or to make shareholder inquiries.

Other information about Transamerica Premier Funds has been filed with and is available from the U.S. Securities and Exchange Commission (“SEC”). Information about Transamerica Premier Funds (including the SAI) can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the public reference room may be obtained by calling the SEC at 202-551-8090. Information may be obtained, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC, Washington, DC 20549-6009, or by electronic request at publicinfo@sec.gov.

Reports and other information about Transamerica Premier Funds are also available on the SEC’s internet site at http://www.sec.gov.

For more information about Transamerica Premier Funds, you may obtain a copy of the SAI or the annual and semi-annual reports, without charge, or to make other inquiries about Transamerica Premier Funds, call or write to Transamerica Premier Funds at the phone number or address listed above.

Distributor: Transamerica Capital, Inc.
TPINV0509
The Investment Company Act File Number for Transamerica Investors, Inc. is 811-09010

Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

TRANSAMERICA PREMIER FUNDS – INSTITUTIONAL CLASS SHARES

Prospectus: May 1, 2009

Transamerica Premier High Yield Bond Fund

Neither the U.S. Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

TABLE OF CONTENTS

SECTION A — FUND DESCRIPTION	4
Transamerica Premier High Yield Bond Fund	4

SECTION B — SHAREHOLDER INFORMATION	9

▪ INVESTMENT ADVISER	9
Management Fees	9
Management Fees Paid in 2008	9

▪ SUB-ADVISER	9
Sub-Advisory Fees	10

▪ TO CONTACT TRANSAMERICA PREMIER FUNDS	10

▪ OPENING AN ACCOUNT	10
Minimum Investment	10
By Mail	10
Through an Authorized Dealer	10
Buying Shares	10
By Check	10
By Automatic Investment Plan	10
By Telephone	10
Through an Authorized Dealer	11
By the Internet	11
By Wire Transfer	11
Other Information	11

▪ SELLING SHARES	11
Direct Deposit — ACH	11
Direct Deposit — Wire	11
Check to Address of Record	11
Check to Another Party/Address	12
Systematic Withdrawal Plan (by Direct Deposit ACH or Check)	12
Through an Authorized Dealer	12

▪ INVOLUNTARY REDEMPTIONS	12

1

Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

▪ FEATURES AND POLICIES	12
Market Timing/Excessive Trading	12
Customer Service	13
Uncashed Checks Issued on Your Account	13
Minimum Dividend Check Amounts	13
Dividend Payment Schedule	13
Minimum Account Balance	13
Telephone Transactions	13
Retirement and ESA State Street Account Maintenance Fees	13
Professional Fees	14
Signature Guarantee	14
Employer-Sponsored Accounts	14
E-mail Communications	14
Statements and Reports	14
▪ PRICING OF SHARES	14
How Share Price Is Determined	14
When Share Price Is Determined	14
How NAV is Calculated	15

▪ DISTRIBUTIONS AND TAXES	15
Taxes on Distributions in General	15
Taxes on the Sale or Exchange of Shares	16
Withholding Taxes	16
Non-Resident Alien Withholding	16
Other Tax Information	17

▪ INVESTMENT POLICY CHANGES	17

▪ SUMMARY OF BOND RATINGS	17

▪ FINANCIAL HIGHLIGHTS	18

▪ APPENDIX A — MORE ON STRATEGIES AND RISKS	A-1

▪ ADDITIONAL INFORMATION AND ASSISTANCE	Back Cover

2

Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

Listed in this prospectus is the investment objective and principal investment strategies for Transamerica Premier High Yield Bond Fund (the “Fund”). The Fund offers Institutional Class shares in this prospectus. The Fund is advised by Transamerica Asset Management, Inc. (“TAM” or the “Investment Adviser”) and sub-advised by Transamerica Investment Management, LLC (“TIM” or the “Sub-Adviser”). The Fund’s investment objective and strategies are non-fundamental, which means that the Board of Directors may change them without shareholder approval.

As with any investment, there can be no guarantee that the Fund will achieve its investment objective. An investment in the Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency; loss of money is a risk of investing in the Fund.

Please read this prospectus carefully before you invest or send money. It has been written to provide information and assist you in making an informed decision. If you would like additional information, please request a copy of the Statement of Additional Information (“SAI”) (see back cover).

In addition, we suggest you contact your financial professional or a Transamerica Premier Customer Service Representative, who will assist you.

3

Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

Transamerica Premier High Yield Bond Fund

Objective

The Fund seeks to achieve a high total return (income plus capital appreciation) by investing primarily in debt instruments and convertible securities, with an emphasis on lower-quality securities.

Principal Strategies and Policies

The Fund generally invests at least 80% of its assets in a diversified selection of lower-rated bonds (below investment grade), commonly known as “junk bonds.” These are bonds rated below Baa by Moody’s or below BBB by Standard & Poor’s (see “Summary of Bond Ratings”). The Fund’s Sub-Adviser, TIM, selects bonds that it believes are likely to be upgraded, return high current income, and rise in value, and are unlikely to default on payments.

TIM uses a “bottom-up” approach to investing. TIM studies industry and economic trends, but focuses on researching individual issuers. The Fund’s portfolio is constructed one company at a time. Each company passes through a research process and stands on its own merits as a viable investment in TIM’s opinion.

To achieve the Fund’s goal, TIM’s fixed-income management team:

•	Seeks to achieve price appreciation and minimize price volatility by identifying bonds that are likely to be upgraded by qualified rating organizations

•	Employs research and credit analysts who seek to minimize purchasing bonds that default by assessing the likelihood of timely payment of interest and principal

•	Invests Fund assets in convertible and other securities consistent with the objective of high total return

The interest rates on short-term obligations held in the Fund’s portfolio will vary, rising or falling with short-term interest rates generally. The Fund’s yield will tend to lag behind general changes in interest rates.

The ability of the Fund’s yield to reflect current market rates will depend on how quickly the obligations in its portfolio mature and how much money is available for investment at current market rates.

Consistent with the Fund’s objective and other policies, TIM may, but need not, invest in derivatives, including futures, forwards, options, and swaps, and may also invest in foreign securities.

The Fund may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the Fund may do so without limit. Although the Fund would do this only in seeking to avoid losses, the Fund may be unable to pursue its investment objective during that time, and it could reduce the benefit from any upswing in the market. To the extent that the Fund has any uninvested cash, the Fund would also be subject to risk with respect to the depository institution holding the cash.

Please see Appendix A for more information about investment strategies.

Principal Risks

Risk is inherent in all investing. The value of your investment in the Fund, as well as the amount of return you receive on your investment, may fluctuate significantly from day to day and over time. You may lose part or all of your investment in the Fund or your investment may not perform as well as other similar investments. The Fund is subject to the following principal risks, as well as other risks described in Appendix A:

Market

The value of securities owned by the Fund may go up or down, sometimes rapidly or unpredictably. If the market prices of the securities owned by the Fund fall, the value of your investment in the Fund will decline. The value of a security may fall due to factors affecting securities markets generally or a particular sector of the securities markets or factors affecting particular industries or issuers. The equity and debt capital markets in the United States and internationally have experienced unprecedented volatility. This financial crisis has caused a significant decline in the value and liquidity of many securities. This environment could make identifying investment risks and opportunities especially difficult. These market conditions may continue or get worse. Changes in market conditions will not have the same impact on all types of securities.

High-Yield Debt Securities

High-yield debt securities, or junk bonds, are securities which are rated below “investment grade” or are not rated, but are of equivalent quality. High-yield debt securities range from those for which the prospect for repayment of principal and interest is predominantly speculative to those which are currently in default on principal or interest payments or in bankruptcy. A fund, like the Fund, with high-yield debt securities may be more susceptible to credit risk and market risk than a fund that invests only in higher quality debt securities because these lower-rated debt securities are less secure financially and more sensitive to downturns in the economy. In addition, the secondary market for such securities may not be as liquid as that for more highly rated debt securities. As a result, the Fund’s Sub-Adviser may find it more difficult to sell these securities or may have to sell them at lower prices. High-yield securities are not generally meant for short-term investing.

4

Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

Transamerica Premier High Yield Bond Fund

Fixed-Income Securities

The value of fixed-income securities may change daily based on changes in interest rates, and other market conditions and factors. Risks include, without limitation:

•	market risk: fluctuations in market value

•	interest rate risk: the value of a fixed-income security generally decreases as interest rates rise. This may also be the case for dividend paying stocks. Increases in interest rates may cause the value of your investment to go down. The longer the maturity or duration, the more sensitive the value of a fixed-income security is to fluctuations in interest rates

•	prepayment or call risk: declining interest rates may cause issuers of securities held by the Fund to pay principal earlier than scheduled or to exercise a right to call the securities, forcing the Fund to reinvest in lower yielding securities

•	extension risk: rising interest rates may result in slower than expected principal prepayments, which effectively lengthens the maturity of affected securities, making them more sensitive to interest rate changes

•	default or credit risk: issuers (or guarantors) defaulting on their obligations to pay interest or return principal, being perceived as being less creditworthy or having a credit rating downgraded, or the credit quality or value of any underlying asset declines. The Fund may incur expenses to protect the Fund’s interest in securities experiencing these events. If the Fund invests in securities that are subordinated to other securities, or which represent interests in pools of such subordinated securities, those investments may be disproportionately affected by a default or even a perceived decline in creditworthiness of the issuer.

If, after purchase, the credit rating on a security is downgraded or the credit quality deteriorates, or if the maturity is extended, the Fund’s Sub-Adviser will decide whether the security should be held or sold. Upon the occurrence of certain triggering events or defaults on a security held by the Fund, or if an issuer of such a security has difficulty meeting its obligations, the Fund may become the holder of a restructured security or of underlying assets. In that case, the Fund may become the holder of securities or other assets that it could not otherwise purchase at a time when those assets may be difficult to sell or can be sold only at a loss.

Derivatives

The use of derivative instruments may involve risks and costs different from, and possibly greater than, the risks and costs associated with investing directly in securities or other traditional investments. The Fund’s use of certain derivatives may in some cases involve forms of financial leverage, which involves risk and may increase the volatility of the Fund’s net asset value. Even a small investment in derivatives can have a disproportionate impact on the Fund. Using derivatives can increase losses and reduce opportunities for gains when market prices, interest rates or currencies, or the derivative instruments themselves, behave in a way not anticipated by the Fund. The other parties to certain derivative contracts present the same types of default or credit risk as issuers of fixed income securities. Certain derivatives may be illiquid, which may reduce the return of the Fund if it cannot sell or terminate the derivative instrument at an advantageous time or price. Some derivatives may be difficult to value, or the risk that changes in the value of the instrument may not correlate well with the underlying asset, rate or index. In addition, derivatives may be subject to market risk, interest rate risk and credit risk. The Fund could lose the entire amount of its investment in a derivative and, in some cases, could lose more than the principal amount invested. Also, suitable derivative instruments may not be available in all circumstances or at reasonable prices. The Fund’s Sub-Adviser may not make use of derivatives for a variety of reasons.

Convertible Securities

Convertible securities may include corporate notes or preferred stock, but ordinarily are a long-term debt obligation of the issuer convertible at a stated exchange rate into common stock of the issuer. As with most debt securities, the market value of convertible securities tends to decline as interest rates increase, and conversely, to increase as interest rates decline. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the price of the convertible security tends to reflect the value of the underlying common stock.

Foreign Securities

Investments in foreign securities, including American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”), and European Depositary Receipts (“EDRs”), involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuer markets are subject. These risks may include, without limitation:

•	different accounting and reporting practices

•	less information available to the public

•	less (or different) regulation of securities markets

•	more complex business negotiations

•	less liquidity

5

Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

Transamerica Premier High Yield Bond Fund

•	more fluctuations in prices

•	delays in settling foreign securities transactions

•	higher costs for holding shares (custodial fees)

•	higher transaction costs

•	vulnerability to seizure and taxes

•	political or financial instability and small markets

•	different market trading days

Currency

When the Fund invests in securities denominated in foreign currencies, it is subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time for reasons such as changes in interest rates, government intervention or political developments. As a result, the Fund’s investments in foreign currency denominated securities may reduce the returns of the Fund.

Focused Investing

To the extent the Fund invests in a limited number of issuers, its performance may be more volatile than funds that hold a greater variety of securities.

Please also see the Fund’s website at www.transamericafunds.com (select Transamerica Premier Funds) for more information about the Fund.

You may lose money if you invest in this Fund.

These and other risks are more fully described in the section entitled “More on Strategies and Risks” in Appendix A of this prospectus.

Disclosure of Portfolio Holdings

A detailed description of the Fund’s policies and procedures with respect to the disclosure of the Fund’s portfolio securities is available in the Fund’s Statement of Additional Information. In addition, investors should note that the Fund publishes its holdings on its website at www.transamericafunds.com (select Transamerica Premier Funds) 25 days after the end of each month. Such information will generally remain online for six months or as otherwise consistent with applicable regulations.

Past Performance

The bar chart and the table below provide some indication of the risks of investing in the Fund by showing you how the Fund’s performance has varied from year to year, and how the Fund’s average annual total returns for different periods compared to the returns of broad measures of market performance. The Fund’s primary benchmark, the Merrill Lynch U.S. High Yield, Cash Pay, BB-B Rated Index, and the Fund’s secondary benchmark, the Merrill Lynch U.S. High Yield Cash Pay Index, are widely recognized unmanaged indexes of market performance. Absent any limitation of the Fund’s expenses, total returns would be lower. As with all mutual funds, past performance (before and after taxes) is not a prediction of future results.

Year-by-Year Total Return as of 12/31 (%)

 Best calendar quarter: 6.60% for quarter ended 6/30/2003

 Worst calendar quarter: (18.29%) for quarter ended 12/31/2008

Average Annual Total Returns Since Inception (as of 12/31/08)*
	1 Year		5 Years		10 Years

Return Before Taxes	(25.13%	)	(1.17%	)	1.74%
Return After Taxes on Distributions**	(27.53%	)	(3.75%	)	(1.32%	)
Return After Taxes on Distributions and Sale of Fund Shares**	(16.01%	)	(2.20%	)	(0.20%	)
Merrill Lynch U.S. High Yield, Cash Pay, BB-B Rated Index†	(23.63%	)	(0.28%	)	2.47%
Merrill Lynch U.S. High Yield Cash Pay Index††	(26.21%	)	(0.84%	)	2.27%

 *Actual returns may depend on the investor’s individual tax situation. After-tax returns may not be relevant if the investment is made through a tax-exempt or tax-deferred account.

 **The after-tax returns are calculated using the historic highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.

 †Merrill Lynch U.S. High Yield, Cash Pay, BB-B Rated Index is an unmanaged index comprised of the value-weighted measure of approximately 1,500 BB and B rated bonds

 ††Merrill Lynch U.S. High Yield Cash Pay Index is an unmanaged portfolio constructed to mirror the public high-yield debt market

These indexes do not reflect any commissions, fees or taxes which would be incurred by an investor purchasing the securities represented by such indexes.

6

Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

Transamerica Premier High Yield Bond Fund

Fees and Expenses

The table below provides a breakdown of the expenses you may pay if you invest in shares of the Fund. This table sets forth the estimated fees and expenses you may pay if you invest in the Fund’s shares, and, unless otherwise indicated, reflects expenses incurred by the Fund during its fiscal year ended December 31, 2008. Actual expenses may vary significantly.

Shareholder Fees
(fees paid directly from your investment)

Maximum Sales Charge (load) Imposed on Purchases (as a % of offering price)	None
Maximum Deferred Sales Charge (load) (as a % of offering price)	None
Redemption Fee (as a % of amount redeemed)	None

Annual Fund Operating Expenses
(expenses that are deducted from fund assets)

Management Fees	0.53%
Distribution and Service (12b-1) Fees	N/A
Other Expenses[1]	0.15%

Total Annual Fund Operating Expenses	0.68%
Expense Reduction[2]	0.03%

Net Operating Expenses	0.65%

 1Other expenses have been restated to reflect expenses the Fund expects to incur during its current fiscal year.

 2Through an expense limitation agreement, TAM has contractually agreed, through April 30, 2010, to waive part of its advisory fee and/or to reimburse any other operating expenses to ensure that annualized expenses for the Fund (other than interest, taxes, brokerage commissions and extraordinary expenses) will not exceed 0.65%. To the extent that TAM waives fees or reduces fees, TIM will reimburse TAM for the total amount of such waiver or reduction. TAM is entitled to reimbursement by the Fund of fees waived or expenses reduced during any of the previous 36 months beginning on the date of the expense limitation agreement on any day the estimated annualized Fund operating expenses are less than 0.65% (other than interest, taxes, brokerage commissions and extraordinary expenses).

Example

The table below is to help you compare the cost of investing in this Fund with the cost of investing in other mutual funds.

The example assumes that you make a one-time investment of $10,000 in the Fund, reinvested all distributions and dividends without a sales charge, and held your shares for the time periods shown and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% annual return (this assumption is required by the SEC and is not a prediction of the Fund’s future performance) and that the Fund’s operating expenses remain the same. The example assumes no fees for IRA accounts. Costs are the same whether you redeem at the end of any period or not.

Investment Period

1 Year	3 Years	5 Years	10 Years

$66	$215	$376	$844

The actual expenses may be more or less than those shown.

Additional Information

Management

Investment Adviser:

Transamerica Asset Management, Inc. (“TAM” or the “Investment Adviser”)
570 Carillon Parkway
St. Petersburg, FL 33716

For additional information about TAM, see the section entitled “Shareholder Information — Investment Adviser” of this prospectus.

Sub-Adviser:

Transamerica Investment Management, LLC (“TIM” or the “Sub-Adviser”)
11111 Santa Monica Blvd., Suite 820
Los Angeles, CA 90025

For additional information about TIM, see the section entitled “Shareholder Information — Sub-Adviser” of this prospectus.

Portfolio Managers

Brian W. Westhoff, CFA

Portfolio Manager (co-lead)

Brian W. Westhoff is a Portfolio Manager at TIM. Prior to joining TIM in 2003, Mr. Westhoff worked as an Equity Research Intern with Credit Suisse Asset Management, as a Fixed Income Investment Analyst at St. Paul Companies, and as an Argentine/Oil and Gas Equity Research Intern with Merrill Lynch in Argentina. He holds an M.B.A. from Thunderbird, the Garvin Graduate School of International Management, and received a B.S. in business administration from Drake University. Mr. Westhoff has earned the right to use the Chartered Financial Analyst designation and has 11 years of investment experience.

Kirk J. Kim

Portfolio Manager (co-lead)

Kirk J. Kim is Principal and Portfolio Manager at TIM. He manages sub-advised funds and institutional separate accounts in TIM’s Convertible Securities discipline and is a member of TIM’s

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Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

Transamerica Premier High Yield Bond Fund

Concentrated All Cap Growth Equity investment team. Prior to joining TIM in 1997, Mr. Kim worked as a securities analyst for The Franklin Templeton Group. Mr. Kim holds a B.S. in Finance from the University of Southern California and has 13 years of investment experience.

Peter O. Lopez

Portfolio Manager (co-lead)

Peter O. Lopez is Principal and Director of Research at TIM. He co-manages sub-advised funds and institutional accounts in the Large Growth Equity and Convertible Securities disciplines. Prior to joining TIM in 2003, he was Managing Director at Centre Pacific, LLC. Mr. Lopez also previously served as a Senior Fixed Income Analyst for Transamerica Investment Services, Inc. from 1997–2000. He holds an M.B.A. in Finance and Accounting from the University of Michigan and received a B.A. in Economics from Arizona State University. Mr. Lopez has 17 years of investment experience.

Derek S. Brown, CFA

Portfolio Manager (co)

Derek S. Brown is a Portfolio Manager and Director of Fixed Income at TIM. He manages mutual funds, sub-advised funds and institutional accounts in the Fixed Income discipline. Prior to joining TIM in 2005, he served in the portfolio management and fixed income trading departments at Bradford & Marzec, Inc. Mr. Brown also previously worked in the trading departments of Back Bay Advisors and The Boston Company Asset Management. He holds an M.B.A. from Boston College and received a B.A. in Communications Studies from University of Maine. Mr. Brown has earned the right to use the Chartered Financial Analyst designation and has 17 years of investment experience.

Greg D. Haendel, CFA

Portfolio Manager (co)

Greg D. Haendel is a Portfolio Manager at TIM. Prior to joining TIM in 2003, he worked as a High Yield Intern for Metropolitan West Asset Management, as a Fixed Income Intern for Lehman Brothers in London, as a Mortgage-Backed Portfolio Manager for Co-Bank in Colorado, and as a Global Debt Analyst for Merrill Lynch in New York. Mr. Haendel holds an M.B.A. in Finance and Accounting from The Anderson School at UCLA and received a B.A. in Economics from Amherst College. Mr. Haendel has earned the right to use the Chartered Financial Analyst designation and has 11 years of investment experience

TIM, through its parent company, has provided investment advisory services to various clients since 1967.

The SAI provides additional information about each manager’s compensation, other accounts managed by each manager and each manager’s ownership of securities in the Fund.

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Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

Shareholder Information

INVESTMENT ADVISER

Transamerica Premier Funds’ Board of Directors is responsible for managing the business affairs of Transamerica Premier Funds. The Board oversees the operation of Transamerica Premier Funds by its officers. It also reviews the management of each Fund’s assets by TAM and TIM. You can find additional information about Transamerica Premier Funds’ Directors and officers in the SAI.

TAM, located at 570 Carillon Parkway, St. Petersburg, Florida 33716 serves as Investment Adviser for Transamerica Premier Funds. The Investment Adviser hires the Sub-Adviser to furnish investment advice and recommendations and has entered into a sub-advisory agreement with TIM. The Investment Adviser also monitors the Sub-Adviser’s buying and selling of securities and administration of the Fund.

TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) (“Western Reserve”) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA, is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.

The Fund may rely on an Order from the SEC (Release IC-23379 dated August 5, 1998) that permits Transamerica Premier Funds and its Investment Adviser, TAM, subject to certain conditions, and without the approval of shareholders to:

(1)	employ a new unaffiliated sub-adviser for the Fund pursuant to the terms of a new investment sub-advisory agreement, either as a replacement for an existing sub-adviser or as an additional sub-adviser;

(2)	materially change the terms of any sub-advisory agreement; and

(3)	continue the employment of an existing sub-adviser on sub-advisory contract terms where a contract has been assigned because of a change of control of the sub-adviser.

In such circumstances, shareholders would receive notice and information about the new sub-adviser within ninety (90) days after the hiring of any new sub-adviser.

Transamerica Investment Management, LLC is an affiliate of TAM and Transamerica Premier Funds.

Management Fees

For its services to the Fund, the Investment Adviser is entitled to receive an advisory fee based on an annual percentage of the Fund’s average daily net assets. It is accrued daily and paid monthly. The fees may be higher than the average advisory fee paid to the investment advisers of other similar funds. The Investment Adviser may waive some or all of its fees from time to time at its discretion.

Management Fees Paid in 2008

For the fiscal year ended December 31, 2008, the Fund paid the following advisory fee as a percentage of the Fund’s average daily net assets, after reimbursement and/or fee waivers (if applicable).

Fund	Percentage

Transamerica Premier High Yield Bond Fund	0.53%

A discussion regarding the basis of the Fund’s Board of Directors approval of the Fund’s advisory arrangements is available in the Fund’s annual report for the fiscal year ended December 31, 2008.

The Fund pays all the costs of its operations that are not assumed by the Investment Adviser, including:

•	custodian

•	legal

•	audit

•	administration

•	registration fees and expenses

•	fees and expenses of directors unaffiliated with the Investment Adviser

Out of its past profits and other available sources, the Investment Adviser (or its affiliates) may pay for distribution and for shareholder services with respect to the Fund provided by broker/dealers and other financial intermediaries. These payments are sometimes referred to as “revenue sharing” arrangements. Revenue sharing is not an expense of the Fund.

SUB-ADVISER

TIM is the Sub-Adviser to the Fund. TIM is located at 11111 Santa Monica Blvd., Suite 820, Los Angeles, CA 90025. TIM is controlled by Transamerica Investment Services, Inc. (“TISI”). TISI is a subsidiary of Transamerica Corporation, 600 Montgomery Street, San Francisco, CA 94111. Transamerica Corporation is a subsidiary of AEGON NV, an international insurance group.

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Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

Shareholder Information

Sub-Advisory Fees

The Sub-Adviser receives compensation, calculated daily and paid monthly, from TAM, at the following annual rate:

As a % of Average
Fund	Daily Net Assets
Transamerica Premier High Yield Bond Fund	0.53%

TO CONTACT TRANSAMERICA PREMIER FUNDS

• Customer Service:	1-800-892-7587
• Internet:	www.transamericafunds.com
• Fax:	1-866-476-0578
Mailing Address:	Transamerica Premier Funds P.O. Box 219427 Kansas City, MO 64121-9427
Overnight Address:	Transamerica Premier Funds 330 West 9th Street Kansas City, MO 64105

OPENING AN ACCOUNT

Transamerica Premier Funds makes opening an account, investing in shares and account management as easy and efficient as possible. For your convenience, the Fund also provides a complete range of services to meet your investment and financial transaction needs.

Note: To help the U.S. government fight the funding of terrorism and money laundering activities, the USA PATRIOT Act requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account. On your application, be sure to include your name, date of birth (if an individual), residential address and Social Security Number or taxpayer identification number. If there are authorized traders on your account, please provide this information for each trader. If you do not provide this information, your account will not be established. If Transamerica Premier Funds cannot verify your identity within 30 days from the date your account is established, your account may be closed based on the next calculated net asset value (“NAV”) per share.

Minimum Investment

The minimum initial investment is $1,000,000. The minimum initial investment may be waived from time to time by Transamerica Premier Funds at its discretion.

The minimum initial and minimum subsequent investment requirements have been waived for wrap programs at broker/dealer firms having applicable selling and wrap agreements with the Fund and certain qualified retirement plans, excluding IRAs.

The Statement of Additional Information contains additional information.

By Mail

•	Send your completed application and check made payable to Transamerica Fund Services, Inc.

Through an Authorized Dealer

•	The dealer is responsible for opening your account and providing Transamerica Premier Funds with your taxpayer identification number.

Buying Shares
Purchase requests initiated through an automated service that exceed $50,000 per day are not permitted and must be submitted in writing.

By Check

•	Make your check payable and mail to Transamerica Fund Services, Inc.

•	If you are opening a new account, send your completed application along with your check.

•	If you are purchasing shares in an existing account(s), please reference your account number(s) and the Transamerica Premier Fund(s) you wish to invest in. If you do not specify the fund(s) in which you wish to invest, and your referenced account is invested in one fund, your check will be deposited into such fund.

•	Redemption proceeds will be withheld for 15 calendar days from the date of purchase for funds to clear. Certain exceptions may apply.

•	Transamerica Premier Funds does not accept money orders, traveler’s checks, starter checks, credit card convenience checks or cash. Cashier’s checks and third-party checks may be accepted, subject to approval by Transamerica Premier Funds.

By Automatic Investment Plan

•	With an Automatic Investment Plan (“AIP”), a level dollar amount is invested monthly and payment is deducted electronically from your bank account. Due to your bank’s requirements, please allow up to 30 days for your AIP to begin. Investments may be made between the 3rd and 28th of each month only, and will occur on the 15th if no selection is made. Call Customer Service for information on how to establish an AIP or visit our website to obtain an AIP request form.

By Telephone

•	You may request an electronic transfer of funds from your bank account to your Transamerica Premier Funds account. The electronic bank link option must be established in advance before Automated Clearing House (“ACH”) purchases will be accepted. Call Customer Service or visit our website for information on how

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Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

Shareholder Information

to establish an electronic bank link. Due to your bank’s requirements, please allow up to 30 days to establish this option.

Through an Authorized Dealer

•	If your dealer has already established your account for you, no additional documentation is needed. Call your dealer to place your order. Transamerica Premier Funds must receive your payment within three business days after your order is accepted.

By the Internet

•	You may request an electronic transfer of funds from your bank account to your Transamerica Premier Funds account. The electronic bank link option must be established in advance before ACH purchases will be accepted. Call Customer Service or visit our website for information on how to establish an electronic bank link.

By Wire Transfer

•	You may request that your bank wire funds to your Transamerica Premier Funds account (your bank may charge a fee for such service). You must have an existing account to make a payment by wire transfer. Ask your bank to send your payment to:

Bank of America, NA, Charlotte, NC, ABA# 0260-0959-3, DDA# 5486005475. Provide shareholder name, fund and account numbers.

•	Shares will be purchased at the next determined NAV after receipt of your wire if you have supplied all other required information.

Other Information

If your check, draft or electronic transfer is returned unpaid by your bank, you will be charged a fee of $20 for each item that has been returned.

Transamerica Premier Funds reserves the right to terminate your electronic draft privileges if the drafts are returned unpaid by your bank.

Transamerica Premier Funds or its agents may reject a request for purchase of shares at any time, in whole or in part, including any purchase under the exchange privilege.

SELLING SHARES

Selling shares is also referred to as “redeeming” shares. You can redeem your shares on any day the Fund is open for business.

Proceeds from the redemption of your shares will usually be sent within three business days after receipt in good order of your request for redemption (unless you request to receive payment by wire or another option described below). However, Transamerica Premier Funds has the right to take up to seven days to pay your redemption proceeds, and may postpone payment under certain circumstances, as authorized by law. In cases where shares have recently been purchased and the purchase money is not yet available, redemption proceeds will be withheld for 15 calendar days from the date of purchase for funds to clear. Certain exceptions may apply. Shares purchased by wire are immediately available and not subject to the 15 day holding period.

Please note that redemption requests greater than $50,000 per day must be submitted in writing. In addition, amounts greater than $50,000 cannot be sent via ACH (check or federal funds wire only). Additionally, requests totaling more than $100,000 must be in writing with an original signature guarantee by all shareholders.

The electronic bank link option must be established in advance for payments made electronically to your bank such as ACH or expedited wire redemptions. Call Customer Service to verify this feature is in place on your account or to obtain information on how to establish the electronic bank link.

To Request Your Redemption and Receive Your Payment By:

Direct Deposit – ACH

•	You may request an “ACH redemption” in writing, by phone or by internet access to your account. Payment should usually be received by your bank account 2-4 banking days after your request is received in good order. Transamerica Premier Funds does not charge for this payment option. Certain IRAs and qualified retirement plans may not be eligible via the internet.

Direct Deposit – Wire

•	You may request an expedited wire redemption in writing or by phone. The electronic bank link option must be established in advance. Otherwise, an original signature guarantee will be required. Wire redemptions have a minimum of $1,000 per wire. Payment should be received by your bank account the next banking day after your request is received in good order. Transamerica Premier Funds charges $10 for this service. Your bank may charge a fee as well.

Check to Address of Record

•	Written Request: Send a letter requesting a withdrawal to Transamerica Premier Funds. Specify the fund, account number and dollar amount or number of shares you wish to redeem. Be sure to include all shareholders’ signatures and any additional documents, as well as an original signature guarantee(s) if required. If you are requesting a distribution from an IRA, federal tax withholding of 10% will apply unless you elect otherwise. If you elect to withhold, the minimum tax withholding rate is 10%.

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Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

Shareholder Information

•	Telephone or Internet Request: You may request your redemption by phone or internet. Certain IRAs and qualified retirement plans may not be eligible.

Check to Another Party/Address

•	This request must be in writing, regardless of amount, signed by all account owners with an original signature guarantee.

Systematic Withdrawal Plan (by Direct Deposit ACH or Check)

•	You can establish a Systematic Withdrawal Plan (“SWP”) either at the time you open your account or at a later date. Call Customer Service for information on how to establish a SWP or visit our website to obtain the appropriate form to complete.

Through an Authorized Dealer

•	You may redeem your shares through an authorized dealer. (They may impose a service charge.) Contact your Registered Representative or call Customer Service for assistance.

Your Request to Sell Your Shares and Receive Payment May Be Subject To:

•	The type of account you have and if there is more than one shareholder.

•	The dollar amount you are requesting; redemptions over $50,000 must be in writing and those redemptions totaling more than $100,000 require a written request with an original signature guarantee for all shareholders on the account.

•	A written request or an original signature guarantee may be required if there have been recent changes made to your account (such as an address change) or other such circumstances. For your protection, if an address change was made in the last 10 days, Transamerica Premier Funds requires a redemption request in writing, signed by all account owners with an original signature guarantee.

•	When redeeming all shares from an account with an active AIP, your AIP will automatically be stopped. Please contact Customer Service if you wish to re-activate your AIP.

•	The Fund reserves the right to refuse a telephone redemption request if it is believed it is advisable to do so. The telephone redemption option may be suspended or terminated at any time without advance notice.

•	Redemption proceeds will be withheld for 15 calendar days from the date of purchase for funds to clear. Certain exceptions may apply.

•	Shares will normally be redeemed for cash, although the Fund retains the right to redeem its shares in kind. Please see the SAI for more details.

•	If you request that a withdrawal check be delivered overnight, a $20 overnight fee will be charged; for Saturday delivery, a $30 overnight fee will be charged.

Please see additional information relating to signature guarantees later in this prospectus.

INVOLUNTARY REDEMPTIONS

The Fund reserves the right to close your account if the account value falls below the Fund’s minimum account balance, or you are deemed to engage in activities that are illegal (such as late trading) or otherwise believed to be detrimental to the Fund (such as market timing or frequent small redemptions), to the fullest extent permitted by law.

FEATURES AND POLICIES

Market Timing/Excessive Trading

Some investors try to profit from various short-term or frequent trading strategies known as market timing. Examples of market timing include switching money into funds when their share prices are expected to rise and taking money out when their share prices are expected to fall, and switching from one fund to another and then back again after a short period of time. As money is shifted in and out, a fund incurs expenses for buying and selling securities. Excessive purchases, redemptions or exchanges of fund shares disrupt portfolio management, hurt fund performance and drive fund expenses higher. For example, the fund may be forced to liquidate investments as a result of short-term trading and incur increased brokerage costs or realize taxable capital gains without attaining any investment advantage. These costs are borne by all shareholders, including long-term investors who do not generate the costs.

Transamerica Premier Funds’ Board of Directors has approved policies that are designed to discourage market timing or excessive trading, which include limitations on the number of transactions in fund shares, as described in this prospectus. If you intend to engage in such practices, we request that you do not purchase shares of the Fund.

The Fund reserves the right to reject any request to purchase shares, including purchases in connection with an exchange transaction, which the Fund reasonably believes to be in connection with market timing or excessive trading. The Fund generally will consider four or more exchanges between funds, or frequent purchases and redemptions having a similar effect, during any rolling 90-day period to be evidence of market timing or excessive trading by a shareholder or by accounts under common control (for example, related shareholders, or a financial adviser with discretionary trading

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Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

Shareholder Information

authority over multiple accounts). However, the Fund reserves the right to determine less active trading to be “excessive” or related to market timing.

While the Fund discourages market timing and excessive short-term trading, the Fund cannot always recognize or detect such trading, particularly if it is facilitated by financial intermediaries or done through Omnibus Account Arrangements. The Fund’s distributor has entered into agreements with intermediaries requiring the intermediaries to provide certain information to help identify harmful trading activity and to prohibit further purchases or exchanges by a shareholder identified as having engaged in excessive trading. There is no guarantee that the procedures used by financial intermediaries will be able to curtail frequent, short-term trading activity. For example, shareholders who seek to engage in frequent, short-term trading activity may use a variety of strategies to avoid detection, and the financial intermediaries’ ability to deter such activity may be limited by operational and information systems capabilities. Due to the risk that the Fund and financial intermediaries may not detect all harmful trading activity, it is possible that shareholders may bear the risks associated with such activity.

Orders to purchase, redeem or exchange shares forwarded by certain omnibus accounts with Transamerica Premier Funds will not be considered to be market timing or excessive trading for purposes of Transamerica Premier Funds’ policies. However, the market timing and excessive trading policies of these omnibus firms or plans may apply to transactions by the underlying shareholders.

Customer Service

Occasionally, Transamerica Premier Funds experiences high call volume due to unusual market activity or other events that may make it difficult for you to reach a Customer Service Representative by telephone. If you are unable to reach Transamerica Premier Funds by telephone, please consider visiting our website at www.transamericafunds.com. You may also send instructions by mail, by fax, or by using the Premier Quote line (automated phone system).

Uncashed Checks Issued on Your Account

If any check Transamerica Premier Funds issues is returned by the Post Office as undeliverable, or remains outstanding (uncashed) for six months, we reserve the right to reinvest check proceeds back into your account at the net asset value next calculated after reinvestment. If applicable, we will also change your account distribution option from cash to reinvest. Interest does not accrue on amounts represented by uncashed checks. In cases where we are unable to reinvest check proceeds in the Fund that you held, for example, if the Fund has been liquidated or is closed to new investments, we reserve the right to reinvest the proceeds in another Transamerica Premier Fund, such as the Transamerica Premier Cash Reserve Fund.

Minimum Dividend Check Amounts

To control costs associated with issuing and administering dividend checks, we reserve the right not to issue checks under a specified amount. For accounts with the cash by check dividend distribution option, if the dividend payment total is less than $10, the distribution will be reinvested into the account and no check will be issued.

Dividend Payment Schedule

Fund	When It Pays

Transamerica Premier High Yield Bond Fund	Monthly

Minimum Account Balance

Due to the proportionately higher cost of maintaining customer accounts with balances below the stated minimum, Transamerica Premier Funds reserves the right to redeem all shares in any account for its net asset value if at any time the total value of the account is less than $100,000. Transamerica Premier Funds will notify you if the value of the account is less than the required minimum. You will have at least 60 days to bring the value of the account up to the required minimum before the redemption is processed.

Telephone Transactions

Transamerica Premier Funds and its transfer agent, Transamerica Fund Services, Inc. (“TFS”), are not liable for complying with telephone instructions that are deemed by them to be genuine. Transamerica Premier Funds and TFS will employ reasonable procedures to help ensure telephone instructions are genuine. In situations where Transamerica Premier Funds or TFS reasonably believe they were acting on genuine telephone instructions, you bear the risk of loss. These procedures may include requiring personal identification, providing written confirmation of transactions and tape recording conversations. Transamerica Premier Funds reserves the right to modify the telephone redemption privilege at any time.

Retirement and ESA State Street Account Maintenance Fees

Retirement plan and Coverdell ESA State Street accounts are subject to an annual custodial fee of $15 per fund account, with a maximum fee of $30 per Social Security Number. For example, an IRA in two fund accounts would normally be subject to a $30 annual custodial fee. The fee is waived if the total of the retirement plan and ESA account(s)’s value per Social Security Number is more than $50,000.

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Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

Shareholder Information

Professional Fees

Your financial professional may charge a fee for his or her services. This fee will be in addition to any fees charged by Transamerica Premier Funds. Your financial professional will answer any questions that you may have regarding such fees.

Signature Guarantee

An original signature guarantee assures that a signature is genuine so that you are protected from unauthorized account transactions. Notarization is not an acceptable substitute. Acceptable guarantors only include participants in the Securities Transfer Agents Medallion Program (“STAMP2000”). Participants in STAMP2000 may include financial institutions such as banks, savings and loan associations, trust companies, credit unions, broker-dealers and member firms of a national securities exchange.

An original signature guarantee is required if any of the following is applicable:

•	You request a redemption or distribution transaction totaling more than $100,000 or, in the case of an IRA with a market value in excess of $100,000, you request a custodian to custodian transfer.

•	You would like a check made payable to anyone other than the shareholder(s) of record.

•	You would like a check mailed to an address which has been changed within 10 days of the redemption request.

•	You would like a check mailed to an address other than the address of record.

•	You would like your redemption proceeds wired to a bank account other than a bank account of record.

•	You are adding or removing a shareholder from an account.

•	You are changing ownership of an account.

•	When establishing an electronic bank link, if the Transamerica Premier Funds account holder’s name does not appear on the check.

The Fund reserves the right to require an original signature guarantee under other circumstances or to reject or delay redemption on certain legal grounds.

An original signature guarantee may be refused if any of the following is applicable:

•	It does not appear valid or in good form.

•	The transaction amount exceeds the surety bond limit of an original signature guarantee.

•	The guarantee stamp has been reported as stolen, missing or counterfeit.

Employer-Sponsored Accounts

If you participate in an employer-sponsored plan and wish to make an allocation change to your current fund selection, you or your financial professional must notify Transamerica Premier Funds by phone or in writing. Please also remember to inform your employer of the change(s) to your fund allocation. Documentation for allocations submitted online or in writing from your employer will be used to allocate your contributions. This documentation will supersede all other prior instructions received from you or your financial professional. (Note: If you perform a partial or complete exchange to a new fund selection, your current fund allocation will remain unchanged for future contributions unless specified otherwise.)

E-mail Communications

As e-mail communications may not be secure, and because we are unable to take reasonable precautions to verify your shareholder and transaction information, we cannot respond to account-specific requests received via email. For your protection, we ask that all transaction requests be submitted only via telephone, mail or through the secure link on our website.

Statements and Reports

Transamerica Premier Funds will send you a confirmation statement after every transaction that affects your account balance or registration, with the exception of systematic transactions or transactions necessary to assess account fees. Systematic transactions and fees will be shown on your next regularly scheduled quarterly statement. Information regarding these fees is disclosed in this prospectus. Please review the confirmation statement carefully and promptly notify Transamerica Premier Funds of any error. Information about the tax status of income dividends and capital gains distributions will be mailed to shareholders early each year.

Please retain your statements. If you require historical statements, Transamerica Premier Funds may charge $10 per statement per year up to a maximum of $50 per Social Security Number. Financial reports for the Fund, which include a list of the holdings, will be mailed twice a year to all shareholders.

PRICING OF SHARES

How Share Price Is Determined

The price at which shares are purchased or redeemed is the NAV that is next calculated following receipt and acceptance of a purchase order in good order or receipt of a redemption order in good order by Transamerica Premier Funds or an authorized intermediary.

When Share Price Is Determined

The NAV of the Fund is determined on each day the New York Stock Exchange (“NYSE”) is open for business. The NAV is not determined

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Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

Shareholder Information

on days when the NYSE is closed (generally New Year’s Day, Martin Luther King Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas). Foreign securities may trade in their primary markets on weekends or other days when the Fund does not price its shares (therefore, the NAV of the Fund holding foreign securities may change on days when shareholders will not be able to buy or sell shares of the Fund).

Purchase orders received in good order and accepted, and redemption orders received in good order, before the close of business on the NYSE, usually 4:00 p.m. Eastern time, receive the NAV determined as of the close of the NYSE that day. Purchase and redemption requests received after the NYSE is closed receive the NAV at the close of the NYSE the next day the NYSE is open. Purchase and redemption requests by telephone are deemed received when the telephone call is received.

How NAV is Calculated

The NAV of the Fund is calculated by taking the value of the Fund’s net assets and dividing by the number of shares of the Fund that are then outstanding.

The Board of Directors has approved procedures to be used to value the Fund’s securities for the purposes of determining the Fund’s NAV. The valuation of securities of the Fund is determined in good faith by or under the direction of the Board. The Board has delegated certain valuation functions for the Fund to TAM.

In general, securities and other investments are based on market prices at the close of regular trading on the NYSE. Fund securities listed or traded on domestic securities exchanges or the NASDAQ/NMS, including dollar-dominated foreign securities or ADRs, are valued at the closing price on the exchange or system where the security is principally traded. With respect to securities traded on the NASDAQ/NMS, such closing price may be the last reported sale price or the NASDAQ Official Closing Price (“NOCP”). If there have been no sales for that day on the exchange or system where the security is principally traded, then the value should be determined with reference to the last sale price, or the NOCP, if applicable, on any other exchange or system. If there have been no sales for that day on any exchange or system, a security is valued at the closing bid quotes on the exchange or system where the security is principally traded, or at the NOCP, if applicable. Foreign securities traded on U.S. exchanges are generally priced using last sale price regardless of trading activity. Securities traded over-the-counter are valued at the mean of the last bid and asked prices. The market price for debt obligations and certain derivative securities is generally the price supplied by an independent third party pricing service, which may use market prices or quotations or a variety of fair value techniques and methodologies. Short-term debt obligations that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value. The prices that the Fund uses may differ from the amounts that would be realized if the investments were sold and the differences could be significant, particularly for securities that trade in relatively thin markets and/or markets that experience extreme volatility. Foreign securities generally are valued based on quotations from the primary market in which they are traded, and are converted from the local currency into U.S. dollars using current exchange rates. Market quotations for securities prices may be obtained from automated pricing services. Shares of open-end investment companies are generally valued at the net asset value per share reported by that investment company.

When market quotations are not readily available (which may include closing prices deemed to be unreliable because of the occurrence of a subsequent event), a valuation committee appointed by the Board of Directors may, in good faith, establish a value for the security in accordance with fair valuation procedures adopted by the Board of Directors. The types of securities for which such fair value pricing may be required include, but are not limited to: foreign securities, where a significant event occurs after the close of the foreign market on which such security principally trades, but before the close of the NYSE, that is likely to have changed the value of such security; securities for which the closing value is deemed unreliable; securities of an issuer that has entered into a restructuring; securities whose trading has been halted or suspended; fixed-income securities that have gone into default or for which there is no current market value quotation; and securities that are restricted as to transfer or resale. The Fund uses a fair value model developed by an independent third party pricing service to price foreign equity securities on days when there is a certain percentage change in the value of a domestic equity security index, as such percentage may be determined by TAM from time to time.

Valuing securities in accordance with fair value procedures involves greater reliance on judgment than valuing securities based on readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Fund could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Fund determines its NAV.

DISTRIBUTIONS AND TAXES

Taxes on Distributions in General

The Fund will distribute all or substantially all of its net investment income and net capital gains to its shareholders each year. Although the Fund will not have to pay income tax on amounts it distributes to shareholders, shareholders that are not generally tax-exempt will be

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Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

Shareholder Information

taxed on amounts they receive. Shareholders who are not subject to tax on their income, such as qualified retirement accounts and other tax-exempt investors, generally will not be required to pay any tax on distributions. If the Fund declares a dividend in October, November, or December, payable to shareholders of record in such a month, and pays it in January of the following year, shareholders will be taxed on the dividend as if they received it in the year in which it was declared.

You normally will be taxed on distributions you receive from the Fund, regardless of whether they are paid to you in cash or are reinvested in additional Fund shares.

The following are guidelines for how certain distributions by the Fund are generally taxed to individual taxpayers under current federal income tax law:

•	Distributions of net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) will be taxed at a maximum rate of 15% (5% for individuals in the 10% and 15% federal tax brackets).

•	Distributions designated by the Fund as “qualified dividend income” will also be taxed at a maximum rate of 15% (5% for individuals in the 10% and 15% federal tax brackets). Qualified dividend income generally is income derived from certain dividends from U.S. corporations or certain foreign corporations. Since the Fund’s income is derived primarily from sources that do not pay qualified dividend income, dividends from the Fund generally will not qualify for taxation at the maximum 15% U.S. federal income tax rate available to individuals on qualified dividend income.

•	Other distributions generally will be taxed at the ordinary tax rate applicable to the shareholder.

Since the Fund’s income is derived primarily from sources that do not pay dividends, dividends from the Fund generally will not qualify for the dividends-received deduction for corporate shareholders.

The Fund will send you a tax report annually summarizing the amount of and the tax aspects of your distributions. If you buy shares of the Fund shortly before it makes a distribution, the distribution may be taxable to you even though it may actually be a return of a portion of your investment. This is known as “buying a dividend.”

Investors who invest through tax-deferred accounts, such as IRAs, 403(b) accounts, and qualified retirement plans, will ordinarily not be subject to tax until a distribution is made from the account at which time such distribution is generally taxed as ordinary income. These accounts are subject to complex tax rules and all tax-deferred account investors should consult their tax advisers regarding their investments in a tax-deferred account.

You must provide your taxpayer identification number to the Fund along with certifications required by the Internal Revenue Service upon your investment in Fund shares.

Taxes on the Sale or Exchange of Shares

If you sell shares of the Fund or exchange them for shares of another fund, you generally will have a capital gain or loss, which generally will be a long-term capital gain or loss if you held the shares for more than one year; otherwise it will be a short-term capital gain or loss. Any loss recognized on shares held for six months or less will be treated as long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain that were received with respect to the shares.

Any gain or loss on the sale or exchange of shares is computed by subtracting your tax basis in the shares from the redemption proceeds in the case of a sale or the value of the shares received in the case of an exchange. Because your tax basis depends on the original purchase price and on the price at which any dividends may have been reinvested, you should be sure to keep account statements so that you or your tax preparer will be able to determine whether a sale will result in a taxable gain or loss.

Withholding Taxes

The Fund may be required to apply backup withholding of U.S. federal income tax at the fourth lowest tax rate applicable to unmarried individuals (currently 28%) on all distributions and redemption proceeds payable to you if you fail to provide the Fund with your correct taxpayer identification number or to make required certifications, or if you have been notified by the IRS that you are subject to backup withholding. Backup withholding is not an additional tax, but is a method by which the IRS ensures that it will collect taxes otherwise due. Any amounts withheld may be credited against your U.S. federal income tax liability.

Non-Resident Alien Withholding

If you are a non-U.S. investor, you must provide a U.S. mailing address to establish an account unless you have a broker/dealer firm that submits your account through the National Securities Clearing Corporation, in which your broker/dealer will be required to submit a Foreign Certification Form. Investors changing a mailing address to a non-U.S. address will be required to have a Foreign Certification Form completed and returned to us if they have a broker/dealer before future purchases can be accepted. Shareholders that are not U.S. investors under the federal tax laws may be subject to U.S. withholding on certain distributions and are generally subject to U.S. tax certification requirements. Additionally, you will need to provide the appropriate tax form (generally, Form W-8BEN) and documentary evidence if you are not a U.S. resident alien.

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Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

Shareholder Information

Other Tax Information

This tax discussion is for general information only. In addition to federal income taxes, you may be subject to state, local or foreign taxes on payments received from, and investments made in shares of, the Fund. More information is provided in the SAI of the Fund. You should also consult your own tax advisor for information regarding all tax consequences applicable to your investments in Transamerica Premier Funds.

INVESTMENT POLICY CHANGES

Transamerica Premier High Yield Bond Fund, as part of its investment policy, invests at least 80% of its assets (defined as net assets plus the amount of any borrowings for investment purposes) in certain securities as indicated in this prospectus. Shareholders will be provided with at least 60 days’ prior written notice of any changes in the 80% investment policy. Such notice will comply with the conditions set forth in any applicable SEC rules then in effect.

To the extent authorized by law, Transamerica Premier Funds and the Fund reserves the right to discontinue offering shares at any time, to merge a class of shares, or to cease operations entirely.

SUMMARY OF BOND RATINGS

Following is a summary of the grade indicators used by two of the most prominent, independent rating agencies (Moody’s Investors Service, Inc. and Standard & Poor’s Corporation) to rate the quality of bonds. The first four categories are generally considered investment quality bonds. Those below that level are of lower quality, commonly referred to as “junk bonds.”

Standard
Investment Grade	Moody’s	& Poor’s

Highest quality	Aaa	AAA

High quality	Aa	AA

Upper medium	A	A

Medium, speculative features	Baa	BBB

Lower Quality

Moderately speculative	Ba	BB

Speculative	B	B

Very speculative	Caa	CCC

Very high risk	Ca	CC

Highest risk, may not be paying interest	C	C

In arrears or default	C	D

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Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

Shareholder Information

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Fund’s performance for the past five years. The total returns in the table represent the rate an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all distributions). This information through the period ended December 31, 2008 has been derived from financial statements audited by Ernst & Young LLP, an independent registered public accounting firm, whose report, along with the Fund’s financial statements, is included in the Transamerica Premier Funds’ 2008 Annual Report which is available by request by calling 1-800-892-7587.

The following table includes selected data for a share outstanding throughout each period and other performance information derived from the financial statements.

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,
	2008	2007	2006	2005	2004
Net Asset Value
Beginning of year	$7.29	$7.79	$7.65	$7.95	$7.70

Operations
Net investment income(a)	0.57	0.57	0.55	0.52	0.54
Net realized and unrealized gain (loss) on investments	(2.30)	(0.49)	0.13	(0.29)	0.26

Total from investment operations	(1.73)	0.08	0.68	0.23	0.80

Dividends/Distributions and Other to Shareholders
Net investment income	(0.59)	(0.58)	(0.54)	(0.53)	(0.55)

Total dividends/distributions	(0.59)	(0.58)	(0.54)	(0.53)	(0.55)

Net Asset Value
End of year	$4.97	$7.29	$7.79	$7.65	$7.95

Total Return(b)	(25.13% )	0.86%	9.23%	3.08%	10.88%

Ratio and Supplemental Data
Expenses to average net assets:
After reimbursement/fee waiver	0.65%	0.65%	0.64%	0.65%	0.63%
Before reimbursement/fee waiver	0.65%	0.66%	0.64%	0.70%	0.63%
Net investment income, after reimbursement/fee waiver	8.77%	7.30%	7.09%	6.65%	7.06%
Portfolio turnover rate	82%	89%	127%	93%	152%
Net assets end of the year (in thousands)	$26,582	$48,509	$105,597	$97,480	$135,161

 (a)Calculation based on the average number of shares outstanding during the period.
 (b)Total Return represents aggregate total return for each period.

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Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

Appendix A

More on Strategies and Risks

HOW TO USE THIS SECTION

Descriptions of the principal strategies and risks are provided earlier in this prospectus. Referrals are made to this Appendix for more complete information associated with investing in the Fund. For best understanding, first read the description of the Fund. Then refer to this section to read about the risks particular to the Fund. For additional discussions of strategies and risks, please refer to the SAI, which is available upon request. See the back cover of this prospectus for information on how to order the SAI.

DIVERSIFICATION

The Investment Company Act of 1940 (“1940 Act”) classifies investment companies as either diversified or non-diversified. Diversification is the practice of spreading a fund’s assets over a number of issuers to reduce risk. A non-diversified fund has the ability to take larger positions in fewer issuers. Because the appreciation or depreciation of a single security may have a greater impact on the net asset value of a non-diversified fund, its share price can be expected to fluctuate more than a diversified fund.

The Fund qualifies as a diversified fund under the 1940 Act.

WHAT IS “BOTTOM-UP” ANALYSIS?

When the investment adviser uses a “bottom-up” approach, it looks primarily at individual companies against the context of broader market factors. It seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.

INVESTING IN BONDS

Like common stocks, bonds fluctuate in value, though the factors causing this are different, including:

Changes in Interest Rates. Bond prices tend to move the opposite of interest rates. Why? Because when interest rates on new bond issues go up, rates on existing bonds stay the same and they become less desirable. When rates go down, the reverse happens. This is also true for most preferred stocks and some convertible securities.

Length of Time to Maturity. When a bond matures, the issuer must pay the owner its face value. If the maturity date is a long way off, many things can affect its value, so a bond is more volatile the farther it is from maturity. As that date approaches, fluctuations usually become smaller and the price gets closer to face value.

Defaults. Bond issuers make at least two promises: (1) to pay interest during the bond’s term and (2) to return principal when it matures. If an issuer fails to keep one or both of these promises, the bond will probably drop in price dramatically, and may even become worthless.

Declines in Ratings. At the time of issue, most bonds are rated by professional rating services, such as Moody’s Investors Service (“Moody’s”) and Standard & Poor’s Rating Group (“S&P”). The stronger the financial backing behind the bond, the higher the rating. If this backing is weakened or lost, the rating service may downgrade the bond’s rating. This is virtually certain to cause the bond to drop in price.

Lack of Rating. Some bonds are considered speculative, or for other reasons are not rated. Such bonds must pay a higher interest rate in order to attract investors. They’re considered riskier because of the higher possibility of default or loss of liquidity.

Low Quality. High-yield/high-risk securities (commonly known as “junk bonds”) have greater credit risk, are more sensitive to interest rate movements, are considered more speculative, have a greater vulnerability to economic changes, subject to greater price volatility and are less liquid than higher quality debt securities because their issuers may be less secure financially and more sensitive to downturns in the economy. In addition, the secondary market for such securities may not be as liquid as that for higher quality debt securities. As a result, the Sub-Adviser of the Fund may find it more difficult to sell these securities or may have to sell them at lower prices. High-yield securities are not generally meant for short-term investing.

Loss of Liquidity. If a bond is downgraded, or for other reasons drops in price, or if the bond is a type of investment that falls out of favor with investors, the market demand for it may “dry up.” In that case, the bond may be hard to sell or “liquidate” (convert to cash). Please see Appendix A of the SAI for a description of corporate bond ratings.

VOLATILITY

The more an investment goes up and down in price, the more volatile it is said to be. Volatility increases the market risk because even though the Fund may go up more than the market in good times, it may also go down more than the market in bad times. If you decide to sell when a volatile fund is down, you could lose more. Price changes may be temporary and for extended periods.

TEMPORARY DEFENSIVE STRATEGIES

For temporary defensive purposes, the Fund may, at times, choose to hold some portion of its net assets in cash, or to invest that cash in a variety of debt securities. This may be done as a defensive measure at times when desirable risk/reward characteristics are not available in stocks or to earn income from otherwise uninvested cash. When the Fund increases its cash or debt investment position, its income may increase while its ability to participate in stock market advances or declines decreases. Furthermore, if the Fund assumes a temporary defensive position it may not be able to achieve its investment objective.

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Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

INVESTING IN FOREIGN SECURITIES

Foreign securities are investments offered by non-U.S. companies, governments and government agencies. They involve risks in addition to those associated with securities of domestic issuers, including:

Changes in Currency Values. Foreign securities are sold in currencies other than U.S. dollars. If a currency’s value drops, the value of Fund shares could drop, too. Also, dividend and interest payments may be lower. Factors affecting exchange rates include, without limitation: differing interest rates among countries; balances of trade; amount of a country’s overseas investments; and intervention by banks. The Fund may also invest in American Depositary Receipts (“ADRs”) and American Depositary Shares (“ADSs”). They represent securities of foreign companies traded on U.S. exchanges, and their values are expressed in U.S. dollars. Changes in the value of the underlying foreign currency will change the value of the ADR or ADS. The Fund may incur costs when it converts other currencies into dollars, and vice-versa.

Currency Speculation. The foreign currency market is largely unregulated and subject to speculation. The Fund’s investments in foreign currency denominated securities may reduce the return of the Fund.

Different Accounting and Reporting Practices. Foreign tax laws are different, as are laws, practices and standards for accounting, auditing and reporting data to investors.

Less Information Available to the Public. Foreign companies usually make far less information available to the public.

Less Regulation. Securities regulations in many foreign countries are more lax than in the U.S. In addition, regulation of banks and capital markets can be weak.

More Complex Negotiations. Because of differing business and legal procedures, the Fund might find it hard to enforce obligations or negotiate favorable brokerage commission rates.

Less Liquidity/More Volatility. Some foreign securities are harder to convert to cash than U.S. securities, and their prices may fluctuate more dramatically.

Settlement Delays. “Settlement” is the process of completing payment and delivery of a securities transaction. In many countries, this process takes longer than it does in the U.S.

Higher Custodial Charges. Fees charged by the Fund’s custodian for holding shares are higher for foreign securities than those of domestic securities.

Vulnerability to Seizure and Taxes. Some governments can seize assets. They may also limit movement of assets from the country. Fund interest, dividends and capital gains may be subject to foreign withholding taxes.

Political or Financial Instability and Small Markets. Developing countries can be politically unstable. Economies can be dominated by a few industries, and markets may trade a small number of securities. Regulation of banks and capital markets can be weak.

Different Market Trading Days. Foreign markets may not be open for trading the same days as U.S. markets are open and asset values can change before a transaction occurs.

Currency Hedging. The Fund currently may enter into forward currency contracts to hedge against declines in the value of securities denominated in, or whose value is tied to, a currency other than the U.S. dollar or to reduce the impact of currency fluctuation on purchases and sales of such securities. Shifting the Fund’s currency exposure from one currency to another removes the Fund’s opportunity to profit from the original currency and involves a risk of increased losses for the Fund if the sub-adviser’s projection of future exchange rates is inaccurate.

Emerging Markets Risk. Investing in the securities of issuers located in or principally doing business in emerging markets bears foreign exposure risks as discussed above. In addition, the risks associated with investing in emerging markets are often greater than investing in developed foreign markets. Specifically, the economic structures in emerging markets countries are less diverse and mature than those in developed countries, and their political systems are less stable. Investments in emerging markets countries may be affected by national policies that restrict foreign investments. Emerging markets countries may have less developed legal structures, and the small size of their securities markets and low trading volumes can make investments illiquid and more volatile than investments in developed countries. In addition, the Fund that invests in emerging markets countries may be required to establish special custody or other arrangements before investing.

INVESTING IN DERIVATIVES

The Fund may use derivative instruments as part of its investment strategy. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to stocks, bonds, interest rates, currencies or currency exchange rates, commodities, and related indexes. Examples of derivative instruments include option contracts, futures contracts, options on futures contracts and swap agreements (including, but not limited to, credit default swaps). There is no assurance that the use of any derivatives strategy will succeed. Also, investing in financial contracts such as options involves additional risks and costs, such as inaccurate market predictions which may result in losses instead of gains, and prices

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Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

may not match so the benefits of the transaction might be diminished and the Fund may incur substantial losses.

The Fund’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other more traditional investments. The following provides a general discussion of important risk factors relating to all derivative instruments that may be used by the Fund:

Management Risk. Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.

Credit Risk. The use of a derivative instrument involves the risk that a loss may be sustained as a result of the failure of another party to the contract (counterparty) to make required payments or otherwise comply with the contract’s terms. Additionally, credit default swaps could result in losses if the Fund does not correctly evaluate the creditworthiness of the company on which the credit default swap is based.

Subordination Risk. The Fund may invest in securities, such as certain structured securities or high-yield debt securities, which are subordinated to more senior securities of the issuer, or which represent interests in pools of such subordinated securities. Under the terms of subordinated securities, payments that would otherwise be made to their holders may be required to be made to the holders of more senior securities, and/or the subordinated or junior securities may have junior liens, if they have any rights at all, in any collateral (meaning proceeds of the collateral are required to be paid first to the holders of more senior securities).

Subordinated securities will be disproportionately affected by a default or even a perceived decline in creditworthiness of the issuer.

Liquidity Risk. Liquidity risk exists when particular investments are difficult to sell. Although most of the Fund’s securities must be liquid at the time of investment, securities may become illiquid after purchase by the Fund, particularly during periods of market turmoil. When the Fund holds illiquid investments, the portfolio may be harder to value, especially in changing markets, and if the Fund is forced to sell these investments to meet redemptions or for other cash needs, the Fund may suffer a loss. In addition, when there is illiquidity in the market for certain securities, the Fund, due to limitations on investments in illiquid securities, may be unable to achieve its desired level of exposure to a certain sector.

Leverage Risk. When the Fund engages in transactions that have a leveraging effect on the Fund’s portfolio, the value of the Fund will be more volatile and all other risks will tend to be compounded. This is because leverage generally magnifies the effect of any increase or decrease in the value of the Fund’s underlying assets or creates investment risk with respect to a larger pool of assets than the Fund would otherwise have. The Fund may take on leveraging risk by, among other things, engaging in derivative, when-issued, delayed-delivery, forward commitment or forward roll transactions or reverse repurchase agreements. Engaging in such transactions may cause the Fund to liquidate positions when it may not be advantageous to do so to satisfy its obligations or meet segregation requirements.

Lack of Availability. Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. There is no assurance that the Fund will engage in derivatives transactions at any time or from time to time. The Fund’s ability to use derivatives may be limited by certain regulatory and tax considerations.

Market and Other Risks. Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way detrimental to the Fund’s interest. If the Fund manager incorrectly forecasts the value of securities, currencies or interest rates or other economic factors in using derivatives for the Fund, the Fund might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. The Fund may also have to buy or sell a security at a disadvantageous time or price because the Fund is legally required to maintain offsetting positions or asset coverage in connection with certain derivative transactions.

Other risks in using derivatives include the risk of mis-pricing or improper valuation of derivatives and the inability of derivatives to correlate perfectly with underlying assets, rates and indexes. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to the Fund. Also, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. In addition, the Fund’s use of derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.

INVESTING IN CONVERTIBLE SECURITIES

Since preferred stocks and corporate bonds pay a stated return, their prices usually do not depend on the price of the company’s common stock, but some companies issue preferred stocks and bonds that are convertible into their common stocks. Linked to the common stock in

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Transamerica Premier Institutional Funds Prospectus – Institutional Class Shares

this way, convertible securities typically go up and down in price as the common stock does, adding to their market risk. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the price of the convertible security tends to reflect the value of the underlying common stock.

INVESTING IN FIXED-INCOME INSTRUMENTS

The Fund invests in “Fixed-Income Instruments,” which include, among others:

•	securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises, including issues by non-guaranteed-sponsored entities (like financial institutions) that carry direct guarantees from U.S. government agencies as part of government initiatives in response to the market crisis or otherwise (“U.S. Government Securities”);

•	corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper;

•	mortgage-backed and other asset-back securities;

•	inflation-indexed bonds issued by governments and corporations;

•	structures notes, including hybrid or “indexed” securities, event-linked bonds and loan participations;

•	delayed funding loans and revolving credit facilities;

•	bank certificates of deposit, fixed time deposits and bankers’ acceptances;

•	repurchase agreements and reverse repurchase agreements;

•	debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises;

•	obligations of non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; and

•	obligations of international agencies or supranational entities.

The value of fixed-income securities may change daily based on changes in interest rates, and other market conditions and factors. Risks include, without limitation:

•	market risk; fluctuations in market value

•	interest rate risk: the value of a fixed-income security generally decreases as interest rates rise. This may also be the case for dividend paying stocks. Increases in interest rates may cause the value of your investment to go down. The longer the maturity or duration, the more sensitive the value of a fixed-income security is to fluctuations in interest rates

•	prepayment or call risk: declining interest rates may cause issuers of securities held by the Fund to pay principal earlier than scheduled or to exercise a right to call the securities, forcing the Fund to reinvest in lower yielding securities

•	extension risk: rising interest rates may result in slower than expected principal prepayments, which effectively lengthens the maturity of affected securities, making them more sensitive to interest rate changes

•	default or credit risk: issuers (or guarantors) defaulting on their obligations to pay interest or return principal, being perceived as being less creditworthy or having a credit rating downgraded, or the credit quality or value of any underlying asset declines. The Fund may incur expenses to protect the Fund’s interest in securities experiencing these events. If the Fund invests in securities that are subordinated to other securities, or which represent interests in pools of such subordinated securities, those investments may be disproportionately affected by a default or even a perceived decline in creditworthiness of the issuer.

If, after purchase, the credit rating on a security is downgraded or the credit quality deteriorates, or if the maturity is extended, the Fund’s Sub-Adviser will decide whether the security should be held or sold. Upon the occurrence of certain triggering events or defaults on a security held by the Fund, or if an issuer of such a security has difficulty meeting its obligations, the Fund may become the holder of a restructured security or of underlying assets. In that case, the Fund may become the holder of securities or other assets that it could not otherwise purchase at a time when those assets may be difficult to sell or can be sold only at a loss.

The Fund also may invest in derivatives based on fixed-income instruments.

PORTFOLIO TURNOVER

The Fund may engage in a significant number of short-term transactions, which may lower Fund performance. High turnover rate will not limit a manager’s ability to buy or sell securities for the Fund. Increased turnover (100% or more) results in higher brokerage costs or mark-up charges for the Fund. The Fund ultimately passes these charges on to shareholders. Short-term trading may also result in short-term capital gains, which are taxed as ordinary income to shareholders.

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NOTICE OF PRIVACY POLICY

At Transamerica Premier Funds, protecting your privacy is very important to us. We want you to understand what information we collect and how we use it. We collect and use “nonpublic personal information” in connection with providing our customers with a broad range of financial products and services as effectively and conveniently as possible. We treat nonpublic personal information in accordance with our Privacy Policy.

What Information We Collect and From Whom We Collect It

We may collect nonpublic personal information about you from the following sources:

•	Information we receive from you on applications or other forms, such as your name, address and account number;

•	Information we receive from you on applications or other forms, such as your account balance and purchase/redemption history; and

•	Information we receive from non-affiliated third parties, including consumer reporting agencies.

What Information We Disclose and To Whom We Disclose It

We do not disclose any nonpublic personal information about current or former customers to anyone without their express consent, except as permitted by law. We may disclose the nonpublic personal information we collect, as described above, to persons or companies that perform services on our behalf and to other financial institutions with which we have joint marketing agreements. We will require these companies to protect the confidentiality of your nonpublic personal information and to use it only to perform the services for which we have hired them.

Our Security Procedures

We restrict access to your nonpublic personal information and only allow disclosures to persons and companies as permitted by law to assist in providing products or services to you. We maintain written, electronic and procedural safeguards to protect your nonpublic personal information and to safeguard the disposal of certain consumer information.

If you have any questions about our Privacy Policy, please call 1-800-892-7587, Monday through Friday from 8 a.m. to 7 p.m. Eastern Time.

Note: This Privacy Policy applies only to customers that have a direct relationship with us or our affiliates. If you own shares of Transamerica Premier Funds in the name of a third party such as a bank or broker-dealer, its privacy policy may apply to you instead of ours.

THIS PAGE IS NOT PART OF THIS PROSPECTUS

ADDITIONAL INFORMATION
AND ASSISTANCE

Transamerica Premier Funds
P.O. Box 219427, Kansas City,
MO 64121-9427
Customer Service: 1-800-89-ASK-US (1-800-892-7587)
www.transamericafunds.com

ADDITIONAL INFORMATION about Transamerica Premier Funds is contained in the annual and semi-annual reports to shareholders and in the Statement of Additional Information (“SAI”) dated May 1, 2009, which is incorporated by reference into this prospectus. In the Transamerica Premier Funds’ annual report, you will find a discussion of the market conditions and investment strategies that significantly affected Transamerica Premier Funds’ performance during the last fiscal year.

You may also call 1-800-89-ASK-US (1-800-892-7587) or visit the Transamerica Premier Funds’ website at www.transamericafunds.com (select Transamerica Premier Funds) to request this additional information about the Transamerica Premier Funds without charge or to make shareholder inquiries.

Other information about Transamerica Premier Funds has been filed with and is available from the U.S. Securities and Exchange Commission (“SEC”). Information about Transamerica Premier Funds (including the SAI) can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the public reference room may be obtained by calling the SEC at 202-551-8090. Information may be obtained, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC, Washington, DC 20549-6009, or by electronic request at publicinfo@sec.gov.

Reports and other information about Transamerica Premier Funds are also available on the SEC’s internet site at http://www.sec.gov.

For more information about Transamerica Premier Funds, you may obtain a copy of the SAI or the annual and semi-annual reports, without charge, or to make other inquiries about Transamerica Premier Funds, call or write to Transamerica Premier Funds at the phone number or address listed above.

Distributor: Transamerica Capital, Inc.
The Investment Company Act File Number for Transamerica Investors, Inc. is 811-09010

TRANSAMERICA ASSET MANAGEMENT GROUP
Transamerica Funds
Transamerica Series Trust
Transamerica Investors, Inc.
Transamerica Partners Funds Group
Transamerica Partners Funds Group II (each, a “fund”)
Supplement dated August 4, 2009 to the Prospectuses and Statements of Additional Information
     The following supplements the Prospectus and Statement of Additional Information as applicable for each fund listed below on Schedules I, II and III:
     Rationalization. The fund’s Board has approved a number of initiatives designed to achieve a more cohesive, focused and streamlined fund complex, and has authorized seeking shareholder approval for those initiatives where shareholder approval is required.
     The following supplements the Prospectus and Statement of Additional Information for each fund listed as a “Target Fund” on Schedule I to this Supplement:
     Reorganization. The fund’s Board has approved a reorganization pursuant to which the fund’s assets would be acquired, and its liabilities would be assumed, by the fund (the “Destination Fund”) listed opposite the fund on Schedule I in exchange for shares of the Destination Fund. The fund would then be liquidated, and shares of the Destination Fund would be distributed to fund shareholders.
     Under the reorganization, fund shareholders would receive shares of the Destination Fund with the same aggregate net asset value as their shares of the fund. It is anticipated that no gain or loss for Federal income tax purposes would be recognized by fund shareholders as a result of the reorganization.
     The reorganization is subject to the satisfaction of certain conditions, including approval by fund shareholders (if so indicated on Schedule I). Materials describing the reorganization are expected to be mailed later in 2009 (early 2010 for Transamerica Series Trust funds). If the closing conditions are satisfied, the reorganization is expected to occur during the fourth quarter of 2009 (second quarter of 2010 for Transamerica Series Trust funds). Prior to the reorganization, shareholders can continue to purchase, redeem and exchange shares subject to the limitations described in the fund’s Prospectus.
     The following supplements the Prospectus and Statement of Additional Information for each fund listed on Schedule II to this Supplement:
     Liquidation. The fund’s Board has approved the termination and liquidation of the fund. Effective September 1, 2009, the fund will no longer be accepting purchase orders for its shares. The fund will be liquidated on or about September 30, 2009.
     In order to achieve an orderly liquidation, a portion of the fund’s assets may be converted into cash and/or money market securities prior to September 30, 2009. Should a fund convert its assets to cash and/or money market securities, the fund would no longer be pursuing its stated investment objective.
     The following supplements the Prospectus and Statement of Additional Information for each fund listed on Schedule III to this Supplement:
     New subadviser. The fund’s Board has approved a new subadviser for the fund, as indicated for the fund on Schedule III. In each case the new subadviser is an affiliate of Transamerica. Under the Investment Company Act of 1940, shareholder approval of the agreement with the new subadviser must be obtained, and the Board has authorized seeking such approval. Proxy materials describing the new subadviser are expected to be mailed later in 2009. If shareholder approval is obtained, the new agreement could take effect in the fourth quarter of 2009.

* * *

Date of Prospectus
Fund	and Statement of Additional Information
Transamerica Funds	Prospectus — March 1, 2009
Transamerica American Century Large Company Value	Statement of Additional Information — July 1, 2009
Transamerica Balanced
Transamerica Convertible Securities
Transamerica Diversified Equity
Transamerica Equity
Transamerica Evergreen Health Care
Transamerica Evergreen International Small Cap
Transamerica Flexible Income
Transamerica Growth Opportunities
Transamerica High Yield Bond
Transamerica Legg Mason Partners All Cap
Transamerica Marsico Growth
Transamerica Marsico International Growth
Transamerica Money Market
Transamerica Science & Technology
Transamerica Templeton Global
Transamerica Value Balanced

Transamerica Series Trust	May 1, 2009
Transamerica American Century Large Company Value VP
Transamerica Balanced VP
Transamerica BlackRock Large Cap Value VP
Transamerica Diversified Equity VP
Transamerica Jennison Growth VP
Transamerica Legg Mason Partners All Cap VP
Transamerica Marsico Growth VP
Transamerica Munder Net 50 VP
Transamerica Science & Technology VP
Transamerica T. Rowe Price Equity Income VP
Transamerica T. Rowe Price Growth Stock VP
Transamerica Templeton Global VP
Transamerica Value Balanced VP

Transamerica Investors, Inc.	May 1, 2009
Transamerica Premier Balanced Fund
Transamerica Premier Cash Reserve Fund
Transamerica Premier Diversified Equity Fund
Transamerica Premier Equity Fund
Transamerica Premier Focus Fund
Transamerica Premier Growth Opportunities Fund
Transamerica Premier High Yield Bond Fund
Transamerica Premier Institutional Bond Fund
Transamerica Premier Institutional Diversified Equity Fund
Transamerica Premier Institutional Equity Fund
Transamerica Premier Institutional Small Cap Value Fund

Date of Prospectus
Fund	and Statement of Additional Information
Transamerica Partners Funds Group	May 1, 2009
Transamerica Partners Core Bond
Transamerica Partners Growth
Transamerica Partners Large Growth
Transamerica Partners Large Value
Transamerica Partners Total Return Bond
Transamerica Partners Value

Transamerica Partners Funds Group II	May 1, 2009
Transamerica Partners Institutional Core Bond
Transamerica Partners Institutional Growth
Transamerica Partners Institutional Large Growth
Transamerica Partners Institutional Large Value
Transamerica Partners Institutional Total Return Bond
Transamerica Partners Institutional Value

Schedule I

Target Fund(s)	Destination Fund

Transamerica Premier Balanced Fund	Transamerica Balanced
Transamerica Value Balanced

Transamerica Premier Cash Reserve Fund*	Transamerica Money Market

Transamerica Premier Diversified Equity Fund	Transamerica Diversified Equity
Transamerica Premier Institutional Diversified Equity Fund
Transamerica Science & Technology
Transamerica Templeton Global

Transamerica Premier Equity Fund	Transamerica Equity
Transamerica Premier Institutional Equity Fund

Transamerica Premier Focus Fund	Transamerica Legg Mason Partners All Cap

Transamerica Premier Growth Opportunities Fund	Transamerica Growth Opportunities

Transamerica Premier High Yield Bond Fund*	Transamerica High Yield Bond

Transamerica Convertible Securities	Transamerica Flexible Income

Transamerica Partners Value	Transamerica Partners Large Value

Transamerica Partners Growth	Transamerica Partners Large Growth

Transamerica Partners Total Return Bond	Transamerica Partners Core Bond

Transamerica Partners Institutional Value	Transamerica Partners Institutional Large Value

Transamerica Partners Institutional Growth	Transamerica Partners Institutional Large Growth

Transamerica Partners Total Institutional Return Bond	Transamerica Partners Institutional Core Bond

*	Requires shareholder approval.

Target Fund(s)	Destination Fund

Transamerica Templeton Global VP	Transamerica Diversified Equity VP
Transamerica Science & Technology VP
Transamerica Munder Net 50 VP*

Transamerica Value Balanced VP	Transamerica Balanced VP

Transamerica American Century Large Company Value VP*	Transamerica BlackRock Large Cap Value VP
Transamerica T. Rowe Price Equity Income VP*

Transamerica Marsico Growth VP	Transamerica Jennison Growth VP
Transamerica T. Rowe Price Growth Stock VP

*	Requires shareholder approval.

Schedule II

Fund

Transamerica American Century Large Company Value

Transamerica Evergreen Health Care

Transamerica Evergreen International Small Cap

Transamerica Marsico Growth

Transamerica Marsico International Growth

Transamerica Premier Institutional Bond Fund

Transamerica Premier Institutional Small Cap Value Fund

Schedule III

Fund	Proposed New Subadviser

Transamerica Legg Mason Partners All Cap	Transamerica Investment Management, LLC

Transamerica Legg Mason Partners All Cap VP	Transamerica Investment Management, LLC
Investors Should Retain this Supplement for Future Reference

Transamerica Investors, Inc.
Equity Funds
Transamerica Premier Focus Fund — Investor Class Shares
Transamerica Premier Equity Fund — Investor Class Shares
Transamerica Premier Growth Opportunities Fund — Investor Class Shares
Transamerica Premier Diversified Equity Fund — Investor Class Shares
Combined Equity & Fixed Income Fund
Transamerica Premier Balanced Fund — Investor Class Shares
Fixed Income Funds
Transamerica Premier High Yield Bond Fund — Investor and Institutional Class Shares
Transamerica Premier Cash Reserve Fund — Investor Class Shares
Institutional Funds
Transamerica Premier Institutional Small Cap Value Fund
Transamerica Premier Institutional Diversified Equity Fund
Transamerica Premier Institutional Bond Fund
Transamerica Premier Institutional Equity Fund
STATEMENT OF ADDITIONAL INFORMATION
MAY 1, 2009
TRANSAMERICA PREMIER FUNDS
570 Carillon Parkway
St. Petersburg, FL 33716
1-800-89-ASK-US (1-800-892-7587) (toll free)
About the Statement of Additional Information
Transamerica Investors, Inc. (the “Company”) is an open-end, management investment company of the series type offering a number of portfolios, known collectively as the Transamerica Premier Funds. This Statement of Additional Information (the “SAI”) pertains to each series of the Transamerica Premier Funds (the “Fund” or the “Funds”) listed above. Each Fund is managed separately and has its own investment objective, strategies and policies. Each class of each Fund has its own levels of expenses and charges. This SAI is not a prospectus. It contains information additional to that available in the prospectuses. Please refer to the prospectus first, then to this document. Please read it carefully. Save it for future reference.
About the Prospectuses
This SAI should be read in connection with the current prospectuses dated May 1, 2009, as they may be supplemented from time to time. The prospectuses are available without charge from your sales representative, by writing or calling the Company at the above address or telephone number.
Terms used in the prospectuses are incorporated by reference in this SAI. The Funds’ audited financial statements in the Annual Report to shareholders are incorporated by reference in this SAI. We have not authorized any person to give you any other information.

i

ii

INVESTMENT RESTRICTIONS
The investment restrictions below have been adopted as fundamental policies of the Funds. Under the Investment Company Act of 1940, as amended (the “1940 Act”), a fundamental policy may not be changed with respect to a Fund without the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund. Each Fund will operate as a diversified company within the meaning of the 1940 Act, except Transamerica Premier Focus Fund, which will operate as a non-diversified Fund. Transamerica Premier Focus Fund reserves the right to become a diversified Fund as defined in the 1940 Act. Non-fundamental policies may be changed by a vote of the Board of Directors (the “Board”) of the Company at any time.
FUNDAMENTAL RESTRICTIONS
1. Borrowing
Each Fund may not borrow money, except as permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time.
2. Senior Securities
Each Fund may not issue any senior security, except as permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time.
3. Underwriting
Each Fund may not act as an underwriter of securities, within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) except as permitted under the Securities Act and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. Among other things, to the extent that the Fund may be deemed to be an underwriter within the meaning of the Securities Act, each Fund may act as an underwriter of securities in connection with the purchase and sale of its portfolio securities in the ordinary course of pursuing its investment objective, investment policies and investment program.
4. Real Estate
Each Fund may not purchase or sell real estate or any interests therein, except as permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. Notwithstanding this limitation, a Fund may, among other things, (i) acquire or lease office space for its own use, (ii) invest in securities of issuers that invest in real estate or interests therein, (iii) invest in mortgage-related securities and other securities that are secured by real estate or interests therein, or (iv) hold and sell real estate acquired by the portfolio as a result of the ownership of securities.
5. Lending
Each Fund may make loans only as permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time.
6. Concentration
(all Funds except Transamerica Premier Cash Reserve Fund)
Each Fund may not “concentrate” its investments in a particular industry or group of industries, except as permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time, provided that, without limiting the generality of the foregoing, this limitation will not apply to securities issued or guaranteed as to principal and/or interest by the U.S. Government, its agencies or instrumentalities.
(Transamerica Premier Cash Reserve Fund only)
The Fund may not “concentrate” its investments in a particular industry or group of industries, except as permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time, provided that, without limiting the generality of the foregoing, this limitation will not apply to securities issued or guaranteed as to principal and/or interest by the U.S. Government, its agencies or instrumentalities, except that the Fund may invest without limitation in obligations issued by banks.
7. Commodities
Each Fund may not purchase physical commodities or contracts relating to physical commodities, except as permitted under the 1940 Act, and as interpreted or otherwise permitted by regulatory authority having jurisdiction, from time to time.
NON-FUNDAMENTAL RESTRICTIONS
(A) Securities of Other Investment Companies
No Fund may purchase securities of other investment companies, other than a security acquired in connection with a merger, consolidation, acquisition, reorganization or offer of exchange and except as permitted under the 1940 Act.
(B) Invest for Control
No Fund may invest in companies for the purposes of exercising control or management.
(C) Restricted and Illiquid Securities
No Fund will invest more than 15% (10% for Transamerica Premier Cash Reserve Fund) of its net assets in illiquid investments, which includes most repurchase agreements maturing in more than seven days, currency and interest rate swaps, time deposits with a notice or demand period of more than seven days, certain over-the-counter option contracts, participation interests in loans, securities that are not readily marketable, and restricted securities, unless Transamerica Investment Management, LLC (“TIM” or the “Sub-Adviser”) determines, based upon a continuing review of the trading markets and available reliable price information for the specific security, that such restricted securities are eligible to be deemed liquid under Rule 144A. For purposes of this restriction, illiquid securities are securities that cannot be disposed of by a Fund within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities. In no event will any Fund’s investment in illiquid securities, in the aggregate, exceed 15% (10% for Transamerica Premier Cash Reserve Fund) of its assets. If through a change in values, net assets, or other circumstances, any Fund were in a position where more than 15% of its assets were invested in illiquid securities, it would take appropriate steps to protect liquidity.
The Board has adopted guidelines and delegated to the Sub-Adviser the daily function of determining and monitoring the liquidity of restricted securities. The Board, however, will retain oversight over any illiquid holdings by the Funds. When no market, dealer, or matrix quotations are available for a security, illiquid investments are priced at fair value as determined in good faith by a committee appointed by the Board. Since it is not possible to predict with assurance exactly how the market for restricted securities sold and offered under Rule 144A will develop, the Board will carefully monitor each Fund’s investments in these securities, focusing on such important factors, among others, as valuation, liquidity, and availability of information. To the extent that qualified institutional buyers become for a time uninterested in purchasing these restricted securities, this investment practice could have the effect of decreasing the level of liquidity in a Fund.
The purchase price and subsequent valuation of restricted securities normally reflect a discount from the price at which such securities would trade if they were not restricted, since the restriction makes them less liquid. The amount of the discount from the prevailing market prices is expected to vary depending upon the type of security, the character of the issuer, the party who will bear the expenses of registering the restricted securities, and prevailing supply and demand conditions.
INVESTMENT OBJECTIVES AND POLICIES
The investment objectives stated in the prospectuses for each Fund are non-fundamental, which means that the Board may change the investment objectives of the Funds without shareholder approval. The strategies and policies described in the prospectuses are non-fundamental. There can be no assurance that a Fund will, in fact, achieve its objective. Strategies and policies can be changed by the Board without your approval. If any investment goals of a Fund change, you should decide if the Fund still meets your financial needs. Each Fund’s compliance with its investment restrictions and limitations is usually determined at the time of investment.

INVESTMENT POLICIES AND PRACTICES
The following discussion of investment policies and practices supplements the discussion of policies and practices found in the prospectuses.
BUYING AND SELLING SECURITIES
In general, the Funds purchase and hold securities for capital growth, current income, or a combination of the two, depending on the Fund’s investment objective. Portfolio changes can result from liquidity needs, securities reaching a price objective, anticipated changes in interest rates, a change in the creditworthiness of an issuer, or from general financial or market developments. Because portfolio changes usually are not tied to the length of time a security has been held, a significant number of short-term transactions may occur.
A Fund may sell one security and simultaneously purchase another of comparable quality. A Fund may simultaneously purchase and sell the same security to take advantage of short-term differentials and bond yields. In addition, a Fund may purchase individual securities in anticipation of relatively short-term price gains.
Portfolio turnover has not been and will not be a consideration in the investment process. The Sub-Adviser buys and sells securities for each Fund whenever it believes it is appropriate to do so. Increased turnover results in higher costs. These costs result from brokerage commissions, dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. Increased turnover may also result in additional short-term capital gains, which are generally subject to tax in the same manner as ordinary income when distributed by a Fund to shareholders that are not tax exempt.
At times, a substantial portion of a Fund’s assets may be invested in securities of which the Fund, by itself or together with other Funds and accounts managed by the Sub-Adviser, holds all or a major portion. Under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the Fund could find it more difficult to sell these securities when the Sub-Adviser believes it advisable to do so or may be able to sell the securities only at prices lower than if they were more widely held. Under these circumstances, it may also be more difficult to determine the fair value of such securities for purposes of computing the Fund’s net asset value.
Recent market events. The markets are experiencing a period of extreme volatility which has negatively impacted market liquidity conditions. Initially, the concerns on the part of market participants were focused on the subprime segment of the mortgage-backed securities market. However, these concerns have since expanded to include a broad range of mortgage-and asset-backed and other fixed income securities, including those rated investment grade, the U.S. and international credit and interbank money markets generally, and a wide range of financial institutions and markets, asset classes and sectors. As a result, fixed income instruments are experiencing liquidity issues, increased price volatility, credit downgrades, and increased likelihood of default. Securities that are less liquid are more difficult to value and may be hard to dispose of. Domestic and international equity markets have also been experiencing heightened volatility and turmoil, with issuers that have exposure to the real estate, mortgage and credit markets particularly affected. During times of market turmoil, investors tend to look to the safety of securities issued or backed by the U.S. Treasury, causing the prices of these securities to rise, and the yield to decline. These events and the continuing market upheavals may continue to adversely affect the Funds.
HIGH YIELD (“JUNK”) BONDS AND CERTAIN OTHER FIXED-INCOME SECURITIES
Transamerica Premier High Yield Bond Fund purchases high yield bonds (commonly called “junk bonds”). These are lower-rated bonds that involve higher current income but are predominantly speculative because they present a higher degree of credit risk than investment-grade bonds. The other Funds, except Transamerica Premier Cash Reserve Fund, may purchase these securities to a limited extent. The prices of junk bonds tend to be more reflective of prevailing economic and industry conditions, the issuers’ unique financial situations, and the bonds’ coupon than to small changes in the level of interest rates. But during an economic downturn or a period of rising interest rates, highly leveraged companies can have trouble making principal and interest payments, meeting projected business goals, and obtaining additional financing.
Certain Funds may invest in unrated debt securities. Unrated debt, while not necessarily of lower quality than rated securities, may not have as broad a market. Because of the size and perceived demand for debt securities to be issued, among other factors, certain issuers may decide not to pay the cost of getting a rating for their bonds. The creditworthiness of an issuer, as well as any financial institution or other party responsible for payments on the issuer’s security, will be analyzed to determine whether to purchase unrated bonds.
Changes by recognized rating services in their ratings of a fixed-income security and changes in the ability of an issuer to make payments of interest and principal may also affect the value of these investments. Changes in the value of portfolio securities generally will not affect income derived from these securities, but will affect the owning Fund’s net asset value.
The market prices of lower-grade securities are generally less sensitive to interest rate changes than higher-rated investments, but more sensitive to adverse economic or political changes or individual developments specific to the issuer. Periods of economic or political uncertainty and change can be expected to result in volatility of prices of these securities. Past experience with high-yield securities in a prolonged economic downturn may not provide an accurate indication of future performance during such periods. Lower-rated securities may also be harder to sell than higher-rated securities because of negative publicity and investor perceptions of this market, as well as new or proposed laws dealing with high yield securities. For many junk bonds, there is no established retail secondary market. As a result, it may be difficult for the Sub-Adviser to accurately value the bonds because they cannot rely on available objective data.
Lower-rated securities also may have less liquid markets than higher-rated securities, and their liquidity as well as their value may be more severely affected by adverse economic conditions. Adverse publicity and investor perceptions as well as new or proposed laws may also have a greater negative impact on the market for lower rated bonds.
If the credit rating on a security is downgraded or the credit quality deteriorates after purchase by a Fund, or if the maturity of a security is extended after purchase by a Fund, the Sub-Adviser will decide whether the security should be held or sold. However, the Sub-Adviser will monitor the investment to determine whether continued investment in the security will assist in meeting the Fund’s investment objectives.
In order to enforce its rights in the event of a default of these securities, a Fund may be required to participate in various legal proceedings or take possession of and manage assets securing the issuer’s obligations on the securities. This could increase the Fund’s operating expenses and adversely affect the Fund’s net asset value.
Certain investment grade securities in which a Fund may invest share some of the risk factors discussed above with respect to lower-rated securities.
CREDIT RATINGS
Credit ratings are based largely on the issuer’s historical financial condition and the rating agencies’ investment analysis at the time of rating. Consequently, the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition, which may be better or worse than the rating would indicate. Ratings are only the opinions of the companies issuing them and are not guarantees as to quality.
Although securities ratings are considered when making investment decisions, the Sub-Adviser performs its own investment analysis and does not rely principally on the ratings assigned by the rating services. This analysis may include consideration of the issuer’s experience and managerial strength, changing financial condition, borrowing requirements or debt maturity schedules, and its responsiveness to changes in business conditions and interest rates. Relative values based on anticipated cash flow, interest or dividend coverage, asset coverage and earnings prospects are also considered.
In the event that a security is rated by different agencies and receives different ratings from these agencies, the Fund will treat the security as being rated in the highest rating category received from an agency. Credit rating criteria is applied at the time the Fund purchases a security and the Fund may choose not to sell securities that are downgraded below investment grade after their purchases. The Fund’s credit standards also apply to counterparties to over-the-counter derivatives contracts. The Sub-Adviser in its reasonable judgment will determine what rating to assign to unrated securities.
For more detailed information on bond ratings, including gradations within each category of quality, see Appendix A.
RESTRICTED AND ILLIQUID SECURITIES
The Funds may purchase certain restricted securities of U.S. issuers (securities that are not registered under the 1933 Act but can be offered and sold to qualified institutional buyers pursuant to Rule 144A under that Act) and limited amounts of illiquid investments, including illiquid restricted securities.

Up to 15% of a Fund’s net assets may be invested in securities that are illiquid, except that Transamerica Premier Cash Reserve Fund may only invest 10% of its net assets in such securities. Securities are considered illiquid when there is no readily available market or when they have legal or contractual restrictions on transferability.
Illiquid investments include restricted securities, repurchase agreements that mature in more than seven days, fixed time deposits that mature in more than seven days and participation interests in loans. These investments may be difficult to sell quickly for their fair market value. Transamerica Asset Management, Inc. (“TAM” or the “Investment Adviser”) determines whether a security is liquid or not pursuant to procedures adopted by the Board.
DERIVATIVES
Each Fund, except for Transamerica Premier Cash Reserve Fund, may engage in a variety of transactions using derivatives such as options, futures, forward contracts, and swap transactions. The Funds may purchase, or write, call or put options on securities or on indexes (options) and may enter into interest rate or index futures contracts for the purchase or sale of instruments based on financial indices (futures contracts), options on futures contracts, forward contracts, and interest rate swaps and swap-related products.
By investing in derivatives, the Sub-Adviser may seek to protect a Fund against potentially unfavorable movements in interest rates, currencies or securities prices, or attempt to adjust a Fund’s exposure to changing securities prices, currency rates, interest rates, or other factors that affect securities values. This is done in an attempt to reduce a Fund’s overall investment risk. Although it will not generally be a significant part of a Fund’s strategies, the Sub-Adviser may also use derivatives to enhance returns. Opportunities to enhance returns arise when the derivative does not reflect the fair value of the underlying securities. None of the Funds will use derivatives for leverage (although leverage may result).
Risks in the use of derivatives include: (1) the risk that interest rates and securities prices do not move in the directions expected, in which case the Fund has incurred the cost of the derivative (either its purchase price or, by writing an option, losing the opportunity to profit from increases in the value of the securities covered) with no tangible benefit; (2) imperfect correlation between the price of derivatives and the movements of the securities’ prices or interest rates; (3) the possible absence of a liquid secondary market for any particular derivative at any time (some derivatives are not actively traded but are custom designed to meet the investment needs of a narrow group of institutional investors and can become illiquid if the needs of that group of investors change); (4) the potential loss if the counterparty to the transaction does not perform as promised; and (5) the possible need to defer closing out certain positions to avoid adverse tax consequences, or the inability to close out such positions.
Transamerica Premier Balanced Fund may invest in derivatives with respect to no more than 20% of its assets.
OPTIONS ON SECURITIES AND SECURITIES INDEXES
The Funds may write (i.e., sell) covered call and put options on any securities in which they may invest. A call option written by a Fund obligates the Fund to sell specified securities to the holder of the option at a specified price if the option is exercised at any time before the expiration date. A Fund would normally write a call option in anticipation of a decrease in the market value of securities of the type in which it may invest. All call options written by a Fund are covered, which means that the Fund will own the securities subject to the option so long as the option is outstanding. A Fund’s purpose in writing covered call options is to realize greater income than would be realized on securities transactions alone. However, by writing the call option a Fund might forgo the opportunity to profit from an increase in the market price of the underlying security.
A put option written by a Fund would obligate the Fund to purchase specified securities from the option holder at a specified price if the option is exercised at any time before the expiration date. All put options written by a Fund would be covered, which means that such Fund would have deposited with its custodian cash or liquid securities with a value at least equal to the exercise price of the put option. The purpose of writing such options is to generate additional income for the Fund. However, in return for the option premium, a Fund accepts the risk that it might be required to purchase the underlying securities at a price in excess of the securities’ market value at the time of purchase.
In addition, a Fund may cover a written call option or put option by purchasing an offsetting option or any other option which, by virtue of its exercise price or otherwise, reduces the Fund’s net exposure on its written option position.

A Fund may also write (sell) covered call and put options on any securities index composed of securities in which it may invest. Options on securities indexes are similar to options on securities, except that the exercise of securities index options requires cash payments and does not involve the actual purchase or sale of securities. In addition, securities index options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security.
A Fund may cover call options on a securities index by owning securities whose price changes are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in the Fund. A Fund may cover call and put options on a securities index by maintaining cash or liquid securities with a value equal to the exercise price in a segregated account with its custodian.
A Fund may terminate its obligations under an exchange traded call or put option by purchasing an option identical to the one it has written. Obligations under over-the-counter options may be terminated only by entering into an offsetting transaction with the counterparty to such option. Such purchases are referred to as closing purchase transactions.
A Fund may purchase put and call options on any securities in which it may invest or options on any securities index based on securities in which it may invest. A Fund would also be able to enter into closing sale transactions in order to realize gains or minimize losses on options it had purchased.
A Fund would normally purchase call options in anticipation of an increase in the market value of securities of the type in which it may invest. The purchase of a call option would entitle a Fund, in return for the premium paid, to purchase specified securities at a specified price during the option period. A Fund would ordinarily realize a gain if, during the option period, the value of such securities exceeded the sum of the exercise price, the premium paid and transaction costs; otherwise the Fund would realize a loss on the purchase of the call option.
A Fund would normally purchase put options in anticipation of a decline in the market value of its securities (protective puts) or in securities in which it may invest. The purchase of a put option would entitle a Fund, in exchange for the premium paid, to sell specified securities at a specified price during the option period. The purchase of protective puts is designed to offset or hedge against a decline in the market value of a Fund’s securities. Put options may also be purchased by a Fund for the purpose of affirmatively benefiting from a decline in the price of securities which it does not own. A Fund would ordinarily realize a gain if, during the option period, the value of the underlying securities decreased below the exercise price sufficiently to cover the premium and transaction costs; otherwise such a Fund would realize a loss on the purchase of the put option.
A Fund would purchase put and call options on securities indexes for the same purposes as it would purchase options on individual securities.
RISKS ASSOCIATED WITH OPTIONS TRANSACTIONS
There is no assurance that a liquid secondary market will exist for any particular exchange-traded option at any particular time. If a Fund is unable to effect a closing purchase transaction with respect to covered options it has written, the Fund will not be able to sell the underlying securities or dispose of assets held in a segregated account until the options expire or are exercised. Similarly, if a Fund is unable to effect a closing sale transaction with respect to options it has purchased, it will have to exercise the options in order to realize any profit and will incur transaction costs upon the purchase or sale of underlying securities.
Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been issued by the Options Clearing Corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

The Funds may purchase and sell both options that are traded on U.S., United Kingdom, and other exchanges and options traded over-the-counter with broker-dealers who make markets in these options. The ability to terminate over-the-counter options is more limited than with exchange-traded options and may involve the risk that broker-dealers participating in such transactions will not fulfill their obligations. Until such time as the staff of the Securities and Exchange Commission (the “SEC”) changes its position, a Fund will treat purchased over-the-counter options and all assets used to cover written over-the-counter options as illiquid securities, except that with respect to options written with primary dealers in U.S. government securities pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount of illiquid securities may be calculated with reference to the formula.
Transactions by a Fund in options on securities and securities indices will be subject to limitations established by each of the exchanges, boards of trade or other trading facilities governing the maximum number of options in each class which may be written or purchased by a single investor or group of investors acting in concert. Thus, the number of options which a Fund may write or purchase may be affected by options written or purchased by other investment advisory clients of the Sub-Adviser of the Funds. An exchange, board of trade or other trading facility may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.
The writing and purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary securities transactions. The successful use of protective puts for hedging purposes depends in part on an ability to anticipate future price fluctuations and the degree of correlation between the options and securities markets.
FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS
The Funds may purchase and sell futures contracts and may also purchase and write options on futures contracts. A Fund may purchase and sell futures contracts based on various securities (such as U.S. government securities), securities indexes, and other financial instruments and indexes. A Fund will engage in futures or related options transactions only for bona fide hedging purposes as defined below or to increase total returns to the extent permitted by regulations of the Commodity Futures Trading Commission (“CFTC”). All futures contracts entered into by a Fund are traded on U.S. exchanges or boards of trade that are licensed and regulated by the CFTC.
Futures transactions will be limited to the extent necessary to maintain the qualification of these Funds as regulated investment companies. Pursuant to a claim for exemption filed with the CFTC and/or the National Futures Association on behalf of the Funds and their adviser, the Funds and the adviser are not deemed to be a “commodity pool” or “commodity pool operator” under the Commodity Exchange Act and are not subject to registration or regulation as such under the Commodity Exchange Act. By virtue of changes to CFTC regulations, the substantive limitations set forth in the Funds exemption filing with respect to its use of futures contracts are no longer applicable.
Futures Contracts. A futures contract may generally be described as an agreement between two parties to buy or sell particular financial instruments for an agreed price during a designated month (or to deliver the final cash settlement price, in the case of a contract relating to an index or otherwise not calling for physical delivery at the end of trading in the contract).
When interest rates are rising or securities prices are falling, a Fund can seek to offset a decline in the value of its current securities through the sale of futures contracts. When rates are falling or prices are rising, a Fund, through the purchase of futures contracts, can attempt to secure better rates or prices than might later be available in the market when it affects anticipated purchases.
Positions taken in the futures markets are not normally held to maturity, but are instead liquidated through offsetting transactions which may result in a profit or a loss. While a Fund’s futures contracts on securities will usually be liquidated in this manner, it may instead make or take delivery of the underlying securities whenever it appears economically advantageous for the Fund to do so. A clearing corporation associated with the exchange on which futures on securities are traded guarantees that, if still open, the sale or purchase will be performed on the settlement date.
Hedging Strategies. Hedging by use of futures contracts seeks to establish more certainty than would otherwise be possible in the effective price or rate of return on securities that a Fund owns or proposes to acquire. A Fund may, for example, take a short position in the futures market by selling futures contracts in order to hedge against an anticipated rise in interest rates or a decline in market prices that would adversely affect the value of the Fund’s securities. Such futures contracts may include contracts for the future delivery of securities held by the Fund or securities with characteristics similar to those of the Fund’s securities.

If, in the opinion of the Sub-Adviser, there is a sufficient degree of correlation between price trends for a Fund’s securities and futures contracts based on other financial instruments, securities indices or other indices, the Fund may also enter into such futures contracts as part of its hedging strategy. Although under some circumstances, prices of a Fund’s securities may be more or less volatile than prices of such futures contracts, the Sub-Adviser will attempt to estimate the extent of this difference in volatility based on historical patterns and to compensate for it by having a Fund enter into a greater or lesser number of futures contracts or by attempting to achieve only a partial hedge against price changes affecting the Fund’s securities. When hedging of this character is successful, any depreciation in the value of the Fund’s securities will be substantially offset by appreciation in the value of the futures position. On the other hand, any unanticipated appreciation in the value of the Fund’s securities would be substantially offset by a decline in the value of the futures position.
On other occasions, a Fund may take a long position by purchasing such futures contracts. This would be done, for example, when a Fund anticipates the subsequent purchase of particular securities when it has the necessary cash, but expects the prices or interest rates then available in the applicable market to be less favorable than prices or rates that are currently available.
Options on Futures Contracts. The acquisition of put and call options on futures contracts will give a Fund the right (but not the obligation), for a specified price, to sell or to purchase, respectively, the underlying futures contract at any time during the option period. As the purchaser of an option on a futures contract, a Fund obtains the benefit of the futures position if prices move in a favorable direction but limits its risk of loss in the event of an unfavorable price movement to the loss of the option premium and transaction costs.
The writing of a call option on a futures contract generates a premium which may partially offset a decline in the value of a Fund’s assets. By writing a call option, a Fund becomes obligated, in exchange for the premium, to sell a futures contract, which may have a value higher than the exercise price. Conversely, the writing of a put option on a futures contract generates a premium, which may partially offset an increase in the price of securities that a Fund intends to purchase. However, a Fund becomes obligated to purchase a futures contract, which may have a value lower than the exercise price. Thus, the loss incurred by a Fund in writing options on futures is potentially unlimited and may exceed the amount of the premium received. A Fund will increase transaction costs in connection with the writing of options on futures.
The holder or writer of an option on a futures contract may terminate its position by selling or purchasing an offsetting option on the same series. There is no guarantee that such closing transactions can be effected. A Fund’s ability to establish and close out positions on such options will be subject to the development and maintenance of a liquid market.
Other Considerations. Pursuant to claims for exemption filed with the CFTC and/or the National Futures Association on behalf of the Funds and the Sub-Adviser, the Funds and the Sub-Adviser are not deemed to be a “commodity pool” or “commodity pool operator” under the Commodity Exchange Act and are not subject to registration or regulation as such under the Commodity Exchange Act. As permitted, each Fund will engage in transactions in futures contracts and in related options transactions only to the extent such transactions are consistent with the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), for maintaining its qualification as a regulated investment company for federal income tax purposes.
Transactions in futures contracts and options on futures involve brokerage costs, require margin deposits and, in the case of contracts and options obligating a Fund to purchase securities or currencies, require the Fund to segregate with its custodian liquid securities in an amount equal to the underlying value of such contracts and options.
While transactions in futures contracts and options on futures may reduce certain risks, such transactions themselves entail other risks. Thus, unanticipated changes in interest rates or securities prices may result in a poorer overall performance for a Fund than if it had not entered into any futures contracts or options transactions. In the event of an imperfect correlation between a futures position and the position which the Fund intends to protect, the desired protection may not be obtained and a Fund may be exposed to risk of loss.
Perfect correlation between a Fund’s futures positions and current positions may be difficult to achieve because no futures contracts based on individual equity securities are currently available. The only futures contracts available to these Funds for hedging purposes are various futures on U.S. government securities and securities indexes.

SWAP TRANSACTIONS
The Funds may enter into privately negotiated swap transactions with other financial institutions in order to take advantage of investment opportunities generally not available in public markets. In general, these transactions involve swapping a return based on certain securities, instruments, or financial indexes with another party, such as a commercial bank, in exchange for a return based on different securities, instruments, or financial indexes.
By entering into swap transactions, a Fund may be able to protect the value of a portion of its securities against declines in market value. A Fund may also enter into swap transactions to facilitate implementation of allocation strategies between different market segments or to take advantage of market opportunities which may arise from time to time.
A Fund may be able to enhance its overall performance if the return offered by the other party to the swap transaction exceeds the return swapped by the Fund. However, there can be no assurance that the return a Fund receives from the counterparty to the swap transaction will exceed the return it swaps to that party.
While a Fund will only enter into swap transactions with counterparties it considers creditworthy, a risk inherent in swap transactions is that the other party to the transaction may default on its obligations under the swap agreement. Each Fund will monitor the creditworthiness of parties with which it has swap transactions. If the other party to the swap transaction defaults on its obligations, a Fund would be limited to contractual remedies under the swap agreement. There can be no assurance that a Fund will succeed when pursuing its contractual remedies. To minimize a Fund’s exposure in the event of default, the Funds will usually enter into swap transactions on a net basis (i.e., the parties to the transaction will net the payments payable to each other before such payments are made). When a Fund enters into swap transactions on a net basis, the net amount of the excess, if any, of the Fund’s obligations over its entitlements with respect to each such swap agreement will be accrued on a daily basis and an amount of liquid assets having an aggregate market value at least equal to the accrued excess will be segregated by the Fund’s custodian. To the extent a Fund enters into swap transactions other than on a net basis, the amount segregated will be the full amount of the Fund’s obligations, if any, with respect to each such swap agreement, accrued on a daily basis. See “Segregated Accounts.”
Swap agreements are considered to be illiquid by the SEC staff and will be subject to the limitations on illiquid investments. See “Restricted and Illiquid Securities.”
To the extent that there is an imperfect correlation between the return a Fund is obligated to swap and the securities or instruments representing such return, the value of the swap transaction may be adversely affected. Therefore, a Fund will not enter into a swap transaction unless it owns or has the right to acquire the securities or instruments representative of the return it is obligated to swap with the counterparty to the swap transaction.
INTEREST RATE SWAPS
The Funds may enter into interest rate swaps for hedging purposes and non-hedging purposes. Since swaps are offset by a segregated account as described below, the Sub-Adviser believes that swaps do not constitute senior securities as defined in the 1940 Act and, accordingly, will not treat them as being subject to the Fund’s borrowing restrictions. The net amount of the excess, if any, of a Fund’s obligations over its entitlement with respect to each interest rate swap will be accrued on a daily basis and an amount of cash or other liquid securities having an aggregate net asset value at least equal to such accrued excess will be maintained in a segregated account by the Fund’s custodian. A Fund will not enter into any interest rate swap unless the credit quality of the unsecured senior debt or the claims-paying ability of the other party to the swap is considered to be investment grade by the Sub-Adviser. If there is a default by the other party to such a transaction, a Fund will have contractual remedies pursuant to the agreement years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid in comparison with the markets for other similar instruments which are traded in the interbank market.
FOREIGN SECURITIES
The Funds may invest in foreign securities. Foreign securities, other than American Depositary Receipts (“ADRs”), will be held in custody by an approved selected sub-custodian.
Investing in the securities of foreign issuers involves special risks and considerations not typically associated with investing in U.S. companies. These risks and considerations include differences in accounting, auditing and financial reporting standards, generally higher commission rates on foreign securities transactions, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investment in foreign countries and potential restrictions on the flow of international capital and currencies. Foreign issuers may also be subject to less government regulation than U.S. companies. Moreover, the dividends and interest payable on foreign securities may be subject to foreign withholding taxes, thus reducing the net amount of income available for distribution to the Fund’s shareholders. Further, foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Because most foreign securities markets close prior to the time as of which the Funds determine their net asset values per share, events subsequent to the close of foreign securities markets may make the closing prices reported on such markets unreliable and require that foreign securities be fair valued in good faith. Fair valuation necessarily entails subjective judgments, and may result in a valuation that is different from the price at which a Fund could sell the security at that time.
Changes in foreign currency exchange rates will affect, favorably or unfavorably, the value of those securities which are denominated or quoted in currencies other than the U.S. dollar. Currency exchange rates generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors, as seen from an international perspective. Currency exchange rates also can be affected unpredictably by intervention of U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad.
SHORT SALES
The Funds may sell securities which they do not own or own but do not intend to deliver to the buyer (sell short) if, at the time of the short sale, the Fund making the short sale owns or has the right to acquire an equal amount of the security being sold short at no additional cost. These transactions allow the Funds to hedge against price fluctuations by locking in a sale price for securities they do not wish to sell immediately.
A Fund may make a short sale when it decides to sell a security it owns at a currently attractive price. This allows the Fund to postpone a gain or loss for federal income tax purposes and to satisfy certain tests applicable to regulated investment companies under the Code. The Funds will only make short sales if the total amount of all short sales does not exceed 10% of the total assets of the Fund. This limitation can be changed at any time.
When a short sale is effected by selling a security that the Fund does not own, the Fund, in order to deliver the security to the purchaser, borrows the security, typically from a broker-dealer or an institutional investor. The Fund later closes out the position by returning the security to the lender. If the price of the security sold short increases, the Fund would incur a loss; conversely, if the price declines, the Fund will realize a gain. Although the gain is limited by the price at which the security was sold short, the loss is potentially unlimited. The Fund may be unable to close out a short position at an acceptable price, and may have to sell related long positions at disadvantageous times to produce cash to unwind a short position. Short selling involves higher transaction costs than typical long-only investing.
A short sale is effected “against the box” if, at all times when the short position is open, the Fund contemporaneously owns or has the right to obtain at no additional cost securities identical to those sold short. In the event that the Fund were to sell securities short “against the box” and the price of such securities were to then increase rather than decrease, the Fund would forego the potential realization of the increased value of the shares sold short.
Transamerica Premier Growth Opportunities Fund and Transamerica Premier Focus Fund may also sell securities short if no more than 2% of a Fund’s total assets is invested in a single short sale position and no more than 10% of the Fund’s total assets is invested in short sale positions.
PURCHASE OF WHEN-ISSUED SECURITIES
The Funds may enter into firm commitment agreements for the purchase of securities on a specified future date. Thus, the Funds may purchase, for example, new issues of fixed-income instruments on a when-issued basis, whereby the payment obligation, or yield to maturity, or coupon rate on the instruments may not be fixed at the time of the transaction. A Fund will not purchase securities on a when-issued basis if, as a result, more than 15% of the Fund’s net assets would be so invested. In addition, the Funds may invest in asset-backed securities on a delayed delivery basis. This reduces the Funds’ risk of early repayment of principal, but exposes the Funds to some additional risk that the transaction will not be consummated.

When a Fund enters into a firm commitment agreement, liability for the purchase price and the rights and risks of ownership of the security accrue to the Fund at the time it becomes obligated to purchase such security, although delivery and payment occur at a later date. Accordingly, if the market price of the security should decline, the effect of such an agreement would be to obligate the Fund to purchase the security at a price above the current market price on the date of delivery and payment. During the time a Fund is obligated to purchase such security it will be required to segregate assets. See “Segregated Assets.”
SEGREGATED ASSETS
In connection with when-issued securities, firm commitment agreements, futures, the writing of options, and certain other transactions in which a Fund incurs an obligation to make payments in the future, such Fund may be required to segregate assets with its custodian in amounts sufficient to settle the transaction. To the extent required, such segregated assets will consist of liquid securities or other liquid assets. Segregated assets cannot be sold unless they are replaced with other appropriate assets. The commitment of a Fund’s assets to cover obligations could impede portfolio management or the Fund’s ability to meet redemption requests or other current obligations.
LENDING OF SECURITIES
Consistent with applicable regulatory requirements, as a means to earn additional income a Fund may lend its securities to brokers and dealers, and to certain other financial institutions. All loans will be fully collateralized. In connection with the lending of its securities, a Fund will receive as collateral cash, securities issued or guaranteed by the United States government (i.e., Treasury securities), or other collateral permitted by applicable law, which at all times while the loan is outstanding will be maintained in amounts equal to at least 102% of the current market value of the loaned securities, or such lesser percentage as may be permitted by applicable law, as reviewed daily. A Fund lending its securities will receive amounts equal to the interest or dividends paid on the securities loaned and in addition will expect to receive a portion of the income generated by the short-term investment of cash received as collateral or, alternatively, where securities or a letter of credit are used as collateral, a lending fee paid directly to the Fund by the borrower of the securities. Such loans will be terminable by the Fund at any time and will not be made to affiliates of the Sub-Adviser. A Fund may terminate a loan of securities in order to regain record ownership of, and to exercise beneficial rights related to, the loaned securities, including but not necessarily limited to voting or subscription rights, and may, in the exercise of its fiduciary duties, terminate a loan in the event that a vote of holders of those securities is required on a material matter. A Fund must have the right to call the loan and obtain the securities loaned at any time on three days notice. This includes the right to call the loan to enable the Fund to execute shareholder voting rights. Such loans cannot exceed one-third of the Fund’s net assets taken at market value. A Fund may pay reasonable fees to persons unaffiliated with the Fund for services or for arranging such loans. Loans of securities will be made only to firms deemed creditworthy.
A Fund lending securities will incur credit risks as with any extension of credit. The Fund risks loss or delay in recovering the loaned securities should the borrower of securities default, become the subject of bankruptcy proceedings, or otherwise be unable to fulfill its obligations or fail financially. There is also investment risk where a Fund invests any part of the collateral it receives as part of the securities lending program.
INDEBTEDNESS
From time to time, the Funds may purchase the direct indebtedness of various companies (“Indebtedness”) or participation in such Indebtedness. Indebtedness represents a specific commercial loan or portion of a loan which has been given to a company by a financial institution such as a bank or insurance company (“Bank Claims”). The company is typically obligated to repay such commercial loan over a specified time period. By purchasing the Bank Claims, a Fund steps into the shoes of the financial institution which made the loan to the company prior to its restructuring or refinancing. Such Bank Claims purchased by a Fund may be in the form of loans, notes or bonds.
The Funds normally invest in the Indebtedness which has the highest priority of repayment by the company. However, on occasion, lower priority Indebtedness also may be acquired.
Indebtedness of companies may also include Trade Claims. Trade Claims generally represent money due to a supplier of goods or services to the companies issuing indebtedness. Company Indebtedness, including Bank Claims and Trade Claims, may be illiquid (as defined below).
BORROWING POLICIES

The Funds will not issue senior securities, except as permitted under the 1940 Act. Subject to the Funds’ investment restrictions on borrowing, as discussed in this SAI, a Fund may borrow up to one-third of its total assets. To secure borrowings, a Fund may mortgage or pledge securities in an amount up to one-third of its total assets. If a Fund borrows money, its share price may be subject to greater fluctuation until the borrowing is paid off.

VARIABLE RATE, FLOATING RATE, OR VARIABLE AMOUNT SECURITIES
The Funds may invest in variable rate, floating rate, or variable amount securities. These are short-term unsecured promissory notes issued by corporations to finance short-term credit needs. They are interest-bearing notes on which the interest rate generally fluctuates on a scheduled basis.
Short-term corporate obligations may also include variable amount master demand notes. Variable amount master notes are obligations that permit the investment of fluctuating amounts by a Fund at varying rates of interest pursuant to direct arrangements between the Fund, as lender, and the borrower. These notes permit daily changes in the amounts borrowed. The Fund has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount, and the borrower may repay up to the full amount of the note without penalty. The borrower is typically a large industrial or finance company which also issues commercial paper. Typically these notes provide that the interest rate is set daily by the borrower. The rate is usually the same or similar to the interest rate on commercial paper being issued by the borrower. Because variable amount master notes are direct lending arrangements between the lender and borrower, it is not generally contemplated that such instruments will be traded, and there is no secondary market for these notes, although they are redeemable (and thus immediately repayable by the borrower) at the face value, plus accrued interest, at any time. Accordingly, a Fund’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. In connection with master demand note arrangements, the Fund considers earning power, cash flow, and other liquidity ratios of the issuer. The Funds will only invest in master demand notes of U.S. issuers. A Fund will not invest more than 25% of its assets in master demand notes.
REPURCHASE AGREEMENTS
The Funds may enter into repurchase agreements. Repurchase agreements have the characteristics of loans by a Fund, and will be fully collateralized (either with physical securities or evidence of book entry transfer to the account of the custodian bank) at all times. During the term of a repurchase agreement the Fund retains the security subject to the repurchase agreement as collateral securing the seller’s repurchase obligation, continually monitors the market value of the security subject to the agreement, and requires the seller to deposit with the Fund additional collateral equal to any amount by which the market value of the security subject to the repurchase agreement falls below the resale amount provided under the repurchase agreement. The Funds will enter into repurchase agreements only with member banks of the Federal Reserve System, and with primary dealers in United States government securities or their wholly-owned subsidiaries whose creditworthiness has been reviewed and found satisfactory by the Sub-Adviser and which have, therefore, been determined to present minimal credit risk.
Securities underlying repurchase agreements will be limited to certificates of deposit, commercial paper, bankers’ acceptances, or obligations issued or guaranteed by the United States government or its agencies or instrumentalities, in which the Fund may otherwise invest. A Fund will not invest in repurchase agreements maturing in more than seven days if that would result in more than 10% of the Fund’s net assets (5% of net assets for Transamerica Premier Institutional Small Cap Value Fund, Transamerica Premier Institutional Diversified Equity Fund, Transamerica Premier Institutional Bond Fund and Transamerica Premier Institutional Equity Fund) being so invested when taking into account the remaining days to maturity of its existing repurchase agreements.
If a seller of a repurchase agreement defaults and does not repurchase the security subject to the agreement, the Fund would look to the collateral security underlying the seller’s repurchase agreement, including the securities subject to the repurchase agreement, for satisfaction of the seller’s obligation to the Fund. In such event, the Fund might incur disposition costs in liquidating the collateral and might suffer a loss if the value of the collateral declines. In addition, if bankruptcy proceedings are instituted against a seller of a repurchase agreement, realization upon the collateral may be delayed or limited. If the seller is unable to make a timely repurchase, the expected proceeds could be delayed, or the Fund could suffer a loss in principal or current interest, or incur costs in liquidating the collateral. The Funds have established procedures to evaluate the creditworthiness of repurchase agreement counterparties.

REVERSE REPURCHASE AGREEMENTS AND LEVERAGE
The Funds may enter into reverse repurchase agreements with Federal Reserve member banks and U.S. securities dealers from time to time. In a reverse repurchase transaction the Fund sells securities and simultaneously agrees to repurchase them at a price which reflects an agreed-upon rate of interest.
Reverse repurchase agreements may be a form of leverage which increases the opportunity for gain and the risk of loss for a given change in market value. In addition, the gains or losses will cause the net asset value of a Fund’s shares to rise or fall faster than would otherwise be the case. There may also be a risk of delay in the recovery of the underlying securities if the opposite party has financial difficulties. A Fund’s obligations under all borrowings, including reverse repurchase agreements, will not exceed the amounts permitted by applicable law.
During the time a reverse repurchase agreement is outstanding, each Fund that has entered into such an agreement maintains a segregated account with its Custodian containing cash or other liquid securities having a value at least equal to the repurchase price under the reverse repurchase agreement.
MUNICIPAL OBLIGATIONS
The Funds may invest in municipal obligations. The equity Funds may invest in such obligations as part of their cash management techniques. As with other fixed income securities, the value of municipal obligations can be affected by changes in the actual or perceived credit quality of the issuers. The credit quality of a municipal obligation can be affected by, among other factors: a) the financial condition of the issuer or guarantor; b) the issuer’s future borrowing plans and sources of revenue; c) the economic feasibility of the revenue bond project or general borrowing purpose; d) political or economic developments in the region or jurisdiction where the security is issued; and e) the liquidity of the security. Because municipal obligations are generally traded over the counter, the liquidity of a particular issue often depends on the willingness of dealers to make a market in the security. The liquidity of some municipal issues can be enhanced by demand features which enable the Fund to demand payment from the issuer or a financial intermediary on short notice.
SMALL CAPITALIZATION STOCKS
Except for Transamerica Premier Cash Reserve Fund, the Funds may invest in small capitalization stocks. The securities of small companies are usually less actively followed by analysts and may be under-valued by the market, which can provide significant opportunities for capital appreciation; however, the securities of such small companies may also involve greater risks and may be subject to more volatile market movements than securities of larger, more established companies. The securities of small companies are often traded in the over-the counter market, and might not be traded in volumes typical of securities traded on a national securities exchange. Thus, the securities of small companies are likely to be subject to more abrupt or erratic market movements than securities of larger, more established companies.
OVER-THE-COUNTER MARKET
The Funds may invest in over-the-counter stocks. Generally, the volume of trading in an unlisted or over-the-counter common stock is less than the volume of trading in a listed stock. Low trading volumes may make it difficult to find a buyer or seller for the securities of some companies. This will have an effect on the purchase or selling price of a stock.
U.S. GOVERNMENT OBLIGATIONS
Securities issued or guaranteed as to principal and interest by the United States government include a variety of Treasury securities, which differ in their interest rates, maturities and times of issuance. Treasury Bills have a maturity of one year or less; Treasury Notes have maturities of one to ten years; and Treasury Bonds can be issued with any maturity period but generally have a maturity of greater than ten years. Agencies of the United States government which issue or guarantee obligations include, among others, the Export-Import Bank of the United States, Farmers Home Administration, Federal Housing Administration, Government National Mortgage Association, Maritime Administration, Small Business Administration and The Tennessee Valley Authority. In addition, in response to the recent financial crisis, the Federal Deposit Insurance Corporation has entered into a program whereby it guarantees debt issued by non-governmental issuers. Obligations of instrumentalities of the United States government include securities issued or guaranteed by, among others, banks of the Farm Credit System, the Federal National Mortgage Association, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Intermediate Credit Banks, Federal Land Banks,

Banks for Cooperatives, and the U.S. Postal Service. Some of these securities are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the Treasury, while still others are supported only by the credit of the instrumentality.
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES
The Funds may invest in mortgage-backed and asset-backed securities. Mortgage-backed and asset-backed securities are generally securities evidencing ownership or interest in pools of many individual mortgages or other loans. Part of the cash flow of these securities is from the early payoff of some of the underlying loans. The specific amount and timing of such prepayments is difficult to predict, creating prepayment risk. For example, prepayments on Government National Mortgage Association certificates (“GNMA”s) are more likely to increase during periods of declining long-term interest rates because borrowers tend to refinance when interest rates drop. In the event of prepayments, the Funds may be required to invest these proceeds at a lower interest rate, causing them to earn less than if the prepayments had not occurred. Prepayments are more likely to decrease during periods of rising interest rates, causing the expected average life of the underlying mortgages to become longer. This variability of prepayments will tend to limit price gains when interest rates drop and to exaggerate price declines when interest rates rise.
The repayment of certain mortgage-related securities depends primarily on the cash collections received from the issuer’s underlying asset portfolio and, in certain cases, the issuer’s ability to issue replacement securities (such as asset-backed commercial paper). As a result, there could be losses to the Fund in the event of credit or market value deterioration in the issuer’s underlying portfolio, mismatches in the timing of the cash flows of the underlying asset interests and the repayment obligations of maturing securities, or the issuer’s inability to issue new or replacement securities. This is also true for other asset-backed securities.
Unlike mortgage-backed securities issued or guaranteed by the U. S. Government or one of its sponsored entities, mortgage-backed securities issued by private issuers do not have a government or government-sponsored entity guarantee, but may have credit enhancement provided by external entities such as banks or financial institutions or achieved through the structuring of the transaction itself. Examples of such credit support arising out of the structure of the transaction include the issue of senior and subordinated securities (e.g., the issuance of securities by a special purpose vehicle in multiple classes or “tranches,” with one or more classes being senior to other subordinated classes as to the payment of principal and interest, with the result that defaults on the underlying mortgage loans are borne first by the holders of the subordinated class); creation of “reserve funds” (in which case cash or investments, sometimes funded from a portion of the payments on the underlying mortgage loans, are held in reserve against future losses); and “over-collateralization” (in which case the scheduled payments on, or the principal amount of, the underlying mortgage loans exceeds that required to make payment of the securities and pay any servicing or other fees). However, there can be no guarantee that credit enhancements, if any, will be sufficient to prevent losses in the event of defaults on the underlying mortgage loans.
In addition, mortgage-backed securities that are issued by private issuers are not subject to the underwriting requirements for the underlying mortgages that are applicable to those mortgage-backed securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying private mortgage-backed securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-backed securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Privately issued pools more frequently include second mortgages, high loan-to-value mortgages and manufactured housing loans. The coupon rates and maturities of the underlying mortgage loans in a private-label mortgage-backed securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans refer to loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.
The risk of non-payment is greater for mortgage-backed securities that are backed by mortgage pools that contain subprime loans, but a level of risk exists for all loans. Market factors adversely affecting mortgage loan repayments may include a general economic turn-down, high unemployment, a general slowdown in the real estate market, a drop in the market prices of real estate, or an increase in interest rates resulting in higher mortgage payments by holders of adjustable rate mortgages.
Privately issued mortgage-backed securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-backed securities held in a Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

Asset-backed securities have many of the same characteristics and risks as the mortgage-related securities described above, except that asset-backed securities may be backed by non-real-estate loans, leases or receivables such as auto, credit card or home equity loans.
Certain mortgage-or asset backed securities may provide, upon the occurrence of certain triggering events or defaults, for the investors to become the holders of the underlying assets. In that case the Fund may become the holder of securities that it could not otherwise purchase, based on its investment strategies or its investment restrictions and limitations, at a time when such securities may be difficult to dispose of because of adverse market conditions.
ZERO COUPON BONDS
The Funds may invest in zero-coupon bonds and payment-in-kind bonds. Zero-coupon bonds are issued at a significant discount from their principal amount and may pay interest either only at maturity, or subsequent to the issue date prior to maturity, rather than at regular intervals during the life of the security. Payment-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. The values of zero-coupon bonds and payment-in-kind bonds are subject to greater fluctuation in response to changes in market interest rates than bonds that pay interest in cash currently. Both zero-coupon bonds and payment-in-kind bonds allow an issuer to avoid the need to generate cash to meet current interest payments. Accordingly, such bonds may involve greater credit risks than bonds paying interest currently. Even though such bonds do not pay current interest in cash, a Fund nonetheless is required to accrue interest income on these investments and to distribute the interest income at least annually to shareholders. Thus, the Fund could be required at times to liquidate other investments in order to satisfy its distribution requirements.
INVESTMENTS IN OTHER INVESTMENT COMPANIES
The Funds may invest in the securities of other investment companies, including open-end mutual funds, closed-end funds, unit investment trusts, private investment companies and offshore investment companies. An investment in an investment company involves risks similar to those of investing directly in the investment company’s portfolio securities, including the risk that the value of the portfolio securities may fluctuate in accordance with changes in the financial condition of their issuers, the value of stocks and other securities generally, and other market factors.
In addition, investing in the securities of other investment companies involves certain costs, and expenses for that Fund. If the Fund invests in another investment company, the Fund will indirectly bear its proportionate share of the advisory fees and other operating expenses of such investment company, which are in addition to the advisory fees and other operational expenses incurred by the Fund. In addition, the Fund could incur charges in connection with purchasing or redeeming an investment company security. An investment in the shares of a closed-end investment company may also involve the payment of a substantial premium over, while sales of such shares may be made at a substantial discount from, the net asset value of the issuers’ portfolio securities.
The 1940 Act provides that the Fund may not purchase or otherwise acquire the securities of other “registered investment companies” (as defined in the 1940 Act) if, as a result of such purchase or acquisition, it would own: (i) more than 3% of the total outstanding voting stock of the acquired investment company; (ii) securities issued by any one investment company having a value in excess of 5% of the fund’s total assets; or (iii) securities issued by all investment companies having an aggregate value in excess of 10% of the fund’s total assets. Certain exceptions may be available from these limits such as when the Fund invests in an exchange-traded fund or a money market fund.
The Fund will invest in the securities of other investment companies, including private investment companies, when, in the Sub-Adviser’s judgment, the potential benefits of the investment justify the expense and risk of investing in such investment companies.
SPECIAL SITUATIONS
The Funds may invest in “special situations” from time to time. A special situation arises when, in the opinion of the Sub-Adviser, the securities of a particular issuer will be recognized and appreciate in value due to a specific development with respect to that issuer. Developments creating a special situation might include, among others, a merger proposal or buyout, a leveraged recapitalization, a new product or process, a technological breakthrough, a management change or other extraordinary corporate event, or differences in market supply of and demand for the security. Investment in special situations may carry an additional risk of loss in the event that the anticipated development does not occur or does not attract the expected attention. It is not the policy of any of the Funds to select investments based primarily on the possibility of one or more of these investment techniques and opportunities being presented.

Each of the Funds may invest in cash or cash equivalents for temporary or defensive purposes. The following may be considered as such cash or cash equivalents:
CERTIFICATES OF DEPOSIT
Certificates of deposit are generally short-term, interest-bearing negotiable certificates issued by banks, savings and loan associations or savings banks against funds deposited in the issuing institution.
TIME DEPOSITS
Time deposits are deposits in a bank or other financial institution for a specified period of time at a fixed interest rate for which a negotiable certificate is not received. Certain time deposits may be considered illiquid.
BANKERS’ ACCEPTANCE
A bankers’ acceptance is a draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction (to finance the import, export, transfer or storage of goods). The borrower is liable for payment as well as the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Most acceptances have maturities of six months or less and are traded in secondary markets prior to maturity.
COMMERCIAL PAPER
Commercial paper refers to short-term, unsecured promissory notes issued by corporations and other issuers to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding 270 days.
TEMPORARY DEFENSIVE POSITIONS
Each Fund may depart from its principal investment strategies in response to adverse market, economic or political conditions by taking temporary defensive positions in any type of money market instruments and short-term debt securities or cash without regard to any percentage limitations. If the Fund takes a temporary defensive position, it may be unable to achieve its investment objective.
PARTICIPATION INTERESTS IN LOANS
A participation interest in a loan entitles the purchaser to receive a portion of principal and interest payments due on a commercial loan extended by a bank to a specified company. The purchaser of such an interest has no recourse against the bank if payments of principal and interest are not made by the borrower and generally relies on the bank to administer and enforce the loan’s terms.

INTERNATIONAL ORGANIZATION OBLIGATIONS
International organization obligations include obligations of those organizations designated or supported by U.S. or foreign government agencies to promote economic reconstruction and development, international banking, and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank, and the InterAmerican Development Bank.
CUSTODY RECEIPTS
A Fund may acquire custody receipts in connection with securities issued or guaranteed as to principal and interest by the U.S. government, its agencies, authorities or instrumentalities. Such custody receipts evidence ownership of future interest payments, principal payments or both on certain notes or bonds issued by the U.S. government, its agencies, authorities or instrumentalities. These custody receipts are known by various names, including Treasury Receipts, Treasury Investors Growth Receipts (TIGRs), and Certificates of Accrual on Treasury Securities (CATS). For certain securities law purposes, custody receipts are not considered U.S. government securities.
PASS-THROUGH SECURITIES
The Funds may invest in mortgage pass-through securities such as Government National Mortgage Association (GNMA) certificates or Federal National Mortgage Association (FNMA) and other mortgage-backed obligations, or modified pass-through securities such as collateralized mortgage obligations issued by various financial institutions. In connection with these investments, early repayment of investment principal arising from prepayments of principal on the underlying mortgage loans due to the sale of the underlying property, the refinancing of the loan, or foreclosure may expose the Fund to a lower rate of return upon reinvestment of the principal. Prepayment rates vary widely and may be affected by changes in market interest rates. In periods of falling interest rates, the rate of prepayment tends to increase, thereby shortening the actual average life of the mortgage-related security. Conversely, when interest rates are rising, the rate of prepayment tends to decrease, thereby lengthening the actual average life of the mortgage-related security. Accordingly, it is not possible to accurately predict the average life of a particular pool of pass-through securities. Reinvestment of prepayments may occur at higher or lower rates than the original yield on the certificates. Therefore, the actual maturity and realized yield on pass-through or modified pass-through mortgage-related securities will vary based upon the prepayment experience of the underlying pool of mortgages. For purposes of calculating the average life of the assets of the relevant Fund, the maturity of each of these securities will be the average life of such securities based on the most recent or estimated annual prepayment rate.
OTHER INVESTMENTS
In addition to the foregoing, the Funds may invest in instruments that exist or that may develop in the future if the manager or the Sub-Adviser, as applicable, believe such instruments to be commensurate with appropriate risk assumption and pursuit of the Funds’ investment objective.
PORTFOLIO TURNOVER RATE
Changes may be made in a Fund’s portfolio consistent with the investment objective and policies of the Fund whenever such changes are believed to be in the best interests of the Fund and its shareholders, and each Fund will be managed without regard to its portfolio turnover rate. The portfolio turnover rates for all of the Funds may vary greatly from year to year as well as within a particular year, and may be affected by cash requirements for redemptions of shares. High portfolio turnover rates will generally result in higher transaction costs to a Fund, including brokerage commissions, and may have adverse tax consequences.
The portfolio turnover rate for each of the Funds is calculated by dividing the lesser of a Fund’s purchases or sales of portfolio securities for the year by the monthly average value of the securities. The SEC requires that the calculation exclude all securities whose remaining maturities at the time of acquisition are one year or less.
DISCLOSURE OF PORTFOLIO HOLDINGS
It is the policy of the Funds to protect the confidentiality of their holdings and prevent the selective disclosure of non-public information about the Funds’ portfolio holdings. The Funds’ service providers are required to comply with this policy. No non-public information concerning the portfolio holdings of the Funds may be disclosed to any unaffiliated third party, except as provided below. The Board has adopted formal procedures governing compliance with the Funds’ policies.

The Funds, or their duly authorized service providers, may publicly disclose holdings of all Funds in accordance with regulatory requirements, such as periodic portfolio disclosure in filings with the SEC. A summary or list of a Fund’s completed purchases and sales may only be made available after the public disclosure of a Fund’s portfolio holdings.
The Funds publish all portfolio holdings on a quarterly basis on their website at www.transamericafunds.com approximately 25 days after the end of each calendar quarter. Such information generally remains online for six months or as otherwise consistent with applicable regulations. The day following such publication, the information is deemed to be publicly disclosed for the purposes of the policies and procedures adopted by the Funds. The Funds may then forward the information to investors and consultants requesting it.
There are numerous mutual fund evaluation services such as S&P, Morningstar, Inc. (“Morningstar”) or Lipper, Inc. (“Lipper”) and due diligence departments of broker-dealers and wire houses that regularly analyze the portfolio holdings of mutual funds in order to monitor and report on various attributes including style, capitalization, maturity, yield, beta, etc. These services and departments then distribute the results of their analysis to the public, paid subscribers and/or in-house brokers. In order to facilitate the review of the Funds by these services and departments, the Funds may distribute (or authorize their service providers to distribute) portfolio holdings to such services and departments before their public disclosure is required or authorized provided that: (i) the recipient does not distribute the portfolio holdings or results of the analysis to third parties, other departments or persons who are likely to use the information for purposes of purchasing or selling the Funds before the portfolio holdings or results of the analysis become public information; and (ii) the recipient signs a written confidentiality agreement. Persons and entities unwilling to execute an acceptable confidentiality agreement may only receive portfolio holdings information that has otherwise been publicly disclosed. Neither the Funds nor their service providers receive any compensation from such services and departments. Subject to such departures as the Funds’ investment adviser’s compliance department believes reasonable and consistent with reasonably protecting the confidentiality of the portfolio information, each confidentiality agreement should generally provide that, among other things: the portfolio information is the confidential property of the Funds (and its service provider, if applicable) and may not be shared or used directly or indirectly for any purpose except as expressly provided in the confidentiality agreement; the recipient of the portfolio information agrees to limit access to the portfolio information to its employees (and agents) who, on a need to know basis, are: (1) authorized to have access to the portfolio information; and (2) subject to confidentiality obligations, including duties not to trade on non-public information, no less restrictive than the confidentiality obligations contained in the Confidentiality Agreement; and upon written request, the recipient agrees to promptly return or destroy, as directed, the portfolio information.
The Board and an appropriate officer of the investment adviser’s compliance department or the Funds’ Chief Compliance Officer (“CCO”) may, on a case-by-case basis, impose additional restrictions on the dissemination of portfolio information and waive certain requirements. To the extent required by law, the CCO reports to the Board violations of the Funds’ policies and procedures on disclosure of portfolio holdings.
In addition, separate account and unregistered product clients of TAM, the sub-adviser of the Funds, or its respective affiliates generally have access to information regarding the portfolio holdings of their own accounts. Prospective clients may also have access to representative portfolio holdings. These clients and prospective clients are not subject to the portfolio holdings disclosure policies described above. Some of these separate accounts and unregistered product clients have substantially similar or identical investment objectives and strategies to certain funds, and therefore may have substantially similar or nearly identical portfolio holdings as those funds.
INVESTMENT ADVISORY AND OTHER SERVICES
Transamerica Premier Funds has entered into an Investment Advisory Agreement (the “Advisory Agreement”) on behalf of each Fund with TAM, located at 570 Carillon Parkway, St. Petersburg, FL 33716. TAM supervises each Fund’s investments and conducts its investment program. TAM has hired TIM, at 11111 Santa Monica Blvd, Suite 820, Los Angeles, CA 90025 to furnish investment advice and recommendations and has entered into a sub-advisory agreement with TIM.
TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) (“Western Reserve”) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.

TIM is owned by Transamerica Investment Services, Inc. (“TISI”), at the same address, which is a wholly owned subsidiary of Transamerica Corporation, 600 Montgomery Street, San Francisco, CA 94111. Transamerica Corporation is owned by AEGON NV.
Investment Adviser Compensation
TAM receives compensation calculated daily and paid monthly from the Funds at the annual rates indicated below (expressed as a specified percentage of the Funds’ average daily net assets). The table below lists those percentages by Fund.

Fund Name	Percentage of Average Daily Net Assets
Transamerica Premier Balanced Fund – Investor Class Shares	0.75% for the first $1 billion of assets in the Fund
0.72% of the next $1 billion
0.70% of assets in excess of $2 billion

Transamerica Premier Cash Reserve Fund – Investor Class Shares	0.33%

Transamerica Premier Diversified Equity Fund – Investor Class Shares	0.75% for the first $1 billion of assets in the Fund
0.72% of the next $1 billion
0.70% of assets in excess of $2 billion

Transamerica Premier Equity Fund – Investor Class Shares	0.85% for the first $1 billion of assets in the Fund
0.82% of the next $1 billion
0.80% of assets in excess of $2 billion

Transamerica Premier Focus Fund — Investor	0.85% for the first $1 billion of assets in the Fund
Class Shares	0.82% of the next $1 billion
0.80% of assets in excess of $2 billion

Transamerica Premier Growth Opportunities	0.85% for the first $1 billion of assets in the Fund
Fund – Investor Class Shares	0.82% of the next $1 billion
0.80% of assets in excess of $2 billion

Transamerica Premier High Yield Bond Fund – Investor Class Shares and Institutional Class Shares	0.53%

Transamerica Premier Institutional Bond Fund	0.43%

Transamerica Premier Institutional Diversified Equity Fund	0.73%

Transamerica Premier Institutional Equity Fund	0.73%

Transamerica Premier Institutional Small Cap Value Fund	0.83%
Advisory Agreement
For each Fund, the duties and responsibilities of the investment adviser are specified in the Fund’s Advisory Agreement. Pursuant to the Advisory Agreement for each Fund, TAM, subject to the supervision of the Directors and in conformity with the stated policies of the Funds, manages the operations of each Fund. TAM is authorized to enter into sub-advisory agreements for investment advisory services in connection with the management of each Fund. TAM continues to have responsibility for all investment advisory services furnished pursuant to all sub-advisory agreements.
The Advisory Agreement is not assignable and may be terminated without penalty upon 60 days’ written notice at the option of either the Fund, TAM or by a vote of shareholders of the applicable Fund. The Advisory Agreement provides that it can be continued from year to year so long as such continuance is specifically approved annually (a) by the Board or by a majority of the outstanding shares of each Fund and (b) by a majority vote of the Directors who are not parties to the Advisory Agreement or interested persons of any such party cast in person at a special meeting called for such purposes.
The Advisory Agreement also provides that TAM shall not be liable to the Funds or to any shareholder for any error of judgment or mistake of law or for any loss suffered by a Fund or by any shareholder in connection with matters to which the Advisory Agreement relates, except for a breach of fiduciary duty or a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of TAM in the performance of its duties thereunder.

Each Fund pays its allocable share of the fees and expenses of a Fund’s non-interested directors, custodian and transfer agent fees, brokerage commissions and all other expenses in connection with the execution of its portfolio transactions, administrative, clerical, recordkeeping, bookkeeping, legal, auditing and accounting expenses, interest and taxes, expenses of preparing tax returns, expenses of shareholders’ meetings and preparing, printing and mailing proxy statements (unless otherwise agreed to by the funds or TAM), expenses of preparing and typesetting periodic reports to shareholders (except for those reports the funds permit to be used as sales literature), and the costs, including filing fees, of renewing or maintaining registration of fund shares under federal and state law.
Expense Limitation
TAM has entered into an expense limitation agreement through April 30, 2010 with Transamerica Investors, Inc. on behalf of the Funds, pursuant to which TAM has agreed to reimburse a Fund’s expenses or waive fees, or both, whenever, in any fiscal year, the total cost to a Fund of normal operating expenses chargeable to the Fund, including the investment advisory fee, but excluding brokerage commissions, interest, taxes and extraordinary expenses, exceeds a certain percentage of the Fund’s average daily net assets. That percentage is listed by Fund in the following table, as specified for that Fund (“expense cap”).

Fund Name	Expense Cap
Transamerica Premier Balanced Fund	1.10%
Transamerica Premier Diversified Equity Fund	1.15%
Transamerica Premier Cash Reserve Fund	0.25%
Transamerica Premier Focus Fund	1.40%
Transamerica Premier Equity Fund	1.15%
Transamerica Premier Growth Opportunities Fund	1.40%
Transamerica Premier High Yield Bond Fund (Investor Class)	0.90%
Transamerica Premier High Yield Bond Fund (Institutional Class)	0.65%
Transamerica Premier Institutional Bond Fund	0.45%
Transamerica Premier Institutional Diversified Equity Fund	0.75%
Transamerica Premier Institutional Equity Fund	0.75%
Transamerica Premier Institutional Small Cap Value Fund	0.85%
Total Advisory Fees Paid by the Funds
The following table sets forth the total amounts the Funds paid to TAM, and reimbursements made by TAM to the Funds, if any, for the fiscal year ended December 31, 2006, 2007 and 2008. (Prior to March 1, 2008, advisory fees were paid to TIM).

	Advisory	Advisory Fee
Transamerica Premier Funds[1]	Fee	Waived or Expense	Advisory Fee
Fiscal Year	Earned	Reimbursed[2]	Net Received

Transamerica Premier Balanced Fund

2006	$1,928,934	$0	$1,928,934
2007	$2,488,549	$0	$2,488,549
2008	$2,833,194	$542,072	$2,291,122

Transamerica Premier Cash Reserve Fund

2006	$164,047	$216,203	$(52,156)
2007	$276,132	$289,088	$(12,956)
2008	$272,156	$266,642	$5,514

	Advisory	Advisory Fee
Transamerica Premier Funds[1]	Fee	Waived or Expense	Advisory Fee
Fiscal Year	Earned	Reimbursed[2]	Net Received
Transamerica Premier Diversified Equity Fund

2006	$953,671	$0	$953,671
2007	$1,503,398	$0	$1,503,398
2008	$1,865,660	$357,220	$1,508,440

Transamerica Premier Equity Fund

2006	$3,148,486	$0	$3,148,486
2007	$5,622,209	$0	$5,622,209
2008	$7,450,599	$1,368,752	$6,081,847

Transamerica Premier Focus Fund

2006	$574,467	$0	$574,467
2007	$532,840	$0	$532,840
2008	$584,988	$0	$584,988

Transamerica Premier Growth Opportunities Fund

2006	$887,550	$0	$887,550
2007	$824,561	$0	$824,560
2008	$908,354	$0	$908,354

Transamerica Premier High Yield Bond Fund
2006	$599,406	$35,863	$563,543
2007	$515,145	$51,576	$463,569
2008	$255,176	$60,457	$194,719

Transamerica Premier Institutional Bond Fund

2006	$4,450	$54,808	$(50,358)
2007	$4,647	$62,632	$(57,985)
2008	$4,757	$55,885	$(51,128)

Transamerica Premier Institutional Diversified Equity Fund

2006	$4,262	$47,608	$(43,346)
2007	$4,923	$55,786	$(50,863)
2008	$4,385	$48,803	$(44,418)

Transamerica Premier Institutional Equity Fund
2006	$359,509	$86,523	$272,986
2007	$517,430	$105,611	$411,819
2008	$741,049	$104,875	$636,174

Transamerica Premier Institutional Small Cap Value Fund

2006	$5,171	$48,783	$(43,612)
2007	$8,346	$55,462	$(47,116)
2008	$56,004	$74,300	$(18,296)

[1]	Presentation is on a Fund level, not a class level.

[2]	Assumes order of reimbursement/waiver is for class-specific expenses first, then waiver of advisory fees.

SUB-ADVISER
The Sub-Adviser will: (1) supervise and manage the investments of each Fund and direct the purchase and sale of its investment securities; and (2) see that investments follow the investment objectives and comply with government regulations. The Sub-Adviser is also responsible for the selection of brokers and dealers to execute transactions for each Fund. Some of these brokers or dealers may be affiliated persons of the Company, the Sub-Adviser, Administrator, or the Distributor. Although it is the Company’s policy to seek the best price and execution for each transaction, the Sub-Adviser may give consideration to brokers and dealers who provide the Funds with statistical information and other services in addition to transaction services. See “Directed Brokerage” below.
TIM receives monthly compensation from TAM at the annual rate of a specified percentage, indicated below, of a Fund’s average daily net assets:

Fund	Investment Subadvisory Fee
Transamerica Premier Balanced Fund	0.75% for the first $1 billion of assets in the Fund;
0.72% of the next $1 billion; and
0.70% of assets in excess of $2 billion.

Transamerica Premier Cash Reserve Fund	0.33%

Transamerica Premier Diversified Equity Fund	0.75% for the first $1 billion of assets in the Fund;
0.72% of the next $1 billion; and
0.70% of assets in excess of $2 billion.

Transamerica Premier Equity Fund	0.85% for the first $1 billion of assets in the Fund;
0.82% of the next $1 billion; and
0.80% of assets in excess of $2 billion.

Transamerica Premier Focus Fund	0.85% for the first $1 billion of assets in the Fund;
0.82% of the next $1 billion; and
0.80% of assets in excess of $2 billion.

Transamerica Premier Growth Opportunities Fund	0.85% for the first $1 billion of assets in the Fund;
0.82% of the next $1 billion; and
0.80% of assets in excess of $2 billion.

Transamerica Premier High Yield Bond Fund	0.53%

Transamerica Premier Institutional Bond Fund	0.43%

Transamerica Premier Institutional Diversified Equity Fund	0.73%

Transamerica Premier Institutional Equity Fund	0.73%

Transamerica Premier Institutional Small Cap Value Fund	0.83%
Sub-Advisory Fees Paid
The following table sets forth the total amounts of sub-advisory fees paid (net of fees reimbursed) by TAM to TIM for the period from March 1, 2008 through December 31, 2008.

Fund Name	2008
Transamerica Premier Balanced Fund	$1,893,482
Transamerica Premier Cash Reserve Fund	$(369)
Transamerica Premier Diversified Equity Fund	$1,247,821
Transamerica Premier Equity Fund	$4,933,963
Transamerica Premier Focus Fund	$502,480
Transamerica Premier Growth Opportunities Fund	$778,526
Transamerica Premier High Yield Bond Fund	$163,092
Transamerica Premier Institutional Bond Fund	$0
Transamerica Premier Institutional Equity Fund	$537,664
Transamerica Premier Institutional Small Cap Value Fund	$(12,323)
Transamerica Premier Institutional Diversified Equity Fund	$(36,855)
Information about each Fund’s Portfolio Managers
Information regarding other accounts for which any portfolio manager is primarily responsible for the day-to-day management, a description of any material conflict of interest that may arise in connection with the portfolio manager’s management of the Funds’ investments, the structure of, and method used to determine the compensation of each portfolio manager and the dollar range of equity securities in the Fund beneficially owned by each portfolio manager are provided in Appendix C of this SAI.
DISTRIBUTOR
TCI, 4600 Syracuse Street, Suite 1100, Denver, CO 80237, serves as the principal underwriter and distributor of the shares of the Funds, which are continuously distributed. TCI is an affiliate of TAM and the Administrator.

The Underwriting Agreement dated November 1, 2007 will continue from year to year so long as its continuance is approved at least annually in the same manner as the investment advisory agreement discussed above. A discussion of TCI’s responsibilities and charges as principal underwriter of Fund shares is set forth in each Fund’s prospectus.
TCI is registered with the SEC as a broker-dealer, and is a member of the Financial Industry Regulatory Authority. TCI may also enter into arrangements whereby Fund shares may be sold by other broker-dealers, which may or may not be affiliated with TCI.
ADMINISTRATIVE SERVICES
The Funds’ Administrator is TFS (“Administrator”), 570 Carillon Parkway, St. Petersburg, FL 33716. TFS is an affiliate of the Investment Adviser and the Funds’ principal underwriter. The Administrator will: (1) provide the Funds with administrative and clerical services, including the maintenance of the Funds’ books and records; (2) arrange periodic updating of the Funds’ prospectuses and any supplements; (3) provide proxy materials and reports to Fund shareholders and the SEC; and (4) provide the Funds with adequate office space and all necessary office equipment and services. The Administrator also provides services for the registration of Fund shares with those states and other jurisdictions where its shares are offered or sold. The Administrator has contracted with State Street Bank and Trust Company to perform certain administrative functions.
Each Fund pays all of its expenses not assumed by the Investment Adviser/Administrator. These include transfer agent and custodian fees and expenses, legal and auditing fees, printing costs of reports to shareholders, registration fees and expenses, 12b-1 fees, and fees and expenses of directors unaffiliated with the Investment Adviser and any extraordinary expenses.
The Investment Adviser/Administrator may from time to time reimburse the Funds for some or all of their operating expenses. Such reimbursements will increase a Fund’s return. This is intended to make the Funds more competitive. This practice may be terminated at any time.
On May 1, 2006, the Funds entered into an agreement wherein the Funds would pay 0.02% (subject to a $35,000 annual minimum fee per fund on a complex-wide basis) of their daily net assets to TFS for administrative services.
The Funds paid the following administrative fees for the fiscal years ended December 31, 2008, 2007 and 2006.
ADMINISTRATIVE FEES

Fund Name	2008	2007	2006
Transamerica Premier Balanced Fund	$78,984	$38,616	$42,016
Transamerica Premier Cash Reserve Fund	$16,494	$35,000	$28,302
Transamerica Premier Diversified Equity Fund	$51,717	$35,000	$34,838
Transamerica Premier Equity Fund	$180,332	$38,616	$49,519
Transamerica Premier Focus Fund	$14,574	$35,000	$31,789
Transamerica Premier Growth Opportunities Fund	$22,646	$35,000	$34,414
Transamerica Premier High Yield Bond Fund	$9,629	$35,000	$31,886
Transamerica Premier Institutional Bond Fund	$221	$35,000	$26,420
Transamerica Premier Institutional Diversified Equity Fund	$120	$38,616	$26,397
Transamerica Premier Institutional Equity Fund	$20,303	$35,000	$28,565
Transamerica Premier Institutional Small Cap Value Fund	$1,349	$35,000	$26,400
CUSTODIAN AND TRANSFER AGENT
State Street Bank and Trust Company (“State Street”), 225 Franklin Street, Boston, MA 02110, is the custodian for the Transamerica Premier Funds. The custodian is not responsible for any of the investment policies or decisions of a Fund, but holds its assets in safekeeping, and collects and remits the income thereon subject to the instructions of the Funds.
TFS is the transfer agent for each Fund. The transfer agent is responsible for: a) opening and maintaining your account; b) reporting information to you about your account; c) distributing to you dividends and capital gains; and d) handling your requests for exchanges, transfers and redemptions. For these services TFS is paid $19.60 per year per open direct account;

$8.00 per year per open NSCC account; $1.50 per year per closed account; an annual distributor fee of $35,000; and applicable out-of-pocket expenses, including the cost of sub-transfer agent expenses.
Transaction request should be mailed to Transamerica Premier Funds, P.O. Box 219427, Kansas City, MO 64121-9427 or Transamerica Premier Funds, 330 West 9th Street, Kansas, City, MO 64105 (for overnight mail).
There were no brokerage credits received for the periods ended December 31, 2008, 2007 and 2006.
FUND TRANSACTIONS AND BROKERAGE
Decisions as to the assignment of Fund business for each of the Funds and negotiation of commission rates are made by a Fund’s sub-adviser, whose policy is to seek to obtain the “best execution” of all fund transactions. The Investment Advisory Agreement and Sub-Advisory Agreement for each Fund specifically provide that in placing portfolio transactions for a Fund, the Fund’s sub-adviser may agree to pay brokerage commissions for effecting a securities transaction in an amount higher than another broker or dealer would have charged for effecting that transaction as authorized, under certain circumstances, by the Securities Exchange Act of 1934, as amended (the “1934 Act”).
In selecting brokers and dealers and in negotiating commissions, a Fund’s sub-adviser may consider a number of factors, including but not limited to:
The sub-adviser’s knowledge of currently available negotiated commission rates or prices of securities and other current transaction costs;
The nature of the security being traded;
The size and type of the transaction;
The nature and character of the markets for the security to be purchased or sold;
The desired timing of the trade;
The activity existing and expected in the market for the particular security quality of the execution, clearance and settlement services;
Financial stability;
The existence of actual or apparent operational problems of any broker or dealer; and
Research products and services provided.
In recognition of the value of the foregoing factors, the sub-adviser may place portfolio transactions with a broker with whom it has negotiated a commission that is in excess of the commission another broker would have charged for effecting that transaction. This is done if the sub-adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research provided by such broker viewed in terms of either that particular transaction or of the overall responsibilities of the sub-adviser. Research provided may include:
Furnishing advice, either directly or through publications or writings, as to the value of securities, the advisability of purchasing or selling specific securities and the availability of securities or purchasers or sellers of securities;
Furnishing seminars, information, analyses and reports concerning issuers, industries, securities, trading markets and methods, legislative developments, changes in accounting practices, economic factors and trends and portfolio strategy;
Access to research analysts, corporate management personnel, industry experts, economists and government officials; and
Comparative performance evaluation and technical measurement services and quotation services, and other services (such as third party publications, reports and analyses, and computer and electronic access, equipment, software, information and accessories that deliver process or otherwise utilize information, including the research described above) that assist the sub-adviser in carrying out its responsibilities.
Most of the brokers and dealers used by the funds’ sub-adviser provide research and other services described above.

A sub-adviser may use research products and services in servicing other accounts in addition to the funds. If a sub-adviser determines that any research product or service has a mixed use, such that it also serves functions that do not assist in the investment decision-making process, a sub-adviser may allocate the costs of such service or product accordingly. The portion of the product or service that a sub-adviser determines will assist it in the investment decision-making process may be paid for in brokerage commission dollars. Such allocation may be a conflict of interest for a sub-adviser.
When a fund purchases or sells a security in the over-the-counter market, the transaction takes place directly with a principal market-maker without the use of a broker, except in those circumstances where better prices and executions will be achieved through the use of a broker.
A sub-adviser may place transactions for the purchase or sale of portfolio securities with affiliates of TAM, TCI or the sub-adviser, including InterSecurities, Inc., AEGON USA Securities, Inc. or DST Securities, Inc. A sub-adviser may place transactions if it reasonably believes that the quality of the transaction and the associated commission are fair and reasonable, and if overall the associated transaction costs, net of any credits described above under “Custodian, Transfer Agent and Other Affiliates,” are lower than those that would otherwise be incurred. Under rules adopted by the SEC, the Funds’ Board of Directors (“Board”) will conduct periodic compliance reviews of such brokerage allocations and review certain procedures adopted by the Board to ensure compliance with these rules and to determine their continued appropriateness.
DIRECTED BROKERAGE
A sub-adviser to a Fund, to the extent consistent with the best execution and with TAM’s usual commission rate policies and practices, may place portfolio transactions of the Fund with broker-dealers with which the Fund has established a Directed Brokerage Program. A Directed Brokerage Program is any arrangement under which a broker-dealer applies a portion of the commissions received by such broker-dealer on the Fund’s portfolio transactions to the payment of operating expenses that would otherwise be borne by the Fund. These commissions are not used for promoting or selling fund shares or otherwise related to the distribution of fund shares.

	Brokerage Commissions Paid
	(Including Affiliated Brokerage)
		December 31*		Affiliated Brokerage December 31*
Fund Name	2008	2007	2006	2008	2007	2006
Transamerica Premier Balanced Fund	$193,916	$179,386	$85,539	$—	$—	$—
Transamerica Premier Cash Reserve Fund	N/A	N/A	N/A	N/A	N/A	N/A
Transamerica Premier Diversified Equity Fund	$204,367	$152,548	$137,739	$—	$—	$—
Transamerica Premier Equity Fund	$720,325	$670,809	$350,055	$—	$—	$—
Transamerica Premier Focus Fund	$99,984	$92,122	$109,149	$—	$—	$—
Transamerica Premier Growth Opportunities Fund	$139,878	$184,684	$214,206	$—	$—	$—
Transamerica Premier High Yield Bond Fund	$7,000	$2,890	$200	$—	$—	$—
Transamerica Premier Institutional Bond Fund	$—	$—	$—	$—	$—	$—
Transamerica Premier Institutional Diversified Equity Fund	$473	$330	$377	$—	$—	$—
Transamerica Premier Institutional Equity Fund	$86,465	$64,468	$32,457	$—	$—	$—
Transamerica Premier Institutional Small Cap Value Fund	$50,084	$3,484	$1,286	$—	$—	$—

*	TIM became the sub-adviser to the Funds on February 25, 2008.

As of December 31, 2008, the following Funds held securities of the Funds’ regular brokers or dealers as defined in Rule 10b-1 under the Investment Company Act of 1940:

Fund(s)	Broker-Dealer	Value (USD)
Transamerica Premier Cash Reserve Fund	Barclays	$3,342,240
Transamerica Premier Balanced Fund	Barclays	$720,773
Transamerica Premier Institutional Bond Fund	Barclays	$6,613
Transamerica Premier Cash Reserve Fund	Toyota Financial Services	$3,388,878
Transamerica Premier Cash Reserve Fund	Bank of America	$2,534,779
Transamerica Premier Balanced Fund	Bank of America	$4,703,170
Transamerica Premier Diversified Equity Fund	Bank of America	$2,444,400
Transamerica Premier High Yield Bond Fund	Bank of America	$810,000
Transamerica Premier Institutional Diversified Equity Fund	Bank of America	$5,471
Transamerica Premier Institutional Bond Fund	Bank of America	$9,612
Transamerica Premier Focus Fund	JPMorgan Chase	$796,133
Transamerica Premier Diversified Equity Fund	JPMorgan Chase	$4,256,550
Transamerica Premier Institutional Diversified Equity Fund	JPMorgan Chase	$9,774
The following table provides brokerage commissions that were directed to brokers for brokerage and research services provided during the fiscal year ended December 31, 2008.

Estimated Research
Fund Name	Commissions
Transamerica Premier Balanced Fund	$176,977.72
Transamerica Premier Cash Reserve Fund	$—
Transamerica Premier Diversified Equity Fund	$186,073.62
Transamerica Premier Equity Fund	$689,637.41
Transamerica Premier Focus Fund	$89,986.76
Transamerica Premier Growth Opportunities Fund	$117,093.53
Transamerica Premier High Yield Bond Fund	$—
Transamerica Premier Institutional Bond Fund	$—
Transamerica Premier Institutional Diversified Equity Fund	$429.55
Transamerica Premier Institutional Equity Fund	$81,088.22
Transamerica Premier Institutional Small Cap Value Fund	$38,372.31
The estimates above are based upon custody data provided to Capital Institutional Services, Inc. (“CAPIS”) using the following methodology: Total Commissions minus transactions executed at discounted rates and/or directed to the funds’ commission recapture program equals total research commissions. USD transactions executed at $.02 and below and non-USD transactions executed at 8 basis points and below are considered to be executed at discounted rates. For example, Commission paid on USD transactions at rates greater than $.02 per share and not directed for commission recapture are assumed to be paid to brokers that provide research and brokerage services within the scope of Section 28(e) of the Securities and Exchange Act of 1934.

BOARD MEMBERS AND OFFICERS
The Board Members and executive officers of the Company are listed below. The Board governs each fund and is responsible for protecting the interests of the shareholders. The Board Members are experienced executives who meet periodically throughout the year to oversee the business affairs of each fund and the operation of the Company by its officers. The Board also reviews the management of each fund’s assets by the investment adviser and its respective sub-adviser. The funds are among the funds advised and sponsored by TAM (collectively, “Transamerica Asset Management Group”). Transamerica Asset Management Group (“TAMG”) consists of Transamerica Funds, Transamerica Series Trust (“TST”), Transamerica Investors, Inc. (“TII”), Transamerica Income Shares, Inc. (“TIS”), Transamerica Partners Funds Group (“TPFG”), Transamerica Partners Funds Group II (“TPFG II”), Transamerica Partners Portfolios (“TPP”), and Transamerica Asset Allocation Variable Funds (“TAAVF”) and consists of 179 funds as of the date of this SAI.
The mailing address of each Board Member is c/o Secretary, 570 Carillon Parkway, St. Petersburg, Florida 33716. The Board Members, their ages, their positions with the Company, and their principal occupations for the past five years (their titles may have varied during that period), the number of funds in TAMG the Board oversees, and other board memberships they hold are set forth in the table below.

		Term of		Number of
		Office		Funds in
		and		Complex
		Length of		Overseen by
	Position(s) Held	Time	Principal Occupation(s) During	Board	Other
Name and Age	with Company	Served*	Past 5 Years	Member	Directorships
INTERESTED BOARD MEMBER**

John K. Carter (1961)	Chairman, Board Member, President, and Chief Executive Officer	Since 2003	Chairman and Board Member (2008 – present), President (2007 – present), Chief Executive Officer (2006 – present), Vice President, Secretary and Chief Compliance Officer (2003 – 2006), TII;	179	N/A

Chairman, Board Member, President and Chief Executive Officer, TPP, TPFG, TPFG II and TAAVF (2007 – present);

Chairman (2007 – present), Board Member (2006 – present), President and Chief Executive Officer (2006 – present), Senior Vice President (1999 – 2006), Chief Compliance Officer, General Counsel and Secretary (1999 – 2006), Transamerica Funds and TST;

Chairman (2007 – present), Board Member (2006 – present), President and Chief Executive Officer (2006 – present), Senior Vice President (2002 – 2006), General Counsel, Secretary and Chief Compliance Officer (2002 – 2006), TIS;

		Term of		Number of
		Office		Funds in
		and		Complex
		Length of		Overseen by
	Position(s) Held	Time	Principal Occupation(s) During	Board	Other
Name and Age	with Company	Served*	Past 5 Years	Member	Directorships
President and Chief Executive Officer (2006 – present), Senior Vice President (1999 – 2006), Director (2000 – present), General Counsel and Secretary (2000 – 2006), Chief Compliance Officer (2004 – 2006), TAM;

President and Chief Executive Officer (2006 – present), Senior Vice President (1999 – 2006), Director (2001 – present), General Counsel and Secretary (2001 – 2006), Transamerica Fund Services, Inc. (“TFS”);

Vice President, AFSG Securities Corporation (2001 –present);

Senior Vice President, General Counsel and Secretary, Transamerica Index Funds, Inc. (“TIF”) (2002 – 2004); and

Director (2008 – present), Vice President, Transamerica Investment Services, Inc. (“TISI”) (2003 – 2005) and Transamerica Investment Management, LLC (“TIM”) (2001 – 2005).

INDEPENDENT BOARD MEMBERS***

Sandra N. Bane (1952)	Board Member	Since 2003	Retired, KPMG (1999 – present); Board Member, TII (2003 – present); and Board Member, Transamerica Funds, TST, TIS, TPP, TPFG, TPFG II and TAAVF (2008 – present).	179	Big 5 Sporting Goods (2002 – present); AGL Resources, Inc. (energy services holding company) (2008 – present)

		Term of		Number of
		Office		Funds in
		and		Complex
		Length of		Overseen by
	Position(s) Held	Time	Principal Occupation(s) During	Board	Other
Name and Age	with Company	Served*	Past 5 Years	Member	Directorships
Leo J. Hill (1956)	Lead Independent Board Member	Since 2008	Principal, Advisor Network Solutions, LLC (business consulting) (2006 – present);

Board Member, TST (2001 – present);

Board Member, Transamerica Funds and TIS (2002 – present);

Board Member, TPP, TPFG, TPFG II and TAAVF (2007 – present);

Board Member, TII (2008 – present);

Owner and President, Prestige Automotive Group (2001 – 2005);

President, L. J. Hill & Company (1999 – present);

Market President, Nations Bank of Sun Coast Florida (1998 – 1999);

President and Chief Executive Officer, Barnett Banks of Treasure Coast Florida (1994 – 1998);

Executive Vice President and Senior Credit Officer, Barnett Banks of Jacksonville, Florida (1991 – 1994); and

			Senior Vice President and Senior Loan Administration Officer, Wachovia Bank of Georgia (1976 – 1991).	179	N/A

Neal M. Jewell (1935)	Board Member	Since 2008	Retired (2004 – present); Board Member, TPP, TPFG, TPFG II and TAAVF (1993 – present);	179	N/A

		Term of		Number of
		Office		Funds in
		and		Complex
		Length of		Overseen by
	Position(s) Held	Time	Principal Occupation(s) During	Board	Other
Name and Age	with Company	Served*	Past 5 Years	Member	Directorships
Board Member, Transamerica Funds, TST and TIS (2007 – present); Board Member, TII (2008 — present); and Independent Trustee, EAI Select Managers Equity Fund (a mutual fund) (1996 – 2004).

Russell A. Kimball, Jr. (1944)	Board Member	Since 2008	General Manager, Sheraton Sand Key Resort (1975 – present); Board Member, TST (1986 – present); Board Member, Transamerica Funds (1986 – 1990), (2002 – present); Board Member, TIS (2002 – present); Board Member, TPP, TPFG, TPFG II and TAAVF (2007 – present); and Board Member, TII (2008 – present).	179	N/A

Eugene M. Mannella (1954)	Board Member	Since 2008	Chief Executive Officer, HedgeServ Corporation (hedge fund administration) (2008 – present); Self-employed consultant (2006 – present); President, ARAPAHO Partners LLC (limited purpose broker-dealer) (1998 – 2008); Board Member, TPP, TPFG, TPFG II and TAAVF (1994 – present); Board Member, Transamerica Funds, TST and TIS (2007 – present);	179	N/A

		Term of		Number of
		Office		Funds in
		and		Complex
		Length of		Overseen by
	Position(s) Held	Time	Principal Occupation(s) During	Board	Other
Name and Age	with Company	Served*	Past 5 Years	Member	Directorships
Board Member, TII (2008 – present); and President, International Fund Services (alternative asset administration) (1993 – 2005).

Norman R. Nielsen (1939)	Board Member	Since 2008	Retired (2005 – present); Board Member, Transamerica Funds, TST and TIS (2006 – present); Board Member, TPP, TPFG, TPFG II and TAAVF (2007 – present); Board Member, TII (2008 – present); Director, Iowa Student Loan Service Corporation (2006 – present); Director, League for Innovation in the Community Colleges (1985 – 2005); Director, Iowa Health Systems (1994 – 2003); Director, U.S. Bank (1987 – 2006); and President, Kirkwood Community College (1985 – 2005).	179	Buena Vista University Board of Trustees (2004 — present)

Joyce G. Norden (1939)	Board Member	Since 2008	Retired (2004 – present); Board Member, TPFG, TPFG II and TAAVF (1993 – present); Board Member, TPP (2002 – present); Board Member, Transamerica Funds, TST and TIS (2007 – present);	179	Board of Governors, Reconstructionist Rabbinical College (2007 - present)

		Term of		Number of
		Office		Funds in
		and		Complex
		Length of		Overseen by
	Position(s) Held	Time	Principal Occupation(s) During	Board	Other
Name and Age	with Company	Served*	Past 5 Years	Member	Directorships
Board Member, TII (2008 – present); and Vice President, Institutional Advancement, Reconstructionist Rabbinical College (1996 – 2004).

Patricia L. Sawyer (1950)	Board Member	Since 2008	Retired (2007 – present); President/Founder, Smith & Sawyer LLC (management consulting) (1989 – 2007); Board Member, Transamerica Funds, TST and TIS (2007 – present); Board Member, TII (2008 – present); Board Member, TPP, TPFG, TPFG II and TAAVF (1993 – present); Vice President, American Express (1987 – 1989); Vice President, The Equitable (1986 – 1987); and Strategy Consultant, Booz, Allen & Hamilton (1982 – 1986).	179	N/A

John W. Waechter (1952)	Board Member	Since 2008	Attorney, Englander & Fischer, P.A. (2008 – present); Retired (2004 – 2008); Board Member, TST and TIS (2004 – present); Board Member, Transamerica Funds (2005 – present); Board Member, TPP, TPFG, TPFG II and TAAVF (2007 – present);	179	Operation PAR, Inc. (2008 – present); West Central Florida Council – Boy Scouts of America (2008 – present)

		Term of		Number of
		Office		Funds in
		and		Complex
		Length of		Overseen by
	Position(s) Held	Time	Principal Occupation(s) During	Board	Other
Name and Age	with Company	Served*	Past 5 Years	Member	Directorships
Board Member, TII (2008 – present);

Employee, RBC Dain Rauscher (securities dealer) (2004);

Executive Vice President, Chief Financial Officer and Chief Compliance Officer, William R. Hough & Co. (securities dealer) (1979 – 2004); and

Treasurer, The Hough Group of Funds (1993 – 2004).

*	Each Board Member shall hold office until: 1) his or her successor is elected and qualified or 2) he or she resigns, retires or his or her term as a Board Member is terminated in accordance with the Company’s Articles of Incorporation.

**	May be deemed an “interested person” (as that term is defined in the 1940 Act) of the Company because of his employment with TAM or an affiliate of TAM.

***	Independent Board Member means a Board Member who is not an “interested person” (as defined under the 1940 Act) of the Company.

OFFICERS
The mailing address of each officer is c/o Secretary, 570 Carillon Parkway, St. Petersburg, Florida 33716. The following table shows information about the officers, including their ages, their positions held with the Company and their principal occupations during the past five years (their titles may have varied during that period). Each officer will hold office until his or her successor has been duly elected or appointed or until his or her earlier death, resignation or removal.

Term of
Office and
		Length of	Principal Occupation(s) or
Name and Age	Position	Time Served*	Employment During Past 5 Years
John K. Carter (1961)	Chairman, Board Member, President, and Chief Executive Officer	Since 2003	See the table above.

Term of
Office and
		Length of	Principal Occupation(s) or
Name and Age	Position	Time Served*	Employment During Past 5 Years
Dennis P. Gallagher (1970)	Vice President, General Counsel and Secretary	Since 2006	Vice President, General Counsel and Secretary, TII, Transamerica Funds, TST and TIS (2006 – present);

Vice President, General Counsel and Secretary, TPP, TPFG, TPFG II and TAAVF (2007 – present);

Director, Senior Vice President, General Counsel and Secretary, TAM and TFS (2006 – present);

Assistant Vice President, TCI (2007 – present); and

Director, Deutsche Asset Management (1998 – 2006).

Joseph P. Carusone (1965)	Vice President, Treasurer and Principal Financial Officer	Since 2007	Vice President, Treasurer and Principal Financial Officer, Transamerica Funds, TST, TIS and TII (2007 – present);

Vice President (2007 – present), Treasurer and Principal Financial Officer (2001 – present), TPP, TPFG, TPFG II and TAAVF;

Senior Vice President, TAM and TFS (2007 – present);

Senior Vice President (2008 – present), Vice President (2001 – 2008), Diversified Investment Advisors, Inc. (“DIA”);

Director and President, Diversified Investors Securities Corp. (“DISC”) (2007 – present);

Director, Transamerica Financial Life Insurance Company (“TFLIC”) (2004 – present); and

Treasurer, Diversified Actuarial Services, Inc. (2002 – present).

Christopher A. Staples (1970)	Vice President and Chief Investment Officer	Since 2005	Vice President and Chief Investment Officer (2007 – present); Vice President — Investment Administration (2005 – 2007), TII;

Vice President and Chief Investment Officer (2007 – present), Senior Vice President — Investment Management (2006 – 2007),

Term of
Office and
		Length of	Principal Occupation(s) or
Name and Age	Position	Time Served*	Employment During Past 5 Years
Vice President — Investment Management (2005 – 2006), Transamerica Funds, TST and TIS;

Vice President and Chief Investment Officer, TPP, TPFG, TPFG II and TAAVF (2007 – present);

Director (2005 – present), Senior Vice President – Investment Management (2006 – present) and Chief Investment Officer (2007 – present), TAM;

Director, TFS (2005 – present); and

Assistant Vice President, Raymond James & Associates (1999 – 2004).

Rick B. Resnik (1967)	Vice President, Chief Compliance Officer and Conflicts of Interest Officer	Since 2008	Chief Compliance Officer, TPP, TPFG, TPFG II and TAAVF (2004 – present);

Chief Compliance Officer, Transamerica Funds, TST, TIS and TII (2008 – present); Vice President and Conflicts of Interest Officer, TPP, TPFG, TPFG II, TAAVF, Transamerica Funds, TST, TIS and TII (2008 – present);

Senior Vice President and Chief Compliance Officer, TAM (2008 – present);

Senior Vice President, TFS (2008 – present);

Vice President and Chief Compliance Officer, DIA (2004 – present); with DIA since 1988;

Director (1999 – present), Vice President and Chief Compliance Officer (1996 – present), DISC;

Assistant Vice President, TFLIC (1999 – present); and

Chief Compliance Officer, Transamerica Partners Variable Funds (2004 – present).

Term of
Office and
		Length of	Principal Occupation(s) or
Name and Age	Position	Time Served*	Employment During Past 5 Years
Robert A. DeVault, Jr. (1965)	Assistant Treasurer	Since 2009	Assistant Treasurer, Transamerica Funds, TST, TIS, TII, TPP, TPFG, TPFG II and TAAVF (January 2009 – present); and

Assistant Vice President (2007 – present) and Manager, Fund Administration (2002 – 2007), TFS.

Suzanne Valerio- Montemurro (1964)	Assistant Treasurer	Since 2007	Assistant Treasurer, Transamerica Funds, TST, TIS, TII, TPP, TPFG, TPFG II and TAAVF (2007 – present); and Vice President, DIA (1998 – present).

Sarah L. Bertrand (1967)	Assistant Secretary	Since 2009	Assistant Secretary, Transamerica Funds, TST, TIS, TII, TPP, TPFG, TPFG II and TAAVF (January 2009 – present);

Assistant Vice President and Manager, Legal Administration, TAM and TFS (2007 – present);

Assistant Secretary and Chief Compliance Officer, 40/86 Service Trust and 40/86 Strategic Income Fund (2000-2007): and

Second Vice President and Assistant Secretary, Legal and Compliance, 40/86 Capital Management, Inc. (1994-2007).

Timothy J. Bresnahan (1968)	Assistant Secretary	Since 2009	Assistant Secretary, Transamerica Funds, TST, TIS, TII, TPP, TPFG, TPFG II and TAAVF (January 2009 – present);

Counsel, TAM (2008 – present);

Counsel (contract), Massachusetts Financial Services, Inc. (2007);

Assistant Counsel, BISYS Fund Services Ohio, Inc. (2005 – 2007); and

Associate, Greenberg Traurig, P.A. (2004 – 2005).

Term of
Office and
		Length of	Principal Occupation(s) or
Name and Age	Position	Time Served*	Employment During Past 5 Years
Richard E. Shield, Jr. (1974)	Tax Officer	Since 2008	Tax Officer, Transamerica Funds, TST, TIS, TII, TPP, TPFG, TPFG II and TAAVF (2008 – present);

Tax Manager, Jeffrey P. McClanathan, CPA (2006 – 2007) and Gregory, Sharer & Stuart (2005 – 2006);

Tax Senior, Kirkland, Russ, Murphy & Tapp, P.A. (2003 – 2005); and

Certified Public Accountant, Schultz, Chaipel & Co., LLP (1998 – 2003).

*	Elected and serves at the pleasure of the Board of the Company.

If an officer has held offices for different funds for different periods of time, the earliest applicable date is shown. No officer of the Company, except for the Chief Compliance Officer, receives any compensation from the Company.
Committees of the Board
The Board Members are responsible for major decisions relating to a fund’s objective, policies and techniques. They review investment decisions, although they do not actively participate on a regular basis in making such decisions. The Board has the following standing committees each of which performs specialized functions: an Audit Committee and a Nominating Committee.

			NUMBER OF
			MEETINGS
			HELD
			DURING
			LAST FISCAL
			YEAR
COMMITTEE	FUNCTIONS	MEMBERS	12/31/2008
AUDIT	The Audit Committee (1) oversees the accounting and reporting policies and practices of the Company; (2) oversees the quality and integrity of the financial statements of the Company; (3) approves, prior to appointment, the engagement of the Company’s independent auditors; and (4) reviews and evaluates the independent auditors’ qualifications, independence and performance. The independent auditors for the Company shall report directly to the Audit Committee.	John W. Waechter, Chairperson Sandra N. Bane Leo J. Hill Neal M. Jewell Russell A. Kimball, Jr. Eugene M. Mannella Norman R. Nielsen Joyce G. Norden Patricia L. Sawyer	2

NOMINATING	The primary purposes and responsibilities of the Committee are to (i) identify individuals qualified to become members of the Board in the event that a position is vacated or created, (ii) consider all candidates proposed to become members of the Board, subject to the procedures and policies set forth in this Charter or resolutions of the Board, (iii) select and nominate, or recommend for nomination by the Board, candidates for election as Board Members and (iv) set any necessary standards or qualifications for service on the Board.	Patricia L. Sawyer, Chairperson Sandra N. Bane Leo J. Hill Neal M. Jewell Russell A. Kimball, Jr. Eugene M. Mannella Norman R. Nielsen Joyce G. Norden John W. Waechter	0

	Shareholders may recommend candidates for Board positions by forwarding their correspondence by mail or courier service to Secretary, 570 Carillon Parkway, St. Petersburg, Florida 33716.

Director Ownership of Equity Securities
The tables below gives the dollar range of shares of the Funds as well as the aggregate dollar range of shares of all Funds in the Transamerica Asset Management Group owned by each Director as of December 31, 2008. At a special meeting of shareholders held on February 25, 2008, shareholders elected Messrs. Carter, Hill, Jewell, Kimball, Mannella, Nielsen, and Waechter and Ms. Norden and Ms. Sawyer as Directors of the Company.

Dollar Range of Equity
	Dollar Range of Equity	Dollar Range of Equity	Securities in
	Securities in Transamerica	Securities in Transamerica	Transamerica Premier
Name of Director	Premier Balanced Fund	Premier Cash Reserve Fund	Diversified Equity Fund
John K. Carter*	None	None	None
Sandra N. Bane	None	None	None
Leo J. Hill	None	None	None
Neal M. Jewell	None	None	None
Russell A. Kimball, Jr.	None	None	None
Eugene M. Mannella	None	None	None
Norman R. Nielsen	None	None	None
Joyce G. Norden	None	None	None
Patricia L. Sawyer	None	None	None
John W. Waechter	None	None	None

Dollar Range of Equity
	Dollar Range of Equity	Dollar Range of Equity	Securities in
	Securities in Transamerica	Securities in Transamerica	Transamerica Premier
Name of Director	Premier Equity Fund	Premier Focus Fund	Growth Opportunities Fund
John K. Carter*	None	None	None
Sandra N. Bane	None	None	None
Leo J. Hill	None	None	None
Neal M. Jewell	None	None	None
Russell A. Kimball, Jr.	None	None	None
Eugene M. Mannella	None	None	None
Norman R. Nielsen	None	None	None
Joyce G. Norden	None	None	None
Patricia L. Sawyer	None	None	None
John W. Waechter	None	None	None

Dollar Range of Equity
	Dollar Range of Equity	Dollar Range of Equity	Securities in
	Securities in Transamerica	Securities in Transamerica	Transamerica Premier
	Premier High Yield Bond	Premier Institutional Bond	Institutional Diversified
Name of Director	Fund	Fund	Equity Fund
John K. Carter*	None	None	None
Sandra N. Bane	None	None	None
Leo J. Hill	None	None	None
Neal M. Jewell	None	None	None
Russell A. Kimball, Jr.	None	None	None
Eugene M. Mannella	None	None	None
Norman R. Nielsen	None	None	None
Joyce G. Norden	None	None	None
Patricia L. Sawyer	None	None	None
John W. Waechter	None	None	None

	Dollar Range of Equity	Dollar Range of Equity	Aggregate Dollar Range
	Securities in Transamerica	Securities in Transamerica	of Equity Securities in
	Premier Institutional	Premier Institutional Small	Transamerica Asset
Name of Director	Equity Fund	Cap Value Fund	Management Group
John K. Carter*	None	None	Over $100,000
Sandra N. Bane	None	None	None
Leo J. Hill	None	None	Over $100,000
Neal M. Jewell	None	None	Over $100,000
Russell A. Kimball, Jr.	None	None	Over $100,000
Eugene M. Mannella	None	None	None
Norman R. Nielsen	None	None	Over $100,000
Joyce G. Norden	None	None	None
Patricia L. Sawyer	None	None	None
John W. Waechter	None	None	Over $100,000

*	Interested person under the 1940 Act by virtue of his position with TAM and its affiliates.

As of December 31, 2008, none of the Independent Directors or their immediate family members owned beneficially or of record any securities of the Adviser, sub-adviser or Distributor of the Funds, or in a person (other than a registered investment company) directly or indirectly controlling, controlled or by or under common control with the Adviser, sub-adviser or Distributor of the Funds.
Independent Directors receive a total annual retainer fee of $124,000 from the Funds that make up the Transamerica Asset Management Group, as well as total fees of $8,800 per meeting (assumes five meetings annually), of which the Company pays a pro rata share allocable to each series of Transamerica Premier Funds based on the relative assets of the series. The Lead Independent Board Member of the Board also receives an additional retainer of $40,000 per year. The Audit Committee Chairperson receives an additional retainer of $15,000 per year. The Company also pays a pro rata share allocable to each series of Transamerica Premier Funds based on the relative assets of the series for the Lead Independent Board Member and Audit Committee Chairperson retainers. Any fees and expenses paid to Directors who are affiliates of TAM or TCI are paid by TAM and/or TCI and not by the Trust.
Under a non-qualified deferred compensation plan effective January 1, 1996, as amended and restated May 1, 2008 (the “Deferred Compensation Plan”) available to the Directors, compensation may be deferred that would otherwise be payable by the Company to an Independent Director on a current basis for services rendered as a Director. Deferred compensation amounts will accumulate based on the value of Class A (or comparable) shares of a series of Transamerica Funds (without imposition of sales charge), investment options under Transamerica Partners Funds Group II, or Funds of the Company as elected by the Director.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Company.
Compensation Table
The following table provides compensation amounts paid to Independent Directors of the Funds for the fiscal year ended December 31, 2008. At the special meeting of shareholders held on February 25, 2008, shareholders elected Messrs. Carter, Hill, Jewell, Kimball, Mannella, Nielsen, and Waechter and Ms. Norden and Ms. Sawyer as Directors of the Company.

	Aggregate Compensation	Aggregate Compensation	Aggregate Compensation
	from Transamerica	from Transamerica	from Transamerica
	Premier Institutional	Premier Institutional	Premier Institutional Bond
Name of Director	Small Cap Value Fund(1)	Diversified Equity Fund(1)	Fund(1)
Sandra N. Bane	$27	$4	$7
David R. Carpenter(2)	$14	$2	$4
Richard R. Crowell(2)	$9	$1	$2
Leo J. Hill	$11	$2	$3
Neal M. Jewell	$13	$2	$3
Russell A. Kimball, Jr.	$11	$2	$3
Eugene M. Mannella	$11	$2	$3
Norman R. Nielsen	$11	$2	$3
Joyce G. Norden	$11	$2	$3
Charles C. Reed(2)	$16	$2	$4
Patricia L. Sawyer	$12	$2	$3
Carl R. Terzian(2)	$14	$2	$4
John W. Waechter	$11	$2	$3

	Aggregate Compensation	Aggregate Compensation
	from Transamerica	from Transamerica	Aggregate Compensation
	Premier High Yield Bond	Premier Cash Reserve	from Transamerica
Name of Director	Fund(1)	Fund(1)	Premier Balanced Fund(1)
Sandra N. Bane	$307	$544	$2,636
David R. Carpenter(2)	$157	$278	$1,346
Richard R. Crowell(2)	$99	$176	$853

	Aggregate Compensation	Aggregate Compensation
	from Transamerica	from Transamerica	Aggregate Compensation
	Premier High Yield Bond	Premier Cash Reserve	from Transamerica
Name of Director	Fund(1)	Fund(1)	Premier Balanced Fund(1)
Leo J. Hill	$123	$219	$1,060
Neal M. Jewell	$153	$271	$1,313
Russell A. Kimball, Jr.	$123	$219	$1,060
Eugene M. Mannella	$123	$219	$1,060
Norman R. Nielsen	$123	$219	$1,060
Joyce G. Norden	$123	$219	$1,060
Charles C. Reed(2)	$180	$318	$1,543
Patricia L. Sawyer	$134	$238	$1,155
Carl R. Terzian(2)	$157	$278	$1,346
John W. Waechter	$123	$219	$1,060

		Aggregate Compensation
	Aggregate Compensation	from Transamerica	Aggregate Compensation
	from Transamerica	Premier Growth	from Transamerica
Name of Director	Premier Equity Fund(1)	Opportunities Fund(1)	Premier Focus Fund(1)
Sandra N. Bane	$6,175	$775	$494
David R. Carpenter(2)	$3,153	$395	$252
Richard R. Crowell(2)	$1,998	$251	$160
Leo J. Hill	$2,483	$312	$199
Neal M. Jewell	$3,075	$386	$246
Russell A. Kimball, Jr.	$2,483	$312	$199
Eugene M. Mannella	$2,483	$312	$199
Norman R. Nielsen	$2,483	$312	$199
Joyce G. Norden	$2,483	$312	$199
Charles C. Reed(2)	$3,615	$453	$289
Patricia L. Sawyer	$2,705	$339	$216
Carl R. Terzian(2)	$3,153	$395	$252
John W. Waechter	$2,483	$312	$199

	Aggregate Compensation	Aggregate Compensation
	from Transamerica	from Transamerica
	Premier Diversified Equity	Premier Institutional
Name of Director	Fund(1)	Equity Fund(1)
Sandra N. Bane	$1,742	$656
David R. Carpenter(2)	$890	$335
Richard R. Crowell(2)	$564	$212
Leo J. Hill	$701	$264
Neal M. Jewell	$868	$327
Russell A. Kimball, Jr.	$701	$264
Eugene M. Mannella	$701	$264
Norman R. Nielsen	$701	$264
Joyce G. Norden	$701	$264
Charles C. Reed(2)	$1,020	$384
Patricia L. Sawyer	$763	$288
Carl R. Terzian(2)	$890	$335
John W. Waechter	$701	$264

		Total Compensation Paid
		From Funds and
	Pension or Retirement	Transamerica Asset
	Benefits Accrued as	Management Group to
Name of Director	Part of Fund Expenses	Directors
Sandra N. Bane	$—	$146,358
David R. Carpenter(2)	$—	$6,825
Richard R. Crowell(2)	$—	$4,325
Leo J. Hill	$—	$168,000
Neal M. Jewell	$—	$208,000
Russell A. Kimball, Jr.	$—	$168,000
Eugene M. Mannella	$—	$168,000
Norman R. Nielsen	$—	$168,000
Joyce G. Norden	$—	$168,000
Charles C. Reed(2)	$—	$7,825
Patricia L. Sawyer	$—	$183,000
Carl R. Terzian(2)	$—	$6,825
John W. Waechter	$—	$168,000

(1)	Of this aggregate compensation, the total amounts deferred from the Funds (including earnings and dividends) and accrued for the benefit of the participating Directors for the year ended December 31, 2008 were as follows: Sandra N. Bane, $0; Leo J. Hill, $0; Neal M. Jewell, $5,119; Russell A. Kimball, Jr. $0; Eugene M. Mannella, $0; Norman R. Nielsen, $0; Joyce G. Norden, $0; Patricia L. Sawyer, $0; and John W. Waechter, $0.

(2)	Not re-elected as a Director at the special meeting of shareholders held on February 25, 2008.

As of December 31, 2008, the Directors and officers held in aggregate less than 1% of the outstanding shares of each of the Company’s series.
SHAREHOLDER COMMUNICATION PROCEDURES WITH BOARD OF DIRECTORS
The Board of the Company has adopted these procedures by which shareholders of the Funds may send written communications to the Board. Shareholders may mail written communications to the Board, addressed to the care of the Secretary of the Company (“Secretary”), as follows:
Board of Directors
Transamerica Premier Funds
c/o Secretary
570 Carillon Parkway
St. Petersburg, Florida 33716
Each shareholder communication must: (i) be in writing and be signed by the shareholder; (ii) identify the underlying series of the Company to which it relates; and (iii) identify the class (if applicable) held by the shareholder. The Secretary is responsible for collecting, reviewing and organizing all properly submitted shareholder communications. Usually, with respect to each properly submitted shareholder communication, the Secretary shall either: (i) provide a copy of the communication to the Board at the next regularly scheduled Board meeting; or (ii) if the Secretary determines that the communication requires more immediate attention, forward the communication to the Board promptly after receipt. The Secretary may, in good faith, determine that a shareholder communication should not be provided to the Board because the communication: (i) does not reasonably relate to a series of the Company or its operation, management, activities, policies, service providers, Board, officers, shareholders or other matters relating to an investment in the Company; or (ii) is ministerial in nature (such as a request for fund literature, share data or financial information). These procedures shall not apply to (i) any communication from an officer or Director of the Company, (ii) any communication from an employee or agent of the Company, unless such communication is made solely in such employee’s or agent’s capacity as a shareholder, (iii) any shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Exchange Act”) or any communication made in connection with such a proposal, or (iv) any communication that reasonably may be considered to be a complaint regarding the Company or shareholder services, which complaint shall instead be promptly forwarded to the Company’s Chief Compliance Officer. The Directors are not required to attend the Company’s shareholder meetings, if any, or to otherwise make themselves available to shareholders for communications, other than pursuant to these Procedures.

DISTRIBUTION OF SHARES OF THE FUNDS
The amended and restated Rule 12b-1 distribution and service plan (the “Plan”) and related amended and restated underwriting agreement require the Investor Class of each applicable Fund to pay distribution and service fees to TCI and others as compensation for their activities, not as reimbursement for specific expenses. The Company will pay the distribution and service fees until the 12b-1 distribution and service plan is terminated or not renewed. The Board will review the distribution and service plan, contracts and expenses periodically.
The fees payable under the Plan may be used for both distribution and servicing of accounts, including: costs of printing and distributing the Fund’s prospectuses, statements of additional information and reports to prospective investors in the Fund; costs involved in preparing, printing and distributing sales literature pertaining to the Fund and reports for persons other than existing holders; an allocation of overhead and other branch office distribution-related expenses of a servicing party; payments made to, and expenses of, a servicing party and other persons who provide support or personal services to Fund holders in connection with the distribution of interests in the Fund; and interest-related expenses, or the cost of capital associated with, the financing of any of the foregoing. The Plan is a compensation plan pursuant to which each Fund is obligated to pay fees to one or more servicing parties as compensation for their services and not as reimbursement for specific expenses incurred. This means that the Funds will not be obligated to pay more than the fees provided for in the Plan even if expenses exceed those fees, and if the expenses of the servicing party(ies) are less than the fees paid to them, the servicing party or parties will realize a profit. The Plan provides that a servicing party may retain any portions of the fees in excess of its expenses incurred. The Plan recognizes that a Fund’s Investment Adviser, principal underwriter, servicing party, or an affiliate of the foregoing may use its management or advisory fee revenues, past profits or its resources from any other source, to make payment to a servicing party or any other entity with respect to any expenses incurred in connection with the distribution or marketing and sales of interests in the Fund. The Plan specifically provides that, to the extent that such payments might be deemed to be indirect financing of any activity primarily intended to result in the sale of interests in a Fund within the context of Rule 12b-1, then the payments are deemed to be authorized by the Plan.
Total distribution expenses incurred by TCI for the costs of promotion and distribution for the Funds for the fiscal year ended December 31, 2008 were as follows:
Transamerica Premier Balanced Fund — Investor Class Shares

Commissions paid to broker-dealers	$861,322

SALES & MARKETING(1)

Interactive Marketing	12
Marketing Acquisition	5,481
Shareholder Marketing & Regulatory	399
Wholesaling Compensation	23,909
Overhead	10,029
TOTAL SALES & MARKETING	$39,830
TOTAL EXPENSES	$901,152

Transamerica Premier Cash Reserve Fund

Commissions paid to broker-dealers	$—

SALES & MARKETING(1)

Interactive Marketing	5
Marketing Acquisition	2,128
Shareholder Marketing & Regulatory	151
Wholesaling Compensation	9,284
Overhead	3,899
TOTAL SALES & MARKETING	$15,467
TOTAL EXPENSES	$15,467

Transamerica Premier Diversified Equity Fund — Investor Class Shares

Commissions paid to broker-dealers	$605,769

SALES & MARKETING(1)

Interactive Marketing	9
Marketing Acquisition	4,845
Shareholder Marketing & Regulatory	260
Wholesaling Compensation	20,878
Overhead	8,737
TOTAL SALES & MARKETING	$34,729
TOTAL EXPENSES	$640,498

Transamerica Premier Equity Fund — Investor Class Shares

Commissions paid to broker-dealers	$2,125,366

SALES & MARKETING(1)

Interactive Marketing	59
Marketing Acquisition	25,649
Shareholder Marketing & Regulatory	1,767
Wholesaling Compensation	111,457
Overhead	47,063
TOTAL SALES & MARKETING	$185,995
TOTAL EXPENSES	$2,311,361

Transamerica Premier Focus Fund — Investor Class Shares

Commissions paid to broker-dealers	$86,164

SALES & MARKETING(1)

Interactive Marketing	2
Marketing Acquisition	778
Shareholder Marketing & Regulatory	51
Wholesaling Compensation	3,335
Overhead	1,423
TOTAL SALES & MARKETING	$5,589
TOTAL EXPENSES	$91,753

Transamerica Premier Growth Opportunities Fund — Investor Class Shares

Commissions paid to broker-dealers	$179,324

SALES & MARKETING(1)

Interactive Marketing	3
Marketing Acquisition	1,250
Shareholder Marketing & Regulatory	90
Wholesaling Compensation	5,478
Overhead	2,294
TOTAL SALES & MARKETING	$9,115
TOTAL EXPENSES	$188,439

Transamerica Premier High Yield Bond Fund — Investor Class Shares

Commissions paid to broker-dealers	$25,951

SALES & MARKETING(1)

Interactive Marketing	7
Marketing Acquisition	1,749
Shareholder Marketing & Regulatory	13
Wholesaling Compensation	6,741
Overhead	3,284
TOTAL SALES & MARKETING	$11,794
TOTAL EXPENSES	$37,745

Transamerica Premier High Yield Bond Fund — Institutional Class Shares

Commissions paid to broker-dealers	$—

SALES & MARKETING(1)

Interactive Marketing	1
Marketing Acquisition	394
Shareholder Marketing & Regulatory	22
Wholesaling Compensation	1,711
Overhead	720
TOTAL SALES & MARKETING	$2,848
TOTAL EXPENSES	$2,848

Transamerica Premier Institutional Bond Fund

Commissions paid to broker-dealers	$—

SALES & MARKETING(1)

Interactive Marketing	—
Marketing Acquisition	9
Shareholder Marketing & Regulatory	1
Wholesaling Compensation	38
Overhead	16
TOTAL SALES & MARKETING	$64
TOTAL EXPENSES	$64

Transamerica Premier Institutional Diversified Equity Fund

Commissions paid to broker-dealers	$—

SALES & MARKETING(1)

Interactive Marketing	—
Marketing Acquisition	4
Shareholder Marketing & Regulatory	—
Wholesaling Compensation	21
Overhead	8
TOTAL SALES & MARKETING	$33
TOTAL EXPENSES	$33

Transamerica Premier Institutional Equity Fund

Commissions paid to broker-dealers	$—

SALES & MARKETING(1)

Interactive Marketing	9
Marketing Acquisition	3,775
Shareholder Marketing & Regulatory	194
Wholesaling Compensation	15,643
Overhead	6,894
TOTAL SALES & MARKETING	$26,515
TOTAL EXPENSES	$26,515

Transamerica Premier Institutional Small Cap Value Fund

Commissions paid to broker-dealers	$—

SALES & MARKETING(1)

Interactive Marketing	4
Marketing Acquisition	808
Shareholder Marketing & Regulatory	5
Wholesaling Compensation	3,328
Overhead	1,525
TOTAL SALES & MARKETING	$5,670
TOTAL EXPENSES	$5,670

(1)	Sales and Marketing expenses are incurred by TIM and reimbursed by TCI to the extent that Sales and Marketing expenses do not exceed the net 12b-1 fees.

From time to time, and for one or more Funds, the Distributor may waive any or all of these fees at its discretion.
NET ASSET VALUE DETERMINATION
Pricing of Shares
The price at which shares are purchased or redeemed is the Net Asset Value per share (“NAV”) that is next calculated following receipt and acceptance of a purchase order in good order or receipt of a redemption order in good order by the Fund or an authorized intermediary.

When Share Price is Determined
The NAV of all Funds is determined on each day the New York Stock Exchange (“NYSE”) is open for business. The NAV is not determined on days when the NYSE is closed (generally New Year’s Day, Martin Luther King Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas). Foreign securities may trade in their primary markets on weekends or other days when a Fund does not price its shares (therefore, the NAV of a Fund holding foreign securities may change on days when shareholders will not be able to buy or sell shares of the Funds).
Purchase orders received in good order and accepted, and redemption orders received in good order, before the close of business on the NYSE, usually 4:00 p.m. Eastern Time, receive the NAV determined at the close of the NYSE that day (less applicable charges). Purchase and redemption requests received after the NYSE is closed receive the NAV as of the close of the NYSE the next day the NYSE is open. Purchase and redemption requests by telephone are deemed received when the telephone call is received.
How NAV is Calculated
The NAV of each Fund is calculated by taking the value of its net assets and dividing by the number of shares of the Fund that are then outstanding.
The Board has approved procedures to be used to value the Funds’ securities for the purposes of determining the Fund’s NAV. The valuation of securities of the Funds is determined in good faith by or under the direction of the Board. The Board has delegated certain valuation functions for the Funds to TAM.
In general, securities and other investments are valued based on market price at the close of regular trading on the NYSE. Fund securities listed or traded on domestic securities exchanges or the NASDAQ/NMS, including dollar-dominated foreign securities or ADRs, are valued at the closing price on the exchange or system where the security is principally traded. With respect to securities traded on the NASDAQ/NMS, such closing price may be the last reported sale price or the NASDAQ Official Closing Price (“NOCP”). If there have been no sales for that day on the exchange or system where the security is principally traded, then the value should be determined with reference to the last sale price, or the NOCP, if applicable, on any other exchange or system. If there have been no sales for that day on any exchange or system, a security is valued at the closing bid quotes on the exchange or system where the security is principally traded, or at the NOCP, if applicable. Foreign securities traded on U.S. exchanges are generally priced using last sale price regardless of trading activity. Securities traded over-the-counter are valued at the mean of the last bid and asked prices. The market price for debt obligations and certain derivative securities is generally the price supplied by an independent third party pricing service, which may use market prices or quotations or a variety of fair value techniques and methodologies. Short-term debt obligations that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value. The prices that the Fund uses may differ from the amounts that would be realized if the investments were sold and the differences could be significant, particularly for securities that trade in relatively thin markets and/or markets that experience extreme volatility.
When a market quotation for a security is not readily available (which may include closing prices deemed to be unreliable because of the occurrence of a subsequent event), a valuation committee appointed by the Board of Trustees may, in good faith, establish a value for the security in accordance with fair valuation procedures adopted by the Board. The types of securities for which such fair value pricing may be required include, but are not limited to: foreign securities, where a significant event occurs after the close of the foreign market on which such security principally trades that is likely to have changed the value of such security, or the closing value is otherwise deemed unreliable; securities of an issuer that has entered into a restructuring; securities whose trading has been halted or suspended; fixed-income securities that have gone into default or for which there is no current market value quotation; and securities that are restricted as to transfer or resale. The Funds use a fair value model developed by an independent third party pricing service to price foreign equity securities on days when there is a certain percentage change in the value of a domestic equity security index, as such percentage may be determined by TAM from time to time.
Valuing securities in accordance with fair value procedures involves greater reliance on judgment than valuing securities based on readily available market quotations.

Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Funds could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Funds determine its NAV.
All of the assets of Transamerica Premier Cash Reserve Fund are valued at amortized cost in an effort to maintain a constant net asset value of $1.00 per share. The Board has determined that to be in the best interests of Transamerica Premier Cash Reserve Fund and its shareholders. Under the amortized cost method of valuation, securities are valued at cost on the date of their acquisition, and thereafter a constant accretion of any discount or amortization of any premium to maturity is assumed, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods in which value as determined by amortized cost is higher or lower than the price the Fund would receive if it sold the security. During such periods, the quoted yield to investors may differ somewhat from that obtained by a similar Fund which uses available market quotations to value all of its securities. The Board has established procedures reasonably designed, taking into account current market conditions and Transamerica Premier Cash Reserve Fund’s investment objective, to stabilize the NAV per share for purposes of sales and redemptions at $1.00. These procedures include review by the Board, at such intervals as it deems appropriate, to determine the extent, if any, to which the NAV per share calculated by using available market quotations deviates from $1.00 per share. In the event such deviation should exceed one half of one percent, the Board will promptly consider initiating corrective action. If the Board believes that the extent of any deviation from a $1.00 amortized cost price per share may result in material dilution or other unfair results to new or existing shareholders, it will take such steps as it considers appropriate to eliminate or reduce these consequences to the extent reasonably practicable. Such steps may include: (1) selling securities prior to maturity; (2) shortening the average maturity of the Fund; (3) withholding or reducing dividends; or (4) utilizing a NAV value per share determined from available market quotations. Even if these steps were taken, Transamerica Premier Cash Reserve Fund’s net asset value might still decline, and there can be no assurance that the Fund will maintain a net asset value of $1.00 per share.
PURCHASE, REDEMPTION AND EXCHANGE OF SHARES
Detailed information on how to purchase, redeem and exchange shares of a Fund is included in the prospectuses.
Except as otherwise set forth in the prospectuses or in this section, by calling Transamerica Premier Funds, investors may exchange shares between accounts with identical registrations. During periods of market changes or volatility and/or unusual shareholder activity, shareholders may experience delays in contacting Transamerica Premier Funds by telephone to exercise exchanges.
Transamerica Premier Funds makes exchanges promptly after receiving instructions in good order. If the shareholder is a corporation, partnership, agent, or surviving joint owner, additional documentation of a customary nature will be required. Because an exchange of shares involves the redemption of Fund shares and reinvestment of the proceeds in shares of another Fund, completion of an exchange may be delayed if the Fund were to suspend redemptions or postpone payment for the Fund shares being exchanged, in accordance with federal securities laws. All Transamerica Premier Funds’ prospectuses are available from Transamerica Premier Funds or investment dealers having sales contracts with Transamerica Capital, Inc. The prospectus of each Fund describes its investment objective(s) and policies, and shareholders should obtain a Prospectus and consider these objectives and policies carefully before requesting an exchange. The Funds reserve the right to change or suspend the exchange privilege at any time. Shareholders would be notified of any change or suspension. Additional information is available from Transamerica Premier Funds.
IRA ACCOUNTS
You can establish an Individual Retirement Account (“IRA”), either Traditional or Roth IRA. Contributions to an IRA may be deductible from your taxable income or earnings may be tax-free, depending on your personal tax situation and the type of IRA. Please call 1-800-89-ASK-US (1-800-892-7587) for your IRA application kit, or for additional information. The kit has information on who qualifies for which type of IRA.

If you are receiving a distribution from your pension plan, or you would like to transfer your IRA account from another financial institution, you can continue to get tax-deferred growth by transferring these proceeds to a Transamerica Premier Fund IRA. If you want to rollover distributions from your pension plan to an IRA in one or more of the Funds, the money must be paid directly by your pension plan administrator to Transamerica Premier Funds to avoid a 20% federal withholding tax.
Retirement accounts are subject to an annual fee of $15.00 on each such fund account, with a maximum fee of $30 per Social Security Number. The fee is generally waived if the value of the total of the retirement account(s), by Social Security Number, is more than $50,000.

UNIFORM GIFTS TO MINORS
A Uniform Gifts/Transfers to Minors Act (“UGMA/UTMA”) account allows an adult to put assets in the name of a minor child. The adult maintains control over these assets until the child reaches the age of majority, which is generally 18 or 21. State laws dictate which type of account can be used and the age of majority. An adult must be appointed as custodian for the account and will be legally responsible for administering the account, but the child’s Social Security Number must be used. Generally, the person selected as custodian is one of the parents or grandparents, but may be some other adult relative or friend. By shifting assets to a custodial account, you may benefit if the child’s tax rate is lower.
INVESTOR SHARE REDEMPTIONS IN EXCESS OF $250,000
If you request a redemption of up to $250,000, the amount will be paid in cash. If you redeem more than $250,000 from any one account in any one Fund in a 90-day period, we reserve the right to pay you in securities in lieu of cash.
The securities delivered will be selected at the sole discretion of the Fund. They will not necessarily be representative of the entire Fund and may be securities that the Fund regards as least desirable. You may incur brokerage costs in converting the securities to cash.
The method of valuing securities used to make the redemptions will be the same as the method of valuing securities described under “Determination of Net Asset Value” later in this document. Such valuation will be made as of the same time the redemption price is determined.
This right is designed to give the Funds the option to lessen the adverse effect of large redemptions on the Fund and its non-redeeming shareholders. For example, assume that a shareholder redeems $1 million on a given day and that the Fund pays him $250,000 in cash and is required to sell securities for $750,000 to raise the remainder of the cash to pay him. The securities valued at $750,000 on the day of the redemption may bring a lower price when sold thereafter, so that more securities may be sold to realize $750,000. In that case, the redeeming shareholder’s proceeds would be fixed at $750,000 and the market risk would be imposed on the Fund and its remaining shareholders, who would suffer the loss. By delivering securities instead of cash, the market risk is imposed on the redeeming shareholder. The redeeming shareholder (not the Fund) bears the brokerage cost of selling the securities.
ARRANGEMENT WITH FIDELITY MANAGEMENT TRUST COMPANY
The Funds have entered into an arrangement (“Arrangement”) with Fidelity Management Trust Company (“FMTC”) pursuant to which the minimum initial and minimum subsequent investment requirements will be waived (to the extent applicable) with respect to transactions in an account in the Transamerica Premier Equity Fund maintained by FMTC on behalf of the Mohawk Industries 401(k) retirement plan. Net purchase and/or redemption orders forwarded on behalf of plan participants by FMTC with respect to the account pursuant to the Arrangement will not be considered to be market timing or disruptive trading for purposes of the Funds’ compliance policies, and FMTC’s market timing and disruptive trading policies (and not those of the Funds) will apply to transactions by plan participants. All purchase and redemption transactions must comply with FMTC’s market timing and disruptive trading policies. The Arrangement does not permit FMTC or any plan participant to engage in frequent purchase or redemption transactions; rather, it is an exemption from the Funds’ market timing and disruptive trading policies solely to the extent that such policies could be deemed to apply to routine transactions in the account maintained by FMTC or to the extent FMTC’s market timing and disruptive trading policies are applied instead of the Funds’ policies. Neither the Funds, the Investment Adviser, nor any other party to the Arrangement will receive any compensation or consideration with respect to the Arrangement.
GENERAL INFORMATION
For information about how to purchase shares of a Fund at net asset value through an employer’s defined contribution plan, please consult your employer. See “Distribution of Shares” in the prospectuses.

The Funds continuously offer their shares. The Funds receive the entire net asset value of shares sold. The Funds will accept unconditional orders for shares to be executed at the public offering price based on the net asset value per share next determined after the order is received in good order and accepted. No sales charge is included in the public offering price of shares. In the case of orders for purchase of shares placed through dealers, the public offering price will be based on the net asset value determined on the day the order is placed, but only if the dealer receives the order before the close of regular trading on the New York Stock Exchange (“NYSE”). If the dealer receives the order after the close of the NYSE, the price will be based on the net asset value next determined. If funds for the purchase of shares are sent directly to Transamerica Premier Funds, they will be invested at the public offering price based on the net asset value next determined after receipt. Payment for shares of the Funds must be in U.S. dollars; if made by check, the check must be drawn on a U.S. bank.
Initial and subsequent purchases must satisfy the minimums stated in the prospectuses, except that (i) individual investments under certain employee benefit plans or tax qualified retirement plans may be lower.
The right of redemption of shares of a Fund may be suspended or the date of payment postponed (1) for any periods during which the NYSE is closed (other than for customary weekend and holiday closings), (2) when trading in the markets the Fund normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC, exists, making disposal of a Fund’s investments or determination of its net asset value not reasonably practicable, or (3) for such other periods as the SEC by order may permit for the protection of the Fund’s shareholders. A shareholder who pays for Fund shares by personal check will receive the proceeds of a redemption of those shares when the purchase check has been collected, which may take up to 15 calendar days. Shareholders who anticipate the need for more immediate access to their investment should purchase shares with federal funds or bank wire or by a certified or cashier’s check.
TAXES
Each Fund has qualified, and expects to continue to qualify, for treatment as a regulated investment company (a “RIC”) under the Code. In order to qualify for that treatment, a Fund must distribute to its shareholders for each taxable year at least the sum of 90% of its investment company taxable income, computed without regard to the dividends-paid deduction, and 90% of its net exempt-interest income, if any (the “Distribution Requirement”). Each Fund must also meet several other requirements. These requirements include the following: (1) a Fund must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gains from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or currencies, and net income derived from an interest in qualified publicly traded partnerships (the “Income Requirement”); (2) at the close of each quarter of a Fund’s taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. government securities, securities of other RICs and other securities (limited in respect of any one issuer of such other securities to an amount not greater than 5% of the value of the Fund’s total assets and to not more than 10% of the outstanding voting securities of the issuer); and (3) at the close of each quarter of a Fund’s taxable year, not more than 25% of the value of its total assets may be invested in securities (other than U.S. government securities or the securities of other RICs) of any one issuer, in securities (other than securities of other RICs) of two or more issuers that the Fund controls and which are engaged in the same, similar, or related trades or businesses, or in securities of one or more qualified publicly traded partnerships.
If a Fund qualifies as a RIC and timely distributes to its shareholders substantially all of its net income and net capital gains, then the Fund should have little or no income taxable to it under the Code. A fund may designate certain amounts retained as undistributed net capital gain in a notice to its shareholders, who (i) will be required to include in income for U.S. federal income tax purposes, as long-term capital gain, their proportionate shares of the undistributed amount so designated, (ii) will be entitled to credit their proportionate shares of the income tax paid by the fund on that undistributed amount against their federal income tax liabilities and to claim refunds to the extent such credits exceed their liabilities and (iii) will be entitled to increase their tax basis, for federal income tax purposes, in their shares by an amount equal to the excess of the amount of undistributed net capital gain included in their respective income over their respective income tax credits.

For U.S. federal income tax purposes, a fund is permitted to carry forward a net capital loss for any year to offset its capital gains, if any, for up to eight years following the year of the loss. To the extent subsequent capital gains are offset by such losses, they will not result in U.S. federal income tax liability to the fund and may not be distributed as such to shareholders. The Funds may not carry forward any losses other than net capital losses.
Assuming a Fund has sufficient earnings and profits, its shareholders generally are required to include distributions from the Fund (whether paid in cash or reinvested in additional shares) either as ordinary income, to the extent the distributions are attributable to the Fund’s investment income (except for qualified dividend income as discussed below), net short-term capital gain, and certain net realized foreign exchange gains, or as capital gains, to the extent of the Fund’s net capital gain (i.e., the Fund’s net long-term capital gains over net short-term capital losses). If a Fund fails to qualify as a RIC or fails to meet the Distribution Requirement, the Fund will be subject to U.S. federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to its shareholders will constitute ordinary dividend income to the extent of the Fund’s available earnings and profits.
A Fund will be subject to a nondeductible 4% excise tax to the extent it fails to distribute by the end of any calendar year substantially all of its ordinary income (for that calendar year) and capital gain net income (for the one-year period generally ending on October 31 of that year), increased or decreased by certain other amounts. Each Fund intends to distribute annually a sufficient amount of any taxable income and capital gains so as to avoid liability for this excise tax.
U.S. federal income tax law generally provides for a maximum tax rate for individual taxpayers of 15% on long-term capital gains and on certain dividends on corporate stock. These rates do not apply to corporate taxpayers. Under current law, the rates will not apply to any taxpayers in taxable years beginning after December 31, 2010. The following are guidelines for how certain distributions by the Funds to individual taxpayers are generally treated for U.S. federal income tax purposes:

•	Distributions of net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) will be taxed at a maximum rate of 15% (5% for individuals in the 10% and 15% federal tax brackets).

•	Distributions designated by a Fund as “qualified dividend income,” as described below, may also be taxed at a maximum rate of 15% (5% for individuals in the 10% and 15% federal tax brackets).

•	Other distributions, including distributions of earnings from other dividends paid to the Fund, interest income, other types of ordinary income and short-term capital gains, will be taxed at the ordinary income tax rate applicable to the taxpayer.

Qualified dividend income generally means dividend income received from a Fund’s investments in common and preferred stock of U.S. companies and stock of certain “qualified foreign corporations,” provided that certain holding period and other requirements are met by both the Fund and the shareholders. If 95% or more of a Fund’s gross income (calculated without taking into account net capital gain derived from sales or other dispositions of stock or securities) consists of qualified dividend income, that Fund may designate all distributions of such income as qualified dividend income.
A foreign corporation is treated as a qualified foreign corporation for this purpose if it is incorporated in a possession of the United States or it is eligible for the benefits of certain income tax treaties with the United States and meets certain additional requirements. Certain foreign corporations that are not otherwise qualified foreign corporations will be treated as qualified foreign corporations with respect to dividends paid by them if the stock with respect to which the dividends are paid is readily tradable on an established securities market in the United States. Passive foreign investment companies are not qualified foreign corporations for this purpose.
A dividend that is attributable to qualified dividend income of a Fund and that is paid by the Fund to a shareholder will not be taxable as qualified dividend income to such shareholder (1) if the dividend is received with respect to any share of the Fund held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share became ex-dividend with respect to such dividend, (2) to the extent that the shareholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, or (3) if the shareholder elects to have the dividend treated as investment income for purposes of the limitation on deductibility of investment interest. The “ex-dividend” date is the date on which the owner of the share at the commencement of such date is entitled to receive the next issued dividend payment for such share even if the share is sold by the owner on that date or thereafter.
Certain dividends received by a Fund from U.S. corporations (generally, dividends received by the Fund in respect of any share of stock (1) with a tax holding period of at least 46 days during the 91-day period beginning on the date that is 45 days before the date on which the stock becomes ex-dividend as to that dividend and (2) that is held in an unleveraged position) and distributed and designated by the Fund may be eligible for the 70% dividends-received deduction generally available to corporations under the Code. Certain preferred stock must have a holding period of at least 91 days during the 181-day period beginning on the date that is 90 days before the date on which the stock becomes ex-dividend as to that dividend in order to be eligible. Capital gain dividends distributed to a Fund from other RICs are not eligible for the dividends-received deduction. In order to qualify for the deduction, corporate shareholders must meet the minimum holding period requirement stated above with respect to their Fund shares, taking into account any holding period reductions from certain hedging or other transactions or positions that diminish their risk of loss with respect to their Fund shares, and, if they borrow to acquire or otherwise incur debt attributable to Fund shares, they may be denied a portion of the dividends-received deduction with respect to those shares. The entire dividend, including the otherwise deductible amount, will be included in determining the excess, if any, of a corporation’s adjusted current earnings over its alternative minimum taxable income, which may increase a corporation’s alternative minimum tax liability. Any corporate shareholder should consult its tax adviser regarding the possibility that its tax basis in its shares may be reduced, for U.S. federal income tax purposes, by reason of “extraordinary dividends” received with respect to the shares and, to the extent such basis would be reduced below zero, current recognition of income may be required.
Distributions by a Fund in excess of its current and accumulated earnings and profits will be treated as a return of capital to the extent of (and in reduction of) the shareholder’s tax basis in its shares, and any such amount in excess of that basis will be treated as gain from the sale of shares, as discussed below.
Any Fund distribution will have the effect of reducing the per share net asset value of shares in the Fund by the amount of the distribution. Shareholders purchasing shares shortly before the record date of any distribution that is not declared daily may thus pay the full price for the shares and then effectively receive a portion of the purchase price back as a taxable distribution.
The U.S. federal income tax status of all distributions, including the portion of such distributions which may qualify for treatment as qualified dividend income, will be reported to shareholders annually.
Although dividends generally will be treated as distributed when paid, any dividend declared by a Fund in October, November or December, payable to shareholders of record during such a month, and paid during the following January will be treated for U.S. federal income tax purposes as received by shareholders on December 31 of the calendar year in which it was declared. In addition, certain other distributions made after the close of a taxable year of a Fund may be “spilled back” and treated for certain purposes as paid by the relevant Fund during such taxable year. In such case, shareholders generally will be treated as having received such dividends in the taxable year in which the distributions were actually made. For purposes of calculating the amount of a regulated investment company’s undistributed income and gain subject to the 4% excise tax described above, such “spilled back” dividends are treated as paid by the regulated investment company when they are actually paid.
If a Fund is the holder of record of any stock on the record date for any dividends payable with respect to such stock, such dividends will be included in the Fund’s gross income not as of the date received, but as of the later of (a) the date such stock became ex-dividend with respect to such dividends (i.e., the date on which a buyer of the stock would not be entitled to receive the declared, but unpaid dividends), or (b) the date the Fund acquired such stock. Accordingly, in order to satisfy its income distribution requirements, a Fund may be required to pay dividends based on anticipated earnings, and shareholders may receive dividends in an earlier year than would otherwise be the case.
Upon the sale or other disposition of Fund shares, or upon receipt of a distribution in complete liquidation of a Fund, a shareholder usually will realize a capital gain or loss. This capital gain or loss may be long-term or short-term, generally depending upon the shareholder’s holding period for the shares. For tax purposes, a loss will be disallowed on the sale or exchange of shares if the disposed of shares are replaced (including shares acquired pursuant to a dividend reinvestment plan) within a 61-day period beginning 30 days before and ending 30 days after the date of the sale or exchange of such shares. Should the replacement of such shares fall within this 61-day window, the basis of the acquired shares will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on its disposition of Fund shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions to the shareholder of long-term capital gain with respect to such shares (including any amounts credited to the shareholder as undistributed capital gains).
Under Treasury regulations, if a shareholder recognizes a loss with respect to Fund shares of $2 million or more for an individual shareholder, or $10 million or more for a corporate shareholder, in any single taxable year (or certain greater amounts over a combination of years), the shareholder must file with the IRS a disclosure statement on Form 8886. Shareholders who own portfolio securities directly are in many cases excepted from this reporting requirement but, under current guidance, shareholders of regulated investment companies are not excepted. A shareholder who fails to make the required disclosure to the IRS may be subject to substantial penalties. The fact that a loss is reportable under these regulations does not affect the legal determination of whether or not the taxpayer’s treatment of the loss is proper. Shareholders should consult with their tax advisers to determine the applicability of these regulations in light of their individual circumstances.
Dividends and interest received by a Fund may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield on its securities. However, tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes. In addition, many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors, and most U.S. tax conventions preclude the imposition of such taxes. It is not possible, however, to determine a Fund’s effective rate of foreign tax in advance since the amount of the Fund’s assets to be invested within various countries is not known.
The payment of any such taxes will reduce the amount of dividends and distributions paid to a Fund’s shareholders. If a Fund qualifies as a RIC and meets the Distribution Requirement, and if more than 50% of such Fund’s assets at the close of the taxable year consist of stock or securities of foreign corporations, the Fund may elect to pass through to its shareholders their pro rata shares of qualified foreign income taxes paid by the Fund for that taxable year. If a Fund makes such an election, the shareholders of that Fund are required to include in their gross incomes their pro rata shares of qualified foreign income taxes paid by the Fund, but each shareholder may be entitled to a deduction for such taxes or to a tax credit, subject to certain limitations in the Code. The amount of any foreign tax credit that is available may be limited to the extent that dividends from a foreign corporation qualify for the reduced maximum U.S. federal non-corporate income tax rate applicable to qualified dividend income. If a Fund is not qualified or does not elect to pass through foreign taxes, the Fund will not be able to pass through to its shareholders any share of any foreign taxes paid by the Fund, with the result that shareholders will not include such taxes in their gross incomes and will not be entitled to a deduction or credit for such taxes on their own tax returns.
Passive Foreign Investment Companies. — Certain Funds may invest in the stock of “passive foreign investment companies” (“PFICs”). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is derived from passive investments; or (2) an average of at least 50% of its assets held during the taxable year produce, or are held for the production of, passive income. Under certain circumstances, a Fund will be subject to federal income tax on gain from the disposition of PFIC shares and on certain distributions from a PFIC (collectively, “excess distributions”), plus interest thereon, even if the Fund distributes the excess distributions as a taxable dividend to its shareholders. If a Fund invests in a PFIC and elects in the first year in which it holds such investment (or if it elects subsequently and makes certain other elections) to treat the PFIC as a “qualified electing fund,” then in lieu of the foregoing tax and interest obligation, the Fund will be required to include in income each year its pro rata share of the qualified electing fund’s annual ordinary earnings and net capital gain (the excess of net long-term capital gains over net short-term capital losses). This income inclusion is required even if the PFIC does not distribute such income and gains to the Fund, and the amounts so included would be subject to the Distribution Requirement described above. In many instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof. In order to distribute any such income and gains and satisfy the distribution requirements applicable to RICs, a Fund may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Fund.
A Fund may, in the alternative, elect to mark to market its PFIC stock at the end of each taxable year, with the result that unrealized gains are treated as though they were realized as of such date. Any such gains will be ordinary income rather than capital gain. In order for a Fund making this election to distribute any such income and gains and satisfy the distribution requirements applicable to RICs, the Fund may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Fund. If the mark-to-market election were made, tax at the Fund level under the excess distribution rules would be eliminated, but a Fund could still incur nondeductible interest charges if it makes the mark-to-market election in a year after the first taxable year in which it acquired the PFIC stock.
Options, Futures and Forward Contracts and Swap Agreements. — Certain options, futures contracts, and forward contracts in which a Fund may invest may be “Section 1256 contracts.” Gains or losses on Section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses; however, foreign currency gains or losses arising from certain Section 1256 contracts may be treated as ordinary income or loss. Also, Section 1256 contracts held by a Fund at the end of each taxable year (and at certain other times as prescribed pursuant to the Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized. In order to distribute any such gains, satisfy the distribution requirements applicable to RICs and avoid taxation, a Fund may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Fund.
Generally, the hedging transactions undertaken by a Fund may result in “straddles” for U.S. federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by a Fund. In addition, losses realized by a Fund on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures, forward contracts, swap agreements and other financial contracts to a Fund are not entirely clear. The transactions may increase the amount of short-term capital gain realized by a Fund which is taxed as ordinary income when distributed to shareholders.
A Fund may make one or more of the elections available under the Code which are applicable to straddles. If a Fund makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections may operate to accelerate the recognition of gains or losses from the affected straddle positions.
Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders, and which will be taxed to shareholders as ordinary income or long-term capital gain, may be increased or decreased as compared to a Fund that did not engage in such hedging transactions.
Because only a few regulations regarding the treatment of swap agreements, and related caps, floors and collars, have been implemented, the tax consequences of such transactions are not entirely clear. The Funds intend to account for such transactions in a manner deemed by them to be appropriate, but the Internal Revenue Service might not accept such treatment. If it did not, the status of a Fund as a RIC might be affected.
The requirements applicable to a Fund’s qualification as a RIC may limit the extent to which a Fund will be able to engage in transactions in options, futures contracts, forward contracts, swap agreements and other financial contracts.
Certain hedging activities may cause a dividend that would otherwise be subject to the lower tax rate applicable to a qualified dividend income to instead be taxed at the rate of tax applicable to ordinary income.
Original Issue Discount. — If a Fund invests in certain pay-in-kind securities, zero coupon securities, deferred interest securities or, in general, any other securities with original issue discount (or with market discount if the Fund elects to include market discount in income currently), the Fund generally must accrue income on such investments for each taxable year, which generally will be prior to the receipt of the corresponding cash payments. However, each Fund must distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income (determined without regard to the deduction for dividends paid), including any such accrued income, to qualify for treatment as a regulated investment company under the Code and avoid U.S. federal income and excise taxes. Therefore, a Fund may have to dispose of its portfolio securities to generate cash, or may have to borrow the cash, to satisfy distribution requirements. Such a disposition of securities may potentially result in additional taxable gain or loss to a Fund.

Constructive Sales. — These rules may affect timing and character of gain if a Fund engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions. If a Fund enters into certain transactions in property while holding substantially identical property, the Fund will be treated as if it had sold and immediately repurchased the property and will be taxed on any gain (but not loss) from the constructive sale. The character of any gain from a constructive sale will depend upon the Fund’s holding period in the property. Any loss from a constructive sale will be recognized when the property is subsequently disposed of, and the character of such loss will depend on the Fund’s holding period and the application of various loss deferral provisions of the Code.
Foreign Currency Transactions. — Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time a Fund accrues income or expenses denominated in a foreign currency (or determined by reference to the value of one or more foreign currencies) and the time that a Fund actually receives or makes payment of such income or expenses, generally are treated as ordinary income or ordinary loss. Similarly, on disposition of debt securities denominated in a foreign currency and on disposition of certain futures contracts, forward contracts and options, gains or losses attributable to fluctuations in the value of foreign currency between the date of acquisition of the security or contract and the date of disposition generally are also treated as ordinary gain or loss.
Backup Withholding. — Each Fund is required to withhold (as “backup withholding”) 28% of reportable payments, including dividends, capital gain distributions and the proceeds of redemptions and exchanges or repurchases of fund shares (except for proceeds of redemptions of Transamerica Premier Cash Reserve Fund shares), paid to shareholders who have not complied with certain IRS regulations. In order to avoid this withholding requirement, shareholders, other than certain exempt entities, must certify that the Social Security Number or other Taxpayer Identification Number they provide is correct and that they are not currently subject to backup withholding, or that they are exempt from backup withholding. A Fund may nevertheless be required to backup withhold if it receives notice from the IRS or a broker that the number provided is incorrect or backup withholding is applicable as a result of previous underreporting of interest or dividend income.
Taxation of Non-U.S. Shareholders. — Dividends from net investment income that are paid to a shareholder who, as to the United States, is a nonresident alien individual, a foreign corporation or a foreign estate or foreign trust (each, a “foreign shareholder”) may be subject to a withholding tax at a rate of 30% or any lower applicable tax rate established in a treaty between the United States and the shareholder’s country of residence. For Fund taxable years beginning before January 1, 2010, dividends that are derived from “qualified net interest income” and dividends that are derived from “qualified short-term gain” may be exempt from the 30% withholding tax, provided that the distributing Fund chooses to follow certain procedures. A Fund may choose to not follow such procedures and there can be no assurance as to the amount, if any, of dividends that would not be subject to withholding. Qualified net interest income is a Fund’s net income derived from U.S.-source interest and original issue discount, subject to certain exceptions and limitations. Qualified short-term gain generally means the excess of the net short-term capital gain of the Fund for the taxable year over its net long-term capital loss, if any. The withholding rules described in this paragraph do not apply to a dividend paid to a foreign shareholder if the dividend income is effectively connected with the shareholder’s conduct of a trade or business within the United States and the shareholder provides appropriate tax forms and documentation. Backup withholding (described above) will not be imposed on foreign shareholders who are subject to the 30% withholding tax.
The treatment of dividends and other distributions by a Fund to shareholders under the various state income tax laws may not parallel that under U.S. federal income tax law. Qualification as a RIC does not involve supervision of a Fund’s management or of its investment policies and practices by any governmental authority.
Shareholders are urged to consult their own tax advisors with specific reference to their own tax situations, including any federal, state, local or foreign tax liabilities.
PRINCIPAL SHAREHOLDERS
As of April 1, 2009, the Directors and officers as a group owned less than 1% of any class of each Fund’s outstanding shares. To the knowledge of management, as of that date, no shareholders owned beneficially or of record 5% or more of the outstanding shares of a Fund, except as follows:

			% of Shares of
Name and Address	Fund Name	Class	Beneficial Interest
National Financial Services New York, NY 10281-5503	Transamerica Premier Balanced Fund	Investor	53.01%

Prudential Investment Mgmt Svcs For Newark, NJ 07102	Transamerica Premier Balanced Fund	Investor	14.92%

Charles Schwab & Co Inc San Francisco, CA 94104-4151	Transamerica Premier Balanced Fund	Investor	9.91%

Transamerica Investment Services Dayton, OH 45402-1127	Transamerica Premier Cash Reserve Fund	Investor	12.00%

National Financial Services New York, NY 10281-5598	Transamerica Premier Diversified Equity Fund	Investor	50.89%

Kansas Postsecondary Education Kansas City, MO 64141-6200	Transamerica Premier Diversified Equity Fund	Investor	14.63%

Kansas Postsecondary Education Kansas City, MO 64141-6200	Transamerica Premier Diversified Equity Fund	Investor	13.30%

Kansas Postsecondary Education Kansas City, MO 64141-6200	Transamerica Premier Diversified Equity Fund	Investor	6.25%

Charles Schwab & Co Inc San Francisco, CA 94104-4151	Transamerica Premier Equity Fund	Investor	48.50%

National Financial Services New York, NY 10281-5503	Transamerica Premier Equity Fund	Investor	25.80%

National Financial Services New York, NY 10281-5503	Transamerica Premier Focus Fund	Investor	23.83%

ARC Reinsurance Corporation Cedar Rapids, IA 52499-0001	Transamerica Premier Focus Fund	Investor	21.12%

Charles Schwab & Co Inc San Francisco, CA 94104-4151	Transamerica Premier Focus Fund	Investor	10.45%

National Financial Services New York, NY 10281-5503	Transamerica Premier Growth Opportunities Fund	Investor	44.96%

ARC Reinsurance Corporation Cedar Rapids, IA 52499-0001	Transamerica Premier Growth Opportunities Fund	Investor	18.40%

Charles Schwab & Co Inc San Francisco, CA 94104-4151	Transamerica Premier Growth Opportunities Fund	Investor	7.96%

National Financial Services New York, NY 10281-5503	Transamerica Premier High Yield Bond Fund	Institutional	100.00%

National Financial Services New York, NY 10281-5598	Transamerica Premier High Yield Bond Fund	Investor	60.20%

Charles Schwab & Co Inc San Francisco, CA 94104-4151	Transamerica Premier High Yield Bond Fund	Investor	8.87%

Ameritrade Inc For The Omaha, NE 68103-2226	Transamerica Premier High Yield Bond Fund	Investor	6.44%

Transamerica Investment Management Dayton, OH 45402-1127	Transamerica Premier Institutional Bond Fund	Institutional	100.00%

Transamerica Investment Management Dayton, OH 45402-1127	Transamerica Premier Institutional Diversified Equity Fund	Institutional	99.73%

			% of Shares of
Name and Address	Fund Name	Class	Beneficial Interest
Charles Schwab & Co Inc San Francisco, CA 94104-4151	Transamerica Premier Institutional Equity Fund	Institutional	32.18%

Reliance Trust Company Ttee Atlanta, GA 30362-1529	Transamerica Premier Institutional Equity Fund	Institutional	26.25%

SEI Private Trust Company Oaks, PA 19456	Transamerica Premier Institutional Equity Fund	Institutional	7.95%

Reliance Trust Company Ttee Atlanta, GA 30362-1529	Transamerica Premier Institutional Equity Fund	Institutional	5.71%

SEI Private Trust Company Oaks, PA 19456	Transamerica Premier Institutional Equity Fund	Institutional	5.29%

Charles Schwab & Co Inc San Francisco, CA 94104-4151	Transamerica Premier Institutional Small Cap Value Fund	Institutional	18.53%

Transamerica Investment Management Dayton, OH 45402-1127	Transamerica Premier Institutional Small Cap Value Fund	Institutional	14.41%

National Financial Services New York, NY 10281-5503	Transamerica Premier Institutional Small Cap Value Fund	Institutional	11.92%

Pershing LLC Jersey City, NJ 07303-2052	Transamerica Premier Institutional Small Cap Value Fund	Institutional	8.22%

Trustlynx & Co Denver, CO 80217-3736	Transamerica Premier Institutional Small Cap Value Fund	Institutional	5.57%
MISCELLANEOUS
ORGANIZATION
Transamerica Investors, Inc. was organized as a Maryland corporation on February 22, 1995. The Company is registered with the SEC under the 1940 Act as an open-end management investment company of the series type. Each Fund constitutes a separate series of the Company. All series, except Transamerica Premier Focus Fund, are diversified investment companies. Transamerica Premier Focus Fund, Transamerica Premier Equity Fund, Transamerica Premier Growth Opportunities Fund, Transamerica Premier Diversified Equity Fund, Transamerica Premier Balanced Fund and Transamerica Premier Cash Reserve Fund each have one class of shares, Investor Class Shares. Transamerica Premier High Yield Bond Fund has two classes of shares, Investor Class and Institutional Class Shares. Transamerica Premier Institutional Small Cap Value Fund, Transamerica Premier Institutional Diversified Equity Fund, Transamerica Premier Institutional Bond Fund and Transamerica Premier Institutional Equity Fund are separate institutional series of the Company. For more information about the series of the Company call 1-800-892-7587. The Company reserves the right to issue additional classes of shares in the future without the consent of shareholders, and can allocate any remaining unclassified shares or reallocate any unissued classified shares. The fiscal year-end of the Company is December 31.
Except for the differences noted, each share of a Fund has equal dividend, redemption and liquidation rights with other shares of the Fund and when issued, is fully paid and nonassessable. Each share of each class of a Fund represents an identical legal interest in the investments of the Fund. Each class has certain expenses related solely to that class. Each class will have exclusive voting rights under any 12b-1 distribution plan related to that class. In the event that a special meeting of shareholders is called, separate votes are taken by each class only if a matter affects, or requires the vote of, that class. Although the legal rights of holders of each class of shares are identical, it is likely that the difference in expenses will result in different net asset values and dividends. The classes may have different exchange privileges.

As a Maryland corporation, the Company is not required to hold regular annual meetings of shareholders. Ordinarily there will be no shareholder meetings, unless requested by shareholders holding 10% or more of the outstanding shares of the Company, or unless required by the 1940 Act or Maryland law. You are entitled to cast one vote for each share you own of each Fund. At a special shareholders meeting, if one is called, issues that affect all the Funds in substantially the same way will be voted on by all shareholders, without regard to the Funds. Issues that do not affect a Fund will not be voted on by the shareholders of that Fund. Issues that affect all Funds, but in which their interests are not substantially the same, will be voted on separately by each Fund.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP, 725 South Figueroa Street, Los Angeles, California 90017, serves as independent registered public accounting firm for the Funds.
CODE OF ETHICS
The Company, TAM, TIM and TCI each has adopted a code of ethics, as required by applicable law, which is designed to prevent affiliated persons of the Company, TAM, TIM and TCI from engaging in deceptive, manipulative or fraudulent activities in connection with securities held or to be acquired by the Funds (which may also be held by persons subject to a code of ethics). There can be no assurances that the codes of ethics will be effective in preventing such activities.
PROXY VOTING POLICIES AND PROCEDURES
As detailed in the Transamerica Investors, Inc.’s Proxy Voting Policies and Procedure below, Transamerica Investors, Inc. uses the proxy voting policies and procedures of the sub-adviser to determine how to vote proxies relating to securities held by the Company. The proxy voting policies and procedures of TAM and TIM are attached or summarized in Appendix B.
The Funds are required to file Form N-PX with their complete proxy voting records for the 12 months ended June 30th, no later than August 31st of each year. The Form is available without charge: (1) from the Funds, upon request by calling 1-800-89-ASK-US (1-800-892-7587); and (2) on the SEC’s website at www.sec.gov.
FINANCIAL STATEMENTS
The audited financial statements of the Funds for the fiscal year ended December 31, 2008, and the report of the Company’s independent registered public accounting firm, which are included in the Annual Report of the Company (Accession Number: 0001104659-09-015539), are incorporated herein by reference.
BOND RATINGS
Securities ratings are based largely on the issuer’s historical financial condition and the rating agencies’ investment analysis at the time of rating. Consequently, the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition, which may be better or worse than the rating would indicate.
Although securities ratings are considered when making investment decisions, the Investment Adviser performs its own investment analysis and does not rely principally on the ratings assigned by the rating services. This analysis may include consideration of the issuer’s experience and managerial strength, changing financial condition, borrowing requirements or debt maturity schedules, and its responsiveness to changes in business conditions and interest rates. Relative values based on anticipated cash flow, interest or dividend coverage, asset coverage and earnings prospects are also considered.

Because of the greater number of considerations involved in investing in lower-rated securities, the achievement of Transamerica Premier High Yield Bond Fund’s objectives depends more on the analytical abilities of the investment team than is the case with Transamerica Premier Balanced Fund, which invests primarily in securities in the higher rating categories.
For more detailed information on bond ratings, including gradations within each category of quality, see Appendix A.

APPENDIX A
DESCRIPTION OF CORPORATE BOND RATINGS
Moody’s Investors Service, Inc. and Standard and Poor’s Corporation are two prominent independent rating agencies that rate the quality of bonds. Following are expanded explanations of the ratings shown in the prospectuses.
Moody’s Investors Service, Inc.
Aaa: Bonds with this rating are judged to be of the best quality. They carry the smallest degree of investment risk. Interest payments are protected by a large or exceptionally stable margin and principal is secure.
Aa: Bonds with this rating are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude.
A: Bonds with this rating possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.
Baa: Bonds with this rating are considered as medium grade obligations, i.e.; they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.
Ba: Bonds with this rating are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.
B: Bonds with this rating generally lack characteristics of desirable investments. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.
Caa: Bonds with this rating are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.
Ca: Bonds with this rating represent obligations which are speculative to a high degree. Such issues are often in default or have other marked shortcomings.
C: Bonds with this rating are the lowest rated class of bonds. Issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.
Moody’s applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.
Generally, investment-grade debt securities are those rated Baa3 or better by Moody’s.
Standard & Poor’s Corporation
AAA: This rating is the highest rating assigned by Standard & Poor’s and is indicative of a very strong capacity to pay interest and repay principal.
AA: This rating indicates a very strong capacity to pay interest and repay principal and differs from the higher rated issues only by a small degree.
A: This rating indicates a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

A-1

BBB: This rating indicates an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.
BB, B, CCC, CC: These ratings indicate, on balance, a predominantly speculative capacity of the issuer to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.
C: This rating is reserved for income bonds on which no interest is being paid.
D: This rating indicates debt in default, and payment of interest and/or repayment of principal are in arrears.
The ratings from AA to B may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories, for example A or B+.
Generally, investment-grade debt securities are those rated BBB or better by Standard & Poor’s.

A-2

APPENDIX B
Transamerica Asset Management, Inc.
PROXY VOTING POLICIES AND PROCEDURES (“TAM Proxy Policy”)
I. Purpose
The TAM Proxy Policy is adopted in accordance with Rule 206(4)-6 under the Investment Advisers Act of 1940 (the “Advisers Act”) and TAM’s fiduciary and other duties to its clients. The purpose of the TAM Proxy Policy is to ensure that where TAM exercises proxy voting authority with respect to client securities it does so in the best interests of the client, and that Sub-Advisers (as defined below) to TAM clients exercise voting authority with respect to TAM client securities in accordance with policies and procedures adopted by the Sub-Advisers under Rule 206(4)-6 and approved by the TAM client.
II. TAM’s Advisory Activities
TAM acts as investment adviser to Transamerica Funds, Transamerica Income Shares, Inc., Transamerica Investors, Inc., Transamerica Partners Portfolios, Transamerica Asset Allocation Variable Funds, The Transamerica Partners Funds Group, The Transamerica Partners Funds Group II and Transamerica Series Trust (collectively, the “Funds”). For most of the investment portfolios comprising the Funds, TAM has delegated day-to-day management of the portfolio, including the authority to buy, sell, or hold securities in the portfolio and to exercise proxy voting authority with respect to those securities, to one or more investment sub-advisers, pursuant to sub-advisory agreements entered into between TAM and each sub-adviser (each, a “Sub-Adviser” and collectively, the “Sub-Advisers”) and approved by the Board of Trustees/Directors of the client Fund (the “Board”). TAM serves as a “manager of managers” with respect to the Sub-Advisers and monitors their activities in accordance with the terms of an exemptive order granted by the Securities and Exchange Commission (Release No. IC-23379, August 5, 1998).
III. Summary of the TAM Proxy Policy
TAM delegates the responsibility to exercise voting authority with respect to securities held in the Funds’ portfolios for which one or more Sub-Advisers has been retained to the Sub-Adviser(s) for each such portfolio, in accordance with each applicable Sub-Adviser Proxy Policy (as defined below). TAM will collect and review each Sub-Adviser Proxy Policy, together with a certification from the Sub-Adviser that the Sub-Adviser Proxy Policy complies with Rule 206(4)-6, and submit these materials to the Board for approval. In the event that TAM is called upon to exercise voting authority with respect to client securities, TAM generally will vote in accordance with the recommendation of Institutional Shareholder Services, Inc. (“ISS”) or another qualified independent third party, except that if TAM believes the recommendation would not be in the best interest of the relevant portfolio and its shareholders, TAM will consult the Board of the relevant Fund (or a Committee of the Board) and vote in accordance with instructions from the Board or Committee.
IV. Delegation of Proxy Voting Authority to Sub-Advisers
TAM delegates to each Sub-Adviser the responsibility to exercise voting authority with respect to securities held by the portfolio(s), or portion thereof, managed by the Sub-Adviser. Each Sub-Adviser is responsible for monitoring, evaluating and voting on all proxy matters with regard to investments the Sub-Adviser manages for the Funds in accordance with the Sub-Adviser’s proxy voting policies and procedures adopted to comply with Rule 206(4)-6 (each, a “Sub-Adviser Proxy Policy” and collectively, the “Sub-Adviser Proxy Policies”).
V. Administration, Review and Submission to Board of Sub-Adviser Proxy Policies
     A. Appointment of Proxy Administrator
     TAM will appoint an officer to be responsible for collecting and reviewing the Sub-Adviser Proxy Policies and carrying out the other duties set forth herein (the “Proxy Administrator”).
     B. Initial Review
          1. The Proxy Administrator will collect from each Sub-Adviser:
               a) its Sub-Adviser Proxy Policy;

               b) a certification from the Sub-Adviser that (i) its Sub-Adviser Proxy Policy is reasonably designed to ensure that the Sub-Adviser votes client securities in the best interest of clients, and that the Sub-Adviser Proxy Policy includes an explanation of how the Sub-Adviser addresses material conflicts that may arise between the Sub-Adviser’s interests and those of its clients, (ii) the Sub-Adviser Proxy Policy has been adopted in accordance with Rule 206(4)-6, and (iii) the Sub-Adviser Proxy Policy complies the terms of Rule 206(4)-6; and
               c) a summary of the Sub-Adviser Proxy Policy suitable for inclusion in the client Fund’s registration statement, in compliance with Item 13(f) of Form N-1A, and a certification to that effect.
          2. The Proxy Administrator will review each Sub-Adviser Proxy Policy with a view to TAM making a recommendation to the Board. In conducting its review, TAM recognizes that the Securities and Exchange Commission has not adopted specific policies or procedures for advisers, or provided a list of approved procedures, but has left advisers the flexibility to craft policies and procedures suitable to their business and the nature of the conflicts they may face. As a consequence, Sub-Adviser Proxy Policies are likely to differ widely. Accordingly, the Proxy Administrator’s review of the Sub-Adviser Proxy Policies will be limited to addressing the following matters:
               a) whether the Sub-Adviser Proxy Policy provides that the Sub-Adviser votes solely in the best interests of clients;
               b) whether the Sub-Adviser Proxy Policy includes a description of how the Sub-Adviser addresses material conflicts of interest that may arise between the Sub-Adviser or its affiliates and its clients; and
               c) whether the Sub-Adviser Proxy Policy includes both general policies and procedures as well as policies with respect to specific types of issues (for this purpose general policies include any delegation to a third party, policies relating to matters that may substantially affect the rights or privileges of security holders, and policies regarding the extent of weight given to the view of the portfolio company management; specific issues include corporate governance matters, changes to capital structure, stock option plans and other management compensation issues, and social corporate responsibility issues, among others).
          3. The Proxy Administrator will review the certification provided pursuant to paragraph 1(b) above for completeness, and will review the summary provided pursuant to paragraph 1(c) above for compliance with the requirements of Form N-1A.
          4. TAM will provide to the Board (or a Board Committee), the materials referred to in Section V.B.1. and a recommendation pursuant to the Proxy Administrator’s review of the Sub-Adviser Proxy Policy provided for in Section V.B.2.
          5. TAM will follow the same procedure in connection with the engagement of any new Sub-Adviser.
     C. Subsequent Review
     TAM will request that each Sub-Adviser provide TAM with prompt notice of any material change in its Sub-Adviser Proxy Policy. TAM will report any such changes at the next quarterly Board meeting of the applicable Fund. No less frequently than once each calendar year, TAM will request that each Sub-Adviser provide TAM with its current Sub-Adviser Proxy Policy, or certify that there have been no material changes to its Sub-Adviser Proxy Policy or that all material changes have been previously provided for review by TAM and approval by the relevant Board(s), and that the Sub-Adviser Proxy Policy continues to comply with Rule 206(4)-6.
     D. Record of Proxy Votes Exercised by Sub-Adviser
     The Proxy Administrator, or a third party as permitted by regulations issued by the Securities and Exchange Commission (such as ISS), will maintain a record of any proxy votes (including the information called for in Items 1(a) through (i) of Form N-PX) exercised by the Sub-Adviser on behalf of a portfolio of the Funds. The Proxy Administrator, or a third party as permitted by regulations issued by the Securities and Exchange Commission (such as ISS), will maintain a complete proxy voting record with respect to each Fund. If TAM utilizes the services of a third party for maintaining the records above specified, TAM shall obtain an undertaking from the third party that it will provide the records promptly upon request.
VI. TAM Exercise of Proxy Voting Authority
     A. Use of Independent Third Party
     If TAM is called upon to exercise voting authority on behalf of a Fund client, TAM will vote in accordance with the recommendations of ISS or another qualified independent third party (the “Independent Third Party”), provided that TAM agrees that the voting recommendation issued by the Independent Third Party reflects the best interests of the relevant portfolio and its shareholders.
     B. Conflict with View of Independent Third Party
     If, in its review of the Independent Third Party recommendation, TAM believes that the recommendation is not in the best interests of the Fund client, TAM will submit to the Board (or a Board Committee) its reasons for disagreeing with the Independent Third Party, as well as full disclosure of any conflict of interest between TAM or its affiliates and the Fund in connection with the vote, and seek consent of the Board (or Committee) with respect to TAM’s proposed vote.
     C. Asset Allocation Portfolios
     For any asset allocation portfolio managed by TAM and operated, in whole or in part, as a “fund of funds”, TAM will vote proxies in accordance with the recommendations of the Board(s) of the Fund(s). If any such asset allocation portfolio holds shares of a registered investment company that is not a portfolio of a Fund, TAM will seek Board (or Committee) consent with respect to TAM’s proposed vote in accordance with the provisions of Section VI.B.
VII. Conflicts of Interest Between TAM or Its Affiliates and the Funds
     The TAM Proxy Voting Policy addresses material conflicts that may arise between TAM or its affiliates and the Funds by, in every case where TAM exercises voting discretion, either (i) providing for voting in accordance with the recommendation of the Independent Third Party or Board(s); or (ii) obtaining the consent of the Board (or a Board Committee) with full disclosure of the conflict.
VIII. Recordkeeping
     A. Records Generally Maintained
     In accordance with Rule 204-2(c)(2) under the Advisers Act, the Proxy Administrator shall cause TAM to maintain the following records:
          1. the TAM Proxy Voting Policy; and
          2. records of Fund client requests for TAM proxy voting information.
     B. Records for TAM Exercise of Proxy Voting Authority
     In accordance with Rule 204-2(c)(2) under the Advisers Act, if TAM exercises proxy voting authority pursuant to Section VI above, TAM, or a third party as permitted by regulations issued by the Securities and Exchange Commission (such as ISS), shall make and maintain the following records:
          1. proxy statements received regarding matters it has voted on behalf of Fund clients;
          2. records of votes cast by TAM; and
          3. copies of any documents created by TAM that were material to deciding how to vote proxies on behalf of Fund clients or that memorialize the basis for such a decision.
     If TAM utilizes the services of a third party for maintaining the records above specified, TAM shall obtain an undertaking from the third party that it will provide the records promptly upon request.
     C. Records Pertaining to Sub-Adviser Proxy Policies
     The Proxy Administrator will cause TAM and/or a third party as permitted by regulations issued by the Securities and Exchange Commission (such as ISS), to maintain the following records:
          1. each Sub-Adviser Proxy Policy; and
          2. the materials delineated in Article V above.

     If TAM utilizes the services of a third party for maintaining the records above specified, TAM shall obtain an undertaking from the third party that it will provide the records promptly upon request.
     D. Time Periods for Record Retention
     All books and records required to maintain under this Section VIII will be maintained in an easily accessible place for a period of not less than five years from the end of the fiscal year during which the last entry was made on the record, the first two years in an appropriate office of TAM.
IX. Provision of TAM Proxy Policy to Fund Clients
     The Proxy Administrator will provide each Fund’s Board (or a Board Committee) a copy of the TAM Proxy Policy at least once each calendar year.
Last Revised: July 1, 2008
Transamerica Investment Management, LLC
PROXY VOTING POLICY
INTRODUCTION
Normally, clients for which Transamerica Investment Management, LLC (“TIM”) has full discretionary investment authority expect TIM to vote proxies in accordance with TIM’s Proxy Voting Policy (the “Policy”). As such, TIM will vote on behalf of all accounts for which it has discretionary authority unless clients notify TIM in writing that they have retained the authority to vote their own proxies. Clients may also ask TIM to vote their proxies in accordance with specific Client Proxy guidelines.
STATEMENT OF POLICY
It is the policy of TIM to vote proxies in the best interest of its clients at all times.
TIM has proxy voting policy guidelines (the “Guidelines”) regarding certain issues that may come before shareholders from time to time. These Guidelines provide a roadmap for arriving at voting decisions and are not meant to be exhaustive of all issues that may be raised in any or all proxy ballots. The Guidelines are attached to this Policy as Appendix A.
PROXY COMMITTEE
In order to implement and monitor this Policy, TIM shall establish a Proxy Committee (the “Committee”), which will have responsibility for review of proxies voted by or to be voted by TIM, as well as to resolve issues which may arise in the process of voting proxies.
The Committee shall meet at a minimum annually and on an as needed basis. It shall not be required that the Committee members meet in person; in fact, it is contemplated that certain Committee members will take part in meetings via teleconference. The Committee shall consist of at least one Portfolio Manager, a member of the Legal/Compliance department, and other staff members of TIM as may be designated from time to time. Committee members may select designees in the event that they are unable to convene with the Committee.
It shall be the Committee’s responsibility to ensure that proxy votes are made in accordance with the Policy. Issues shall be raised to the Committee when needed and as appropriate to effectively carry out TIM’s proxy decisions. When applicable, the Committee shall review written materials pertinent to the vote at hand and shall hear verbal opinions from relevant portfolio managers and/or analysts as needed to fully consider the investment merits of the vote. Committee decisions and a record of Committee meetings shall be recorded and maintained by the Legal/Compliance department.
USE OF INDEPENDENT THIRD PARTY
TIM will maintain the services of a qualified independent third party (the “Independent Third Party”) to provide guidance on proxy voting issues. The Independent Third Party selected by TIM is RiskMetrics Group. TIM will consider the research provided by the Independent Third Party when making voting decisions on proxy issues, however, the final determination on voting rests with TIM.

CONFLICTS OF INTEREST BETWEEN TIM AND CLIENTS
TIM recognizes the potential for material conflicts that may arise between its own interests and those of the Clients. To address these concerns, TIM will take one of the following steps to avoid any impropriety or the appearance of impropriety: a) Vote in accordance with the recommendation of the Independent Third Party; or b) Obtain the consent(s) of the Client(s) whose accounts are involved in the conflict.
PROVISION OF TIM PROXY POLICY TO CLIENTS
TIM will make available to all Clients a copy of its Policy by maintaining a current version of the Policy on its website (www.timllc.com). Also, a copy of the Policy will be mailed to any Client at any time upon request.
The following is a concise summary of TIM’s proxy voting policy guidelines.
1. Auditors
Vote FOR proposals to ratify auditors, unless any of the following apply:

•	An auditor has a financial interest in or association with the company, and is therefore not independent

•	Fees for non-audit services are excessive, or

•	There is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position.

2. Board of Directors
Voting on Director Nominees in Uncontested Elections
Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: independence of the board and key board committees, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance, responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.
Classification/Declassification of the Board
Vote AGAINST proposals to classify the board.
Vote FOR proposals to repeal classified boards and to elect all directors annually.
Independent Chairman (Separate Chairman/CEO)
Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be taken into account in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CEO pay.
Majority of Independent Directors/Establishment of Committees
Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by TIM’s definition of independence.
Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.
3. Shareholder Rights
Shareholder Ability to Act by Written Consent
Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.
Vote FOR proposals to allow or make easier shareholder action by written consent.

Shareholder Ability to Call Special Meetings
Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.
Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.
Supermajority Vote Requirements
Vote AGAINST proposals to require a supermajority shareholder vote.
Vote FOR proposals to lower supermajority vote requirements.
Cumulative Voting
Vote AGAINST proposals to eliminate cumulative voting.
Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company’s other governance provisions.
Confidential Voting
Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.
Vote FOR management proposals to adopt confidential voting.
4. Proxy Contests
Voting for Director Nominees in Contested Elections
Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the factors that include the long-term financial performance, management’s track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.
5. Poison Pills
Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a CASE-BY-CASE basis shareholder proposals to redeem a company’s poison pill and management proposals to ratify a poison pill.
6. Mergers and Corporate Restructurings
Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.
7. Reincorporation Proposals
Proposals to change a company’s state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.
8. Capital Structure
Common Stock Authorization
Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis.
Vote AGAINST proposals at companies with dual-Class Capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.
Vote FOR proposals to approve increases beyond the allowable increase when a company’s shares are in danger of being delisted or if a company’s ability to continue to operate as a going concern is uncertain.

Dual-class Stock
Vote AGAINST proposals to create a new class of common stock with superior voting rights.
Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:
It is intended for financing purposes with minimal or no dilution to current shareholders
It is not designed to preserve the voting power of an insider or significant shareholder
9. Executive and Director Compensation
Votes with respect to compensation plans should be determined on a CASE-BY-CASE basis. TIM reviews Executive and Director compensation plans (including broad-based option plans) in the context of the transfer of shareholder wealth. This review encompasses not only a comparison of a plan relative to peer companies, but also on an absolute basis, considering the cost of the plan vs. the operating income and overall profitability of the firm in question.
Vote AGAINST equity plans that explicitly permit repricing or where the company has a history of repricing without shareholder approval.
Management Proposals Seeking Approval to Reprice Options
Vote AGAINST proposals by management seeking approval to reprice options.
Employee Stock Purchase Plans
Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.
Vote FOR employee stock purchase plans where all of the following apply:

•	Purchase price is at least 85 percent of fair market value

•	Offering period is 27 months or less, and

•	Potential voting power dilution (VPD) is ten percent or less.

Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.
Shareholder Proposals on Compensation
Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.
10. Social and Environmental Issues
These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.
In general, vote CASE-BY-CASE. While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.
APPENDIX C
TRANSAMERICA INVESTORS, INC.
PORTFOLIO MANAGER INFORMATION
AS OF DECEMBER 31, 2008
Transamerica Premier Focus Fund

	Registered Investment		Other Pooled Investment
	Companies		Vehicles		Other Accounts
		Assets		Assets		Assets
Portfolio Managers	Number	Managed	Number	Managed	Number	Managed
Edward S. Han	7	$415,854,859	0	$0	0	$0
Kirk J. Kim	8	$569,984,623	0	$0	4	$281,359,321
Joshua D. Shaskan	10	$858,046,908	0	$0	44	$369,368,629

	Registered Investment		Other Pooled Investment
	Companies		Vehicles		Other Accounts
				Assets
Portfolio Managers	Number	Assets Managed	Number	Managed	Number	Assets Managed
Fee Based Accounts (The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Edward S. Han	0	$0	0	$0	0	$0
Kirk J. Kim	0	$0	0	$0	0	$0
Joshua D. Shaskan	0	$0	0	$0	0	$0
Ownership of Securities
As of December 31, 2008, none of the portfolio managers beneficially owned shares of the Fund.
Transamerica Premier Equity Fund

	Registered Investment		Other Pooled Investment
	Companies		Vehicles		Other Accounts
				Assets
Portfolio Managers	Number	Assets Managed	Number	Managed	Number	Assets Managed
Gary U. Rollé	12	$3,457,180,425	2	$151,847,771	69	$1,200,245,339
Geoffrey I. Edelstein	3	$1,595,289,052	2	$53,905,465	85	$67,199,600
Edward S. Han	7	$415,854,859	0	$0	0	$0
John J. Huber	3	$704,342,888	1	$47,931,056	1	$78,423,676
Peter O. Lopez	3	$217,407,608	1	$9,656,024	1	$26,529,462
Erik U. Rollé	3	$738,416,523	1	$9,247,763	0	$0
Fee Based Accounts (The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Gary U. Rollé	0	$0	0	$0	0	$0
Geoffrey I. Edelstein	0	$0	0	$0	0	$0
Edward S. Han	0	$0	0	$0	0	$0
John J. Huber	0	$0	0	$0	0	$0
Peter O. Lopez	0	$0	0	$0	0	$0
Erik U. Rollé	0	$0	0	$0	0	$0

Ownership of Securities
As of December 31, 2008, none of the portfolio managers beneficially owned shares of the Fund, except Mr. Erik Rollé owned between 0-$10,000 of the Fund
Transamerica Premier Growth Opportunities Fund

	Registered Investment		Other Pooled Investment
	Companies		Vehicles		Other Accounts
				Assets
Portfolio Managers	Number	Assets Managed	Number	Managed	Number	Assets Managed
Edward S. Han	7	$415,854,859	0	$0	0	$0
John J. Huber	3	$704,342,888	1	$47,931,056	1	$78,423,676
Fee Based Accounts (The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Edward S. Han	0	$0	0	$0	0	$0
John J. Huber	0	$0	0	$0	0	$0
Ownership of Securities
As of December 31, 2008, Mr. Han beneficially owned $1 — $10,000 in the Fund, and Mr. Huber did not own any shares in the Fund.
Transamerica Premier Diversified Equity Fund

	Registered Investment		Other Pooled Investment
	Companies		Vehicles		Other Accounts
				Assets
Portfolio Managers	Number	Assets Managed	Number	Managed	Number	Assets Managed
Gary U. Rollé	12	$3,457,180,425	2	$151,847,771	69	$1,200,245,339
Geoffrey I. Edelstein	3	$1,595,289,052	2	$53,905,465	85	$67,199,600
Kirk R. Feldhus	2	$313,460,452	1	$8,480,605	0	$0
Thomas E. Larkin, III	0	$0	0	$0	0	$0
John D. Lawrence	0	$0	1	$20,319,681	1	$20,782,635
Peter O. Lopez	3	$217,407,608	1	$9,656,024	1	$26,529,462
Fee Based Accounts (The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Gary U. Rollé	0	$0	0	$0	0	$0
Geoffrey I. Edelstein	0	$0	0	$0	0	$0
Kirk R. Feldhus	0	$0	0	$0	0	$0
Thomas E. Larkin, III	0	$0	0	$0	0	$0
John D. Lawrence	0	$0	0	$0	0	$0
Peter O. Lopez	0	$0	0	$0	0	$0
Ownership of Securities
As of December 31, 2008, none of the portfolio managers beneficially owned shares of the Fund, except for Mr. Rollé, who beneficially owned over $1,000,000 in the Fund.

Transamerica Premier Balanced Fund

	Registered Investment		Other Pooled Investment
	Companies		Vehicles		Other Accounts
				Assets
Portfolio Managers	Number	Assets Managed	Number	Managed	Number	Assets Managed
Gary U. Rollé	12	$3,457,180,425	2	$151,847,771	69	$1,200,245,339
Greg. D. Haendel	10	$2,234,811,522	1	$304,147,164	11	$358,948,208
Derek S. Brown	3	$912,986,961	0	$0	15	$1,563,937,895
Geoffrey I. Edelstein	3	$1,595,289,052	2	$53,905,465	85	$67,199,600
Edward S. Han	7	$415,854,859	0	$0	0	$0
John J. Huber	3	$704,342,888	1	$47,931,056	1	$78,423,676
Peter O. Lopez	3	$217,407,608	1	$9,656,024	1	$26,529,462
Erik U. Rollé	3	$738,416,523	1	$9,247,763	0	$0
Brian W. Westhoff	7	$416,127,852	0	$0	2	$32,030,243
Fee Based Accounts (The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Gary U. Rollé	0	$0	0	$0	0	$0
Greg. D. Haendel	0	$0	0	$0	0	$0
Derek S. Brown	0	$0	0	$0	0	$0
Geoffrey I. Edelstein	0	$0	0	$0	0	$0
Edward S. Han	0	$0	0	$0	0	$0
John J. Huber	0	$0	0	$0	0	$0
Peter O. Lopez	0	$0	0	$0	0	$0
Erik U. Rollé	0	$0	0	$0	0	$0
Brian W. Westhoff	0	$0	0	$0	0	$0
Ownership of Securities
As of December 31, 2008, none of the portfolio managers beneficially owned shares of the Fund.
Transamerica Premier High Yield Bond Fund

	Registered Investment		Other Pooled Investment
	Companies		Vehicles		Other Accounts
				Assets
Portfolio Managers	Number	Assets Managed	Number	Managed	Number	Assets Managed
Brian W. Westhoff	7	$416,127,852	0	$0	2	$32,030,243
Kirk J. Kim	8	$569,984,623	0	$0	4	$281,359,321
Peter O. Lopez	3	$217,407,608	1	$9,656,024	1	$26,529,462
Derek S. Brown	3	$912,985,961	0	$0	15	$1,563,937,895
Greg D. Haendel	10	$2,234,811,522	1	$304,147,164	11	$358,948,208
Fee Based Accounts (The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Brian W. Westhoff	0	$0	0	$0	0	$0
Kirk J. Kim	0	$0	0	$0	0	$0
Peter O. Lopez	0	$0	0	$0	0	$0
Derek S. Brown	0	$0	0	$0	0	$0
Greg D. Haendel	0	$0	0	$0	0	$0

Ownership of Securities
As of December 31, 2008, none of the portfolio managers beneficially owned shares of the Fund.
Transamerica Premier Cash Reserve Fund

	Registered Investment		Other Pooled Investment
	Companies		Vehicles		Other Accounts
				Assets		Assets
Portfolio Managers	Number	Assets Managed	Number	Managed	Number	Managed
Greg D. Haendel	10	$2,234,811,522	1	$304,147,164	11	$358,948,208
Patty Arrieta-Morales	3	$1,472,871,927	1	$304,147,164	0	$0
Fee Based Accounts (The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Greg D. Haendel	0	$0	0	$0	0	$0
Patty Arrieta-Morales	0	$0	0	$0	0	$0
Ownership of Securities
As of December 31, 2008, Mr. Haendel did not beneficially own shares of the Fund. Ms. Arrieta-Morales beneficially owned $1 — $10,000 in the Fund.
Transamerica Premier High Yield Bond Fund

	Registered Investment		Other Pooled Investment
	Companies		Vehicles		Other Accounts
				Assets
Portfolio Managers	Number	Assets Managed	Number	Managed	Number	Assets Managed
Brian W. Westhoff	7	$416,127,852	0	$0	2	$32,030,243
Kirk J. Kim	8	$569,984,623	0	$0	4	$281,359,321
Peter O. Lopez	3	$217,407,608	1	$9,656,024	1	$26,529,462
Derek S. Brown	3	$912,985,961	0	$0	15	$1,563,937,895
Greg D. Haendel	10	$2,234,811,522	1	$304,147,164	11	$358,948,208
Fee Based Accounts (The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Brian W. Westhoff	0	$0	0	$0	0	$0
Kirk J. Kim	0	$0	0	$0	0	$0
Peter O. Lopez	0	$0	0	$0	0	$0
Derek S. Brown	0	$0	0	$0	0	$0
Greg D. Haendel	0	$0	0	$0	0	$0
Ownership of Securities
As of December 31, 2008, none of the portfolio managers beneficially owned shares of the Fund.

Transamerica Premier Institutional Small Cap Value Fund

				Assets
Portfolio Managers	Number	Assets Managed	Number	Managed	Number	Assets Managed
Jeffrey J. Hoo	7	$415,854,859	0	$0	0	$0
Joshua D. Shaskan	10	$858,046,908	0	$0	44	$369,368,629
Thomas E. Larkin, III	0	$0	0	$0	0	$0
Fee Based Accounts (The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Jeffrey J. Hoo	0	$0	0	$0	0	$0
Joshua D. Shaskan	0	$0	0	$0	0	$0
Thomas E. Larkin, III	0	$0	0	$0	0	$0
Ownership of Securities
As of December 31, 2008, none of the portfolio managers beneficially owned shares of the Fund.
Transamerica Premier Institutional Diversified Equity Fund

				Assets
Portfolio Managers	Number	Assets Managed	Number	Managed	Number	Assets Managed
Gary U. Rollé	12	$3,457,180,425	2	$151,847,771	69	$1,200,245,339
Geoffrey L. Edelstein	3	$1,595,289,052	2	$53,905,465	85	$67,199,600
Kirk R. Feldhus	2	$313,460,452	1	$8,480,605	0	$0
Thomas E. Larkin	0	$0	0	$0	0	$0
John D. Lawrence	0	$0	1	$20,319,681	1	$20,782,635
Peter O. Lopez	3	$217,407,608	1	$9,656,024	1	$26,529,462
Fee Based Accounts (The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Gary U. Rollé	0	$0	0	$0	0	$0
Geoffrey L. Edelstein	0	$0	0	$0	0	$0
Kirk R. Feldhus	0	$0	0	$0	0	$0
Thomas E. Larkin	0	$0	0	$0	0	$0
John D. Lawrence	0	$0	0	$0	0	$0
Peter O. Lopez	0	$0	0	$0	0	$0
Ownership of Securities
As of December 31, 2008, none of the portfolio managers beneficially owned shares of the Fund.

Transamerica Premier Institutional Bond Fund

				Assets
Portfolio Managers	Number	Assets Managed	Number	Managed	Number	Assets Managed
Greg D. Haendel	10	$2,234,811,522	1	$304,147,164	11	$358,948,208
Derek S. Brown	3	$912,985,961	0	$0	15	$1,563,937,895
Fee Based Accounts (The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Greg. D. Haendel	0	$0	0	$0	0	$0
Derek S. Brown	0	$0	0	$0	0	$0
Ownership of Securities
As of December 31, 2008, none of the portfolio managers beneficially owned shares of the Fund.
Transamerica Premier Institutional Equity Fund

				Assets
Portfolio Managers	Number	Assets Managed	Number	Managed	Number	Assets Managed
Gary U. Rollé	12	$3,457,180,425	2	$151,847,771	69	$1,200,245,339
Geoffrey I. Edelstein	3	$1,595,289,052	2	$53,905,465	85	$67,199,600
Edward S. Han	7	$415,854,859	0	$0	0	$0
John J. Huber	3	$704,342,888	1	$47,931,056	1	$78,423,676
Peter O. Lopez	3	$217,407,608	1	$9,656,024	1	$26,529,462
Erik U. Rollé	3	$738,416,523	1	$9,247,763	0	$0
Fee Based Accounts (The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Gary U. Rollé	0	$0	0	$0	0	$0
Geoffrey I. Edelstein	0	$0	0	$0	0	$0
Edward S. Han	0	$0	0	$0	0	$0
John J. Huber	0	$0	0	$0	0	$0
Peter O. Lopez	0	$0	0	$0	0	$0
Erik U. Rollé	0	$0	0	$0	0	$0
Ownership of Securities
As of December 31, 2008, none of the portfolio managers beneficially owned shares of the Fund, except for Mr. Edelstein, who owned $500,000 — $1,000,000 in the Fund.
Conflict of Interest
At TIM, individual portfolio managers may manage multiple accounts for multiple clients. In addition to the sub-advisory management of the Funds, TIM manages separate accounts for institutions and individuals. TIM manages potential conflicts between accounts through its allocation policies and procedures, internal review processes and oversight by senior management and its board of directors. TIM has developed trade allocation policies to address potential conflicts in situations where two or more accounts participate in investment decisions involving the same securities using procedures that it considers to be fair and equitable.
Compensation
Portfolio managers, including the members of the executive team, are remunerated with a combination of base salary, performance-based bonus, and profit sharing or ownership interest. The overall compensation structure is reviewed annually for market competitiveness with an objective of offering compensation structures above the median as compared to our industry peers. For purposes of determining the level of performance-based compensation, potential track records (pre-tax) are based on full years of portfolio management for TIM. There are two weighted components taken into consideration for determining maximum incentive compensation amounts. These total 100% and consist of an objective and subjective component as further described below:

•	80% Objective-portfolio performance-based calculation; based upon relative rankings of track record and return formula criteria. A portion of the objective component is necessarily subjective taking into account such items as co/multi-management responsibilities; portfolio performance upon assignment; length of time managing portfolio; customized client benchmarks; etc., in determining the portfolio manager’s relative ranking. TIM’s senior management and its board of directors determine the criteria to be used for evaluating how the rankings are determined for each portfolio manager under this objective component.

•	20% Subjective-based upon additional contributions to the firm as a whole and consistent with responsibilities identified on position descriptions—for example, general research contribution, behavioral competencies (e.g. team contributions; decision making capabilities; work ethic), quality of investment ideas, managerial duties outside of core responsibility, as determined by the executive team.

Key investment personnel have ownership interests in TIM and are evaluated on an annual basis to determine additional allocations of ownership interest. Such interests entitle the owner to quarterly distribution of profits as well as certain liquidity features. The interests effectively vest over a determined time period so as to provide a retention incentive. This ownership feature is intended to create both stability and an entrepreneurial atmosphere at TIM.